As filed with the Securities and Exchange Commission on September 25, 2018
Registration No. 333-227329

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No 1 to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The First Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)
Mississippi	6021	64-0862173
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
6480 U.S. Hwy. 98 West, Suite A
Hattiesburg, Mississippi 39402
(601) 268-8998
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Donna T. (Dee Dee) Lowery
Chief Financial Officer
6480 U.S. Hwy. 98 West
Hattiesburg, Mississippi 39402
(601) 268-8998
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:
Mark C. Kanaly Alston & Bird, LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000	Jonathan Hightower Bryan Cave Leighton Paisner LLP One Atlantic Center, 14th Floor 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 572-6600

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 per share	1,763,076(1)	N/A	$15,002,606.22(2)	$1,867.82

(1)
Represents the maximum number of shares of The First Bancshares, Inc. common stock that could be issued in connection with the merger described herein. Pursuant to Rule 416, this registration statement also covers additional shares that may be issued as a result of stock splits, stock dividends or similar transactions.

(2)
Pursuant to Rule 457(f)(2) and Rule 457(f)(3) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is based on the book value for shares of FMB Banking Corporation common stock on June 30, 2018 ($99.16 per share) multiplied by the maximum number of such shares (312,652) that may be exchanged for the securities being registered, minus the estimated amount of cash to be paid by the registrant to FMB Banking Corporation shareholders ($15,999,966.10).

(3)
Calculated pursuant to Rule 457(f) of the Securities Act to be $1,867.82 by multiplying the proposed maximum aggregate offering price by 0.0001245.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and is subject to change. The First Bancshares, Inc. may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION — DATED SEPTEMBER 25, 2018
Proxy Statement/Prospectus

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
To the Shareholders of FMB Banking Corporation:
The boards of directors of The First Bancshares, Inc., or First Bancshares, and FMB Banking Corporation, or FMB, have each unanimously approved the acquisition of FMB by First Bancshares. The acquisition will be accomplished pursuant to the terms of an Agreement and Plan of Merger, dated as of July 23, 2018, which we refer to as the merger agreement, by and between First Bancshares and FMB, whereby FMB will be merged with and into First Bancshares, which we refer to as the merger. Immediately following the merger of FMB with and into First Bancshares, Farmers & Merchants Bank, or Farmers & Merchants, a wholly owned bank subsidiary of FMB, will merge with and into First Bancshares’ wholly owned bank subsidiary, The First, A National Banking Association, or The First, with The First as the surviving bank, which we refer to as the bank merger.
If the merger is completed, each share of FMB common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive, at the election of each FMB shareholder, either (i) $204.70 in cash, or (ii) 5.6391 shares of First Bancshares common stock. The election of stock consideration or cash consideration will be subject to proration such that 80% of the issued and outstanding shares of FMB common stock will be exchanged for First Bancshares common stock and 20% will be exchanged for cash. As a result, if the aggregate number of shares with respect to which a valid stock or cash election has been made exceeds these limits, shareholders who have elected the form of merger consideration that has been over-subscribed in excess of these limits will have the mixture of stock consideration and cash consideration they receive adjusted in accordance with the proration procedures set forth in the merger agreement so that such limits are not exceeded.
Although the number of shares of First Bancshares common stock that FMB shareholders may choose to receive is fixed, the market value of the merger consideration will fluctuate with the market price of First Bancshares common stock and will not be known at the time FMB shareholders vote on the merger. First Bancshares common stock is currently quoted on the NASDAQ Global Market under the symbol “FBMS.” On July 23, 2018, the last full trading day before the public announcement of the merger agreement, based on the last reported sale price of First Bancshares common stock of  $36.45, the 5.6391 exchange ratio represented approximately $205.55 in value for each share of FMB common stock to be converted into First Bancshares common stock. Based on the most recent reported closing sale price of First Bancshares common stock on September 24, 2018 of  $40.05, the exchange ratio represented approximately $225.85 in value for each shares of FMB common stock to be converted into First Bancshares common stock. FMB common stock is not listed on an exchange and is not actively traded. Based on the exchange ratio, the 80% limit on stock consideration and the number of shares of FMB common stock outstanding, the maximum number of shares of First Bancshares common stock offered by First Bancshares and issuable in the merger is 1,763,076. We urge you to obtain current market quotations for the price of First Bancshares common stock (trading symbol “FBMS”).
FMB will hold a special meeting of its shareholders, referred to as the FMB special meeting, where FMB shareholders will be asked to consider and vote upon (1) a proposal to approve the merger agreement and (2) a proposal to adjourn the FMB special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement.
The FMB special meeting will be held at FMB’s executive board room located at 101 North Cherry Street, Monticello, Florida, on October 29, 2018, at 2:00 p.m., Eastern Time, subject to any adjournment or postponement thereof.
Each of First Bancshares and FMB expects that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, with the result that the FMB common stock exchanged for First Bancshares common stock will generally be tax-free and the FMB common stock exchanged for cash will generally be taxable as capital gain.
Your vote is important. Completion of the merger is subject to the approval of the merger agreement by the shareholders of FMB. Regardless of whether or not you plan to attend the FMB special meeting, please take the time to authorize a proxy to vote your shares in accordance with the instructions contained in this proxy statement/prospectus. Submitting a proxy now will not prevent you from being able to vote in person at the FMB special meeting.
The board of directors of FMB has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of the shareholders of FMB, has unanimously approved the merger agreement and the merger and unanimously recommends that the shareholders of FMB vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn the FMB special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement.
This proxy statement/prospectus describes the FMB special meeting, the merger, the merger agreement and the other documents related to the merger and other related matters. Please carefully read this entire proxy statement/prospectus, including “Risk Factors,” beginning on page 35, for a discussion of the risks relating to the proposed merger. You also can obtain information about First Bancshares from documents that it has filed with the Securities and Exchange Commission.
If you have any questions concerning the merger, please contact Judith A. Farmer, Corporate Secretary, at (850) 792-7428 or Ian C. Donkin, Treasurer and Director, at (850) 792-7441. We look forward to seeing you at the meeting.
/s/ F. Wilson Carraway, III
F. Wilson Carraway, III
Chairman of the Board and Chief Executive Officer
FMB Banking Corporation
Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any state securities commission or any other bank regulatory agency has approved or disapproved the securities to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either First Bancshares or FMB, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this proxy statement/prospectus is [•], 2018, and it is first being mailed or otherwise delivered to the FMB shareholders on or about [•], 2018.

FMB BANKING CORPORATION
200 East Washington Street
Monticello, Florida 32344
(850) 997-2591

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on October 29, 2018

To the Shareholders of FMB Banking Corporation:
A special meeting of the shareholders of FMB Banking Corporation, or FMB, will be held at FMB’s executive board room located at 101 North Cherry Street, Monticello, Florida, on October 29, 2018, at 2:00 p.m., Eastern Time, subject to any adjournment or postponement thereof, for the following purposes:
1.
To consider and vote upon a proposal, which we refer to as the merger proposal, to approve the Agreement and Plan of Merger, dated as July 23, 2018, by and between The First Bancshares, Inc., or First Bancshares, and FMB, which we refer to as the merger agreement, pursuant to which FMB will merge with and into First Bancshares, with First Bancshares as the surviving company, which we refer to as the merger, as more fully described in the accompanying proxy statement/prospectus; and

2.
To consider and vote upon any proposal, which we refer to as the adjournment proposal, to adjourn the special meeting of FMB shareholders, which we refer to as the FMB special meeting to a later date or dates if the board of directors of FMB determines such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the FMB special meeting to constitute a quorum or to approve the merger proposal.

No other business may be conducted at the FMB special meeting. All holders of shares of common stock of FMB of record as of 5:00 p.m. on September 21, 2018, will be entitled to notice of and to vote at the FMB special meeting and any adjournments thereof. The FMB special meeting may be adjourned from time to time upon approval of holders of FMB common stock without any notice other than by announcement at the meeting of the adjournment thereof, and any and all business for which notice is hereby given may be transacted at such adjourned meeting.
Holders of FMB common stock have appraisal rights in connection with the merger entitling them to obtain payment in cash in an amount equal to the fair value of their shares of FMB common stock under applicable provisions of the Florida Business Corporation Act, or the FBCA. In order for a holder of FMB common stock to perfect his, her or its appraisal right, such holder must carefully follow the procedure set forth in the FBCA including not voting in favor of the merger proposal and providing prior notice to FMB. A copy of the applicable statutory provisions of the FBCA is included as Annex C to the accompanying proxy statement/prospectus and a summary of these provisions can be found under the caption “The Merger — Appraisal Rights,” beginning on page 71 of the proxy statement/prospectus. The merger may not be completed if the holders of 10% or more of the outstanding shares of FMB common stock exercise appraisal rights.
If you have any questions concerning the merger agreement, the merger, the FMB special meeting or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need a proxy card or need help voting your shares of FMB common stock, please contact Judith A. Farmer, Corporate Secretary, at (850) 792-7428 or Ian C. Donkin, Treasurer and Director, at (850) 792-7441.
By Order of the Board of Directors,
/s/ Judith A. Farmer

Judith A. Farmer
Corporate Secretary
Monticello, Florida
[•], 2018

The FMB board of directors unanimously recommends that holders of FMB common stock entitled to vote at the FMB special meeting vote “FOR” the merger proposal and “FOR” the adjournment proposal.
Your Vote is Very Important
A proxy card is enclosed. Whether or not you plan to attend the FMB special meeting, if you are a holder of shares of FMB common stock, please vote by completing, signing and dating the proxy card and promptly mailing it in the enclosed envelope. You may revoke your proxy in the manner described in the proxy statement/prospectus at any time before it is exercised. If you are a holder of shares of FMB common stock and attend the FMB special meeting, you may vote in person if you desire, even if you have previously returned your proxy card.

ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates important business and financial information about First Bancshares from documents filed with the Securities and Exchange Commission, or SEC, that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by First Bancshares at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting First Bancshares at the contact information set forth below:
The First Bancshares, Inc.
6480 U.S. Hwy, 98 West
Hattiesburg, Mississippi 39402
Attention: Secretary
Telephone: (601) 268-8998
You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting, or October 22, 2018.
If you are a FMB shareholder and have any questions about the merger agreement, the merger, the FMB special meeting or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need a proxy card or need help voting your shares of FMB common stock, please contact Judith A. Farmer, Corporate Secretary, at (850) 792-7428 or Ian C. Donkin, Treasurer and Director, at (850) 792-7441.
You should rely only on the information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated [•], 2018, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus from another document is accurate as of the date of such other document. Neither the mailing of this document to FMB shareholders nor the issuance by First Bancshares of shares of First Bancshares common stock in connection with the merger will create any implication to the contrary.
This document does not constitute an offer to sell, or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding FMB has been provided by FMB and information contained in this document regarding First Bancshares has been provided by First Bancshares. See “Where You Can Find More Information” for more details.

i

ii

iii

QUESTIONS AND ANSWERS
The following are answers to some questions that FMB shareholders may have regarding the proposed transaction between First Bancshares and FMB and the proposals being considered at the FMB special meeting. First Bancshares and FMB urge you to read carefully this entire proxy statement/prospectus, including the annexes, and the documents incorporated by reference into this proxy statement/prospectus, because the information in this section does not provide all the information that might be important to you.
Unless the context otherwise requires, references in this proxy statement/prospectus to: (1) “First Bancshares” refer to The First Bancshares, Inc., a Mississippi corporation, and its affiliates; (2) “The First” refer to The First, A National Banking Association, a national banking association and the wholly owned bank subsidiary of First Bancshares; (3) “FMB” refer to FMB Banking Corporation, a Florida corporation, and its affiliates; and (4) “Farmers & Merchants” refer to Farmers & Merchants Bank, a Florida state-chartered bank and the wholly owned bank subsidiary of FMB.
Q:
Why am I receiving this proxy statement/prospectus?

A:
First Bancshares and FMB have entered into an Agreement and Plan of Merger, dated as of July 23, 2018, which we refer to as the merger agreement. Pursuant to the merger agreement, FMB will merge with and into First Bancshares, with First Bancshares as the surviving company, which we refer to as the merger. Immediately after the merger, Farmers & Merchants, a wholly owned bank subsidiary of FMB, will merge with and into First Bancshares’ wholly owned bank subsidiary, The First, with The First as the surviving bank, which we refer to as the bank merger. A copy of the merger agreement is included in this proxy statement/prospectus as Annex A.

The merger cannot be completed unless, among other things, the majority of the outstanding shares of FMB common stock entitled to vote at the FMB special meeting vote in favor of the proposal to approve the merger agreement, which we refer to as the merger proposal.
In addition, FMB is soliciting proxies from its shareholders with respect to a proposal to approve one or more adjournments of the FMB special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment to approve the merger proposal, which we refer to as the adjournment proposal.
This proxy statement/prospectus contains important information about the merger agreement, the merger and the proposals being voted on at the FMB special meeting, and you should read it carefully. This is a proxy statement/prospectus because (1) FMB is soliciting proxies from the FMB shareholders and the proxy statement provides important information about the FMB special meeting to vote on the merger proposal and the adjournment proposal, and (2) First Bancshares will issue shares of First Bancshares common stock to holders of FMB common stock in connection with the merger, and the prospectus provides important information about such shares. The enclosed materials allow FMB shareholders to authorize a proxy to vote their shares without attending the FMB special meeting.
Your vote is important. We encourage you to authorize your proxy as soon as possible.
Q:
What will I receive in the merger?

A:
If the merger is completed, each share of FMB common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of shareholders exercising appraisal rights) will be converted into the right to receive, at the election of each FMB shareholder, either (i) $204.70 in cash, which we refer to as the cash consideration, or (ii) 5.6391 shares of First Bancshares common stock, which we refer to as to the stock consideration. The election of stock consideration or cash consideration will be subject to proration such that 80% of the issued and outstanding shares of FMB common stock will be exchanged for First Bancshares common stock and 20% will be exchanged for cash. As a result, if the aggregate number of shares with respect to which a valid stock or cash election has been made exceeds these limits, shareholders who have elected the form of merger consideration that has been over-subscribed in excess of these limits will have the mixture of stock consideration and cash consideration they receive adjusted in accordance with the proration procedures set forth in the merger agreement so that such limits are not exceeded. The stock consideration and the cash consideration are collectively referred to as the merger consideration.

FMB may terminate the merger if  (i) the average closing price of First Bancshares common stock over the 20 trading days preceding the date that is five days prior to the closing date is less than $30.98, and (ii) the decline in the price of First Bancshares common stock (as measured by the average closing price divided by $36.45) is more than 15% greater than the decline in the KBW Regional Banking Index (KRX) (as measured by dividing the average closing price of the KBW Regional Banking Index over the 20 trading days preceding the date that is five days prior to the closing date by $118.48); provided, however, First Bancshares has the option, but not the obligation, to adjust the exchange ratio to prevent the termination of merger agreement such that the total stock consideration would be worth at least $54,400,000.
First Bancshares will not issue any fractional shares of First Bancshares common stock in the merger. FMB shareholders who would otherwise be entitled to a fractional share of First Bancshares common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in First Bancshares common stock (rounded to the nearest one hundredth of a share) by $204.70.
Q:
How do I make an election to receive First Bancshares common stock or cash for my FMB common stock?

A:
Each holder of record of FMB common stock will be mailed a form of election/letter of transmittal and other appropriate and customary transmittal materials not less than 20 business days prior to the election deadline. The deadline for holders of FMB common stock to elect the form of the merger consideration they want to receive is the later of  (i) the date of the special meeting of FMB shareholders and (ii) the date which First Bancshares and FMB agree is five business days prior to the anticipated effective time of the merger, which we refer to as the election deadline. The election form will specify the election deadline. Each holder of FMB common stock should specify in the election form (1) the number of shares of FMB common stock which such shareholder elects to have exchanged for the stock consideration, and (2) the number of shares of FMB common stock such shareholder elects to have exchanged for the cash consideration. All such elections are subject to adjustment as described elsewhere in this proxy statement/prospectus. Holders of FMB common stock will receive their merger consideration as promptly as practicable following the effective time of the merger, subject to the holders submitting their properly completed letter of transmittal and other transmittal materials. Because of the way the election and proration procedures work, even if you submit a properly completed and signed election form, it is possible that you may not receive exactly the type of merger consideration you have elected. If you do not submit a properly completed and signed election form to the exchange agent by the election deadline, you will have no control over the type of merger consideration you will receive and, as a result, you may receive only the cash consideration, only the stock consideration or a combination of the cash and stock consideration in the merger.

If you hold shares through the FMB Banking Corp. Employee Stock Ownership Plan, you must follow the instructions provided by the plan’s custodian or other fiduciary to make an election.
Q:
Am I guaranteed to receive the type of merger consideration that I elect?

A:
No. If more FMB shareholders make valid elections to receive either shares of First Bancshares common stock or cash than is available as either stock or cash consideration pursuant to the terms of the merger agreement, FMB shareholders electing the over-subscribed form of merger consideration in excess of the limits provided for in the merger agreement will have the over-subscribed consideration proportionately reduced and substituted with consideration in the other form. Please see “The Merger Agreement — Merger Consideration” and “— Procedures for Converting Shares of FMB Common Stock into Merger Consideration” beginning in each case on page 76, for additional information about the allocation and proration procedures that will be followed in the event of over-subscriptions.

Q:
What happens if I fail to make a valid election as to whether to receive stock or cash?

A:
If a FMB shareholder does not return a properly completed form of election by the election deadline, such holder’s shares of FMB common stock will be considered “non-election shares” and will be converted into the right to receive the stock consideration or the cash consideration according to the proration procedures set forth in the merger agreement. Any shareholder who has not submitted their physical stock certificate(s) with a form of election will be sent materials after the merger closes to effect the exchange of their FMB common stock into the merger consideration.
Q:
Will the value of the stock consideration change between the date of this proxy statement/prospectus and the time the merger is completed?

A:
Yes. The value of the stock consideration may fluctuate based upon the market value for First Bancshares common stock between the date of this proxy statement/prospectus and the completion of the merger. In the merger, FMB shareholders may choose to receive 5.6391 shares of First Bancshares common stock for each share of FMB common stock they hold. Any fluctuation in the market price of First Bancshares common stock after the date of this proxy statement/prospectus will change the value of the shares of First Bancshares common stock that FMB shareholders may receive.

Q:
How does FMB’s board of directors recommend that I vote at the special meeting?

A:
FMB’s board of directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal.

Q:
When and where is the FMB special meeting?

A:
The FMB special meeting will be held at FMB’s executive board room located at 101 North Cherry Street, Monticello, Florida, on October 29, 2018, at 2:00 p.m., Eastern Time.

Q:
What do I need to do now?

A:
After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please authorize a proxy to vote your shares by promptly completing and returning the enclosed proxy card so that your shares are represented and voted at the FMB special meeting. When complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Submitting your proxy by mail will ensure that your shares are represented and voted at the FMB special meeting. Your proxy card must be received prior to the special meeting on Monday, October 29, 2018, in order to be counted.

Q:
What constitutes a quorum for the FMB special meeting?

A:
Holders representing at least a majority of the shares of FMB common stock entitled to vote at the FMB special meeting must be present, in person or represented by proxy, to constitute a quorum. Abstentions, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. If a quorum is not present, the FMB special meeting will be postponed until the holders of the number of shares of FMB common stock required to constitute a quorum attend. If you submit a properly executed proxy card, even if you abstain from voting, your shares of FMB common stock will be counted for purposes of determining whether a quorum is present at the FMB special meeting. If additional votes must be solicited to approve the merger proposal, it is expected that the FMB special meeting will be adjourned to solicit additional proxies.

Q:
What is the vote required to approve each proposal?

A:
The merger proposal requires the affirmative vote of a majority of the outstanding shares of FMB common stock entitled to vote at the FMB special meeting. The adjournment proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the matter.

Q:
What would happen if the adjournment proposal does not get approved by FMB shareholders?

A:
The completion of the merger is not conditioned upon shareholder approval of the adjournment proposal. If the adjournment proposal is not approved and there are not sufficient votes at the time of the FMB special meeting to constitute a quorum or to approve the merger proposal, then the FMB board of directors will not have the ability to adjourn to solicit additional votes and the merger proposal will not be approved.

Q:
Why is my vote important?

A:
If you do not submit a proxy or vote in person, it may be more difficult for FMB to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit a proxy or vote in person or abstention will have the same effect as a vote against approval of the merger proposal. The merger proposal must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of FMB common stock. FMB’s board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger proposal.

Q:
How many votes do I have?

A:
FMB shareholders are entitled to one vote on each proposal to be considered at the special meeting for each share of FMB common stock owned as of the close of business on September 21, 2018, which is the record date for the FMB special meeting.

Q:
How do I vote?

A:
If you are a shareholder of record, you may have your shares of FMB common stock voted on the matters to be presented at the FMB special meeting in any of the following ways:

•
You may vote by mail.   You may vote by mail by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

•
You may vote in person at the meeting.   You may vote by attending the special meeting and casting your vote in person.

If you hold shares through the FMB Banking Corp. Employee Stock Ownership Plan, you must follow the instructions provided by the plan’s custodian or other fiduciary to vote your shares.
Q:
Do FMB directors and executive officers have interests in the merger that are different from, or in addition to, my interests?

A:
Yes. In considering the recommendation of the FMB board of directors with respect to the merger agreement, you should be aware that FMB’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of FMB’s shareholders generally. Interests of officers and directors that may be different from or in addition to the interests of FMB’s shareholders include but are not limited to, the receipt of continued indemnification and directors’ and officers’ insurance coverage under the merger agreement, the payment of change in control payments to certain executives and the continuation of payments to certain directors under deferred income agreements.

Q:
What if I abstain from voting, fail to authorize a proxy or fail to vote in person?

A:
If you mark “ABSTAIN” on your proxy with respect to the merger proposal, fail to authorize a proxy or fail to vote in person at the FMB special meeting, it will have the same effect as a vote “AGAINST” the merger proposal. If you mark “ABSTAIN” on your proxy with respect to the adjournment proposal, it will have the same effect as a vote “AGAINST” the adjournment proposal. If you fail to authorize a proxy or vote in person at the FMB special meeting with respect to the adjournment proposal, it will have no effect on the adjournment proposal. If you sign your proxy but do not indicate your vote, your proxy will be voted “FOR” each proposal.

Q:
Can I attend the special meeting and vote my shares in person?

A:
Yes. All FMB shareholders as of the record date, including shareholders of record and shareholders who hold their shares through any other holder of record, are invited to attend the FMB special meeting. Holders of record of FMB common stock can vote in person at the FMB special meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares to be able to vote in person at the FMB special meeting. If you plan to attend the FMB special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. FMB reserves the right to refuse admittance to anyone without proper proof of share ownership. The use of cameras, sound recording equipment, communications devices or any similar equipment during the FMB special meeting is prohibited without express written consent. Even if you plan to attend the special meeting, FMB encourages you to vote by proxy so your vote will be counted if you later decide not to attend the special meeting.
Q:
Can I change my vote?

A:
Yes. If you are a holder of record of FMB common stock, you may revoke your proxy at any time prior to the FMB special meeting by: (1) delivering a written notice of revocation to Judith A. Farmer, Corporate Secretary, FMB Banking Corporation, 200 East Washington Street, Monticello, Florida 32344, (2) by returning a duly executed proxy card bearing a later date than the date with which your original proxy card was dated, or (3) by attending the FMB special meeting and voting in person. Your attendance at the FMB special meeting will not, however, constitute a vote or revocation of a prior proxy.

Q:
What are the material U.S. federal income tax consequences of the merger to U.S. holders of shares of FMB common stock?

A:
Each of First Bancshares and FMB expects that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that the merger agreement will constitute a “plan or reorganization” as such term is used in Sections 354 and 361 of the Code. Assuming the merger so qualifies, a U.S. holder of FMB common stock generally will not recognize gain or loss with respect to the receipt of the stock consideration, except with respect to cash received in lieu of a fractional share. If a U.S. holder exchanges its shares of FMB common stock solely for cash, the U.S. holder will generally recognize gain or loss on the exchange measured by the difference between the amount of cash received in the exchange and the U.S. holder’s basis in the shares of FMB common stock surrendered in exchange for such cash. If a U.S. holder exchanges its shares of FMB common stock for a combination of First Bancshares common stock and cash, the U.S. holder should generally recognize gain, but not loss, on the exchange to the extent of the lesser of cash received or gain realized in the exchange. The amount of gain realized will generally equal the amount by which the cash plus the fair market value, at the effective time of the merger, of the First Bancshares common stock exceeds the shareholder’s adjusted tax basis in its FMB common stock surrendered in exchange therefor.

For further information, see “The Merger — Material U.S. Federal Income Tax Considerations.”
The U.S. federal income tax consequences described above may not apply to all holders of FMB common stock. Your particular tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.
Q:
Are FMB shareholders entitled to exercise appraisal rights?

A:
Yes. If a FMB shareholder wants to exercise appraisal rights and receive the fair value of shares of FMB common stock in cash instead of the merger consideration, then you must file a written objection with FMB prior to the FMB special meeting stating, among other things, that you will exercise your appraisal right if the merger is completed. Also, you may not vote in favor of the merger agreement and must follow other procedures, both before and after the FMB special meeting, as described in Annex C to this proxy statement/prospectus. Note that if you return a signed proxy card without voting instructions or with instructions to vote “FOR” the merger agreement, then your shares will automatically be voted in favor of the merger agreement and you will lose all appraisal rights available under Florida law. A summary of these provisions can be found under “The Merger — Appraisal Rights” beginning on page 71 and detailed information about the special meeting can be found under “The FMB Special Meeting” on page 42. Due to the complexity of the procedures for exercising the right to seek appraisal, FMB shareholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with the applicable Florida law provisions will result in the loss of the right of appraisal.

Pursuant to the merger agreement, the merger may not be completed if appraisal rights are properly asserted with respect to 10% or more of the outstanding shares of FMB common stock.
Q:
Should I send my FMB stock certificates with my proxy card for the FMB special meeting?

A:
No. You should NOT send your FMB stock certificates with your proxy card. First Bancshares, through its appointed exchange agent, will send FMB shareholders separate instructions for exchanging FMB stock certificates for the merger consideration.

Q:
What happens if I sell or transfer ownership of shares of FMB common stock after the record date for the FMB special meeting?

A:
The record date for the FMB special meeting is earlier than the expected date of completion of the merger. Therefore, if you sell or transfer ownership of your shares of FMB common stock after the record date for the FMB special meeting, but prior to completion of the merger, you will retain the right to vote at the FMB special meeting, but the right to receive the merger consideration will transfer with the shares of FMB common stock.

Q:
Whom may I contact if I cannot locate my FMB stock certificate(s)?

A:
If you are unable to locate your original FMB stock certificate(s), you should contact Judith A. Farmer, Corporate Secretary, at (850) 792-7428. Generally, merger consideration for lost certificates cannot be delivered except upon the making of an affidavit claiming such certificate to be lost, stolen or destroyed and the posting of a bond in such amount as First Bancshares or the exchange agent may determine is reasonably necessary as indemnity against any claim that may be made with respect to such lost certificate.

Q:
When do you expect to complete the merger?

A:
First Bancshares and FMB expect to complete the merger in the fourth quarter of 2018. However, neither First Bancshares nor FMB can assure you when or if the merger will occur. First Bancshares and FMB must first obtain the approval of FMB shareholders for the merger proposal, as well as the necessary regulatory approvals.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed, holders of FMB common stock will not receive any consideration for their shares of FMB common stock that otherwise would have been received in connection with the merger. Instead, FMB will remain an independent company. If the merger is completed but, for any reason, the bank merger is not completed, it will have no impact on the consideration to be received by holders of FMB common stock.

Q:
Whom should I call with questions?

A:
If you have any questions concerning the merger agreement, the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of FMB common stock, please contact: Judith A. Farmer, Corporate Secretary, at (850) 792-7428 or Ian C. Donkin, Treasurer and Director, at (850) 792-7441.

SUMMARY
This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement/prospectus, including the annexes, and the other documents to which we refer in order to fully understand the merger. See “Where You Can Find More Information.” Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.
The Companies (page 94)
The First Bancshares, Inc.
6480 U.S. Hwy, 98 West
Hattiesburg, Mississippi 39402
(601) 268-8998
First Bancshares was incorporated in Mississippi on June 23, 1995 and serves as the bank holding company for The First, headquartered in Hattiesburg, Mississippi. First Bancshares is a registered financial holding company. As of June 30, 2018, First Bancshares had consolidated assets of  $2.5 billion, loans of $1.7 billion, deposits of  $2.1 billion, and shareholders’ equity of  $285.8 million. First Bancshares operates 56 full service branches, one motor branch and four loan production offices in Mississippi, Alabama, Louisiana and Florida. The First’s deposits are insured by the FDIC.
Additional information about First Bancshares and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”
FMB Banking Corporation
200 East Washington Street
Monticello, Florida 32344
(850) 997-2591
FMB, a Florida corporation, is a bank holding company headquartered in Monticello, Florida that was incorporated in 1982. Through its bank subsidiary, Farmers & Merchants Bank, a Florida state-chartered bank organized in 1906, FMB offers a relationship-driven community banking model to its customers designed to provide a personalized and tailored financial experience. FMB operates six full-service banking offices, including its headquarters in Monticello, Florida, which is approximately 30 miles northeast of Tallahassee, Florida, four branch offices in Tallahassee, Florida and one branch office in Thomasville, Georgia. FMB and Farmers & Merchants have no other subsidiaries. As of June 30, 2018, FMB had total assets of approximately $481 million, total loans of  $329 million, total deposits of $422 million and total shareholders’ equity of  $39 million. Farmers & Merchants’ deposits are insured by the FDIC.
Additional information about FMB and its subsidiaries is included below under “The Companies” beginning on page 94.
The Merger
The Merger Agreement (page 75)
First Bancshares and FMB entered into an Agreement and Plan of Merger, dated as of July 23, 2018, which we refer to as the merger agreement. The merger agreement governs the merger. The merger agreement is included in this proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement. Please read the merger agreement carefully for a more complete understanding of the merger.

The Merger (page 46)
Pursuant to the merger agreement, FMB will merge with and into First Bancshares, with First Bancshares as the surviving company, which we refer to as the merger. Immediately after the merger, Farmers & Merchants, a wholly owned bank subsidiary of FMB, will merge with and into First Bancshares’ wholly owned bank subsidiary, The First, with The First as the surviving bank, which we refer to as the bank merger.
The Merger Consideration (page 76)
If the merger is completed, each share of FMB common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of shareholders exercising appraisal rights) will be converted into the right to receive, at the election of each FMB shareholder, either (i) $204.70 in cash, which we refer to as the cash consideration, or (ii) 5.6391 shares of First Bancshares common stock, which we refer to as to the stock consideration. The election of stock consideration or cash consideration will be subject to proration such that 80% of the issued and outstanding shares of FMB common stock will be exchanged for First Bancshares common stock and 20% will be exchanged for cash. As a result, if the aggregate number of shares with respect to which a valid stock or cash election has been made exceeds these limits, shareholders who have elected the form of merger consideration that has been over-subscribed in excess of these limits will have the mixture of stock consideration and cash consideration they receive adjusted in accordance with the proration procedures set forth in the merger agreement so that such limits are not exceeded. The stock consideration and the cash consideration are collectively referred to as the merger consideration. On July 23, 2018, the last full trading day before the public announcement of the merger agreement, based on the last reported sale price of First Bancshares common stock $36.45, the 5.6391 exchange ratio represented approximately $205.55 in value for each share of FMB common stock to be converted into First Bancshares common stock. The most recent reported closing sale price of First Bancshares common stock on September 24, 2018 was $40.05. FMB common stock is not listed on an exchange and is not actively traded. Based on the exchange ratio, the 80% limit on stock consideration and the number of shares of FMB common stock outstanding, the maximum number of shares of First Bancshares common stock offered by First Bancshares and issuable in the merger is 1,763,076.
FMB may terminate the merger if  (i) the average closing price of First Bancshares common stock over the 20 trading days preceding the date that is five days prior to the closing date is less than $30.98, and (ii) the decline in the price of First Bancshares common stock (as measured by the average closing price divided by $36.45) is more than 15% greater than the decline KBW Regional Banking Index (KRX) (as measured by dividing the average closing price of the KBW Regional Banking Index over the 20 trading days preceding the date that is five days prior to the closing date by $118.48); provided, however, First Bancshares has the option, but not the obligation, to adjust the exchange ratio to prevent the termination of merger agreement such that the total stock consideration would be worth at least $54,400,000.
First Bancshares will not issue any fractional shares of First Bancshares common stock in the merger. FMB shareholders who would otherwise be entitled to a fractional share of First Bancshares common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in First Bancshares common stock (rounded to the nearest one hundredth of a share) by $204.70.
Election and Exchange Procedures (page 76)
At least 20 business days prior to the later of  (1) the date of the FMB shareholders’ meeting or (2) a date agreed upon by FMB and First Bancshares that is as near as practicable to five business days prior to the expected closing date, which date we refer to as the election deadline, First Bancshares will cause the exchange agent to send the FMB shareholders election forms, which will include the appropriate form of letter of transmittal. FMB shareholders can specify on such election form the number of their shares of FMB common stock for which they desire to receive the cash consideration, the number of shares for which they desire to receive the stock consideration or to indicate that such shareholder has no preference as to the receipt of the cash consideration or stock consideration. The election forms must be returned to the exchange agent, along with certificates representing the shares subject to such election form, or a customary affidavit of loss and indemnity agreement, by the election deadline. Any shares of FMB common stock for which an election has not been properly made by the election deadline will be considered non-election shares. No later than five business days after the effective time of the merger, the exchange agent will allocate the merger consideration, as discussed in further detail below under “The Merger Agreement —  Procedures for Converting Shares of FMB Common Stock into Merger Consideration.” However, pursuant to the merger agreement, the total mix of cash consideration and stock consideration to be issued by First Bancshares to holders of FMB common stock will be fixed at 80% stock and 20% cash.
Exchange Procedures (page 74)
The conversion of FMB common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. After completion of the merger, the exchange agent will exchange certificates representing shares of FMB common stock for the merger consideration to be received pursuant to the terms of the merger agreement.
Ancillary Agreements
Voting Agreements (page 92)
As a condition to First Bancshares entering into the merger agreement, all directors of FMB and Farmers & Merchants who have voting power over shares of FMB common stock entered into voting agreements in the form attached as Exhibit A to the merger agreement attached as Annex A to this document, pursuant to which each such person agreed, among other things, to vote the shares of FMB common stock held of record by such person (1) to approve the merger agreement and the merger (or any adjournment or postponement necessary to solicit additional proxies to approve the merger agreement and the merger) and (2) against any acquisition proposals or any actions that would result in a breach of any covenant, representation or warranty of FMB in the merger agreement.
Non-Competition and Non-Disclosure Agreements (page 93)
In addition, as a condition to First Bancshares entering into the merger agreement, each director of FMB and Farmers & Merchants entered into non-competition and non-disclosure agreements with First Bancshares in the form attached as Exhibit C to the merger agreement attached as Annex A to this document, pursuant to which each such person agreed to, among other things, (1) not disclose or use any confidential information or trade secrets of FMB for any purpose for so long as such information remains confidential information or a trade secret, (2) for a period of two years following the closing of the merger, not engage in certain competitive activities with First Bancshares, including not soliciting employees and customers of FMB, and (3) for a period of one year following the closing of the merger (depending on the director), not serve as a director or management official of another financial institution in the counties in Florida and Georgia in which Farmers & Merchants operates a banking office as of the closing of the merger and each county contiguous to each of such counties.
Claims Letters (page 93)
At the time of the execution of the merger agreement, each director of FMB and Farmers & Merchants executed a letter agreement with First Bancshares in the form attached as Exhibit D to the merger agreement attached as Annex A to this document, pursuant to which each such director released and discharged, effective upon the consummation of the merger, FMB and its subsidiaries, their respective directors and officers (in their capacities as such), and their respective successors and assigns (including First Bancshares and The First), from any and all liabilities or claims that the director has or claims to have as of the effective time of the merger, with certain exceptions.
Risk Factors Related to the Merger (page 35)
Before voting at the FMB special meeting, you should carefully consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus.

The FMB Special Meeting (page 42)
The special meeting of FMB shareholders will be held on Monday, October 29, 2018, at 2:00 p.m. Eastern Time, at FMB’s executive board room located at 101 North Cherry Street, Monticello, Florida. At the special meeting, FMB shareholders will be asked to approve:
•
the merger proposal; and

•
the adjournment proposal.

Only holders of record at the close of business on September 21, 2018, the FMB record date, will be entitled to vote at the FMB special meeting. Each outstanding share of FMB common stock is entitled to one vote on each proposal to be considered at the FMB special meeting. As of the FMB record date, there were 390,815 shares of FMB common stock entitled to vote at the FMB special meeting. All directors of FMB and Farmers & Merchants have entered into voting agreements with First Bancshares, pursuant to which they have agreed, solely in their capacity as FMB shareholders, to vote all of their shares of FMB common stock in favor of the proposals to be presented at the FMB special meeting. As of the FMB record date, the directors who are parties to the voting agreements owned and were entitled to vote an aggregate of approximately 145,092 shares of FMB common stock subject to the requirements of the voting agreements, which represented approximately 37.1% of the shares of FMB common stock outstanding on that date. As of the FMB record date, the directors and executive officers of FMB and their affiliates beneficially owned and were entitled to vote 198,864 shares of FMB common stock, which represented approximately 50.88% of the shares of FMB common stock outstanding on that date. As of the FMB record date, First Bancshares and its subsidiaries did not hold any shares of FMB common stock (other than shares held as fiduciary, custodian or agent), and its directors and executive officers or their affiliates did not hold any shares of FMB common stock.
To approve the merger proposal, the holders of at least a majority of the outstanding shares of FMB common stock entitled to vote at the FMB special meeting must vote in favor of the proposal.
The adjournment proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the matter.
If you mark “ABSTAIN” on your proxy with respect to the merger proposal, fail to authorize a proxy or fail to vote in person at the FMB special meeting, it will have the same effect as a vote “AGAINST” the merger proposal. If you mark “ABSTAIN” on your proxy with respect to the adjournment proposal, it will have the same effect as a vote “AGAINST” the adjournment proposal. If you fail to authorize a proxy or vote in person at the FMB special meeting with respect to the adjournment proposal, it will have no effect on the adjournment proposal. If you sign your proxy but do not indicate your vote, your proxy will be voted “FOR” each proposal.
Recommendation of the FMB Board (page 43)
FMB’s board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of FMB and its shareholders and has unanimously approved the merger, the merger agreement and the transactions contemplated by the merger agreement. FMB’s board of directors unanimously recommends that FMB shareholders vote “FOR” the merger proposal and “FOR” the adjournment proposal. For the factors considered by FMB’s board of directors in reaching its decision to approve the merger and the merger agreement, see “The Merger —  FMB’s Reasons for the Merger.”
Board Composition and Management of First Bancshares after the Merger (page 61)
Each of the officers and directors of First Bancshares immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of First Bancshares.

Interests of FMB Directors and Executive Officers in the Merger (page 61)
FMB shareholders should be aware that FMB’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of FMB shareholders generally. These interests and arrangements may create potential conflicts of interest. FMB’s board of directors was aware of these interests and considered these interests, among other matters, in adopting and approving the merger agreement and the transactions contemplated by the merger agreement, including the merger, and in recommending that FMB shareholders vote in favor of the merger proposal.
These interests include:
•
certain executive officers of FMB have change in control agreements with FMB that provide for cash payments in connection with a change in control;

•
certain directors of FMB have deferred compensation arrangements with FMB that will be assumed by First Bancshares; and

•
the right to continued indemnification and directors’ and officers’ liability insurance coverage.

For a more complete description of these interests, see “The Merger — Interests of FMB’s Directors and Executive Officers in the Merger” and “The Merger Agreement — Indemnification and Directors’ and Officers’ Insurance.”
Appraisal Rights in the Merger (page 71)
Holders of FMB common stock are entitled, with respect to the merger, to exercise rights of appraisal provided for under the Florida Business Corporation Act, as amended, or the FBCA, any successor statute, or any similar appraisal or dissenters’ rights. This means that you are legally entitled to receive payment in cash equal to the fair value of your shares of FMB common stock instead of receiving the merger consideration. To preserve your rights of appraisal, you must strictly follow the procedures established by Sections 607.1301 through 607.1333 of the FBCA, which include (i) delivering to FMB a written objection to the merger at or before the special meeting of FMB shareholders and (ii) not voting in favor of the merger agreement. Your failure to follow exactly the procedures specified under the FBCA will result in the loss of your appraisal rights. A copy of the sections of the FBCA pertaining to rights of appraisal is provided as Annex C to this proxy statement/prospectus. You should read the statute carefully and consult with your legal counsel if you intend to exercise these rights.
For further information, see “The Merger — Appraisal Rights.”
Pursuant to the merger agreement, the merger may not be completed if appraisal rights are properly asserted with respect to 10% or more of the outstanding shares of FMB common stock.
Conditions to Completion of the Merger (page 89)
Currently, First Bancshares and FMB expect to complete the merger in the fourth quarter of 2018. As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:
•
approval of the merger agreement by the holders of at least a majority of the outstanding shares of FMB common stock entitled to vote at the FMB special meeting;

•
the receipt of all required regulatory approvals for the merger, without the imposition of any material on-going conditions or restrictions, and the expiration of all regulatory waiting periods;

•
the absence of any legal restraint (such as an injunction or restraining order) that would prevent the consummation of the merger;

•
the effectiveness of the registration statement of which this proxy statement/prospectus forms a part;

•
each party’s receipt of a U.S. federal income tax opinion from its outside legal counsel, dated the closing date of the merger, confirming that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

•
the Plan of Bank Merger in the form attached as Exhibit B to the merger agreement attached as Annex A to this document being executed and delivered;

•
the absence of 10% or more of the outstanding shares of FMB’s common stock exercising their appraisal rights;

•
the execution of an agreement terminating the FMB shareholders’ agreement as of the effective time of the merger;

•
FMB shall have complied with its obligations with respect to employee benefit plans as required by the merger agreement, including the termination of certain plans and agreements; and

•
the absence of the occurrence of a material adverse effect on FMB or First Bancshares.

Neither First Bancshares nor FMB can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
Regulatory Approvals Required for the Merger (page 64)
Both First Bancshares and FMB have agreed to use their reasonable best efforts to obtain all regulatory approvals (or waivers) required or advisable to complete the transactions contemplated by the merger agreement. These approvals include, among others, approval from the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, the Office of the Comptroller of the Currency, or the OCC, and various securities and other regulatory authorities. The U.S. Department of Justice may also review the impact of the merger on competition. First Bancshares and FMB have submitted all applications, waiver requests and notifications to obtain the required regulatory approvals, and received the waiver from the Federal Reserve Board on August 17, 2018. Although neither First Bancshares nor FMB knows of any reason why these regulatory approvals cannot be obtained, First Bancshares and FMB cannot be certain when or if they will be obtained, as the length of the review process may vary based on, among other things, requests by regulators for additional information or materials.
No Solicitation (page 87)
Under the merger agreement, FMB has agreed that it will not, and will cause its representatives not to, directly or indirectly, (1) solicit, initiate, encourage or induce the making, submission, negotiation or announcement of any acquisition proposal, (2) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposals that constitute or may be reasonably expected to lead to an acquisition proposal, (3) subject to the terms of the merger agreement, effect a change to the FMB board of directors’ recommendation to shareholders to approve the merger agreement, or (4) enter into any letter of intent, agreement in principle, or other similar agreement related to an acquisition transaction.
However, prior to obtaining FMB’s required shareholder approval, FMB may, under certain specified circumstances, participate in negotiations or discussions with any third party making an acquisition proposal and provide confidential information to such third party (subject to a confidentiality agreement). FMB must notify First Bancshares promptly (but in no event later than 24 hours) after the receipt of such acquisition proposal.
Additionally, prior to obtaining FMB’s required shareholder approval, FMB may, under certain specified circumstances, in response to an acquisition proposal change its recommendation to its shareholders with respect to the merger agreement or terminate the merger agreement and recommend or enter into another acquisition agreement if the FMB board of directors determines in good faith, after consultation with outside legal counsel and financial advisor, that the failure to do so would be inconsistent with or a breach of its fiduciary duties and such acquisition proposal constitutes a superior proposal.

However, FMB cannot take any of those actions in response to a superior proposal unless it provides First Bancshares with a five business day period to negotiate in good faith to enable First Bancshares to adjust the terms and conditions of the merger agreement such that it would cause the superior proposal to no longer constitute a superior proposal.
Termination of the Merger Agreement (page 90)
The merger agreement can be terminated at any time prior to completion of the merger by mutual consent, or by either party in the following circumstances:
•
if the merger is not consummated on or before January 1, 2019, subject to automatic extension to March 31, 2019 if the only outstanding condition to closing is the receipt of regulatory approvals;

•
if any regulatory approval required for consummation of the transactions contemplated by the merger agreement has been denied by final non-appealable action by the relevant governmental authority or any application for such regulatory approval shall have been permanently withdrawn at the request of a governmental authority;

•
in the event that approval by the shareholders of FMB is not obtained at a meeting at which a vote was taken; or

•
in the event of a material breach by the other party of any representation, warranty or covenant contained in the merger agreement and such breach is not cured within 30 days.

In addition, First Bancshares may terminate the merger agreement in the following circumstances:
•
if FMB fails to comply in all material respects with its obligations pursuant to the non-solicitation covenants;

•
if FMB withdraws, qualifies, modifies, or proposes to withdraw, qualify or modify in any manner adverse to First Bancshares, its recommendation to its shareholders to approve the merger agreement, or approves, endorses or recommends another acquisition proposal or proposes to approve, endorse or recommend any acquisition proposal;

•
if FMB materially breaches its obligation to call, give notice of, and commence a meeting of shareholders to vote on the merger agreement; or

•
if FMB fails to publicly recommend against a publicly announced acquisition proposal within three business days of being requested to do so by First Bancshares or fails to publicly reconfirm its recommendation to its shareholders within three business days of being requested to do so by First Bancshares.

In addition, FMB may terminate the merger agreement if:
•
FMB’s board of directors determines to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement; or

•
(i) the average closing price of First Bancshares common stock over the 20 trading days preceding the date that is five days prior to the closing date is less than $30.98, and (ii) the decline in the price of First Bancshares common stock (as measured by the average closing price divided by $36.45) is more than 15% greater than the decline in the KBW Regional Banking Index (KRX) (as measured by dividing the average closing price of the KBW Regional Banking Index over the 20 trading days preceding the date that is five days prior to the closing date by $118.48); provided, however, First Bancshares has the option, but not the obligation, to adjust the exchange ratio to prevent the termination of merger agreement such that the total stock consideration would be worth at least $54,400,000.

Termination Fee (page 91)
If the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by FMB’s board of directors, FMB may be required to pay First Bancshares a termination fee of  $3,200,000. The termination fee could discourage other companies from seeking to acquire or merge with FMB.

Expenses (page 91)
Each party will bear all expenses incurred in connection with the merger and the transactions contemplated by the merger agreement.
Material U.S. Federal Income Tax Considerations (page 65)
The merger is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the respective obligations of First Bancshares and FMB to complete the merger that each of First Bancshares and FMB receives a tax opinion from its respective outside legal counsel, dated the closing date of the merger, to that effect. Based upon the treatment of the merger as a “reorganization” within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the merger to a U.S. holder of FMB common stock will generally be as follows. A U.S. holder of FMB common stock will not recognize gain or loss with respect to the receipt of the stock consideration, except with respect to cash received in lieu of a fractional share. If a U.S. holder exchanges its shares of FMB common stock solely for cash, the U.S. holder will recognize gain or loss on the exchange measured by the difference between the amount of cash received in the exchange and the U.S. holder’s basis in the shares of FMB common stock surrendered in exchange for such cash. If a U.S. holder exchanges its shares of FMB common stock for a combination of First Bancshares common stock and cash, the U.S. holder should recognize gain, but not loss, on the exchange to the extent of the lesser of cash received or gain realized in the exchange. The amount of gain realized will generally equal the amount by which the cash plus the fair market value, at the effective time of the merger, of the First Bancshares common stock exceeds the shareholder’s adjusted tax basis in its FMB common stock surrendered in exchange therefor. For further information, see “The Merger — Material U.S. Federal Income Tax Considerations.”
The U.S. federal income tax consequences described above may not apply to all holders of FMB common stock. Your particular tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.
Accounting Treatment of the Merger (page 70)
First Bancshares will account for the merger under the acquisition method of accounting for business combinations under U.S. generally accepted accounting principles, or GAAP.
The Rights of Holders of FMB Common Stock Will Change as a Result of the Merger (see page 126)
The rights of holders of FMB common stock are governed by Florida law, as well as FMB’s Articles of Incorporation, as amended (which we refer to as the FMB Articles), and FMB’s Bylaws, as amended (which we refer to as the FMB Bylaws). After completion of the merger, the rights of former FMB shareholders will be governed by Mississippi law and by First Bancshares’ Amended and Restated Articles of Incorporation, as amended (which we refer to as the First Bancshares Articles), and First Bancshares’ Amended and Restated Bylaws (or, the First Bancshares Bylaws).
Material differences between the rights of shareholders of FMB and shareholders of First Bancshares include the terms of directors and the presence of a classified board, the process for removing directors, the process of amending the bylaws, and shareholder proposals and advance notice requirements. The material differences between the organizational documents and the rights of shareholders of FMB and shareholders of First Bancshares are explained in more detail under the section “Comparison of Rights of First Bancshares Shareholders and FMB Shareholders” beginning on page 126.

Opinion of FMB’s Financial Advisor (page 50 and Annex B)
On July 17, 2018, Hovde Group LLC, referred to as Hovde, rendered an opinion to the FMB board of directors to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Hovde as set forth in such opinion, the merger consideration to be received in the proposed transaction was fair, from a financial point of view, to FMB’s shareholders. The full text of the written opinion of Hovde is attached as Annex B to this document. FMB shareholders should read the entire opinion for a discussion of, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Hovde in rendering its opinion.
The opinion of Hovde is addressed to the FMB board of directors, is directed only to the fairness, from a financial point of view, of the merger consideration to be received by the holders of FMB stock and does not constitute a recommendation to any FMB shareholder as to how such shareholder should vote with respect to the merger or any other matter at the FMB special meeting.
For further information, please see the section entitled “The Merger — Opinion of FMB’s Financial Advisor” beginning on page 50.
Closing and Effective Time of the Merger (see page 75)
The closing date is currently expected to occur in the fourth quarter of 2018. Simultaneously with the closing of the merger, First Bancshares will file the articles of merger with the Secretary of State of the State of Mississippi and the Secretary of State of the State of Florida. The merger will become effective at the later of the time the articles of merger are filed or such other time as may be specified in the articles of merger. Neither First Bancshares nor FMB can predict, however, the actual date on which the merger will be completed because it is subject to factors beyond each company’s control, including whether or when the required regulatory approvals and FMB’s shareholder approvals will be received.
Market Prices and Share Information (see page 31 )
First Bancshares common stock is listed on the NASDAQ Global Market under the symbol “FBMS.” FMB common stock is not listed on an exchange and is not actively traded. The following table sets forth the closing sale prices of First Bancshares common stock as reported on the NASDAQ Global Market on July 23, 2018, the last full trading day before the public announcement of the merger agreement, and on September 24, 2018, the latest practicable trading date before the date of this proxy statement/prospectus.
	First Bancshares Common Stock	Implied Value of One Share of FMB Common Stock to be Converted into First Bancshares Common Stock
July 23, 2018	$36.45	$205.55
September 24, 2018	$40.05	$225.85

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Some of the statements contained or incorporated by reference in this proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and business plans, goals, expectations and prospects of First Bancshares, FMB and the combined company following the proposed merger and statements for the period after the merger. Words such as “anticipate,” “believe,” “feel,” “expect,” “estimate,” “indicate,” “seek,” “strive,” “plan,” “intend,” “outlook,” “forecast,” “project,” “position,” “target,” “mission,” “contemplate,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to First Bancshares, FMB, the proposed merger or the combined company following the merger often identify forward-looking statements, although not all forward-looking statements contain such words.
These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this proxy statement/prospectus and do not purport to speak as of any other date. Forward-looking statements may include descriptions of the expected benefits and costs of the transaction; forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; management plans relating to the merger; the expected timing of the completion of the merger; the ability to complete the merger; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future or past operations, including the execution of integration plans; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing.
The forward-looking statements contained or incorporated by reference in this proxy statement/prospectus reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Such risks and uncertainties include, among others, the following possibilities:
•
the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require FMB to pay a termination fee to First Bancshares;

•
the inability to complete the merger contemplated by the merger agreement due to the failure to satisfy conditions necessary to close the merger, including the receipt of the requisite approvals of FMB shareholders;

•
the risk that a regulatory approval that may be required for the merger is not obtained or is obtained subject to conditions that are not anticipated;

•
risks associated with the timing of the completion of the merger;

•
management time and effort may be diverted to the resolution of merger-related issues;

•
the risk that the businesses of First Bancshares and FMB will not be integrated successfully, or such integration may be more difficult, time-consuming or costly than expected;

•
First Bancshares’ ability to achieve the synergies and value creation contemplated by the proposed merger with FMB;

•
the expected growth opportunities or costs savings from the merger with FMB may not be fully realized or may take longer to realize than expected;

•
revenues following the transaction may be lower than expected as a result of losses of customers or other reasons;

•
potential deposit attrition, higher than expected costs, customer loss and business disruption associated with First Bancshares’ integration of FMB, including, without limitation, potential difficulties in maintaining relationships with key personnel;

•
the outcome of any legal proceedings that may be instituted against First Bancshares or FMB or their respective boards of directors;

•
general economic conditions, either globally, nationally, in the States of Mississippi or Florida, or in the specific markets in which First Bancshares or FMB operate;

•
limitations placed on the ability of First Bancshares and FMB to operate their respective businesses by the merger agreement;

•
the effect of the announcement of the merger on First Bancshares’ and FMB’s business relationships, employees, customers, suppliers, vendors, other partners, standing with regulators, operating results and businesses generally;

•
customer acceptance of the combined company’s products and services;

•
the amount of any costs, fees, expenses, impairments and charges related to the merger;

•
fluctuations in the market price of First Bancshares common stock and the related effect on the market value of the merger consideration that FMB shareholders will receive upon completion of the merger;

•
the introduction, withdrawal, success and timing of business initiatives;

•
significant increases in competition in the banking and financial services industry;

•
legislation, regulatory changes or changes in monetary or fiscal policy that adversely affect the businesses in which First Bancshares or FMB are engaged, including potential changes resulting from currently proposed legislation;

•
credit risk of borrowers, including any increase in those risks due to changing economic conditions;

•
changes in consumer spending, borrowing, and savings habits;

•
competition among depository and other financial institutions;

•
liquidity risk affecting First Bancshares’ or FMB’s banks’ ability to meet their obligations when they become due;

•
interest rate risk involving the effect of a change in interest rates;

•
compliance risk resulting from violations of, or nonconformance with, laws, rules, regulations, prescribed practices or ethical standards;

•
strategic risk resulting from adverse business decisions or improper implementation of business decisions;

•
reputational risk that adversely affects earnings or capital arising from negative public opinion;

•
terrorist activities risk that results in loss of consumer confidence and economic disruptions; and

•
other risks and uncertainties detailed from time to time in First Bancshares’ SEC filings.

Any forward-looking statements made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, are subject to the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference in this proxy statement/prospectus. First Bancshares and FMB do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, unless and only to the extent otherwise required by law. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to First Bancshares, FMB or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF
FIRST BANCSHARES
The following selected consolidated financial information for the fiscal years ended December 31, 2013 through December 31, 2017 is derived from audited consolidated financial statements of First Bancshares. The consolidated financial information as of and for the six months ended June 30, 2018 and 2017 is derived from unaudited consolidated financial statements and, in the opinion of First Bancshares’ management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of these data for those dates. The selected consolidated income data for the six months ended June 30, 2018 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2018. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with First Bancshares’ consolidated financial statements and related notes thereto included in First Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2017, and in First Bancshares’ Quarterly Report on Form 10-Q for the six months ended June 30, 2018, each of which are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”
	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(unaudited)
	(in thousands, except ratios, share and per share data)
Selected Consolidated Operating Data:
Interest income	$43,795	$32,217	$66,069	$44,604	$40,202	$36,371	$31,318
Interest expense	5,846	3,214	6,909	4,315	3,208	2,973	2,917
Net interest income	37,949	29,003	59,160	40,289	36,994	33,398	28,401
Provision for loan losses	1,134	294	506	625	410	1,418	1,076
Net interest income after provision for loan losses	36,815	28,709	58,655	39,664	36,584	31,980	27,325
Noninterest income	9,091	7,148	14,363	11,247	7,588	7,803	7,083
Noninterest expense	34,277	31,165	55,446	36,862	32,160	30,734	28,165
Income before income tax expense	11,629	4,692	17,571	14,049	12,012	9,049	6,243
Income tax expense (benefit)	2,427	1,204	6,955	3,930	3,213	2,435	1,604
Net income	9,202	3,488	10,616	10,119	8,799	6,614	4,639
Preferred dividends and stock accretion	—	—	—	453	343	363	424
Net income available to common shareholders	$9,202	$3,488	$10,616	$9,666	$8,456	$6,251	$4,215
Balance Sheet Data:
Securities available for sale	$437,011	$366,490	$356,893	$243,206	$239,732	$254,746	$244,051
Securities held to maturity	6,000	6,000	6,000	6,000	7,092	8,193	8,438
Loans, net of allowance for loan losses	1,706,673	1,179,866	1,221,808	865,424	769,742	700,540	577,574
Total assets	2,481,689	1,789,622	1,813,238	1,277,367	1,145,131	1,093,768	940,890
Deposits	2,097,235	1,550,799	1,470,565	1,039,191	916,695	892,775	779,971
Shareholders’ equity	285,826	162,879	222,468	154,527	103,436	96,216	85,108
Per Share Data:
Earnings per common share, basic	$0.75	$0.38	$1.12	$1.78	$1.57	$1.20	$0.98
Earnings per common share, diluted	0.74	0.38	1.11	1.57	1.55	1.19	0.96
Cash dividends paid per common share	0.10	0.075	0.15	0.15	0.15	0.15	0.15
Weighted average common shares outstanding, basic	12,311,460	9,134,225	9,484,460	5,435,088	5,371,111	5,227,768	4,319,485
Weighted average common shares outstanding, diluted	12,413,476	9,195,424	9,561,260	6,259,333	5,442,050	5,270,669	4,372,930
Book value per common share	$21.88	$17.80	$19.92	$17.19	$16.05	$14.88	$13.34
Performance Ratios:
Return on average assets	0.80%	0.40%	0.60%	0.79%	0.75%	0.61%	0.45%
Return on average equity	7.3	4.5	6.2	8.00	8.60	7.10	5.00
Net interest margin	3.62	3.77	3.75	3.63	3.63	3.58	3.31
Net interest margin, fully tax equivalent basis(1)	3.67	3.85	3.83	3.71	3.72	3.70	3.44

	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(unaudited)
	(in thousands, except ratios, share and per share data)
Asset Quality Ratios:
Nonaccrual loans to total loans and other real estate	0.49%	0.33%	0.46%	0.37%	0.95%	0.85%	0.54%
Allowance for loan losses to total loans	0.55	0.68	0.67	0.86	0.87	0.86	0.98
Allowance for loan losses to nonaccrual loans	112.7	202.8	146.1	230.1	91.6	100.6	180.1
Net charge-offs to average total loans	(0.01)	(0.05)	(0.02)	(0.02)	(0.03)	0.17	0.01
Consolidated Capital Ratios:
Tier 1 leverage ratio	10.0%	8.4%	11.7%	11.9%	8.7%	8.4%	9.0%
Common equity Tier 1 capital ratio	12.2	10.0	14.2	13.8	8.1	—	—
Tier 1 risk-based capital ratio	12.8	10.7	14.9	14.7	11.1	11.5	12.5
Total risk-based capital ratio	13.3	11.3	15.5	15.5	11.9	12.3	13.4
Total shareholders’ equity to total assets	11.5	9.1	12.3	12.1	9.0	8.8	9.0

(1)
We report net interest margin on a fully tax equivalent basis, which calculation is not in accordance with GAAP. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 34% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin on a fully tax equivalent basis, and believes it enhances the comparability of income and expenses arising from taxable and nontaxable sources. Net interest margin on a fully tax equivalent basis should not be viewed as a substitute for net interest margin provided in accordance with GAAP.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF FMB
The following selected historical consolidated financial data as of and for the fiscal years ended December 31, 2016 and December 31, 2017 is derived from the audited consolidated financial statements of FMB. The following selected historical consolidated financial data as of and for the six months ended June 30, 2018 and 2017 is derived from the unaudited consolidated financial statements of FMB and has been prepared on the same basis as the selected historical consolidated financial data derived from the audited consolidated financial statements and, in the opinion of FMB’s management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data for those dates.
The results of operations as of and for the six months ended June 30, 2018 are not necessarily indicative of the results that may be expected for the year ending December 31, 2018 or any future period. You should read the following selected historical consolidated financial data in conjunction with FMB Management’s Discussion and Analysis of Financial Condition and Results of Operations and FMB’s audited consolidated financial statements and accompanying notes for the years ended December 31, 2017, 2016 and 2015 and FMB Management’s Discussion and Analysis of Financial Condition and Results of Operations and FMB’s unaudited consolidated financial statements and accompanying notes for the six months ended June 30, 2018, each of which are included in this proxy statement/prospectus.
	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2018	2017	2017	2016
	(unaudited)
	(in thousands, except ratios, share and per share data)
Selected Consolidated Operating Data:
Interest income	$9,625	$8,638	$17,660	$16,536
Interest expense	989	604	1,402	1,066
Net interest income	8,636	8,034	16,258	15,470
Provision for loan losses	—	138	—	500
Net interest income after provision for loan losses
Noninterest income	1,534	1,883	3,529	3,400
Noninterest expense	7,718	7,256	14,946	13,943
Income before income tax expense	2,452	2,523	4,841	4,427
Income tax expense (benefit)	—	—	—	—
Net income	2,452	2,523	4,841	4,427
Preferred dividends and stock accretion	—	—	—	—
Net income available to common shareholders	$2,452	$2,523	$4,841	$4,427
Securities available for sale	$103,902	$113,112	$108,372	$103,818
Securities held to maturity	—	—	—	—
Loans, net of allowance for loan losses	325,795	304,043	326,484	306,673
Total assets	480,739	469,269	475,588	464,313
Deposits	421,523	401,347	409,010	392,936
Shareholders’ equity	38,754	40,991	41,535	38,598
Per Share Data:
Earnings per common share, basic	6.27	6.46	12.39	11.33
Earnings per common share, diluted	6.27	6.46	12.39	11.33
Cash dividends paid per common share	8.73	5.38	6.89	8.89
Weighted average common shares outstanding, basic	390,815	390,815	390,815	390,815
Weighted average common shares outstanding, diluted	390,815	390,815	390,815	390,815
Book value per common share	$99.16	$104.89	$106.28	$98.76

	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2018	2017	2017	2016
	(unaudited)
	(in thousands, except ratios, share and per share data)
Performance Ratios:
Return on average assets	1.03%	1.09%	1.03%	0.97%
Return on average equity	12.66	12.95	12.07	11.16
Net interest margin	3.93	3.77	3.80	3.68
Asset Quality Ratios:
Nonaccrual loans to total loans and other real estate	—	—	—	—
Allowance for loan losses to total loans	1.02	1.22	1.06	1.17
Allowance for loan losses to nonaccrual loans	58.24	57.87	39.69	67.93
Net charge-offs to average total loans	0.09	0.01	0.04	0.04
Consolidated Capital Ratios:
Tier 1 leverage ratio	9.24%	9.40%	9.58%	9.29%
Common equity Tier 1 capital ratio	13.02	13.30	13.13	12.76
Tier 1 risk-based capital ratio	13.02	13.30	13.13	12.76
Total risk-based capital ratio	14.01	14.44	14.15	13.84
Total shareholders’ equity to total assets	8.06	8.74	8.73	8.31

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma combined consolidated financial information and accompanying notes show the impact on the historical financial conditions and results of operations of First Bancshares and FMB and have been prepared to illustrate the effects of the merger under the acquisition method of accounting. See “The Merger — Accounting Treatment.”
The unaudited pro forma combined consolidated balance sheet as of June 30, 2018 is presented as if the FMB merger had occurred on June 30, 2018. The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2017 and for the six month period ended June 30, 2018 are presented as if the merger had occurred on January 1, 2017. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statement only, expected to have a continuing impact on consolidated results of operations, and, as such, First Bancshares’ one-time merger costs for the merger are not included. The historical results of operations for Southwest Banc Shares, Inc. (“Southwest”) for the period of January 1, 2018 through February 28, 2018 (the Southwest merger transaction closed on March 1, 2018) are included in the unaudited pro forma combined consolidated statement of income for the six months ended June 30, 2018. The historical results of operations for Sunshine Financial, Inc. (“Sunshine”) for the period of January 1, 2018 through March 31, 2018 (the Sunshine merger transaction closed on April 1, 2018) are included in the unaudited pro forma combined consolidated statement of income for the six months ended June 30, 2018. The historical results of operations for Southwest and Sunshine for the period of year ended December 31, 2017 are included in the unaudited pro forma combined consolidated statement of income for the year ended December 31, 2017. The unaudited pro forma combined statements of income for the year ended December 31, 2017 and for the six months ended June 30, 2018 assume the Southwest and Sunshine mergers were completed on January 1, 2017. No pro forma adjustments for Southwest and Sunshine are presented for the unaudited pro forma combined consolidated balance sheet since both transactions are already reflected in First Bancshares’ historical financial condition at June 30, 2018.
The unaudited pro forma combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined consolidated financial statements should be read together with:
•
The accompanying notes to the unaudited pro forma combined consolidated financial statements;

•
First Bancshares’ unaudited consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2018, included in First Bancshares’ Quarterly Report on Form 10-Q for the six months ended June 30, 2018, which is incorporated by reference into this proxy statement/prospectus;

•
First Bancshares’ audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017, included in First Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this proxy statement/prospectus;

•
FMB’s unaudited consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2018, beginning on F-27 in this proxy statement/prospectus; and

•
FMB’s audited consolidated financial statements and accompanying notes as of the year ended December 31, 2017, beginning on F-3 in this proxy statement/prospectus.

THE FIRST BANCSHARES, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2018
(in thousands)
(unaudited)
	Historical
	The First Bancshares, Inc.	FMB Banking Corp	Pro Forma Adjustments	Pro Forma Combined
Assets
Cash, due from banks and interest-bearing bank balances and interest-bearing time deposits	$120,425	$22,867	$(28,400)(3)	$114,892
Securities and Federal Home Loan Bank Stock	453,331	103,902	—	557,233
Loans, net	1,700,759	325,793	(3,892)(2)(4)	2,022,660
Mortgage loans held for sale	5,914	—	—	5,914
Other assets	84,027	17,186	—	101,213
Buildings, Furniture & Fixtures and Equipment	62,289	10,991	1,170(8)	74,450
Deferred tax asset	—	—	(1,145)(1)	(1,145)
Core deposit intangible	—		6,050(5)	6,050
Goodwill	54,944	—	37,864(7)	92,808
Total assets	$2,481,689	$480,739	$11,647	$2,974,075
Liabilities and Stockholders’ Equity
Deposits	$2,097,235	$421,523	$—	$2,518,758
Federal Home Loan Bank Advances and other borrowings	85,708	—	(1,200)	84,508
Other liabilities	12,920	20,462	—	33,382
Total liabilities	2,195,863	441,985	(1,200)	2,636,648
Stockholders’ equity
Equity	285,826	38,754	12,847(6)	337,427
Total liabilities and stockholders’ equity	$2,481,689	$480,739	$11,647	$2,974,075

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

THE FIRST BANCSHARES, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2017
(in thousands, except per share data)
(unaudited)
	Historical				Historical			Historical
	The First Bancshares, Inc.	Southwest Banc Shares, Inc.	Pro Forma Adjustments	Pro Forma Combined	Sunshine Financial, Inc.	Pro Forma Adjustments	Pro Forma Combined	FMB Banking Corp	Pro Forma Adjustments	Pro Forma Combined
INTEREST INCOME
Loans	$56,827	$14,075	$1,308(9)	$72,210	$7,143	$732(9)	$80,085	$15,079	$2,172(9)	$97,336
Investment securities and other	9,242	1,946	—	11,188	379	—	11,567	2,582	—	14,149
Total interest income	66,069	16,021	1,308	83,398	7,522	732	91,652	17,661	2,172	111,485
INTEREST EXPENSE
Deposits	5,261	1,673	108(10)	7,042	372	104(10)	7,518	1,041	—(10)	8,559
Borrowed funds	1,648	258	—	1,906	242	—	2,148	362	—	2,510
Total interest expense	6,909	1,931	108	8,948	614	104	9,666	1,403	—	11,069
Net interest income	59,160	14,090	1,200	74,450	6,908	628	81,986	16,258	2,172	100,416
Provision for loan losses	505	518	—	1,023	175	—	1,198	—	—	1,198
Net interest income after provision for loan losses	58,655	13,572	1,200	73,427	6,733	628	80,788	16,258	2,172	99,218
NON-INTEREST INCOME
Fees and service charges	7,983	1,310	—	9,293	1,372	—	10,665	1,979	—	12,644
Other	6,380	1,808	—	8,188	369	—	8,557	1,550	—	10,107
Total non-interest income	14,363	3,118	—	17,481	1,741	—	19,222	3,529	—	22,751
NON-INTEREST EXPENSE
Salaries and employee benefits	30,548	7,337	—	37,885	3,488	—	41,373	8,437	—	49,810
Occupancy and equipment	6,053	1,472	24(11)	7,549	993	24(11)	8,566	1,609	36(11)	10,211
Other operating expense	12,135	4,019	—	16,154	3,211	—	19,365	4,900	—	24,265
Amortization of core deposit intangible	—	—	420(13)	420	—	288(13)	708	—	600(13)	1,308
Merger related expense	6,711	—	—(12)	6,711	—	—(12)	6,711	—	—(12)	6,711
Total non-interest expense	55,447	12,828	444	68,719	7,692	312	76,723	14,946	636	92,305
Income before provision for income taxes	17,571	3,862	756	22,189	782	316	23,287	4,841	1,536	29,664
Provision for income taxes	6,955	179	1,168(14)	8,302	1,031	278(14)	9,611	—	1,613(14)	11,225
Net Income (loss)	10,616	3,683	(412)	13,887	(249)	38	13,676	4,841	(77)	18,439
Preferred dividends and stock accretion	—	—	—	—	—	—	—	—	—	—
Net income (loss) applicable to common shareholders	$10,616	$3,683	$(412)	$13,887	$(249)	$38	$13,676	$4,841	$(77)	$18,439

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

THE FIRST BANCSHARES, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the six months ended June 30, 2018
(in thousands, except per share data)
(unaudited)
	Historical	Southwest Banc Shares, Inc. Feb 28	Pro Forma Adjustments	Sunshine Financial, Inc. Mar 31	Pro Forma Adjustments	Pro Forma Combined	Historical	Pro Forma Adjustments	Pro Forma Combined
	The First Bancshares, Inc.						FMB Banking Corp
INTEREST INCOME
Loans	$37,699	$2,143	$327(9)	$2,068	$184(9)	$42,421	$8,244	$1,086(9)	$51,751
Investment securities and other	6,096	367	—	103	—	6,566	1,381	—	7,947
Total interest income	43,795	2,510	327	2,171	184	48,987	9,625	1,086	59,698
INTEREST EXPENSE
Deposits	4,387	275	28(10)	89	29(10)	$4,808	713	—	5,521
Borrowed funds	1,459	25	—	144	—	1,628	276	—	1,904
Total interest expense	5,846	300	28	233	29	6,436	989	—	7,425
Net interest income	37,949	2,210	299	1,938	155	$42,551	8,636	1,086	52,273
Provision for loan losses	1,134	10	—	30	—	1,174	—	—	1,174
Net interest income after provision for loan losses	36,815	2,200	299	1,908	155	41,377	8,636	1,086	51,099
NON-INTEREST INCOME
Fees and service charges	2,368	353	—	102	—	2,823	1,096	—	3,919
Other	6,723	(277)	—	257	—	6,703	438	—	7,141
Total non-interest income	9,091	76	—	359	—	9,526	1,534	—	11,060
NON-INTEREST EXPENSE
Salaries and employee benefits	17,291	950	—	1,008	—	19,249	4,333	—	23,582
Occupancy and equipment	3,680	254	12(11)	260	12(11)	4,218	849	18(11)	5,085
Other operating expense	7,710	753	—	735	—	9,198	2,536	—	11,734
Amortization of core deposit intangible	—	—	210(13)	—	144(13)	354	—	300(13)	654
Merger related expense	5,596	1,782	—	762	—(12)	8,140	—	—(12)	8,140
Total non-interest expense	34,277	3,739	222	2,765	156	41,159	7,718	318	49,195
Income before provision for income taxes	11,629	(1,463)	77	(498)	(1)	9,744	2,452	768	12,964
Provision for income taxes	2,427	(73)	(351)(14)	72	(126)(14)	1,949	—	815(14)	2,764
Net Income (loss)	9,202	(1,390)	428	(570)	125	7,795	2,452	(47)	10,200
Preferred dividends and stock accretion	—	—	—	—	—	—	—	—	—
Net income (loss) applicable to common shareholders	$9,202	$(1,390)	$428	$(570)	$125	$7,795	$2,452	$(47)	$10,200

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

THE FIRST BANCSHARES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1 — Basis of Presentation
The unaudited pro forma condensed combined financial information included herein has been prepared pursuant to the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations. However, management believes that the disclosures are adequate to make the information presented not misleading.
Note 2 — First Bancshares’ Acquisition of Sunshine Financial, Inc.
On April 1, 2018, First Bancshares completed its acquisition of Sunshine Financial, Inc., (“Sunshine”), and immediately thereafter merged its wholly-owned subsidiary, Sunshine Community Bank, with and into The First. First Bancshares paid a total consideration of approximately $30.5 million to the Sunshine shareholders as consideration in the merger which included 726,461 shares of First Bancshares common stock and approximately $7 million in cash.
In connection with the acquisition, preliminarily, First Bancshares recorded approximately $10.0 million of goodwill and $2.8 million of core deposit intangible. The core deposit intangible will be expensed over 10 years.
First Bancshares acquired the $173.1 million loan portfolio at an estimated fair value discount of $2.2 million. The discount represents expected credit losses, adjusted for market interest rates and liquidity adjustments.
Expenses associated with the acquisition were $1.2 million for the six month period ended June 30, 2018. These costs included charges associated with due diligence as well as legal and consulting expenses, which have been expensed as incurred.
The preliminary amounts of the acquired identifiable assets and liabilities as of the acquisition date were as follows ($ in thousands):
Purchase price:
Cash and stock	$30,461
Total purchase price	30,461
Identifiable assets:
Cash and due from banks	16,099
Investments	13,812
Loans	170,843
Bank owned life insurance	3,284
Core deposit intangible	2,831
Personal and real property	4,121
Other assets	2,576
Total assets	213,566
Liabilities and equity:
Deposits	151,973
Borrowed funds	38,250
Other liabilities	2,920
Total liabilities	193,143
Net assets acquired	20,423
Goodwill resulting from acquisition	$10,038

THE FIRST BANCSHARES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The outstanding principal balance and the carrying amount of these loans included in the consolidated balance sheet at June 30, 2018, are as follows ($ in thousands):
Outstanding principal balance	$168,958
Carrying amount	168,958
Note 3 — First Bancshares’ Acquisition of Southwest Banc Shares, Inc.
On March 1, 2018, First Bancshares completed its acquisition of Southwest Banc Shares, Inc., (“Southwest”), and immediately thereafter merged its wholly-owned subsidiary, First Community Bank, with and into The First. First Bancshares paid a total consideration of approximately $60.0 million to the Southwest shareholders as consideration in the merger which included 1,134,010 shares of First Bancshares common stock and $24 million in cash. In connection with the acquisition, preliminarily, First Bancshares recorded approximately $24.8 million of goodwill and $4.2 million of core deposit intangible. The core deposit intangible will be expensed over 10 years.
First Bancshares acquired the $274.7 million loan portfolio at an estimated fair value discount of $8.4 million. The discount represents expected credit losses, adjusted for market interest rates and liquidity adjustments.
Expenses associated with the acquisition were $4.0 million for the six month period ended June 30, 2018. These costs included systems conversions and integrating operations charges, as well as legal and consulting expenses, which have been expensed as incurred.
The preliminary amounts of the acquired identifiable assets and liabilities as of the acquisition date were as follows ($ in thousands):
Purchase price:
Cash and stock	$60,005
Total purchase price	60,005
Identifiable assets:
Cash and due from banks	44,836
Investments	66,940
Loans	266,307
Bank owned life insurance	5,885
Core deposit intangible	4,177
Personal and real property	10,500
Other assets	3,226
Total assets	401,871
Liabilities and equity:
Deposits	357,221
Borrowed funds	6,858
Other liabilities	2,561
Total liabilities	366,640
Net assets acquired	35,231
Goodwill resulting from acquisition	$24,774

THE FIRST BANCSHARES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

During the quarter, adjustments were made to the acquired identifiable assets and liabilities which included adjustments to fair values, reclassifications of balances and break out of bank owned life insurance. Loans were adjusted down by $3.6 million to reflect the sales price of acquired loans that were subsequently sold. Deferred tax assets increased $0.7 million and various other assets increased $0.4 million. As a result of these changes and the confirmation of  $5.9 million bank owned life insurance, total assets acquired increased $3.4 million and total liabilities increased $0.5 million, resulting in a decrease to goodwill of  $2.9 million.
The outstanding principal balance and the carrying amount of these loans included in the consolidated balance sheet at June 30, 2018, are as follows ($ in thousands):
Outstanding principal balance	$240,831
Carrying amount	237,603
Note 4 — First Bancshares’ Proposed Acquisition of FMB Banking Corporation
On July 23, 2018, First Bancshares entered into entered into an Agreement and Plan of Merger (the “FMB Merger Agreement”) with FMB Banking Corporation, a Florida corporation (“FMB”), whereby FMB will be merged with and into First Bancshares (the “FMB Merger”). Pursuant to the FMB Merger Agreement, each outstanding share of FMB common stock issued and outstanding immediately prior to the effective time of the FMB Merger will be converted into the right to receive, at the election of each FMB shareholder, either (i) $204.70 in cash, which we refer to as the cash consideration, or (ii) 5.6391 shares of First Bancshares common stock, which we refer to as to the stock consideration. The election of stock consideration or cash consideration will be subject to proration such that 80% of the issued and outstanding shares of FMB common stock will be exchanged for First Bancshares common stock and 20% will be exchanged for cash. As a result, if the aggregate number of shares with respect to which a valid stock or cash election has been made exceeds these limits, shareholders who have elected the form of merger consideration that has been over-subscribed in excess of these limits will have the mixture of stock consideration and cash consideration they receive adjusted in accordance with the proration procedures set forth in the merger agreement so that such limits are not exceeded.
The following table summarizes the calculation of the purchase price and the preliminary allocation of the purchase price to the estimated fair value of assets and liabilities (in thousands):
Purchase price:
Cash paid and value of stock issued		$80,000
Fair Value of assets acquired:
Cash and due from banks	22,867
Securities, FHLB Stock and FNBB Stock	103,902
Loans, net	321,901
Buildings, furniture, fixtures and equipment	12,161
Core deposit intangible	6,050
Other assets	16,040
Total assets	482,921
Fair value of liabilities acquired:
Deposits	421,523
Other borrowings	14,506
Other liabilities	4,756
Total liabilities	440,785
Fair Value of net assets acquired		42,136
Preliminary pro forma goodwill		$37,864

THE FIRST BANCSHARES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 5 — Pro Forma Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current assumptions and valuations, which are subject to change:
(1)
Adjustment reflects the deferred tax impact of fair value adjustments and core deposit intangible.

(2)
Adjustment reflects elimination of historical allowance for loan losses.

(3)
Adjustment reflects payment of cash consideration of  $16.0 million and transaction costs of $10.0 million related to FMB and $2.4 million in additional transaction costs related to Sunshine.

(4)
Adjustment reflects estimated fair value discount due to credit worthiness.

(5)
Adjustment reflects estimated fair value of acquired core deposit intangible of  $6.1 million. The anticipated core deposit intangible will be calculated as the present value of the difference between a market participant’s cost of obtaining alternative funds and the cost to maintain the acquired deposit base. Deposit accounts that are evaluated as part of the core deposit intangible include demand deposit, money market and savings accounts.

(6)
Adjustment reflects common stock issued in merger, net of the elimination of FMB’s historical stockholder’s equity.

(7)
Adjustment reflects the excess of the purchase price over the estimated fair value of net assets acquired.

(8)
Adjustment reflects an adjustment for the fair value of buildings.

(9)
Interest income on loans was adjusted to reflect the anticipated difference between the contractual interest rate earned on loans and estimated discount accretion over the remaining life of the acquired loans based on current market yields for similar loans.

(10)
Interest expense on deposits was adjusted to reflect the anticipated amortization of the time deposit fair value adjustment over the remaining life of the deposits.

(11)
Adjustment to depreciation expense relating to the fair value of buildings over their estimated useful lives.

(12)
For the calendar year 2017, additional nonrecurring merger related costs are expected to be as follows: $5.8 million for Southwest, $4.6 million for Sunshine and $10.0 million for FMB. For the interim period June 30, 2018, additional nonrecurring merger related costs are expected to be as follows:

$2.4 million for Sunshine and $10.0 million for FMB. These direct transaction related expenses are not included in the unaudited pro forma consolidated income statements.
(13)
Adjustment reflects the anticipated amortization of core deposit intangible over an estimated ten year useful life and calculated on a straight-line basis.

(14)
Adjustment reflects the tax impact of the pro forma acquisition accounting adjustments, as well as the tax impact due to the S Corp status at effective tax rate.

UNAUDITED COMPARATIVE PER SHARE INFORMATION
The following table sets forth for First Bancshares and FMB common stock certain historical, pro forma and pro forma equivalent per share financial information. The pro forma information for First Bancshares, Southwest and Sunshine presented below gives effect to the acquisition of Southwest and Sunshine as if those acquisitions by First Bancshares had been effective on January 1, 2017 in the case of net income per common share and dividends declared per common share. Because the Southwest and Sunshine acquisitions closed on March 1, 2018 and April 1, 2018, respectively, the impact of these acquisitions is included in book value per common share amount at June 30, 2018. The information presented below should be read together with the historical consolidated financial statements of First Bancshares, including the related notes, filed by First Bancshares with the SEC and incorporated by reference into this proxy statement/prospectus, and the historical consolidated financial statements of FMB, including the related notes, respectively, included elsewhere in this proxy statement/prospectus.
The pro forma and pro forma equivalent per share information gives effect to the FMB merger as if the transaction had been effective on the date presented, in the case of book value data, and as if the transaction had been effective on January 1, 2017, in the case of the income and dividend data. The pro forma information in the table assumes that the mergers are accounted for under the acquisition method of accounting. This information is presented for illustrative purposes only. You should not rely on the pro forma combined or pro forma equivalent amounts as they are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs or other factors that may result as a consequence of the mergers and, accordingly, does not attempt to predict or suggest future results.
	First Bancshares Historical	First Bancshares, Southwest and Sunshine Pro Forma Combined(1)	FMB Historical	First Bancshares, Southwest, Sunshine and FMB Pro Forma Combined(2)	FMB Equivalent Pro Forma(3)
As of and for the year ended December 31, 2017
Income (loss) from continuing operations attributable to common shareholders per common share, basic	$1.12	$1.21	$12.39	$1.40	$7.89
Income (loss) from continuing operations attributable to common shareholders per common share, diluted	1.11	1.20	12.39	1.39	7.84
Cash dividends paid per common share	0.1125	0.1125	6.89	0.1125	0.6344
Book value per common share	19.92	23.13	106.28	27.85	157.04
As of and for the six months ended June 30, 2018
Income (loss) from continuing operations attributable to common shareholders per common share, basic	$0.75	$0.63	$6.27	$0.72	$11.22
Income (loss) from continuing operations attributable to common shareholders per common share, diluted	0.74	0.63	6.27	0.72	11.14
Cash dividends paid per common share	0.1000	0.1000	8.73	0.1000	1.5560
Book value per common share	21.88	21.77	99.16	22.87	355.81

(1)
The unaudited pro forma information for First Bancshares, Southwest and Sunshine gives effect to such acquisitions as if they had been effective on January 1, 2017 in the case of earnings per share and cash dividend data. Because the Southwest and Sunshine acquisitions closed on March 1, 2018 and April 1, 2018, respectively, the impact of these acquisitions is included in book value per common share amounts at June 30, 2018.

(2)
Pro forma combined amounts are calculated by adding together First Bancshares, Southwest and Sunshine pro forma combined amounts, together with the historical amounts as reported by FMB, adjusted for the estimated purchase accounting adjustments to be recorded in connection with the

FMB merger and an estimated 1,763,076 shares of First Bancshares common stock to be issued in connection with the merger with FMB based on the terms of the merger agreement and on the number of outstanding shares of FMB common stock as of September 24, 2018.
(3)
The equivalent pro forma per share data for FMB is computed by multiplying First Bancshares, Southwest, Sunshine and FMB pro forma combined amounts, as defined in (2) above, by 5.6391.

COMPARATIVE MARKET PRICES AND DIVIDENDS
The First Bancshares, Inc.
First Bancshares common stock is listed on the NASDAQ Global Market under the symbol “FBMS.” As of September 24, 2018, the latest practicable date prior to this proxy statement/prospectus, there were approximately 13,075,086 shares of First Bancshares common stock outstanding, which were held by approximately 2,190 holders of record. The following table sets forth the high and low reported intra-day sales prices per share of First Bancshares common stock and the cash dividends declared per share for the periods indicated.
	First Bancshares Common Stock
	Sales Price		Dividends Declared Per Share
	High	Low
2016
First Quarter	$18.50	$15.32	$0.0375
Second Quarter	$17.72	$15.50	$0.0375
Third Quarter	$19.55	$16.99	$0.0375
Fourth Quarter	$28.50	$17.10	$0.0375
2017
First Quarter	$30.80	$26.00	$0.0375
Second Quarter	$28.75	$26.75	$0.0375
Third Quarter	$30.85	$26.10	$0.0375
Fourth Quarter	$34.70	$27.99	$0.0375
2018
First Quarter	$35.10	$31.00	$0.0500
Second Quarter	$36.60	$30.25	$0.0500
Third Quarter (through September 24, 2018)	$41.10	$35.80	$0.0500
On July 23, 2018, the last full trading day before the public announcement of the merger agreement, the closing sale price per share of First Bancshares common stock was $36.45, and on September 24, 2018, the latest practicable date before the date of this proxy statement/prospectus, the closing sale price per share of First Bancshares common stock was $40.05.
FMB shareholders are advised to obtain current market quotations for First Bancshares common stock and FMB common stock. The market price of First Bancshares common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of First Bancshares common stock before or after the effective date of the merger. Changes in the market price of First Bancshares common stock prior to the completion of the merger will affect the market value of the merger consideration that FMB shareholders will receive.
The principal sources of funds to First Bancshares to pay dividends are the dividends received from The First. Consequently, dividends are dependent upon The First’s earnings, capital needs, regulatory policies, as well as statutory and regulatory limitations. Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. Approval by First Bancshares’ regulators is required if the total of all dividends declared in any calendar year exceed the total of its net income for that year combined with its retained net income of the preceding two years. See “Description of Capital Stock — Common Stock — Dividends.”
FMB Banking Corporation
As of the record date for the FMB special meeting, there were approximately 390,815 shares of FMB common stock outstanding, which were held by approximately 68 holders of record. FMB common stock is not listed on any established securities exchange or quotation system. Accordingly, there is no established public trading market for FMB common stock and as a result, any market in FMB common stock prior to the merger should be characterized as illiquid and irregular. Privately negotiated trades of FMB common stock occur from time to time without pricing information being made known to FMB management. These transactions represent privately negotiated transactions directly between the purchaser and seller and are not subject to any reporting system. Since January 1, 2016, there were no sales of FMB common stock to management’s knowledge or for which pricing information for any such sale was provided to FMB management. The following table shows the cash dividends declared per share for the periods indicated.
FMB Common Stock
Dividends Declared Per Share
2016
First Quarter	$6.77
Second Quarter	$1.00
Third Quarter	$1.12
Fourth Quarter	__
2017
First Quarter	$4.11
Second Quarter	$1.27
Third Quarter	$1.51
Fourth Quarter	__
2018
First Quarter	$7.06
Second Quarter	$1.67
Third Quarter (through September 24, 2018)	$0.69
FMB’s cash dividend payout policy is continually reviewed by management and the FMB board of directors. The payment of dividends depends upon a number of factors, including taxable income attributable to shareholders from FMB’s operations, capital requirements, FMB’s and Farmers & Merchants’ financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. Future dividends are not guaranteed and will depend on FMB’s ability to pay them. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in future periods. FMB’s future payment of dividends may depend, in part, upon receipt of dividends from Farmers & Merchants.
Federal and state regulations also restrict the ability of Farmers & Merchants to pay dividends and make other capital distributions to FMB. Generally, a Florida-chartered commercial bank that meets the capital conservation buffer requirement may make capital distributions during any calendar year equal to retained net profits of the previous two calendar years and the current year-to-date earnings. Farmers & Merchants must maintain a capital conservation buffer consisting of common equity tier 1 capital above the required minimum levels in order to avoid limitations on capital distributions and discretionary bonus payments. This buffer is currently 1.875% of risk-weighted assets and will increase to 2.5% on January 1, 2019.

RISK FACTORS
In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”
Risks Related to the Merger
Because of the fixed exchange ratio and the fluctuation of the market price of First Bancshares common stock, FMB shareholders will not know at the time of the special meeting the market value of the stock consideration they will receive.
Pursuant to the merger agreement, each share of FMB common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive, at the election of each FMB shareholder, either (i) $204.70 in cash, which we refer to as the cash consideration, or (ii) 5.6391 shares of First Bancshares common stock, which we refer to as the stock consideration, provided that the total mix of merger consideration shall be fixed at 80% stock and 20% cash, and if the stock consideration or the cash consideration is over-subscribed, the exchange agent will make adjustments to the elections of FMB shareholders whose elections were in excess of these limits in order to preserve that mix of merger consideration.
The market value of the stock consideration may vary from the market value on the date FMB and First Bancshares announced the merger, on the date that this proxy statement/prospectus is mailed, on the date of the FMB special meeting and on the date the merger is completed and thereafter due to fluctuations in the market price of First Bancshares common stock. Any fluctuation in the market price of First Bancshares common stock after the date of this proxy statement/prospectus will change the value of the shares of First Bancshares common stock that FMB shareholders may receive. Stock price changes may result from a variety of factors that are beyond the control of First Bancshares and FMB, including but not limited to general market and economic conditions, changes in their respective businesses, operations and prospects and regulatory considerations. Therefore, at the time of the FMB special meeting, FMB shareholders will not know the precise market value of the stock consideration they may receive at the effective time of the merger. FMB shareholders should obtain current sale prices for shares of First Bancshares common stock and FMB common stock before voting their shares at the FMB special meeting.
The merger and related transactions are subject to approval by FMB shareholders.
The merger cannot be completed unless the FMB shareholders approve the merger agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of FMB’s common stock entitled to vote at the FMB special meeting.
Failure to complete the merger could negatively affect the value of the shares and the future business and financial results of FMB.
If the merger is not completed, the ongoing business of FMB could be adversely affected and FMB will be subject to a variety of risks associated with the failure to complete the merger, including the following:
•
FMB being required, under certain circumstances, to pay to First Bancshares a termination fee equal to $3,200,000;

•
substantial costs incurred by FMB in connection with the proposed merger, such as legal, accounting, financial advisor, filing, printing and mailing fees;

•
the loss of key employees and customers;

•
the disruption of operations and business;

•
deposit attrition, customer loss and revenue loss;

•
unexpected problems with costs, operations, personnel, technology and credit;

•
diversion of management focus and resources from operational matters and other strategic opportunities while working to implement the merger; and

•
reputational harm due to the adverse perception of any failure to successfully complete the merger.

If the merger is not completed, these risks could materially affect the business, financial results and the value of FMB common stock.
FMB will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on FMB. These uncertainties may impair FMB’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with FMB to seek to change existing business relationships with FMB. Retention of certain employees by FMB may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with FMB or First Bancshares. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with FMB or First Bancshares, FMB’s business or the business assumed by First Bancshares following the merger could be harmed. In addition, FMB has agreed to certain contractual restrictions on the operation of its business prior to closing. See “The Merger Agreement — Covenants and Agreements” for a description of the restrictive covenants applicable to FMB.
The merger agreement limits FMB’s ability to pursue an alternative acquisition proposal and requires FMB to pay a termination fee of  $3,200,000 under limited circumstances relating to alternative acquisition proposals.
Under the merger agreement, FMB has agreed not to solicit, initiate, encourage or induce the making, submission, negotiation or announcement of any alternative business combination transaction or, subject to certain exceptions, participate in discussions or negotiations regarding, or furnish any non-public information relating to, any alternative business combination transaction. See “The Merger Agreement —  No Solicitation” on page 87. The merger agreement also provides for FMB to pay to First Bancshares a termination fee in the amount of  $3,200,000 in the event that the merger agreement is terminated for certain reasons. See “The Merger Agreement — Termination Fee” on page 91. These provisions could discourage a potential competing acquirer that might have an interest in acquiring FMB from considering or making a competing acquisition proposal, even if the potential competing acquirer was prepared to pay consideration with a higher per share cash value than the market value proposed to be received or realized in the merger, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the merger agreement.
The merger agreement contains provisions granting both FMB and First Bancshares the right to terminate the merger agreement in certain circumstances.
The merger agreement contains certain termination rights, including the right, subject to certain exceptions, of either party to terminate the merger agreement if the merger is not completed on or prior to January 1, 2019 (subject to automatic extension to March 31, 2019 if the only outstanding condition to closing is the receipt of regulatory approvals), and the right of FMB to terminate the merger agreement, subject to certain conditions, if the average closing price of First Bancshares common stock over a specified period prior to completion of the merger decreases below certain specified thresholds, or to accept a business combination transaction deemed to be superior to the merger by the FMB board of directors. If the merger is not completed, the ongoing business of FMB could be adversely affected and FMB will be subject to several risks, including the risks described elsewhere in this “Risk Factors” section.
The merger is subject to a number of conditions which, if not satisfied or waived in a timely manner, would delay the merger or adversely impact the companies’ ability to complete the transactions.
The completion of the merger is subject to certain conditions, including, among others, the (1) approval of the merger agreement by the holders of at least a majority of the outstanding shares of FMB common stock entitled to vote at the FMB special meeting; (2) the receipt of all required regulatory approvals for the merger, without the imposition of any material on-going conditions or restrictions, and the expiration of all regulatory waiting periods; (3) the absence of any legal restraint (such as an injunction or restraining order) that would prevent the consummation of the merger; (4) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part; (5) each party’s receipt of a tax opinion from its respective outside legal counsel, dated the closing date of the merger, confirming the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code; (6) the Plan of Bank Merger in the form attached as Exhibit B to the merger agreement attached as Annex A to this document being executed and delivered; (7) the absence of 10% or more of the outstanding shares of FMB’s common stock exercising their appraisal rights; (8) the execution of an agreement terminating the FMB shareholders’ agreement as of the effective time of the merger; (9) FMB shall have complied with its obligations with respect to employee benefit plans as required by the merger agreement, including the termination of certain plans and agreements; (10) the absence of the occurrence of a material adverse effect on FMB or First Bancshares; and (11) other customary closing conditions set forth in the merger agreement. See “The Merger Agreement — Conditions to Completion of the Merger” on page 89. While it is currently anticipated that the merger will be completed during the fourth quarter of 2018, there can be no assurance that such conditions will be satisfied in a timely manner or at all, or that an effect, event, development or change will not transpire that could delay or prevent these conditions from being satisfied. Accordingly, there can be no guarantee with respect to the timing of the closing of the merger, whether the merger will be completed at all and when FMB shareholders would receive the merger consideration, if at all.
First Bancshares and FMB may waive one or more of the conditions to the merger without re-soliciting shareholder approval for the merger.
Each of the conditions to the obligations of First Bancshares and FMB to complete the merger may be waived, in whole or in part, to the extent permitted by applicable law, by agreement of First Bancshares and FMB, if the condition is a condition to both parties’ obligation to complete the merger, or by the party for which such condition is a condition of its obligation to complete the merger. The boards of directors of First Bancshares and FMB may evaluate the materiality of any such waiver to determine whether amendment of this proxy statement/prospectus and re-solicitation of proxies are necessary. First Bancshares and FMB, however, generally do not expect any such waiver to be significant enough to require re-solicitation of shareholders. In the event that any such waiver is not determined to be significant enough to require re-solicitation of shareholders, the companies will have the discretion to complete the merger without seeking further shareholder approval.
The termination of the FMB shareholders’ agreement requires action by a greater percentage of the shares of FMB common stock than the approval of the merger.
The obligation of First Bancshares to complete the merger is conditioned upon receipt of an executed agreement documenting the termination of the FMB shareholders’ agreement. The FMB shareholders’ agreement may only be terminated by a written agreement executed by FMB shareholders holding no less than 66 2∕3% of the shares of FMB common stock issued and outstanding, which is a higher threshold than the required number of votes for the approval of the merger. Therefore, it is possible that the requisite FMB shareholder approval is obtained for the merger, but an insufficient number of shareholders execute the agreement to terminate the FMB shareholders’ agreement, in which case First Bancshares will not be required to complete the merger unless it chooses to waive the condition that FMB deliver an executed agreement terminating the FMB shareholders’ agreement.
Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.
Before the transactions contemplated by the merger agreement may be completed, approvals must be obtained from various regulatory authorities, which include the Federal Reserve Board, the OCC, and other securities and regulatory authorities. These governmental entities may request additional information or materials regarding the regulatory applications and notices submitted by First Bancshares and FMB, or may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying the completion of the merger or of imposing additional costs or limitations on the combined company following the merger. The regulatory approvals may not be received at all, may not be received in a timely fashion, and may contain conditions on the completion of the merger that are not anticipated or cannot be met. There can be no assurance as to whether these and other regulatory approvals will be received, the timing of those approvals, or whether any conditions will be imposed. See “The Merger — Regulatory Approvals Required for the Merger” on page 64.
The directors and executive officers of FMB have interests in seeing the merger completed that are different from, or in addition to, those of the other FMB shareholders.
The directors and executive officers of FMB have arrangements that provide them with interests in the merger that are different from, or in addition to, those of the shareholders of FMB generally. These interests and arrangements may create potential conflicts of interest and may influence or may have influenced the directors and executive officers of FMB to support or approve the merger and the merger agreement. See “The Merger — Interests of FMB’s Directors and Executive Officers in the Merger” beginning on page 61.
The opinion of FMB’s financial advisor does not reflect changes in circumstances between the date of such opinion and the completion of the merger.
FMB’s board of directors received an opinion from its financial advisor as to the fairness of the merger consideration from a financial point of view as of the date of such opinion. Subsequent changes in the operations and prospects of FMB or First Bancshares, general market and economic conditions and other factors that may be beyond the control of FMB or First Bancshares, may significantly alter the value of FMB or First Bancshares or the price of the shares of First Bancshares common stock by the time the merger is completed. The opinion does not address the fairness of the merger consideration from a financial point of view at the time the merger is completed, or as of any other date other than the date of such opinion. The opinion of FMB’s financial advisor is attached as Annex B to this proxy statement/prospectus. For a description of the opinion, see “The Merger — Opinion of FMB’s Financial Advisor” on page 50.
The merger may be completed even though First Bancshares or FMB experiences adverse changes in its business.
In general, either First Bancshares or FMB may refuse to complete the merger if the other party suffers a material adverse effect on its business prior to the closing of the merger. However, certain types of changes or occurrences with respect to First Bancshares or FMB would not prevent the merger from going forward, even if the change or occurrence would have adverse effects on First Bancshares or FMB, including the following:
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changes in banking and similar laws of general applicability or interpretations thereof by governmental authorities, if such changes do not have a disproportionate impact on the affected company;

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changes in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally, if such changes do not have a disproportionate impact on the affected company;

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changes in global, national or regional political conditions including the outbreak of war or acts of terrorism, or in economic or market conditions affecting the financial services industry generally, if such changes do not have a disproportionate impact on the affected company;

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public disclosure of the transactions contemplated or actions expressly required by the merger agreement or actions or omissions that are taken with the prior written consent of the other party, or as otherwise expressly permitted or contemplated by the merger agreement;

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any failure by FMB of First Bancshares to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (but not including the underlying causes thereof);

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changes in the trading price or trading volume of First Bancshares common stock (but not including the underlying causes thereof unless otherwise specifically excluded); however, FMB may terminate the merger agreement if  (i) the average closing price of First Bancshares common stock during a specified period prior to closing is less than $30.98 and (ii) First Bancshares common stock underperforms the KBW Regional Banking Index by more than 15%, unless First Bancshares elects to make a compensating adjustment to the exchange ratio; and

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the impact of the merger agreement and the transactions contemplated thereby on relationships with customers or employees, including the loss of personnel subsequent to the date of the merger agreement.

Litigation in transactions of this type are sometimes filed against the board of directors of either party that could prevent or delay the completion of the merger or result in the payment of damages following completion of the merger.
In connection with the merger, it is possible that FMB shareholders may file putative class action lawsuits against the boards of directors of First Bancshares and/or FMB. Among other remedies, these shareholders could seek to enjoin the merger. The outcome of any such litigation would be uncertain. If a dismissal is not granted or a settlement is not reached, such potential lawsuits could prevent or delay completion of the merger and result in substantial costs to First Bancshares and FMB. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is consummated may adversely affect the combined company’s business, financial condition, results of operations, cash flows and market price.
Risks Related to the Combined Company Following the Merger
The combined company expects to incur substantial expenses related to the merger.
The combined company expects to incur substantial expenses in connection with completing the merger and integrating the business and operations of FMB and First Bancshares. Although First Bancshares and FMB have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the merger could, particularly in the near term, exceed the savings that the combined company expects to achieve from the integration of the businesses following the completion of the merger.
Following the merger, the combined company may be unable to integrate FMB’s business with First Bancshares successfully and realize the anticipated synergies and other benefits of the merger or do so within the anticipated timeframe.
The merger involves the combination of two companies that currently operate as independent companies, as well as the companies’ subsidiaries. Although the combined company is expected to benefit from certain synergies, including cost savings, the combined company may encounter potential difficulties in the integration process, including:
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the inability to successfully combine FMB’s business with First Bancshares in a manner that permits the combined company to achieve the cost savings anticipated to result from the merger, which would result in the anticipated benefits of the merger not being realized in the timeframe currently anticipated or at all;

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the risk of not realizing all of the anticipated operational efficiencies or other anticipated strategic and financial benefits of the merger within the expected timeframe or at all;

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potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the merger; and

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performance shortfalls as a result of the diversion of management’s attention caused by completing the merger and integrating the companies’ operations.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of the combined company’s management, the disruption of the combined company’s ongoing business or inconsistencies in the combined company’s operations, any of which could adversely affect the ability of the combined company to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger, or could otherwise adversely affect the business and financial results of the combined company.
Following the merger, the combined company may be unable to retain key employees.
The success of the combined company after the merger will depend in part upon its ability to retain key employees. Simultaneous with the execution of the merger agreement, First Bancshares entered into employee agreements with certain key employees of FMB, the effectiveness of which is conditioned upon the completion of the merger. However, key employees may depart either before or after the merger because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company following the merger. Accordingly, no assurance can be given that FMB or First Bancshares or, following the merger, the combined company will be able to retain key employees.
The voting power of FMB shareholders will be diluted by the merger.
The merger will result in FMB shareholders having an ownership stake in the combined company that is smaller than their current stake in FMB. Upon completion of the merger of FMB with First Bancshares, we estimate that FMB shareholders will own approximately 11.1% of the issued and outstanding shares of common stock of the combined company. Consequently, FMB shareholders, as a general matter, will have less influence over the management and policies of the combined company after the effective time of the merger than they currently exercise over the management and policies of FMB.
Future capital needs could result in dilution of shareholder investment.
First Bancshares’ board of directors may determine from time to time there is a need to obtain additional capital through the issuance of additional shares of its common stock or other securities. These issuances would dilute the ownership interests of its shareholders and may dilute the per share book value of First Bancshares common stock. New investors may also have rights, preferences and privileges senior to First Bancshares’ shareholders which may adversely impact its shareholders.
The unaudited pro forma combined consolidated financial information included elsewhere in this proxy statement/prospectus may not be representative of the combined company’s results after the merger with FMB, and accordingly, you have limited financial information on which to evaluate the combined company.
The unaudited pro forma combined consolidated financial information included elsewhere in this proxy statement/prospectus has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the merger with FMB been completed as of the date indicated, nor is it indicative of the future operating results or financial position of the combined company. The unaudited pro forma combined consolidated financial information presented elsewhere in this proxy statement/prospectus does not reflect future events that may occur after the merger. Such information is based in part on certain assumptions regarding the transactions contemplated by the FMB merger and the transactions relating thereto that First Bancshares believes are reasonable. Therefore, First Bancshares and FMB cannot assure you that the assumptions will prove to be accurate over time. For more information, see “Unaudited Pro Forma Combined Consolidated Financial Information.”
Risks Related to an Investment in the Combined Company’s Common Stock
The market price of the shares of common stock of the combined company may be affected by factors different from those affecting the price of shares of First Bancshares common stock before the merger.
The results of operations of the combined company, as well as the market price of shares of the common stock of the combined company after the merger, may be affected by factors in addition to those currently affecting First Bancshares’ or FMB’s results of operations and the market prices of shares of First

Bancshares common stock. Accordingly, the historical financial results of First Bancshares and FMB and the historical market prices of shares of First Bancshares common stock may not be indicative of these matters for the combined company after the merger. For a discussion of the businesses of First Bancshares and FMB and certain risks to consider in connection with evaluating the proposals to be considered at the FMB special meeting, see the documents incorporated by reference by First Bancshares into this proxy statement/prospectus referred to under “Where You Can Find More Information” beginning on page 135 and the information contained in FMB’s historical consolidated financial statements and notes thereto and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this proxy statement/prospectus, respectively.
The market price of the combined company’s common stock may decline as a result of the merger.
The market price of the combined company’s common stock may decline as a result of the merger if the combined company does not achieve the perceived benefits of the merger or the effect of the merger on the combined company’s financial results is not consistent with the expectations of financial or industry analysts. In addition, upon completion of the merger, First Bancshares and FMB shareholders will own interests in a combined company operating an expanded business with a different mix of assets, risks and liabilities. Current First Bancshares and FMB shareholders may not wish to continue to invest in the combined company, or for other reasons may wish to dispose of some or all of their shares of the combined company.
After the merger is completed, FMB shareholders who receive shares of First Bancshares common stock in the merger will have different rights that may be less favorable than their current rights as FMB shareholders.
After the closing of the merger, FMB shareholders who receive shares of First Bancshares common stock in the merger will have different rights than they currently have as FMB shareholders, which may be less favorable than their current rights as FMB shareholders. For a detailed discussion of the significant differences between the current rights of a shareholder of FMB and the rights of a shareholder of the combined company following the merger, see “Comparison of Rights of First Bancshares Shareholders and FMB Shareholders” beginning on page 126.
Certain Risks Related to Tax
The merger may have adverse tax consequences.
Each of First Bancshares and FMB expects that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and each will receive a legal opinion to that effect. A legal opinion represents the judgment of counsel rendering the opinion and is not binding on the Internal Revenue Service or the courts. If the merger were to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, then each U.S. holder of FMB common stock generally would recognize gain or loss, as applicable, equal to the difference between (1) the sum of the fair market value of the shares of First Bancshares common stock received by such U.S. holder in the merger and the amount of cash received by such U.S. holder in the merger and (2) its adjusted tax basis in the shares of FMB common stock surrendered in exchange therefor. See “The Merger — Material U.S. Federal Income Tax Considerations” beginning on page 65.
Risks Related to First Bancshares’ Business
There are certain risks relating to First Bancshares’ business.
You should read and consider risk factors specific to First Bancshares’ business that will also affect the combined company after the merger. These risks are described in the section entitled “Risk Factors” in First Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” on page 135 for the location of information incorporated by reference into this proxy statement/prospectus.

THE FMB SPECIAL MEETING
This proxy statement/prospectus is being provided to the holders of FMB common stock as part of a solicitation of proxies by the FMB board of directors for use at the FMB special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment thereof. This proxy statement/prospectus provides the holders of FMB common stock with information they need to know to be able to vote or instruct their vote to be cast at the FMB special meeting.
General
FMB is furnishing this proxy statement/prospectus to the holders of FMB common stock as of the record date for use at FMB’s special meeting and any adjournment or postponement of its special meeting.
Date, Time and Place
The FMB special meeting will be held at FMB’s executive board room located at 101 North Cherry Street, Monticello, Florida, on October 29, 2018, at 2:00 p.m., Eastern Time, subject to any adjournment or postponement thereof.
Purpose of the FMB Special Meeting
At the FMB special meeting, FMB shareholders will be asked to consider and vote on the following:
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Proposal One:   The Merger Proposal — To approve the merger agreement, which we refer to as the merger proposal; and

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Proposal Two:   The Adjournment Proposal — To approve the adjournment of the FMB special meeting to a later date or dates, if the FMB board of directors determines it is necessary, among other things, to permit solicitation of additional proxies if there are not sufficient votes at the time of the FMB special meeting to approve the merger proposal.

Completion of the merger is conditioned on, among other things, the approval of the merger agreement by the FMB shareholders.
No other matter can be brought up or voted upon at the FMB special meeting.
Proposal One: Merger Proposal
FMB is asking its shareholders to approve the merger proposal. After careful consideration, FMB’s board of directors determined that the merger agreement and the transactions contemplated thereby, including the merger, were advisable and in the best interests of FMB and FMB’s shareholders.
FMB shareholders should carefully read this document in its entirety, including the annexes and the documents incorporated by reference, for more detailed information concerning the merger agreement and the merger. For a detailed discussion of the merger, including the terms and conditions of the merger agreement, see “The Merger Agreement,” beginning on page 75. In addition, FMB shareholders are directed to the merger agreement, a copy of which is attached as Annex A to this document and incorporated in this document by reference.
Proposal Two: Adjournment Proposal
If, at the FMB special meeting, the number of shares of FMB common stock present or represented and voting in favor of the merger proposal is insufficient to approve the merger proposal, FMB may move to adjourn the FMB special meeting in order to enable the FMB board of directors to solicit additional proxies for approval of the merger proposal. In that event, FMB’s shareholders will be asked to vote upon the adjournment proposal and not the merger proposal.
In the adjournment proposal, FMB is asking its shareholders to authorize the holder of any proxy solicited by its board of directors to vote in favor of granting discretionary authority to the FMB board of directors to adjourn the FMB special meeting to another time and place for the purpose of soliciting additional proxies. If FMB’s shareholders approve the adjournment proposal, FMB could adjourn the FMB special meeting and any adjourned session of the FMB special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from FMB shareholders who have previously voted.
Recommendation of the FMB Board of Directors
On July 17, 2018, the FMB board of directors unanimously determined that the merger and the other transactions contemplated by the merger agreement are in the best interests of FMB and its shareholders and it approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.
Accordingly, the FMB board of directors unanimously recommends that FMB shareholders vote as follows:
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“FOR” Proposal One approving the merger agreement; and

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“FOR” Proposal Two approving the adjournment of the FMB special meeting if necessary to permit the solicitation of additional proxies if there are not sufficient votes at the time of the FMB special meeting to approve the merger agreement.

Holders of FMB common stock should carefully read this proxy statement/prospectus, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the merger agreement, the merger and the other transactions contemplated by the merger agreement.
Record Date; Shareholders Entitled to Vote
The record date for the FMB special meeting is September 21, 2018, which we refer to herein as the FMB record date. Only record holders of shares of FMB common stock as of the close of business (5:00 p.m. Eastern Time), on the FMB record date are entitled to notice of, and to vote at, the FMB special meeting or any adjournment thereof. At the close of business on the FMB record date, the only outstanding securities of FMB with a right to vote on the proposals were FMB common stock, with 390,815 shares of FMB common stock issued and outstanding. Each share of FMB common stock outstanding on the FMB record date is entitled to one vote on each proposal.
Quorum and Adjournment
No business may be transacted at the FMB special meeting unless a quorum is present. Holders representing at least a majority of the shares of FMB common stock entitled to vote at the FMB special meeting must be present, in person or represented by proxy, to constitute a quorum.
Approval of the adjournment proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the matter. No notice of an adjourned FMB special meeting need be given if the new date, time and place are announced at the special meeting before adjournment, and no new record date is required to be set. If the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, a new record date must be set and a new notice must be given to the shareholders as of the new record date. At any adjourned FMB special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the FMB special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned FMB special meeting.
All shares of FMB common stock represented at the FMB special meeting, including shares that are represented but that vote to abstain, will be treated as present for purposes of determining the presence or absence of a quorum.

Vote Required for Approval; Abstentions; Failure to Vote
The required votes to approve the FMB proposals are as follows:
Proposal One: The Merger Proposal — Approving the merger proposal requires the affirmative vote of at a majority of the issued and outstanding shares of FMB common stock entitled to vote at the FMB special meeting. Failure to vote and abstentions will have the same effect as a vote “AGAINST” this proposal.
Proposal Two: The Adjournment Proposal — Approving the adjournment proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the matter. Failures to vote will have no effect on this proposal, but abstentions will have the same effect as a vote “AGAINST” this proposal.
If you sign your proxy but do not indicate your vote, your proxy will be voted “FOR” each proposal.
Voting by FMB Directors and Executive Officers
At the close of business on the FMB record date, FMB directors and executive officers and their affiliates were entitled to vote 145,092 shares of FMB common stock, excluding shares held in a fiduciary capacity and subject to the voting direction of the beneficial owner, or approximately 37.1% of the shares of FMB common stock outstanding on that date. FMB expects that its directors and executive officers and their affiliates will vote their shares in favor of both of the FMB proposals.
FMB Common Stock Subject to Voting Agreements
All directors of FMB and Farmers & Merchants who have voting power over shares of FMB common stock, solely in their capacity as shareholders of FMB, have entered into voting agreements with First Bancshares pursuant to which they have agreed to vote their shares of FMB common stock in favor of the approval of the merger agreement and the merger and against the approval or adoption of any proposal made in opposition to the merger. As of the FMB record date, 145,092 shares of FMB common stock, or approximately 37.1% of the outstanding shares of FMB common stock entitled to vote at the FMB special meeting, are bound by the voting agreements.
Voting on Proxies by Holders of Record; Incomplete Proxies
If you were a record holder of FMB common stock at the close of business on the FMB record date, a proxy card is enclosed for your use. FMB requests that you vote your shares as promptly as possible by submitting your FMB proxy card by mail using the enclosed return envelope. When the accompanying proxy card is returned properly executed, the shares of FMB common stock represented by it will be voted at the FMB special meeting or any adjournment thereof in accordance with the instructions contained in the proxy card.
If a record holder returns an executed proxy card without an indication as to how the shares of FMB common stock represented by it are to be voted with regard to a particular proposal, the shares of FMB common stock represented by the proxy will be voted in accordance with the recommendation of the FMB board of directors and, therefore, such shares will be voted:
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“FOR” Proposal One approving the merger agreement; and

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“FOR” Proposal Two approving the adjournment of the FMB special meeting if necessary to permit the solicitation of additional proxies if there are not sufficient votes at the time of the FMB special meeting to approve the merger agreement.

At the date hereof, the FMB board of directors has no knowledge of any business that will be presented for consideration at the FMB special meeting and that would be required to be set forth in this proxy statement/prospectus or the related proxy card other than the matters set forth in FMB’s Notice of Special Meeting of Shareholders.

Your vote is important. Accordingly, if you were a record holder of FMB common stock on the FMB record date, please sign and return the enclosed proxy card whether or not you plan to attend the FMB special meeting in person.
Revocation of Proxies and Changes to a FMB Shareholder’s Vote
A FMB shareholder entitled to vote at the FMB special meeting may revoke a proxy at any time before such time that the proxy card for any such holders of FMB common stock must be received at the FMB special meeting by taking any of the following actions:
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delivering written notice of revocation to Judith A. Farmer, Corporate Secretary, FMB Banking Corporation, 200 East Washington Street, Monticello, Florida 32344;

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delivering a proxy card bearing a later date than the proxy that such shareholder desires to revoke; or

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attending the FMB special meeting and voting in person.

Attendance at the FMB special meeting will not, however, by itself, constitute a vote or revocation of a prior proxy.
Solicitation of Proxies
The FMB board of directors is soliciting proxies for the FMB special meeting from holders of its FMB common stock entitled to vote at the FMB special meeting. In accordance with the merger agreement, FMB will pay its own cost of soliciting proxies from its shareholders, including the cost of mailing this proxy statement/prospectus. In addition to solicitation of proxies by mail, proxies may be solicited by FMB’s officers, directors and regular employees, without additional remuneration, by personal interview, telephone, e-mail or other means of communication.
FMB will make arrangements with the relevant custodian or other fiduciary to forward proxy solicitation materials to beneficial owners of FMB common stock held in the FMB Banking Corp. Employee Stock Ownership Plan. FMB will reimburse the custodian for the reasonable expenses incurred in forwarding the proxy materials.
Attending the FMB Special Meeting; Voting in Person
Only record holders of FMB common stock on the record date, their duly appointed proxies, and invited guests may attend the FMB special meeting. However, only holders of FMB common stock will be entitled to vote.
Assistance
If you need assistance in completing your proxy card, have questions regarding the FMB special meeting, or would like additional copies of this proxy statement/prospectus, please contact Judith A. Farmer, Corporate Secretary, at (850) 792-7428 or Ian C. Donkin, Treasurer and a Director at (850) 792-7441.

THE MERGER
The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement/prospectus. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the merger.
General
Each of First Bancshares’ and FMB’s respective boards of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The merger agreement provides for the acquisition of FMB by First Bancshares pursuant to the merger of FMB with and into First Bancshares, with First Bancshares as the surviving company, which we refer to as the merger. Immediately after the merger, Farmers & Merchants, a wholly owned bank subsidiary of FMB, will be merged with and into The First, a wholly owned bank subsidiary of First Bancshares, with The First as the surviving bank, which we refer to as the bank merger.
Purchase Price and Purchase Price Adjustments
At the effective time of the merger, each share of FMB common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive, at the election of each FMB shareholder, either (i) $204.70 in cash, which we refer to as the cash consideration, or (ii) 5.6391 shares of First Bancshares common stock, which we refer to as to the stock consideration. The election of stock consideration or cash consideration will be subject to proration such that 80% of the issued and outstanding shares of FMB common stock will be exchanged for First Bancshares common stock and 20% will be exchanged for cash. As a result, if the aggregate number of shares with respect to which a valid stock or cash election has been made exceeds these limits, shareholders who have elected the form of merger consideration that has been over-subscribed in excess of these limits will have the mixture of stock consideration and cash consideration they receive adjusted in accordance with the proration procedures set forth in the merger agreement so that such limits are not exceeded. The stock consideration and the cash consideration are collectively referred to as the merger consideration.
First Bancshares will not issue any fractional shares of First Bancshares common stock in the merger. FMB shareholders who would otherwise be entitled to a fractional share of First Bancshares common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in First Bancshares common stock (rounded to the nearest one hundredth of a share) by $204.70.
FMB shareholders are being asked to approve the merger agreement. See “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.
Background of the Merger
As part of their strategic planning and ongoing consideration and evaluation of FMB’s long-term prospects, FMB’s board of directors and executive officers have regularly reviewed and assessed FMB’s business strategies and objectives, all with the goal of enhancing long-term value for FMB’s shareholders. In pursuit of this goal, FMB’s board of directors routinely met with financial advisors and other consultants regarding the state of the banking market and bank holding company valuations.
On October 13, 2017, a representative from Hovde, an investment banking firm, met with the FMB board of directors to discuss the banking market, landscape for mergers and acquisitions, bank holding company valuation, potential buyers, the sale process, and other information, including FMB’s option to remain an independent institution. Following this meeting, the FMB board of directors reviewed and discussed the information provided and considered pursuing a sale of the company. After review of the information provided by Hovde and internal discussions, the FMB board of directors decided to engage Hovde to render financial advisory and investment banking services to FMB in connection with a potential sale of the company. The engagement letter between FMB and Hovde was executed on January 12, 2018.

Upon executing the engagement letter, Hovde and FMB worked together to gather relevant documents and establish an electronic data room to enable potential buyers to conduct due diligence. In connection with the possible sale, Hovde contacted 18 potential buyers on a no-name basis regarding possible interest in FMB. Nine parties expressed an interest in evaluating the opportunity and executed a non-disclosure agreement. The initial deadline for submission of non-binding indications of interest, which we refer to as an IOI, was April 23, 2018. All nine parties were provided with a confidential information memorandum providing them with greater detail regarding FMB and other information needed to provide FMB with a preliminary bid to pursue the acquisition of FMB. Two parties held meetings with FMB’s management as they evaluated the opportunity.
On April 23, 2018 five parties, including First Bancshares, submitted IOIs. On April 24, 2018, the FMB board of directors met to review the IOIs received. Ultimately, the FMB board of directors determined that it preferred to pursue the IOI with First Bancshares due to the potential appreciation in value of First Bancshares’ common stock, the ability to defer taxable gain in a transaction with First Bancshares, FMB’s cultural fit with First Bancshares, and the perceived ease of execution in a transaction with First Bancshares. However, because FMB had received an IOI from another party, referred to herein as Party A, with a higher, all cash offer, the FMB board of directors determined the best course of action would be to request a revised IOI from First Bancshares.
Following the April 24, 2018 FMB board meeting, Hovde was instructed to contact First Bancshares and request that they increase the consideration and revise its IOI to include cash consideration. First Bancshares agreed and submitted an updated IOI reflecting revised pricing of approximately $80.0 million to FMB shareholders. While nominally less than the all-cash offer from Party A, the board of directors chose to proceed with First Bancshares for the reasons cited above. FMB executed the updated First Bancshares IOI on May 3, 2018.
Following the execution of the revised IOI on May 3, 2018, First Bancshares proceeded to conduct further in-depth diligence of FMB, including several visits by the First Bancshares’ management team to FMB’s executive offices in Monticello, Florida. FMB, with the assistance of its legal counsel, also conducted reverse due diligence on First Bancshares. As part of FMB’s reverse due diligence, members of FMB’s management team visited with members of First Bancshares’ management team at First Bancshares’ executive offices in Hattiesburg, Mississippi on April 30, 2018.
On May 18, 2018, First Bancshares’ legal counsel, Alston & Bird LLP, distributed a draft of the merger agreement to FMB and its legal counsel, Bryan Cave Leighton Paisner LLP. From then until July 23, 2018, the parties and their advisors negotiated the terms of the merger agreement and continued their respective due diligence processes, including a visit on June 11, 2018 by members of First Bancshares’ management team to FMB offices located in Monticello and Tallahassee, Florida and Thomasville, Georgia.
On July 17, 2018, FMB’s board of directors held a special meeting to review and discuss the proposed merger and the merger agreement. After receiving a fairness opinion presentation from Hovde, and reviewing the merger agreement with Bryan Cave Leighton Paisner LLP, the FMB board of directors unanimously adopted and approved the merger agreement and unanimously determined to recommend the merger to the FMB shareholders for approval.
On July 19, 2018, First Bancshares’ board of directors held a special meeting to review and discuss the proposed merger and merger agreement. At this meeting, First Bancshares’ board of directors received presentations from its legal counsel, Alston & Bird LLP and its financial advisor, FIG Partners LLC. Following the discussion, First Bancshares’ board of directors unanimously voted to approve the merger agreement, including the merger, and authorized First Bancshares’ executives to execute the merger agreement.
On July 23, 2018 the parties executed and delivered the merger agreement and all ancillary documents. The execution of the merger agreement was publicly announced on July 24, 2018.

First Bancshares’ Reasons for the Merger
In reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the issuance of First Bancshares common stock as part of the merger consideration, the First Bancshares board of directors considered a number of factors, including the following material factors:
•
each of First Bancshares’ and FMB’s business, operations, financial condition, asset quality, earnings and prospects;

•
the strategic fit of the businesses of the two companies, including their complementary markets, business lines and loan and deposit profiles;

•
the opportunity to strategically expand in the Tallahassee, Florida market and enter the Southern Georgia market;

•
the anticipated pro forma impact of the transaction on the combined company, including the expected impact on financial metrics including earnings and tangible book value and regulatory capital levels, as well as the potential efficiencies of scale resulting from the increased size of First Bancshares following the merger;

•
its understanding of the current and prospective environment in which First Bancshares and FMB operate, including national, state and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on First Bancshares both with and without the proposed transaction;

•
its review and discussions with First Bancshares’ management concerning the due diligence investigation of FMB, including its review of FMB’s financial condition, results of operation, asset quality, market areas, growth potential (projected potential accretion to earnings per share and the projected payback period of the estimated decrease in tangible book value) and quality of senior management;

•
the perceived compatibility of the corporate cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

•
the structure of the transaction as a combination in which the combined company would operate under the First Bancshares brand and First Bancshares’ board of directors and management would have substantial participation in the combined company;

•
the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions; and

•
the financial and other terms of the merger agreement, including the merger consideration, expected tax treatment, the deal protection and termination fee provisions, and restrictions on the conduct of FMB’s business between the date of the merger agreement and the date of completion of the merger.

First Bancshares’ board of directors also considered potential risks relating to the merger including the following:
•
First Bancshares management’s attention and First Bancshares resources may be diverted from the operation of First Bancshares’ business and towards the completion of the merger;

•
First Bancshares may not realize all of the anticipated benefits of the merger, including cost savings, maintenance of existing customer and employee relationships, and minimal disruption in the integration of FMB’s operations with First Bancshares;

•
the nature and amount of payments and other benefits to be received by FMB management in connection with the merger pursuant to existing FMB plans and compensation arrangements and the merger agreement;

•
the substantial costs that First Bancshares will incur in connection with the merger even if they are not consummated;

•
approvals from regulatory authorities could impose conditions that could have the effect of delaying completion of the merger or imposing additional costs; and

•
possibility of litigation in connection with the merger.

The foregoing discussion of the factors considered by the First Bancshares board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the First Bancshares board of directors. In reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the issuance of First Bancshares common stock as part of the merger consideration, the First Bancshares board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The First Bancshares board of directors considered all these factors as a whole and overall considered the factors to be favorable to, and to support, its determination.
FMB’s Reasons for the Merger
In deciding to engage in the merger transaction, FMB’s management and board of directors considered, among other things, the following:
•
the value of the consideration to be received by FMB’s shareholders relative to the book value and earnings per share of FMB common stock, including particularly the relationship between the consideration and FMB’s tangible book value;

•
information concerning the financial condition, regulatory condition and business prospects of First Bancshares;

•
the financial terms of recent business combinations in the financial services industry, particularly in the Southeast, and a comparison of the multiples of selected combinations with the terms of the proposed transaction with First Bancshares;

•
the alternatives to the merger, including remaining an independent institution;

•
the competitive and regulatory environment for financial institutions generally;

•
the business prospects for FMB going forward, as projected by management and viewed in light of the changing economic and competitive landscape;

•
the fact that the merger will enable FMB’s shareholders to exchange their shares of FMB common stock for shares of First Bancshares common stock or cash, thereby providing a liquidity opportunity to FMB’s shareholders;

•
the opinion of Hovde that the consideration to be received by FMB’s common shareholders as a result of the merger was fair, from a financial point of view, to such holders as well as the accompanying financial analysis provided by Hovde; and

•
the impact of the merger on Farmers & Merchants’ customers, employees, and communities.

The FMB board of directors also considered the risks and potential negative factors outlined below, but concluded that the anticipated benefits of combining with First Bancshares were likely to outweigh substantially these risks and factors. These risks and potential negative factors included:
•
the lack of control of the FMB board of directors and FMB shareholders over the future operations and strategy of the combined company;

•
the fact that certain benefits of the merger depend on the successful operation of First Bancshares in the future, as opposed to selling FMB entirely for cash, which would deliver all value to FMB shareholders upon the closing of such a sale; and

•
that, under the merger agreement, FMB is not permitted to solicit competing proposals for the acquisition of FMB.

The foregoing discussion of the information and factors considered by the FMB board of directors is not intended to be exhaustive, but includes the material factors considered by the FMB board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the board of directors of FMB did not assign any relative or specific weight to different factors and individual directors may have given weight to different factors. Based on the reasons stated above, the board of directors of FMB believes that the merger is in the best interest of FMB and its shareholders and therefore the board of directors of FMB unanimously approved the merger agreement and the merger.
This summary of the reasoning of FMB’s board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”
FMB’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER PROPOSAL AND “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.
Opinion of FMB’s Financial Advisor
The fairness opinion and a summary of the underlying financial analyses of FMB’s financial advisor, Hovde Group, LLC, are described below. Capitalized terms not otherwise defined in this proxy statement/prospectus or in the following summary and description shall have the meanings as set forth in the draft of the Agreement and Plan of Merger dated July 13, 2018 provided to Hovde by FMB, or the merger agreement. The summary and description contains projections, estimates and other forward-looking statements about the future earnings or other measures of the future performance of FMB. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. You should not rely on any of these statements as having been made or adopted by FMB or First Bancshares. You should review the copy of the fairness opinion, which is attached as Annex B.
Hovde has acted as FMB’s financial advisor in connection with the proposed Merger. Hovde is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with FMB and its operations. As part of its investment banking business, Hovde is continually engaged in the valuation of businesses and their securities in connection with, among other things, mergers and acquisitions. Hovde has experience in, and knowledge of, banks, thrifts and their respective holding companies and is familiar with FMB. FMB’s Board of Directors selected Hovde to act as its financial advisor in connection with the merger on the basis of the firm’s reputation and expertise in transactions such as the merger.
Hovde reviewed the financial aspects of the proposed Merger with FMB’s Board of Directors and, on July 17, 2018, delivered a written opinion to FMB’s Board of Directors that, subject to the review, assumptions and limitations set forth in the opinion, the merger Consideration to be paid in connection with the merger is fair, from a financial point of view, to the holders of FMB Common Stock. In requesting Hovde’s advice and opinion, no limitations were imposed by FMB upon Hovde with respect to the investigations made or procedures followed by it in rendering its opinion.
The full text of Hovde’s written opinion is included in this proxy statement/prospectus as Annex B and is incorporated herein by reference. You are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Hovde. The summary of Hovde’s opinion included in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.
Hovde’s opinion was directed to FMB’s Board of Directors and addresses only the fairness of the merger consideration to be paid to FMB’s shareholders in connection with the merger. Hovde did not opine on any individual stock, cash, or other components of consideration payable in connection with the merger. Hovde’s opinion does not constitute a recommendation to FMB as to whether or not FMB should enter into the merger agreement or to any shareholders of FMB as to how such shareholders should vote at any meetings of shareholders called to consider and vote upon the merger. Hovde’s opinion does not address the underlying business decision to proceed with the merger or the fairness of the amount or nature of the compensation, if any, to be received by any of the officers, directors or employees of FMB relative to the amount of consideration to be paid with respect to the merger. Hovde’s opinion should not be construed as implying that the merger Consideration is necessarily the highest or best price that could be obtained in a sale, merger, or combination transaction with a third party. Hovde does not express any opinion as to the value of First Bancshares’ common stock following the announcement of the proposed Merger, or the value of First Bancshares’ Common Stock following the consummation of the merger, or the prices at which shares of First Bancshares’ common stock may be purchased or sold at any time. Other than as specifically set forth herein, Hovde is not expressing any opinion with respect to the terms and provisions of the merger agreement or the enforceability of any such terms or provisions. Hovde’s opinion is not a solvency opinion and does not in any way address the solvency or financial condition of FMB or First Bancshares.
FMB engaged Hovde on January 12, 2018, to serve as a financial advisor to FMB in connection with the proposed Merger and to issue a fairness opinion to FMB’s Board of Directors in connection with such proposed transaction. Pursuant to FMB’s engagement agreement with Hovde, Hovde received from FMB a fairness opinion fee of  $100,000 due upon the delivery of the fairness opinion to FMB and will receive a completion fee of 1.1% of the total deal value contingent upon the consummation of the merger, which based on the transaction value as of July 13, 2018, is currently estimated to be approximately $879,998. Should the transaction value at consummation exceed $92 million, Hovde would be entitled to receive a payment of  $250,000 in addition to the 1.1% completion fee, and if the transaction value at consummation exceeds $100 million, Hovde would be entitled to receive an aggregate payment of  $500,000 in addition to the 1.1% completion fee. The fairness opinion fee received by Hovde from FMB will be fully credited against the completion fee upon the consummation of the merger. In addition to Hovde’s fees, and regardless of whether the merger is consummated, FMB has agreed to reimburse Hovde for certain of its reasonable out-of-pocket expenses. FMB has also agreed to indemnify Hovde and its affiliates for certain liabilities that may arise out of Hovde’s engagement.
Other than in connection with this present engagement, in the past two years, Hovde has not provided investment banking or financial advisory services to FMB. During the past two years preceding the date of its opinion Hovde has provided investment banking services to First Bancshares for which it received a fee, including serving as co-placement agent for its 2018 private placement of subordinated notes, for which Hovde received a fee of  $346,500. Hovde or its affiliates may presently or in the future seek or receive compensation from First Bancshares in connection with future transactions, or in connection with potential advisory services and corporate transactions, although to Hovde’s knowledge none are expected at this time. In the ordinary course of its business as a broker/dealer, Hovde may from time to time purchase securities from, and sell securities to, FMB or First Bancshares or their affiliates, and as a market maker in securities, Hovde may from time to time have a long or short position in, and buy or sell, debt or equity securities of First Bancshares for its own accounts and for the accounts of customers. Except for the foregoing, during the past two years there have not been, and there currently are no mutual understandings contemplating in the future, any material relationships between Hovde and FMB or First Bancshares.
Subject to the provisions of the merger agreement, at the effective time of the merger, automatically by virtue of the merger and without any action on the part of the parties or any shareholder of FMB, subject to the allocation provisions set forth in the merger agreement, each share of FMB common stock (excluding shares held by FMB shareholders exercising appraisal rights and shares held by FMB or Farmers & Merchants that will be cancelled in the merger) issued and outstanding at the effective time shall cease to be outstanding and shall be converted, into and exchanged for the right to receive either (i) a cash payment, without interest, in an amount equal to $204.70 or (ii) the exchange ratio of 5.6391 shares of First Bancshares common stock, subject to adjustment as provided in the merger agreement. The exchange ratio will be established by dividing the target value of  $204.70 per share of FMB common stock by the average closing price of First Bancshares common stock over a ten trading day period as of July 18, 2018. Holders of record of FMB common stock may elect to receive shares of First Bancshares common stock, cash, or a combination thereof in exchange for their shares of FMB common stock, provided that the number of shares of FMB common stock to be converted into the stock consideration pursuant the stock elections shall be 312,652, which we refer to as the stock conversion number. First Bancshares shall allocate additional cash consideration or stock consideration pursuant to the merger agreement as necessary such that the stock conversion number will equal 312,652.

For purposes of its analyses and opinion and with FMB’s consent, Hovde assumed that the stock consideration is 5.6321 shares of First Bancshares common stock for each share of FMB common stock which was derived by dividing the target value of  $204.70 per share of FMB common stock by the average closing price of First Bancshares common stock over a ten-day trading period as of July 13, 2018 of $36.345. Additionally, Hovde assumed for purposes of its analyses and opinion with FMB’s consent, that as a result of the allocation provision of the merger agreement, (i) the stock conversion number is 312,652 and that the total value of the aggregate stock consideration is $63,999,864 (based upon the ten trading day period average closing price of First Bancshares common stock as of July 13, 2018 of  $36.345), (ii) the total value of the aggregate cash consideration is $15,999,966 and (iii) therefore the total merger consideration is the sum of the aggregate stock consideration and the aggregate cash consideration and is equal to $79,999,831.
Hovde noted that pursuant to the merger agreement may be terminated by FMB at any time during the five business day period commencing with the determination date if both of the following conditions are satisfied:
(i)
the quotient obtained by dividing the average of the daily closing prices for shares of First Bancshares common stock for the 20 consecutive full trading days ending on the trading day prior to the determination date on which such shares are actually traded on the NASDAQ Stock Market by the closing price of First Bancshares common stock on the date of the merger agreement, which we refer to as the First Bancshares ratio, shall be less than 0.85; and

(ii)
the First Bancshares ratio shall be less than the number obtained by dividing the average KBW Nasdaq Regional Banking Index (KRX) prices for the twenty (20) consecutive full trading days ending on the determination date by the KBW Nasdaq Regional Banking Index price on the date of the merger agreement and subtracting 0.15 from such quotient.

If FMB refuses to consummate the merger because both of the foregoing conditions have not been satisfied, it shall give prompt written notice to First Bancshares at any time during the aforementioned five business day period. During the five business day period commencing with its receipt of such notice, First Bancshares shall have the option to increase the consideration to be received by the holders of FMB common stock through an adjustment to the stock consideration such that the aggregate value of the stock consideration is at least $54,400,000; provided further that First Bancshares may not make such election if such adjustment would necessitate approval of the merger by the shareholders of First Bancshares. If First Bancshares so elects within such five business day period, then it shall give written notice to FMB of such election and the revised stock consideration. Hovde further noted that the merger agreement provides for certain events under which the merger agreement may be terminated, and FMB shall pay to First Bancshares a termination fee equal to $3,200,000. For purposes of its analyses and opinion and with FMB’s consent, Hovde assumed that (i) there is no adjustment of the stock consideration, (ii) that the merger agreement is not terminated in such way that requires FMB to pay First Bancshares a termination fee, and (iii) the merger is consummated as provided in the merger agreement.
Hovde’s opinion addresses only the fairness of the merger consideration to be paid in connection with the merger, and Hovde is not opining on any individual stock, cash, option, or other components of the consideration.
The following is a summary of the analyses performed and matters considered by Hovde in connection with its fairness opinion. The summary set forth below does not purport to be a complete description of the analyses performed by Hovde in rendering its opinion, but it does summarize all of the material analyses performed by Hovde.
In connection with its fairness opinion, Hovde:
(i)
reviewed a draft of the merger agreement dated July 13, 2018, as provided to Hovde by FMB;

(ii)
reviewed unaudited financial statements for FMB and First Bancshares for the three-month period ended June 30, 2018;

(iii)
reviewed certain historical annual reports of each of FMB and First Bancshares, including audited annual reports for the year ending December 31, 2017;

(iv)
reviewed certain historical publicly available business and financial information concerning each of FMB and First Bancshares;

(v)
reviewed certain internal financial statements and other financial and operating data concerning FMB;

(vi)
reviewed financial projections prepared by certain members of senior management of FMB;

(vii)
discussed with certain members of senior management of FMB, First Bancshares and their respective professionals the business, financial condition, results of operations and future prospects of each entity; the history and past and current operations of FMB and First Bancshares; FMB’s and First Bancshares’ historical financial performance; and their assessment of the rationale for the merger;

(viii)
reviewed and analyzed materials detailing the merger prepared by FMB and First Bancshares and by their respective legal and financial advisors, including the estimated amount and timing of the cost savings and related expenses, purchase accounting adjustments and synergies expected to result from the merger (the “Synergies”);

(ix)
analyzed the pro forma financial impact of the merger on the combined company’s earnings, tangible book value, financial ratios and other such metrics Hovde deemed relevant, giving effect to the merger based on assumptions relating to the Synergies;

(x)
reviewed publicly available consensus mean analyst earnings per share estimates for First Bancshares for the years ending December 31, 2018 and December 31, 2019;

(xi)
assessed current general economic, market and financial conditions;

(xii)
reviewed the terms of recent merger, acquisition and control investment transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that Hovde considered relevant;

(xiii)
took into consideration Hovde’s experience in other similar transactions and securities valuations as well as Hovde’s knowledge of the banking and financial services industry;

(xiv)
reviewed historical market prices and trading volumes of First Bancshares common stock;

(xv)
reviewed certain publicly available financial and stock market data relating to selected public companies that Hovde deemed relevant to its analysis; and

(xvi)
performed such other analyses and considered such other factors as Hovde deemed appropriate.

In performing its review, Hovde assumed, without investigation, that there have been, and from the date hereof through the Effective Time will be, no material changes in the financial condition and results of operations of FMB or First Bancshares since the date of the latest financial information described above. Hovde further assumed, without independent verification, that the representations and financial and other information included in the merger agreement and all other related documents and instruments that are referred to therein or otherwise provided to Hovde by FMB and First Bancshares are true and complete. Hovde relied upon the management of FMB and First Bancshares as to the reasonableness and achievability of the financial forecasts, projections and other forward-looking information provided to Hovde by FMB, First Bancshares and FMB’s professionals, and Hovde assumed such forecasts, projections and other forward-looking information have been reasonably prepared by FMB, First Bancshares and FMB’s professionals on a basis reflecting the best currently available information and FMB’s, First Bancshares’ and First Bancshares’ professionals judgments and estimates. Hovde assumed that such forecasts, projections and other forward-looking information would be realized in the amounts and at the times contemplated thereby, and Hovde does not assume any responsibility for the accuracy or reasonableness thereof. Hovde was authorized by FMB to rely upon such forecasts, projections and other information and data, and Hovde expresses no view as to any such forecasts, projections or other forward-looking information or data, or the bases or assumptions on which they were prepared.

In performing its review, Hovde assumed and relied upon the accuracy and completeness of all of the financial and other information that was available to Hovde from public sources, that was provided to Hovde by FMB or First Bancshares or their respective representatives or that was otherwise reviewed by Hovde for purposes of rendering its opinion. Hovde further relied on the assurances of the respective managements of FMB and First Bancshares that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Hovde has not been asked to undertake, and has not undertaken, an independent verification of any such information, and Hovde does not assume any responsibility or liability for the accuracy or completeness thereof. Hovde assumed that each party to the merger agreement would advise Hovde promptly if any information previously provided to Hovde became inaccurate or was required to be updated during the period of its review.
Hovde is not expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto. Hovde assumed that such allowances for FMB and First Bancshares are, in the aggregate, adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. Hovde was not requested to make, and has not made, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of FMB or First Bancshares, the collateral securing any such assets or liabilities, or the collectability of any such assets, and Hovde was not furnished with any such evaluations or appraisals; nor did Hovde review any loan or credit files of FMB or First Bancshares.
Hovde has undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which FMB or First Bancshares is a party or may be subject, and Hovde’s opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Hovde also assumed, with FMB’s consent, that neither FMB nor First Bancshares is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the merger contemplated by the merger agreement.
Hovde relied upon and assumed with FMB’s consent and without independent verification, that the merger will be consummated substantially in accordance with the terms set forth in the merger agreement, without any waiver of material terms or conditions by FMB or any other party to the merger agreement and that the final Agreement will not differ materially from the draft Hovde reviewed. Hovde assumed that the merger will be consummated in compliance with all applicable laws and regulations. FMB advised Hovde that they are not aware of any factors that would impede any necessary regulatory or governmental approval of the merger. Hovde assumed that the necessary regulatory and governmental approvals as granted will not be subject to any conditions that would be unduly burdensome on FMB or First Bancshares or would have a material adverse effect on the contemplated benefits of the merger.
Hovde’s opinion does not consider, include or address: (i) the legal, tax, accounting, or regulatory consequences of the merger on FMB, or its shareholders; (ii) any advice or opinions provided by any other advisor to the Board or FMB; (iii) any other strategic alternatives that might be available to FMB; or (iv) whether First Bancshares has sufficient cash or other sources of funds to enable it to pay the consideration contemplated by the merger.
Hovde’s opinion is based solely upon the information available to them and described above, and the economic, market and other circumstances as they exist as of the date of the opinion. Events occurring and information that becomes available after the date of the opinion could materially affect the assumptions and analyses used in preparing the opinion. Hovde has not undertaken to update, revise, reaffirm or withdraw the opinion or to otherwise comment upon events occurring or information that becomes available after the date of the opinion.
In arriving at the opinion, Hovde did not attribute any particular weight to any single analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hovde believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.
The following is a summary of the material analyses prepared by Hovde and delivered to FMB’s Board of Directors on July 17, 2018 in connection with the delivery of its fairness opinion. This summary is not a complete description of all the analyses underlying the fairness opinion or the presentation prepared by Hovde, but it summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances of the contemplated Merger. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Hovde did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. The analyses and the summary of the analyses must be considered as a whole, and selecting portions of the analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying the analyses and opinion of Hovde. The tables alone are not a complete description of the financial analyses.
Market Approach — Comparable Transactions.   As part of its analysis, Hovde reviewed publicly available information related to two comparable groups (a “Regional Group” and a “Nationwide Group”) of select acquisition transactions of banks. The Regional Group consisted of acquisition transactions where targets were headquartered in Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia announced since January 1, 2016, in which the target’s total assets were between $350 million and $600 million and last-twelve-months return on average assets were between 0.40% and 0.90%. The Nationwide Group consisted of acquisition transactions of banks in the United States announced since January 1, 2016, in which the target’s total assets were between $400 million and $600 million, last-twelve-months return on average assets were between 0.50% and 1.00% and non-performing assets to total assets were between 1.00% and 3.00%. In each case, for which financial information was available, no transaction that fit the above selection criteria was excluded. Information for the target institutions was based on balance sheet data as of, and income statement data for, the twelve months preceding the most recent quarter prior to announcement of the transactions. The resulting two groups consisted of the following transactions (9 transactions for the Regional Group and 11 transactions for the Nationwide Group):
Regional Group:
Buyer (State)	Target (State)
FCB Financial Holdings, Inc. (FL)	Floridian Community Holdings, Inc. (FL)
First Bancshares, Inc. (MS)	Southwest Banc Shares, Inc. (AL)
Reliant Bancorp Inc. (TN)	Community First, Inc. (TN)
National Commerce Corporation (AL)	FirstAtlantic Financial Holdings, Inc. (FL)
SmartFinancial, Inc. (TN)	Capstone Bancshares, Inc. (AL)
Carolina Financial Corporation (SC)	Greer Bancshares Incorporated (SC)
Home BancShares, Inc. (AR)	Giant Holdings, Inc. (FL)
HomeTrust Bancshares, Inc. (NC)	TriSummit Bancorp, Inc. (TN)
Summit Financial Group, Inc. (WV)	First Century Bankshares, Inc. (WV)
Nationwide Group:
Buyer (State)	Target (State)
First Mid-Illinois Bancshares, Inc. (IL)	SCB Bancorp, Inc. (IL)
Hilltop Holdings Inc. (TX)	Bank of River Oaks (TX)
Investor group	St. Louis Bancshares, Inc. (MO)
Reliant Bancorp Inc. (TN)	Community First, Inc. (TN)
Riverview Financial Corporation (PA)	CBT Financial Corporation (PA)
Home BancShares, Inc. (AR)	Giant Holdings, Inc. (FL)

Buyer (State)	Target (State)
Standard Financial Corp. (PA)	Allegheny Valley Bancorp, Inc. (PA)
Summit Financial Group, Inc. (WV)	First Century Bankshares, Inc. (WV)
QCR Holdings, Inc. (IL)	Community State Bank (IA)
Revere Bank (MD)	Monument Bank (MD)
Horizon Bancorp (IN)	La Porte Bancorp, Inc. (IN)
For each precedent transaction, Hovde compared the implied ratio of the acquisition transaction value to certain financial characteristics of FMB as follows:
•
the multiple of the purchase consideration to the acquired company’s LTM net earnings per share (the “Price-to-LTM Earnings Multiple”);

•
the multiple of the purchase consideration to the acquired company’s tangible common book value (the “Price-to-Tangible Common Book Value Multiple”);

•
the multiple of the purchase consideration to the acquired company’s adjusted tangible common book value (the “Price-to-Adjusted Tangible Common Book Value”); and

•
the multiple of the difference between the purchase consideration and the acquired company’s tangible book value to the acquired company’s core deposits (the “Premium-to-Core Deposits Multiple”).

The results of the analysis are set forth in the table below. Transaction multiples for the merger were based upon the Total Merger Value of  $79,999,831 and were based on June 30, 2018 financial results for FMB.
	Price-to-LTM Earnings Multiple(1)	Price-to-Tangible Common Book Value Multiple	Price-to-Adjusted Common Tangible Book Value(2)	Premium-to-Core Deposits Multiple(3)
Total Merger Value	25.1x	206.4%	207.2%	11.1%
Precedent Transactions Regional Group:
Median	19.5x	165.9%	179.4%	8.25%
Minimum	15.0x	105.4%	106.6%	0.71%
Maximum	28.4x	185.3%	225.8%	16.3%
Precedent Transactions Nationwide Group:
Median	16.9x	139.0%	142.6%	7.32%
Minimum	14.4x	105.4%	106.6%	0.71%
Maximum	33.0x	190.7%	220.9%	17.4%

(1)
Price to LTM EPS multiples are considered not meaningful for values greater than 35.0x.

(2)
Price-to-Adjusted Common Tangible Book Value equals the adjusted purchase price divided by core capital where: (a) core capital equals total tangible assets multiplied by 8%; (b) excess capital equals total tangible book value less core capital; and (c) adjusted purchase price equals implied total Merger Consideration less excess capital (assumes dollar-for-dollar payment on excess capital).

(3)
Core deposits are defined as total deposits less foreign deposits and time deposit accounts greater than $100,000.

Using publicly available information, Hovde compared the financial performance of FMB with that of the median of the precedent transactions from both the Regional and Nationwide Groups. The performance highlights are based on June 30, 2018 financial results of FMB.
	Tangible Equity/ Tangible Assets	Core Deposits(2)	LTM ROAA(3)	LTM ROAE(3)	Efficiency Ratio	NPAs/ Assets(4)	LLR/ NPLs(5)
FMB(1)	8.06%	87.7%	0.67%	7.91%	74.7%	2.45%	29.9%
Precedent Transactions – Regional Group Median:	9.65%	83.4%	0.73%	6.99%	71.1%	1.27%	111.6%
Precedent Transactions – Nationwide Group Median:	10.1%	88.1%	0.73%	6.27%	70.9%	1.75%	67.3%

(1)
FMB’s financial data as of June 30, 2018.

(2)
Core deposits exclude foreign deposits and time deposit accounts greater than $100,000.

(3)
LTM ROAA and LTM ROAE are shown tax-affected for S Corporations.

(4)
Non-performing assets as a percentage of total assets (includes restructured loans and leases).

(5)
Loan Loss Reserve (“LLR”) as a percentage of non-performing loans (“NPLs”).

No company or transaction used as a comparison in the above transaction analyses is identical to FMB, and no transaction was consummated on terms identical to the terms of the merger agreement. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies. The resulting values of the Precedent Transactions Regional Group using the median values for the four valuation metrics set forth above indicated an implied aggregate valuation ranging between $62.2 million and $69.3 million compared to the Total Merger Value of  $80.0 million. The resulting values of the Precedent Transactions Nationwide Group using the median values for the four valuation metrics set forth above indicated an implied aggregate valuation ranging between $53.8 million and $65.8 million compared to the Total Merger Value of  $80.0 million.
Income Approach — Discounted Cash Flow Analysis.   Taking into account various factors including, but not limited to, FMB’s recent performance, the current banking environment and the local economy in which FMB operates, Hovde determined, in consultation with and based on information provided by management of FMB, pre-tax earnings estimates for FMB over a forward looking six year period, and in consultation with FMB management, developed the forward-looking projections and key assumptions which formed the basis for the discounted cash flow analyses. The resulting projected FMB pre-tax income numbers used for the analysis were $5.4 million for 2018, $5.9 million for 2019, $6.5 million for 2020, $7.1 million for 2021, $7.8 million for 2022, and $8.6 million for 2023.
To determine present values of FMB based on these projections, Hovde utilized two discounted cash flow models, each of which capitalized terminal values using different multiples: (1) Terminal Price/Earnings Multiple (“DCF Terminal P/E Multiple”); and, (2) Terminal Price/Tangible Book Value Multiple (“DCF Terminal P/TBV Multiple”).
In the DCF Terminal P/E Multiple analysis, an estimated value of FMB’s common stock was calculated based on the present value of FMB’s after-tax net income based on FMB management’s forward-looking projections over the six year projection period. Due to FMB’s S-Corp status, Hovde assumed for the purpose of its analysis that the annual projected dividends to shareholders are reduced by the product of 35% and the annual projected pre-tax net income to arrive at the annual net dividends to shareholders utilized in the analysis. FMB’s net dividends were discounted over the projection period and that total discounted value was then added to the discounted terminal value to determine the total present value of FMB’s common stock. This adjustment was performed in order to estimate potential tax liabilities owed by the S-Corp shareholders. FMB’s projected net income for 2023 was reduced by the product of 26.5%, (the sum of the federal corporate tax rate of 21% plus the Florida corporate income tax rate of

5.5%) and the projected annual net pre-tax income amount to arrive at a corporate tax-adjusted annual earnings number. As a result, the projected 2023 net income amount was $6.3 million and served as the basis of the terminal earnings value in the DCF. Hovde utilized a terminal value at the end of 2023 by applying a five point range of price-to-earnings multiples of 17.5x to 21.5x, which is based around the median price-to-earnings multiple derived from transactions in the Regional Group of 19.5x. The present value of FMB’s projected net dividends, plus the terminal value was then calculated assuming a range of discount rates between 12.85% and 14.85%, with a midpoint of 13.85% discounted over a period of 5.47 years. This range of discount rates was chosen to reflect different assumptions regarding the required rates of return of holders or prospective holders of FMB’s common stock. The range of discount rates utilized the buildup method to determine such required rates of return and was based upon the risk-free interest rate, an equity risk premium, an industry risk premium, and a size premium which resulted in a discount rate of 13.85% used as the midpoint of the five point range of discount rates of 12.85% to 14.85%. The resulting aggregate values of FMB’s common stock based on the DCF Terminal P/E Multiple applied to the 2023 projected earnings of  $6.3 million and then discounted over a 5.47 year period utilizing the five point range of discount rates set forth above resulted in implied aggregate values between $61.5 million and $80.3 million with a midpoint of  $70.5 million.
In the DCF Terminal P/TBV Multiple model, the same earnings estimates, projected net income and projected dividends were used as in the preceding DCF Terminal P/E Multiple analysis to determine the projected tangible book value for FMB as of December 31, 2023. In arriving at the terminal value at the end of 2023, Hovde applied a five point range of price-to-tangible book value multiples of 1.56x to 1.76x utilizing as a midpoint of the range the median price-to-tangible book value multiple derived from transactions in the Regional Group of 1.66x. The present value of projected net dividends, plus the terminal value was then calculated assuming the range of discount rates between 12.85% and 14.85%, with a midpoint of 13.85% discounted over a period of 5.47 years as was applied in the DCF Terminal P/E Multiple analysis set forth above. The resulting implied aggregate values of FMB’s common stock based on the DCF Terminal P/TBV Multiple analysis ranged between $47.5 million and $57.3 million with a midpoint of  $52.2 million.
These analyses and their underlying assumptions yielded a range of implied multiple values for FMB’s common stock which are outlined in the table below:
Implied Multiple Value for FMB Common Stock Based On:	Total Merger Value ($000)	Price-to-LTM Earnings Multiple(1)(2)	Price-to-Tangible Book Value Multiple(1)	Premium-to-Core Deposits Multiple(1)(3)
Total Merger Consideration	$79,999,831	25.1x	206.4%	11.1%
DCF Analysis – Terminal P/E Multiple(1)(3)
Midpoint Value	$70,521,812	22.2x	182.0%	8.6%
DCF Analysis – Terminal P/TBV Multiple(1)(3)
Midpoint Value	$52,230,774	16.4x	134.8%	3.6%

(1)
Pricing multiples based on the total Merger Consideration of  $79,999,831; DCF Analysis — Terminal P/E Multiple median Merger value of  $70,521,812; and a DCF Analysis — Terminal P/TBV Multiple median deal value of  $52,230,774.

(2)
Price to LTM EPS multiples are considered not meaningful for values greater than 35.0x.

(3)
Core deposits are defined as total deposits less foreign deposits and time deposit accounts greater than $100,000.

Hovde noted that while the discounted cash flow present value analysis is a widely used valuation methodology, it relies on numerous assumptions, including asset and earnings growth rates, projected dividend payouts, terminal values and discount rates. Hovde’s analysis does not purport to be indicative of the actual values or expected aggregate values of FMB’s common stock.

First Bancshares Comparable Companies Analysis:   Hovde used publicly available information to compare selected financial and trading information for First Bancshares and a group of 12 publicly-traded financial institutions selected by Hovde which was based on major exchange publicly-traded banks headquartered in Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia and West Virginia with total assets between $1.5 billion and $3.5 billion. The following banks comprised the group compared to First Bancshares.
National Commerce Corporation	SmartFinancial, Inc.
Capital City Bank Group, Inc.	Southern First Bancshares, Inc.
Access National Corporation	Entegra Financial Corp.
Southern National Bancorp of Virginia, Inc.	Reliant Bancorp, Inc.
Summit Financial Group, Inc.	MVB Financial Corp.
American National Bankshares Inc.	C&F Financial Corporation
The analysis compared publicly available financial and market trading information for First Bancshares and the data for the 12 financial institutions identified above as of and for the most recent twelve-month period which was publicly available. The table below compares the data for First Bancshares and the median data for the 12 financial institutions identified above, with pricing data as of July 13, 2018.
($ in thousands)	Market Cap ($M)	Price/ Tangible Book Value	Price/ LTM EPS	Price/ 2018E EPS	Dividend Yield	YTD/ Price Change	Two Year Total Return
First Bancshares	$467.8	218.5%	26.7x	16.8x	0.56%	4.68%	109.1%
Comparable Companies:
Median	$328.1	198.1%	28.4x	16.2x	1.86%	6.59%	63.6%

First Bancshares fell within the range of pricing metrics of comparable companies. No company used as a comparison in the above analysis is identical to First Bancshares. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.
Accretion/Dilution Analysis:   Hovde performed a pro forma merger analysis that combined projected income statement and balance sheet information of FMB and First Bancshares. Assumptions regarding the accounting treatment, acquisition adjustments, and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of First Bancshares. In the course of this analysis, Hovde used the mean S&P CapIQ earnings estimates for First Bancshares for the years ending December 31, 2018, December 31, 2019 and December 31, 2020, and used earnings estimates provided by FMB’s management for FMB for the years ending December 31, 2018, December 31, 2019 and December 31, 2020. This analysis indicated that the merger is expected to be accretive by $0.26 per share to First Bancshares’ mean of analysts’ estimated earnings per share of  $2.55 in 2019 and accretive by $0.26 per share to First Bancshares’ mean of analysts’ estimated earnings per share of  $2.81 in 2020. The analysis also indicated that the merger is expected to be dilutive to tangible book value per share for First Bancshares by $0.61 per share in 2019 and dilutive by $0.32 per share in 2020, and would result in a tangible book value payback period of 3.1 years. The analysis also indicated that First Bancshares would maintain capital ratios in excess of those required for First Bancshares to be considered well-capitalized under existing regulations. For all of the above analyses, the actual results achieved by FMB and First Bancshares prior to and following the merger will vary from the projected results, and the variations may be material.
Other Factors and Analyses.   Hovde took into consideration various other factors and analyses, including but not limited to: current market environment; merger and acquisition environment; movements in the common stock valuations of selected publicly-traded banking companies; and movements in the S&P 500 Index.
Conclusion.   Based upon the foregoing analyses and other investigations and assumptions as set forth in its opinion, without giving specific weightings to any one factor, analysis or comparison, Hovde determined that, as of the date of its opinion, the merger Consideration to be paid in connection with the merger is fair, from a financial point of view, to the holders of FMB common stock. Each FMB shareholder is encouraged to read Hovde’s fairness opinion in its entirety. The full text of this fairness opinion is included as Annex B to this proxy statement/prospectus.
Certain FMB Unaudited Prospective Financial Information
FMB does not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, FMB is including in this proxy statement/prospectus certain unaudited prospective financial information that it made available to Hovde in connection with the merger. The inclusion of this information should not be regarded as an indication that any of FMB, Hovde, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.
Management of FMB approved the use of the following unaudited prospective financial information. This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to FMB’s business, all of which are difficult to predict and many of which are beyond FMB’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. FMB can give no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to FMB’s business, industry performance, general business and economic conditions, competition, and adverse changes in applicable laws, regulations or rules.
The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The independent public accountants of FMB have not, nor have any other independent accountants, compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. FMB can give no assurance that, had the unaudited prospective financial information been prepared either as of the date of the merger agreement or as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. FMB does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects FMB of the merger and does not attempt to predict or suggest future results of the surviving company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, the potential synergies that may be achieved by the surviving company as a result of the merger, the effect on FMB of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on FMB of any possible failure of the merger to occur.

None of FMB, Hovde, or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to FMB shareholders or other person regarding FMB’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The inclusion of the unaudited prospective financial information in this proxy statement/prospectus should not be deemed an admission or representation by FMB that it is viewed as material information of FMB, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial information included below is not being included to influence your decision whether to vote for the merger proposal, but is being provided solely because it was made available to Hovde in connection with the merger.
In light of the foregoing, and considering that the special meeting will be held many months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, shareholders of FMB are cautioned not to place unwarranted reliance on such information, and FMB urges its shareholders to review the financial statements of FMB and other information contained elsewhere in this proxy statement/prospectus for a description of the business and reported financial results of FMB.
The following table presents a summary of selected FMB unaudited prospective financial data as of and for the periods presented:
	As of and for the Years Ending December 31,
Dollars in Millions	2018	2019	2020	2021	2022	2023
Total Assets	$484.4	$508.6	$534.1	$560.8	$588.8	$618.2
Total Equity	$41.5	$43.3	$45.2	$47.3	$49.7	$52.3
Net Income	$5.4	$5.9	$6.5	$7.1	$7.8	$8.6
Dividends	$3.6	$4.1	$4.5	$5.0	$5.5	$6.0
Return on Average Assets	1.11%	1.19%	1.24%	1.30%	1.36%	1.43%
Return on Average Equity	13.36%	13.90%	14.65%	15.41%	16.16%	16.92%
Hovde also made other assumptions in its analysis regarding the effects of the merger and future performance of First Bancshares. Hovde assumed that 42.5% of FMB’s future non-interest expense would be eliminated in the merger, which savings would be fully realized in the year 2019 and thereafter.
In analyzing the future performance of First Bancshares, Hovde utilized the S&P CapIQ mean of analyst estimates of First Bancshares’ earnings per share for 2018 and 2019 of  $1.79 and $2.55, respectively, and assumed an annual earnings per share growth rate of 10.0% thereafter.
Board Composition and Management of First Bancshares after the Merger
Each of the officers and directors of First Bancshares immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the First Bancshares Articles and First Bancshares Bylaws.
Interests of FMB’s Directors and Executive Officers in the Merger
In considering the recommendation of FMB’s board of directors to vote for the merger proposal, FMB shareholders should be aware that directors and officers of FMB have interests in the merger that are in addition to, or different from, their interests as shareholders of FMB. The FMB board of directors was aware of these interests and considered them in approving the merger agreement and the transactions contemplated by the merger agreement, including the merger, and the decision to recommend that the FMB shareholders approve the merger proposal. These interests are described below.
Payments to Executive Officers Pursuant to Change in Control Agreements
In February 2018, Farmers & Merchants entered into Change in Control Agreements with each of F. Wilson Carraway, III, Ian C. Donkin, and Linda K. Palmer. Each agreement provides for a payment to the relevant executive officer if he or she is terminated without cause or resigns for good reason (in each case as defined in the relevant agreement) within two years of a change in control. The agreements also contain certain restrictive covenants applicable to the executives for a period of one year following his or her termination of employment. The merger would qualify as a change in control under the terms of each agreement.
The agreements for Mr. Carraway and Mr. Donkin provide that the executive will receive a payment in an amount equal to two times his taxable compensation for the prior calendar year plus any increase in base salary in the year of termination and reimbursement of COBRA premium payments for lesser of 12 months or expiration of COBRA coverage period upon a qualifying termination of employment, all subject to adjustment such that the after-tax benefit is equal to the contemplated amount, frequently referred to as a “tax gross-up” feature. Ms. Palmer’s agreement provides that she will receive a payment equal to $200,000 plus reimbursement of COBRA premium payments for lesser of 12 months or expiration of COBRA coverage period upon a qualifying termination of employment, all subject to a tax gross-up feature.
The merger agreement requires FMB to terminate the Change in Control Agreements with Mr. Carraway, Mr. Donkin, and Ms. Palmer. FMB has agreed to terminate the Change in Control Agreements for Mr. Carraway, Mr. Donkin, and Ms. Palmer in exchange for payments to the executive in the amount of  $1,777,778, $1,428,571, and $317,460, respectively. Following the termination of the agreements and effectiveness of the merger, First Bancshares will not have any obligations under the Change in Control Agreements.
Assumption of Deferred Compensation Arrangements
In connection with the merger, First Bancshares will assume certain deferred compensation arrangements previously entered into by Farmers & Merchants or FMB. Certain of those deferred compensation agreements were executed with current directors or executive officers of FMB. Specifically, director and executive officer F. Wilson Carraway, III and director R. Michael Sims are beneficiaries of deferred compensation arrangements with Farmers & Merchants or FMB. In addition to the assumption of the arrangements, certain requirements for future service by Mr. Carraway will be removed by virtue of the merger. Finally, Wilson Carraway, Jr., father of F. Wilson Carraway, III, is also party to a deferred compensation arrangement to be assumed by First Bancshares. Details of the arrangements to be assumed by First Bancshares involving directors or executive officers of FMB or their families are set forth below.
Beneficiary Name	Name of Deferred Compensation Arrangement	Nature of Benefits
Wilson Carraway, Jr.	FMB Banking Corporation Executive Supplemental Income Agreement	Monthly payments of $8,723 through November 1, 2018
F. Wilson Carraway, III	F&M Bank Executive Supplemental Income Agreement	Monthly payments of $12,708 beginning November 1, 2021 through October 1, 2036
R. Michael Sims	F&M Bank Executive Supplemental Income Agreement	Monthly payments of $8,333 through December 1, 2029
R. Michael Sims	Director Deferred Income Plan I, II and III	Monthly payments of $1,799 per month through February 1, 2023
Indemnification of Directors and Officers
First Bancshares has agreed to indemnify FMB’s directors and officers for a period of six years following the effective time of the merger to the same extent as provided under the organizational documents of FMB and its subsidiaries as in effect on the date of the merger agreement to the extent permitted by applicable law. First Bancshares has also agreed to maintain in effect a directors’ and officers’ liability insurance policy for a period of six years after the effective time of the merger with respect to claims arising from facts, events or actions which occurred prior to the effective time of the merger and covering persons who are currently covered by such insurance. The insurance policy must contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the directors and officers as currently provided, subject to a cap on the cost of such policy equal to 200% of the last annual premium paid by FMB.

Beneficial Ownership of FMB Common Stock by Management and Principal Shareholders of FMB
The following table sets forth certain information regarding the beneficial ownership of FMB common stock as of September 13, 2018, by (1) each director and executive officer of FMB, (2) each person who is known by FMB to own beneficially more than 5% of the outstanding shares of FMB common stock, and (3) all directors and executive officers of FMB as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of FMB believes that each person has sole voting and dispositive power over the shares indicated as owned by such person. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of FMB. As of September 13, 2018, there were 390,815 shares of FMB common stock outstanding. All shares in the table below are rounded to the nearest whole share.
Name of Beneficial Owner	Position	Number of FMB Shares Beneficially Owned	Percentage of Outstanding Shares of FMB Common Stock
Joseph J. Audie, Jr.	Director	—	*
Fred H. Beshears	Director	—	*
F. Wilson Carraway III	Chief Executive Officer and Chairman of the Board of Directors	100,728(1)	25.77%
Edward H. Carraway	Director	50,157(2)	12.83%
Ian C. Donkin	Director, President of Farmers & Merchants	470(3)	*
Gene D. Lord	Director	—	*
E. Edward Murray, Jr.	Director	—	*
Linda Palmer	Chief Financial Officer of Farmers & Merchants	9(4)	*
Richard Michael Sims	Director	56,572(3)	14.48%
Caroline Carraway Sutton	Director	45,882(6)	11.74%
Thomas B. Walker, Jr.	Director	1,379(7)	*
All directors and executive officers as a group (11 persons)		198,864(8)	50.88%
Beneficial Owners of More than 5% of FMB Common Stock
Elisabeth Carraway Neilson		44,626(9)	11.42%
Rena Carraway Taylor		45,945(10)	11.76%

(1)
Includes 53.772 shares of FMB common stock held in the FMB Banking Corp. Employee Stock Ownership Plan for which Mr. Carraway serves as trustee, including 8,453 shares of FMB common stock allocated to Mr. Carraway as a participant in the plan. Also includes 46,956 shares of FMB common stock held as the trustee of the F.W. Carraway, III Revocable Trust Dated December 30, 2018. While Mr. Carraway shares voting power over shares held in the FMB Banking Corp. Employee Stock Ownership Plan, shares in such plan will generally be voted on the merger proposal in accordance with the instructions of the participants in such plan. The 53.772 shares held in the FMB Banking Corp. Employee Stock Ownership Plan are the same 53,772 shares reported as beneficially owned by Richard Michael Sims.

(2)
Includes 46,251 shares of FMB common stock held as trustee of the Edward H. Carraway Revocable Trust Dated December 30, 2008, and 1,998 shares of FMB common stock held jointly with Mr. Carraway’s son. Also includes 1,908 shares of FMB common stock held in the FMB Banking Corp. Employee Stock Ownership Plan that are allocated to Mr. Carraway as a participant in the plan. The 1,908 shares of FMB common stock held in the FMB Banking Corp. Employee Stock Ownership Plan are included in the 53,772 shares reported as beneficially owned by F. Wilson Carraway III and Richard Michael Sims.

(3)
Includes 470 shares of FMB common stock held in the FMB Banking Corp. Employee Stock Ownership Plan that are allocated to Mr. Donkin as a participant in the plan. The 470 shares of FMB common stock held in the FMB Banking Corp. Employee Stock Ownership Plan are included in the 53,772 shares reported as beneficially owned by F. Wilson Carraway III and Richard Michael Sims.
(4)
Includes 9 shares of FMB common stock held in the FMB Banking Corp. Employee Stock Ownership Plan that are allocated to Ms. Palmer as a participant in the plan. The 9 shares of FMB common stock held in the FMB Banking Corp. Employee Stock Ownership Plan are included in the 53,772 shares reported as beneficially owned by F. Wilson Carraway III and Richard Michael Sims.

(5)
Includes 2,800 shares of FMB common stock held jointly with Mr. Sims’ spouse. Also includes 53,772 shares of FMB common stock held in the FMB Banking Corp. Employee Stock Ownership Plan for which Mr. Sims serves as trustee, including 11,710 shares of FMB common stock allocated to Mr. Sims as a participant in the plan. While Mr. Sims shares voting power over the shares held in the FMB Banking Corp. Employee Stock Ownership Plan, shares in such plan will generally be voted on the merger proposal in accordance with the instructions of the participants in such plan. The 53,772 shares held in the FMB Banking Corp. Employee Stock Ownership Plan are the same 53,772 shares reported as beneficially owned by F. Wilson Carraway III.

(6)
Includes 2,598 shares of FMB common stock held jointly with Ms. Sutton’s spouse and 43,110 shares of FMB common stock held as trustee of the Caroline C. Sutton Family Trust Dated September 25, 2008. Also includes 174.0731 shares of FMB common stock held in the FMB Banking Corp. Employee Stock Ownership Plan that are allocated to Ms. Sutton as a participant in the plan. The 174 shares of FMB common stock held in the FMB Banking Corp. Employee Stock Ownership Plan are included in the 53,772 shares reported as beneficially owned by F. Wilson Carraway, III and Richard Michael Sims.

(7)
Includes 1,379 shares of FMB common stock held jointly with Mr. Walker’s spouse.

(8)
Includes 53,772 shares held in the FMB Banking Corp. Employee Stock Ownership Plan. Shares held in the FMB Banking Corp. Employee Stock Ownership Plan are attributable to multiple beneficial owners as described in the notes to the table above; however, for purposes of providing an aggregate number of shares of FMB common stock beneficially owned by all directors and executive officers as a group, shares held in the FMB Banking Corp. Employee Stock Ownership Plan have only been included once.

(9)
Includes 1,431 shares of FMB common stock held as custodian for Ms. Neilson’s minor children and 43,195 shares of FMB common stock held as Trustee of the Elisabeth C. Neilson Revocable Trust Dated December 8, 2008.

(10)
Includes 954 shares of FMB common stock held as custodian for Ms. Taylor’s minor children and 44,991 shares of FMB common stock held as Trustee of the Katherine C. Taylor Revocable Trust.

Regulatory Approvals Required for the Merger
Completion of the merger is subject to prior receipt of all approvals required to be obtained from applicable governmental and regulatory authorities. Subject to the terms and conditions of the merger agreement, FMB and First Bancshares have agreed to use their reasonable best efforts and cooperate to prepare and file, as promptly as possible, all necessary documentation and to obtain as promptly as practicable all regulatory approvals required or advisable to complete the transactions contemplated by the merger agreement. These approvals include, among others, a waiver from the Federal Reserve Board and an approval from the OCC. First Bancshares and/or FMB have filed applications, waiver requests and notifications to obtain the required regulatory approvals or waivers.
Federal Reserve Board
The merger of FMB with First Bancshares must be approved by the Federal Reserve Board under Section 3 of the Bank Holding Company Act of 1956, or the BHC Act, and its implementing regulations, unless the Federal Reserve Board waives the application requirements of the BHC Act. In considering the approval of a transaction such as the merger, the BHC Act and related laws require the Federal Reserve Board to review, with respect to the parent holding companies and the bank concerned: (1) the competitive impact of the transaction; (2) financial, managerial and other supervisory considerations, including capital positions and managerial resources of the subject entities; (3) the record of the insured depository institution subsidiaries of the bank holding companies under the Community Reinvestment Act and fair lending laws; (4) the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system; and (5) additional public benefits of the proposal, such as the benefits to the customers of the subject entities. In connection with its review, the Federal Reserve Board will provide an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if they determine that would be appropriate. First Bancshares filed a written request that the Federal Reserve Board waive the application requirements of the BHC Act with regard to its acquisition of FMB, and received the waiver from the Federal Reserve Board on August 17, 2018.
Office of the Comptroller of the Currency
The merger of Farmers & Merchants with and into The First must be approved by the OCC under the National Bank Consolidation and Merger Act, 12 U.S.C. 215, 215a, commonly known as the Bank Merger Act. An application for approval of the bank merger has been filed with the OCC and will be subject to a 30-day comment and review period by the OCC. In evaluating an application filed under the Bank Merger Act, the OCC generally considers: (1) the competitive impact of the transaction; (2) financial and managerial resources of the banks party to the bank merger or merger; (3) the convenience and needs of the community to be served and the record of the banks under the Community Reinvestment Act; (4) the banks’ effectiveness in combating money-laundering activities; and (5) the extent to which the bank merger or merger would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review, the OCC will provide an opportunity for public comment on the application for the bank merger, and is authorized to hold a public meeting or other proceeding if they determine that would be appropriate.
First Bancshares and FMB believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals. However, neither First Bancshares nor FMB can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. The parties have agreed that First Bancshares will not be required, and FMB and its subsidiaries will not be permitted, to take any action or commit to take any action or agree to any condition or restrictions in connection with the regulatory approvals that, individually or in the aggregate, would have or would be reasonably likely to have a material adverse effect on First Bancshares and its subsidiaries or FMB and its subsidiaries as of and following the completion of the merger.
The parties’ obligation to complete the merger is conditioned upon the receipt of all required regulatory approvals. First Bancshares and FMB will use their respective commercially reasonable efforts to resolve any objections that may be asserted by any regulatory authority with respect to the merger agreement or the merger or the other transactions contemplated by the merger agreement.
Neither First Bancshares nor FMB is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Material U.S. Federal Income Tax Considerations
The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of FMB common stock. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax, nor does it address any considerations in respect of any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations issued thereunder and intergovernmental agreements entered into pursuant thereto). This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated under the Code, and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus, and all of which are subject to change, potentially retroactively, which could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only those U.S. holders of FMB common stock that hold their shares of FMB common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). Importantly, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder in light of that U.S. holder’s individual circumstances or to a U.S. holder that is subject to special treatment under the U.S. federal income tax laws, including, without limitation, a U.S. holder that is:
•
a bank or other financial institution;

•
a tax-exempt organization;

•
a regulated investment company;

•
a real estate investment trust;

•
an S corporation, partnership or other pass-through entity (or an investor in an S corporation, partnership or other pass-through entity);

•
a retirement plan, individual retirement account or other tax-deferred account;

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an insurance company;

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a mutual fund;

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a controlled foreign corporation or passive foreign investment company;

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a dealer or broker in stocks and securities, or currencies;

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a trader in securities that elects to use the mark-to-market method of accounting;

•
a holder of FMB common stock subject to the alternative minimum tax provisions of the Code;

•
a holder of FMB common stock that received FMB common stock through the exercise of an employee stock option, through a tax-qualified retirement plan or otherwise as compensation;

•
a holder of FMB common stock that has a functional currency other than the U.S. dollar;

•
a holder of FMB common stock that holds FMB common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•
a person that is not a U.S. holder; or

•
a U.S. expatriate or former citizen or resident of the United States.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds FMB common stock, the tax treatment of a partner in the partnership will generally depend on the status of such partner and the activities of the partnership. Partnerships holding FMB common stock and partners in such partnerships should consult their tax advisors.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of FMB common stock that is for U.S. federal income tax purposes: (a) an individual citizen or resident of the United States; (b) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia; (c) a trust if  (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) such trust was in existence on August 20, 1996, and has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes; or (d) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.
Determining the actual tax consequences of the merger to a U.S. holder is complex and can depend, in part, on the U.S. holder’s specific situation. Each U.S. holder should consult its own independent tax advisor as to the tax consequences of the merger in its particular circumstance, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

Tax Consequences of the Merger Generally
In connection with the filing with the SEC of the registration statement of which this proxy statement/prospectus forms a part, Alston & Bird LLP has rendered its tax opinion to First Bancshares and Bryan Cave Leighton Paisner LLP has rendered its tax opinion to FMB addressing the U.S. federal income tax consequences of the merger as described below. A copy of each of these tax opinions is attached as Exhibit 8.1 and Exhibit 8.2, respectively, to the registration statement of which this proxy statement/prospectus forms a part. In addition, the obligations of the parties to complete the merger is conditioned on, among other things, the receipt by First Bancshares and FMB of opinions from Alston & Bird LLP and Bryan Cave Leighton Paisner LLP, respectively, dated the closing date of the merger, to the effect that for U.S. federal income tax purposes the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. The conditions relating to receipt of such closing opinions may be waived by both First Bancshares and FMB. Neither First Bancshares nor FMB currently intends to waive the conditions related to the receipt of the closing opinions. If receipt of the closing opinions were to be waived, the vote of the holders of FMB stock to approve the merger agreement would be resolicited. In addition, the obligation of Alston & Bird LLP and Bryan Cave Leighton Paisner LLP to deliver such closing opinions is conditioned on the merger satisfying the continuity of proprietary interest requirement. That requirement generally will be satisfied if First Bancshares common stock constitutes at least 40% of the value of the total merger consideration.
These opinions are and will be subject to customary qualifications and assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the merger strictly in accordance with the merger agreement and the registration statement of which this proxy statement/prospectus forms a part. In rendering their legal opinions, Alston & Bird LLP and Bryan Cave Leighton Paisner LLP relied and will rely upon representations and covenants, including those contained in certificates of officers of First Bancshares and FMB, reasonably satisfactory in form and substance to each such counsel, and will assume that these representations are true, correct and complete without regard to any knowledge limitation, and that these covenants will be complied with. If any of these assumptions or representations are inaccurate in any way, or any of the covenants are not complied with, these opinions could be adversely affected. The opinions represent each counsel’s best legal judgment, but have no binding effect or official status of any kind, and no assurance can be given that contrary positions will not be taken by the Internal Revenue Service or a court considering the issues. In addition, neither FMB nor First Bancshares has requested nor does either of them intend to request a ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger. Accordingly, there can be no assurances that the Internal Revenue Service will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth below or any of the tax consequences described in the tax opinions.
In the opinion of Alston & Bird LLP and Bryan Cave Leighton Paisner LLP, in reliance on representation letters provided by First Bancshares and FMB and upon customary factual assumptions, as well as certain covenants and undertakings of First Bancshares and FMB, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The discussion below of the material U.S. federal income tax consequences of the merger serves, insofar as such discussion constitutes statements of United States federal income tax law or legal conclusions, as the opinion of each of Alston & Bird LLP and Bryan Cave Leighton Paisner LLP as to the material U.S. federal income tax consequences of the merger to the U.S. holders of FMB common stock.
The U.S. federal income tax consequences of the merger to a U.S. holder of FMB common stock will depend on whether the U.S. holder receives cash, shares of First Bancshares common stock or a combination of cash and shares of First Bancshares common stock in exchange for the U.S. holder’s FMB common stock in the merger. At the time a U.S. holder makes a cash or stock election pursuant to the terms of the merger agreement, the U.S. holder will not know whether, and to what extent, the proration provisions of the merger agreement will alter the mix of consideration the U.S. holder will receive in the merger. As a result, the tax consequences to such U.S. holder will not be ascertainable with certainty until the U.S. holder knows the precise amount of cash and shares of First Bancshares common stock that the U.S. holder will receive in the merger.
The following discussion assumes that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

U.S. Holders that Exchange FMB Common Stock Solely for First Bancshares Common Stock
Subject to the discussion below relating to the receipt of cash in lieu of a fractional share, a U.S. holder that exchanges all of its FMB common stock solely for shares of First Bancshares common stock:
•
will not recognize any gain or loss upon the exchange of shares of FMB common stock for shares of First Bancshares common stock in the merger;

•
will have a tax basis in the First Bancshares common stock received in the merger equal to the tax basis of the FMB common stock surrendered in exchange therefor; and

•
will have a holding period for shares of First Bancshares common stock received in the merger that includes its holding period for its shares of FMB common stock surrendered in exchange therefor.

U.S. Holders that Exchange FMB Common Stock Solely for Cash
A U.S. holder that exchanges all of its FMB common stock solely for cash will generally recognize capital gain or loss measured by the difference between the amount of cash received in the merger and the U.S. holder’s tax basis in the shares of FMB common stock surrendered in exchange therefor. Such capital gain or loss will generally be long term capital gain or loss if the holding period for such shares of FMB common stock is more than one year. Long term capital gain of certain non-corporate taxpayers, including individuals, is generally taxed at preferential rates. The deductibility of capital losses may be subject to limitations.
U.S. Holders that Exchange FMB Common Stock for a Combination of First Bancshares Common Stock and Cash
Subject to the discussion below relating to the receipt of cash in lieu of a fractional share, a U.S. holder that exchanges its FMB common stock for a combination of shares of First Bancshares common stock and cash:
•
will generally recognize capital gain (but not loss) equal to the lesser of  (i) the excess, if any, of the amount of cash plus the fair market value of any First Bancshares common stock received in the merger over the U.S. holder’s tax basis in the shares of FMB common stock surrendered in exchange therefor and (ii) the amount of cash received by the U.S. holder in the merger (other than cash received in lieu of a fractional share);

•
will generally have a tax basis in the First Bancshares common stock received equal to the tax basis of the FMB common stock surrendered in exchange therefor, increased by the amount of taxable gain, if any, recognized by the U.S. holder in the merger (other than with respect to cash received in lieu of a fractional share), and decreased by the amount of cash received by the U.S. holder in the merger (other than cash received in lieu of a fractional share); and

•
will generally have a holding period for shares of First Bancshares common stock received in the merger that includes its holding period for its shares of FMB common stock surrendered in exchange therefor.

Such capital gain will generally be long-term capital gain if, as of the effective date of the merger, the holding period for such shares of FMB common stock is more than one year, unless the receipt of cash has the effect of a distribution of a dividend (as discussed below under “Potential Recharacterization of Gain as a Dividend”). Long-term capital gain of certain non-corporate taxpayers, including individuals, is generally taxed at preferential rates. A U.S. holder receiving a combination of First Bancshares common stock and cash should consult its own tax advisor regarding the manner in which First Bancshares common stock should be allocated among the U.S. holder’s FMB shares and the manner in which the above rules would apply in the holder’s particular circumstance.
In the case of any U.S. holder that acquired different blocks of FMB common stock at different times and at different prices, any realized gain or loss will generally be determined separately for each identifiable block of shares exchanged in the merger. Such U.S. holder should consult the U.S. holder’s independent tax advisor regarding the manner in which gain or loss should be determined for each identifiable block of FMB shares.

Potential Recharacterization of Gain as a Dividend
Any gain recognized by a U.S. holder of FMB common stock in connection with the merger generally will be capital gain unless such holder’s receipt of cash has the effect of a distribution of a dividend, in which case the gain will generally be treated as a dividend to the extent of such holder’s ratable share of FMB’s accumulated earnings and profits, as calculated for U.S. federal income tax purposes. For purposes of determining whether your receipt of cash has the effect of a distribution of a dividend, you will generally be treated as if you first exchanged all of your FMB common stock solely in exchange for First Bancshares common stock and then First Bancshares immediately redeemed a portion of that stock for the cash that you actually received in the merger (referred to herein as the “deemed redemption”). Receipt of cash will generally not have the effect of a dividend to you if such receipt is “not essentially equivalent to a dividend” or “substantially disproportionate,” each within the meaning of Section 302(b) of the Code. In order for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption must result in a “meaningful reduction” in your deemed percentage stock ownership of First Bancshares following the merger. The determination generally requires a comparison of the percentage of the outstanding stock of First Bancshares that you are considered to have owned immediately before the deemed redemption to the percentage of the outstanding stock of First Bancshares that you own immediately after the deemed redemption. The IRS has indicated in rulings that any reduction in the interest of a minority shareholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would generally result in capital gain (as opposed to dividend) treatment.
For purposes of applying the foregoing tests, a shareholder will generally be deemed to own the stock the shareholder actually owns and the stock the shareholder constructively owns under the attribution rules of Section 318 of the Code. Under Section 318 of the Code, a shareholder will generally be deemed to own the shares of stock owned by certain family members, by certain estates and trusts of which the shareholder is a beneficiary, and by certain affiliated entities, as well as shares of stock subject to an option actually or constructively owned by the shareholder or such other persons. If, after applying these tests, the deemed redemption results in a capital gain, the capital gain will generally be long-term if your holding period for your FMB common stock is more than one year as of the date of the exchange. If, after applying these tests, the deemed redemption results in the gain recognized being classified as a dividend, such dividend will generally be treated as either ordinary income or qualified dividend income. Any gain treated as qualified dividend income will generally be taxable to you at the long-term capital gains rate, provided you held the shares giving rise to such income for more than 60 days during the 121-day period beginning 60 days before the effective time of the merger. The determination as to whether you will recognize a capital gain or dividend income as a result of your exchange of FMB common stock for a combination of First Bancshares common stock and cash in the merger is complex and is determined on a shareholder-by-shareholder basis. Accordingly, we urge you to consult your own tax advisor with respect to any such determination that is applicable to your individual situation.
Cash In Lieu of a Fractional Share
If a U.S. holder receives cash in lieu of a fractional share of First Bancshares common stock, the U.S. holder will generally be treated as having received a fractional share of First Bancshares common stock in the merger and then as having exchanged the fractional share of First Bancshares common stock for cash in a redemption by First Bancshares. As a result, the U.S. holder generally will recognize gain or loss equal to the difference between the amount of cash received and the portion of the U.S. holder’s aggregate tax basis (calculated in the manner as set forth above under “U.S. Holders that Receive a Combination of First Bancshares Common Stock and Cash”) allocable to the fractional share of First Bancshares common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the U.S. holder’s holding period with respect to the fractional share (including the holding period of the FMB common stock surrendered therefor) exceeds one year. The deductibility of capital losses may be subject to limitations.
Shareholders Exercising Appraisal Rights
Upon its exercise of appraisal rights, a U.S. holder of FMB common stock will exchange all of its FMB common stock for cash. Such a U.S. holder will generally recognize gain or loss equal to the difference between the amount of cash received and such U.S. holder’s aggregate tax basis in its FMB common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period with respect to the FMB common stock surrendered therefor exceeds one year. The deductibility of capital losses may be subject to limitations.
Material U.S. Federal Income Tax Consequences if the Merger Fails to Qualify as a Reorganization
If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then each U.S. holder of FMB common stock generally will recognize capital gain or loss equal to the difference between (a) the sum of the fair market value of the shares of First Bancshares common stock received by such U.S. holder in the merger and the amount of any cash received by such U.S. holder in the merger and (b) its adjusted tax basis in the shares of FMB common stock surrendered in exchange therefor.
Net Investment Income Tax
A holder of FMB common stock that is an individual is generally subject to a 3.8% tax on the lesser of: (1) his or her “net investment income” for the relevant taxable year, or (2) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). Estates and trusts are generally subject to similar rules. Net investment income generally would include any gain recognized in connection with the merger (including any gain treated as a dividend), as well as, among other items, other interest, dividends, capital gains and rental or royalty income received by such individual. Holders of FMB common stock should consult their tax advisors as to the application of this additional tax to their circumstances.
Backup Withholding
Backup withholding at the applicable rate (currently 24%) may apply with respect to certain cash payments to holders of FMB common Stock unless the holder:
•
furnishes a correct taxpayer identification number, certifying that it is not subject to backup withholding on IRS Form W-9 or successor form included in the letter of transmittal that the U.S. holder will receive and otherwise complies with all the applicable requirements of the backup withholding rules; or

•
provides proof that it is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, if the U.S. holder timely furnishes the required information to the Internal Revenue Service.
Certain Reporting Requirements
If a U.S. holder that receives First Bancshares common stock in the merger is considered a “significant holder,” such U.S. holder will generally be required (a) to file a statement with its U.S. federal income tax return providing certain facts pertinent to the merger, including such U.S. holder’s tax basis in, and the fair market value of, the FMB common stock surrendered by such U.S. holder, and (b) to retain permanent records of these facts relating to the merger. A “significant holder” is any FMB shareholder that, immediately before the merger, (y) owned at least 1% (by vote or value) of the outstanding stock of FMB or (z) owned FMB securities with a tax basis of  $1.0 million or more.
This discussion of material U.S. federal income tax considerations is for general information only and is not intended to be tax advice. Holders of FMB common stock are urged to consult their independent tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any other U.S. federal tax consequences including those arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.
Accounting Treatment
The merger will be accounted for under the acquisition method of accounting for business combinations under GAAP. Under this method, FMB’s assets and liabilities as of the date of the merger will be recorded at their respective fair values. Any difference between the purchase price for FMB and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with ASC Topic 805, “Business Combinations,” the goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by First Bancshares in connection with the merger will be amortized to expense in accordance with such rules. The consolidated financial statements of First Bancshares issued after the merger will reflect the results attributable to the acquired operations of FMB beginning on the date of completion of the merger.
Appraisal Rights
Holders of FMB common stock as of the record date are entitled to appraisal rights under the FBCA. Pursuant to Section 607.1302 of the FBCA, a FMB shareholder who does not wish to accept the merger consideration to be received pursuant to the terms of the merger agreement may exercise such shareholder’s appraisal rights and elect to receive the fair value of his or her shares of FMB common stock immediately prior to the consummation of the merger, excluding any appreciation or depreciation in anticipation of the merger unless exclusion would be inequitable to FMB and its other shareholders. Under the terms of the merger agreement, if 10% or more of the outstanding shares of FMB common stock validly exercise their appraisal rights, then First Bancshares will not be obligated to complete the merger.
In order to exercise appraisal rights, a FMB shareholder must strictly comply with the statutory procedures of Sections 607.1301 through 607.1333 of the FBCA, which are summarized below. A copy of the full text of those Sections is included as Annex C to this proxy statement/prospectus. FMB shareholders are urged to read Annex C in its entirety and to consult with their legal advisors. Each FMB shareholder who desires to assert his or her appraisal rights is cautioned that failure on his or her part to adhere strictly to the requirements of Florida law in any regard will cause a forfeiture of any appraisal rights.
Procedures for Exercising Appraisal Rights.   The following summary of Florida law is qualified in its entirety by reference to the full text of the applicable provisions of the FBCA, a copy of which is included as Annex C to this proxy statement/prospectus.
A FMB shareholder who desires to exercise his or her appraisal rights must file with FMB, prior to the taking of the vote on the merger agreement, a written notice of intent to demand payment for his or her shares if the merger is effectuated. A vote against the merger agreement will not alone be deemed to be the written notice of intent to demand payment and will not be deemed to satisfy the notice requirements under the FBCA. A shareholder exercising appraisal rights need not vote against the merger agreement, but cannot vote, or allow any nominee who holds such shares for the shareholder to vote, any of his or her shares of FMB common stock in favor of the merger agreement. A vote in favor of the merger agreement will constitute a waiver of the shareholder’s appraisal rights. A shareholder’s failure to vote against the merger agreement will not constitute a waiver of such shareholder’s appraisal rights. Such written notification should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to:
FMB Banking Corporation
200 East Washington Street
Monticello, Florida 32344
Attn: Judith A. Farmer, Corporate Secretary
All such notices must be signed in the same manner as the shares are registered on the books of FMB. If a FMB shareholder has not provided written notice of intent to demand fair value before the vote on the proposal to approve the merger agreement is taken at the FMB special meeting, then the FMB shareholder will be deemed to have waived his or her appraisal rights.
Within ten days after the completion of the merger, First Bancshares must provide to each FMB shareholder who filed a notice of intent to demand payment for his or her shares a written appraisal notice and an election form that specifies, among other things:
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the date of the completion of the merger;

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First Bancshares’ estimate of the fair value of the shares of FMB common stock;

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where to return the completed appraisal election form and the shareholder’s stock certificates and the date by which each must be received by First Bancshares or its agent, which date with respect to the receipt of the appraisal election form may not be fewer than 40, nor more than 60, days after the date First Bancshares sent the appraisal election form to the shareholder (and shall state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless such form is received by First Bancshares by such specified date) and which with respect to the return of stock certificates must not be earlier than the date for receiving the appraisal election form;

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that, if requested in writing, First Bancshares will provide to the shareholder so requesting, within ten days after the date set for receipt by First Bancshares of the appraisal election form, the number of shareholders who return the forms by such date and the total number of shares owned by them; and

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the date by which a notice from the FMB shareholder of his or her desire to withdraw his or her appraisal election must be received by First Bancshares, which date must be within 20 days after the date set for receipt by First Bancshares of the appraisal election form from the FMB shareholder.

The form must also contain First Bancshares’ offer to pay to the FMB shareholder the amount that it has estimated as the fair value of the shares of FMB common stock and include FMB’s financial statements, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest applicable interim financial statements if any, and a copy of Section 607.1301-607.1333, and request certain information from the FMB shareholder, including:
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the shareholder’s name and address;

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the number of shares as to which the shareholder is asserting appraisal rights;

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that the shareholder did not vote for the merger;

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whether the shareholder accepts the offer of First Bancshares to pay its estimate of the fair value of the shares of FMB common stock to the shareholder; and

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if the shareholder does not accept the offer of First Bancshares, the shareholder’s estimated fair value of the shares of FMB common stock and a demand for payment of the shareholder’s estimated value plus interest.

A shareholder exercising appraisal rights must execute the appraisal election form and submit it together with the certificate(s) representing his or her shares, in the case of certificated shares, by the date specified in the notice. Any such shareholder failing to return a properly completed appraisal election form and his or her stock certificates within the period stated in the form will lose his or her appraisal rights and be bound by the terms of the merger agreement. Upon returning the appraisal election form, a shareholder exercising appraisal rights will be entitled only to payment pursuant to the procedure set forth in the applicable sections of the FBCA and will not be entitled to vote or to exercise any other rights of a shareholder, unless such shareholder withdraws his or her demand for appraisal within the time period specified in the appraisal election form.
A shareholder exercising appraisal rights who has delivered the appraisal election form and his or her FMB common stock certificates may decline to exercise appraisal rights and withdraw from the appraisal process by giving written notice to First Bancshares within the time period specified in the appraisal election form. Thereafter, a shareholder exercising appraisal rights may not withdraw from the appraisal process without the written consent of First Bancshares. Upon such withdrawal, the right of the shareholder to be paid the fair value of his or her shares will cease, and he or she will be reinstated as a shareholder and will be entitled to receive the merger consideration.
If the shareholder exercising appraisal rights accepts the offer of First Bancshares in the appraisal election form to pay First Bancshares’ estimate of the fair value of the shares of FMB common stock, payment for the shares of such shareholder is to be made within 90 days after the receipt of the appraisal election form by First Bancshares or its agent. Upon payment of the agreed value, the shareholder exercising appraisal rights will cease to have any interest in such shares.

A shareholder who is dissatisfied with First Bancshares’ estimate of the fair value of the shares of First Bancshares common stock must notify First Bancshares of the shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest in the appraisal election form within the time period specified in the form. A shareholder who fails to notify First Bancshares in writing of the shareholder’s demand to be paid its stated estimate of the fair value of the shares plus interest within the required time period waives the right to demand payment and will be entitled only to the payment offered by First Bancshares in the appraisal election form.
A shareholder must demand appraisal rights with respect to all of the shares registered in his or her name, except that a record shareholder may assert appraisal rights as to fewer than all of the shares registered in the record shareholder’s name but which are owned by a beneficial shareholder, if the record shareholder objects with respect to all shares owned by the beneficial shareholder. A record shareholder must notify FMB in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. A beneficial shareholder may assert appraisal rights as to any shares held on behalf of the beneficial shareholder only if the beneficial shareholder submits to FMB the record shareholder’s written consent to the assertion of such rights before the date specified in the appraisal election form, and does so with respect to all shares that are beneficially owned by the beneficial shareholder.
Section 607.1330 of the FBCA addresses what should occur if a shareholder exercising appraisal rights fails to accept the offer of First Bancshares to pay the value of the shares as estimated by First Bancshares, and First Bancshares fails to comply with the demand of the shareholder exercising appraisal rights to pay the value of the shares as estimated by such shareholder, plus interest.
If a shareholder exercising appraisal rights refuses to accept the offer of First Bancshares to pay the value of the shares as estimated by First Bancshares, and First Bancshares fails to comply with the demand of the shareholder exercising appraisal rights to pay the value of the shares as estimated by such shareholder, plus interest, then within 60 days after receipt of a written demand from any shareholder exercising appraisal rights, First Bancshares shall file an action in any court of competent jurisdiction in the county in Florida where the registered office of First Bancshares, maintained pursuant to Florida law, is located requesting that the fair value of such shares be determined by the court.
If First Bancshares fails to institute a proceeding within the above-prescribed period, any shareholder exercising appraisal rights may do so in the name of First Bancshares. All shareholders exercising appraisal rights whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares and a copy of the initial pleading will be served on each such shareholder as provided by law. The shareholders exercising appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.
First Bancshares is required to pay each shareholder exercising appraisal rights the amount of the fair value of such shareholder’s shares plus interest, as found by the court, within ten days after final determination of the proceedings. Upon payment of the judgment, the shareholder exercising appraisal rights ceases to have any interest in such shares.
Section 607.1331 of the FBCA provides that the costs of a court appraisal proceeding, including reasonable compensation for, and expenses of, appraisers appointed by the court, will be determined by the court and assessed against First Bancshares, except that the court may assess costs against all or some of the shareholders exercising appraisal rights, in amounts the court finds equitable, to the extent that the court finds such shareholders acted arbitrarily, vexatiously or not in good faith with respect to their appraisal rights. The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, against: (i) First Bancshares and in favor of any or all shareholders exercising appraisal rights if the court finds First Bancshares did not substantially comply with the notification provisions set forth in Sections 607.1320 and 607.1322 of the FBCA; or (ii) either First Bancshares or a shareholder exercising appraisal rights, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the appraisal rights. If the court in an appraisal proceeding finds that the services of counsel for any shareholder exercising appraisal rights were of substantial benefit to other shareholders exercising appraisal rights, and that the fees for those services should not be assessed against First Bancshares, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders exercising appraisal rights who were benefited. To the extent that First Bancshares fails to make a required payment when a shareholder exercising appraisal rights accepts First Bancshares’ offer to pay the value of the shares as estimated by First Bancshares, such shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from First Bancshares all costs and expenses of the suit, including counsel fees.
Certain U.S. Federal Income Tax Consequences
See “— Material U.S. Federal Income Tax Considerations — Shareholders Exercising Appraisal Rights” beginning on page 69 for a discussion on how the material federal income tax consequences of the merger will change if you elect to exercise appraisal rights in the merger.
The above description is a summary of the material provisions of Sections 607.1301 through 607.1333 of the FBCA. For complete information, you should review the text of those sections, which appear as Annex C to this proxy statement/prospectus.
BECAUSE OF THE COMPLEXITY OF THE PROVISIONS OF FLORIDA LAW RELATING TO APPRAISAL RIGHTS, SHAREHOLDERS WHO ARE CONSIDERING EXERCISING THEIR APPRAISAL RIGHTS ARE URGED TO CONSULT THEIR OWN LEGAL ADVISORS.
Exchange of Shares in the Merger
The conversion of FMB common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. After completion of the merger, the exchange agent will exchange certificates representing shares of FMB common stock for the merger consideration to be received pursuant to the terms of the merger agreement. For more information regarding the procedures for electing the form of merger consideration you desire, the merger consideration allocation process and the procedures for exchanging your shares of FMB common stock for the merger consideration, see “The Merger Agreement — Procedures for Converting Shares of FMB Common Stock into Merger Consideration” below.
Listing of First Bancshares Common Stock
First Bancshares has agreed to use its commercially reasonable efforts to cause the shares of First Bancshares common stock issuable in connection with the merger be approved for listing on the NASDAQ Global Market, subject to official notice of issuance, prior to the effective time of the merger.

THE MERGER AGREEMENT
The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
Structure of the Merger
The boards of directors of First Bancshares and FMB have each unanimously approved the merger agreement, which provides for the merger of FMB with and into First Bancshares, with First Bancshares as the surviving company in the merger.
The merger agreement also provides that immediately after the effective time of the merger but in effect simultaneously on the date the merger closes, Farmers & Merchants, which is a Florida state-chartered bank and a direct wholly owned subsidiary of FMB, will merge with and into The First, a direct wholly owned subsidiary of First Bancshares, with The First as the surviving bank of such merger. The terms and conditions of the merger of The First and Farmers & Merchants are set forth in a separate merger agreement and plan of merger, referred to as the bank merger agreement, the form of which is attached as Exhibit B to the merger agreement. As provided in the bank merger agreement, the merger of The First and Farmers & Merchants may be abandoned at the election of The First at any time, whether before or after filings are made for regulatory approval of such merger. We refer to the merger of The First and Farmers & Merchants as the bank merger.
The merger agreement allows First Bancshares to change the structure of the merger at any time and without the approval of FMB if and to the extent that First Bancshares reasonably deems such a change to be necessary; provided, however, that no such change shall (i) alter or change the amount or kind of merger consideration to be provided under the merger agreement, (ii) materially impede or delay consummation of the merger, (iii) adversely affect the federal or state income tax treatment of FMB shareholders in connection with the merger, or (iv) require submission or the approval of FMB shareholders after the merger proposal has already been approved by FMB’s shareholders.
Closing and Effective Time of the Merger
The closing will take place immediately prior to the effective time of the merger. The effective time of the merger will be the later of  (i) the date and time of filing of the articles of merger with the Secretary of State of the State of Mississippi and the Secretary of State of the State of Florida by First Bancshares or (ii) the date and time when the merger becomes effective as set forth in such articles of merger, which will be no later than three business days after all of the conditions to the closing of the merger have been satisfied or waived in accordance with their terms.
We currently expect that the merger will be completed in the fourth quarter of 2018, subject to obtaining the requisite approvals from the shareholders of FMB, the receipt of all necessary regulatory approvals and the expiration of all regulatory waiting periods and other conditions. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger. No assurance is made as to whether, or when, First Bancshares and FMB will obtain the required approvals or complete the merger. See “The Merger Agreement —  Conditions to Completion of the Merger.”
Organizational Documents of the Surviving Company
At the effective time of the merger, the First Bancshares Articles and the First Bancshares Bylaws in effect immediately prior to the effective time of the merger will be the articles of incorporation and bylaws of the surviving company until thereafter amended in accordance with their respective terms and applicable laws.
Board Composition and Management of Surviving Company
Each of the officers and directors of First Bancshares immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the First Bancshares Articles and the First Bancshares Bylaws.
Merger Consideration
Under the terms of the merger agreement, each share of FMB common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive, at the election of each FMB shareholder, either (i) $204.70 in cash, which we refer to as the cash consideration, or (ii) 5.6391 shares of First Bancshares common stock, which we refer to as the stock consideration, provided that the total mix of merger consideration shall be fixed at 80% stock and 20% cash, and the exchange agent will apply the merger consideration allocation described below, in “—Merger Consideration Allocation,” to each FMB shareholder’s elections in order to preserve that mix of merger consideration.
First Bancshares will not issue any fractional shares of First Bancshares common stock in the merger. FMB shareholders who would otherwise be entitled to a fractional share of First Bancshares common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in First Bancshares common stock (rounded to the nearest one hundredth of a share) by $204.70.
If First Bancshares or FMB change the number of shares of First Bancshares common stock or FMB common stock outstanding prior to the effective time of the merger as a result of a stock split, reverse stock split, stock combination, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to First Bancshares common stock or FMB common stock and the record date for such corporate action is prior to the effective time of the merger, then the merger consideration shall be appropriately and proportionately adjusted to give FMB shareholders the same economic effect as contemplated by the merger agreement prior to any such event.
FMB may terminate the merger agreement if the average closing price of First Bancshares common stock over a specified period prior to completion of the merger decreases below certain specified thresholds unless First Bancshares elects to increase the merger consideration through an adjustment to the merger consideration, as discussed in further detail on page 90.
The value of the shares of First Bancshares common stock to be issued to FMB shareholders in the merger will fluctuate between now and the closing date of the merger. We make no assurances as to whether or when the merger will be completed, and you are advised to obtain current sale prices for the First Bancshares common stock.
Procedures for Converting Shares of FMB Common Stock into Merger Consideration
Exchange Agent
First Bancshares will designate a third party to act as the exchange agent in connection with the merger. The exchange agent shall also act as the agent for FMB shareholders for the purpose of receiving their FMB stock certificates and shall obtain no rights or interests in the shares represented thereby. Prior to the effective time of the merger, First Bancshares will deposit, or cause to be deposited, with the exchange agent the aggregate stock consideration and the aggregate cash consideration and, to the extent then determinable, any cash payable in lieu of fractional shares, necessary to satisfy the aggregate merger consideration payable.
Election Forms and Procedures
At least 20 business days prior to the later of  (1) the date of the FMB shareholders’ meeting or (2) a date agreed upon by FMB and First Bancshares that is as near as practicable to five business days prior to the expected closing date, which date we refer to as the election deadline, First Bancshares will cause the exchange agent to send the FMB shareholders election forms, which will include the appropriate form of letter of transmittal. FMB shareholders can specify on such election form the number of their shares of FMB common stock for which they desire to receive the cash consideration, the number of shares for which they desire to receive the stock consideration or to indicate that such shareholder has no preference as to the receipt of the cash consideration or stock consideration. The election forms must be returned to the exchange agent, along with certificates representing the shares subject to such election form, or a customary affidavit of loss and indemnity agreement, by the election deadline. If you are a FMB shareholder and you do not return your election form by the election deadline or improperly complete or do not sign your election form, your shares will be considered non-election shares and you will have no control over the type of consideration you receive and you may receive only the cash consideration, only the stock consideration or a mixture of the cash consideration and stock consideration based on what is available after giving effect to the valid elections made by other shareholders pursuant to the merger consideration allocation procedures described below.
A FMB shareholder may specify different elections with respect to different shares held by him or her. For example, if the shareholder has 100 shares, the shareholder could make a cash election with respect to 50 shares and a stock election with respect to the other 50 shares.
Merger Consideration Allocation
Pursuant to the merger agreement, the total mix of cash consideration and stock consideration to be issued by First Bancshares to holders of FMB common stock will be fixed at 80% stock and 20% cash. To achieve that mix, no more than 312,652 shares of FMB common stock, which we refer to as the stock conversion number, will be converted into the stock consideration. The exchange agent will collect the election forms that are received prior to the election deadline, and determine:
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The number of shares of FMB common stock with respect to which the holder has elected to receive stock consideration, which we refer to as the stock election shares, and such number of shares, as the stock election number;

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The number of shares of FMB common stock with respect to which the holder has elected to receive cash consideration, which we refer to as the cash election shares, and such number of shares, as the cash election number; and

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The number of shares of FMB common stock with respect to which the holder thereof has not made an effective election by the election deadline, which we refer to as the non-election shares.

No later than five business days after the effective time of the merger, the exchange agent will allocate the merger consideration as follows:
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If the stock election number is greater than the stock conversion number (the amount by which the stock election number exceeds the stock conversion being referred to herein as the stock surplus amount), then (i) the cash election shares and all non-election shares of each holder thereof shall be converted into the right to receive the cash consideration, (ii) the stock election shares of each holder thereof whose stock election shares did not exceed 80% of the shares of FMB common stock held by such holder will be converted into the stock consideration, and (iii) the stock election shares of each holder thereof whose stock election shares exceeded 80% of the shares of FMB common stock held by such holder, which we refer to as a stock cutback holder, will be converted into the right to receive (a) the stock consideration in respect of that number of stock election shares equal to the product obtained by multiplying (x) the number of stock election shares held by such holder by (y) a fraction, the numerator of which is the difference between the total number of stock election shares held by stock cutback holders less the stock surplus amount and the denominator of which is the total number of stock election shares held by stock cutback holders, and (b) the right to receive the cash consideration in respect of the remainder of such holder’s stock election shares that were not converted into the right to receive the stock consideration pursuant to clause (a) above.

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If the stock election number is less than the stock conversion number (the amount by which the stock conversion number exceeds the stock election number being referred to herein as the shortfall number), then all stock election shares shall be converted into the right to receive the stock consideration and the non-election shares and cash election shares shall be treated in the following manner:

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If the shortfall number is less than or equal to the number of non-election shares, then all cash election shares shall be converted into the right to receive the cash consideration and the non-election shares of each holder thereof shall be converted into the right to receive (a) the stock consideration in respect of that number of non-election shares equal to the product obtained by multiplying (x) the number of non-election shares held by such holder by (y) a fraction, the numerator of which is the shortfall number and the denominator of which is the total number of non-election shares, and (b) the right to receive the cash consideration in respect of the remainder of such holder’s non-election shares that were not converted into the right to receive the stock consideration pursuant to clause (a) above; and

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If the shortfall number exceeds the number of non-election shares, then (i) all non-election shares shall be converted into the right to receive the stock consideration, (ii) the cash election shares of each holder thereof whose cash election shares did not exceed 20% of the shares of FMB common stock held by such holder will be converted into the cash consideration, and (iii) the cash election shares of each holder thereof whose cash election shares exceeded 20% of the shares of FMB common stock held by such holder, which we refer to as a cash cutback holder, will be converted into the right to receive (a) the cash consideration in respect of that number of cash election shares equal to the product obtained by multiplying (x) the number of cash election shares held by such holder by (y) a fraction, the numerator of which is the difference between the total number of cash election shares held by cash cutback holders and the cash surplus amount (which is the difference between the total number of cash election shares exceeds 78,163) and the denominator of which is the total number of cash election shares held by cash cutback holders, and (b) the right to receive the stock consideration in respect of the remainder of such holder’s cash election shares that were not converted into the right to receive the cash consideration pursuant to clause (a) above.

Surrender of FMB Stock Certificates
The exchange agent will also send letters of transmittal to holders of FMB common stock who did not submit election forms by the election deadline no later than five business days following the closing date, along with instructions for completing the letter of transmittal and delivering to the exchange agent the completed letter of transmittal along with the stock certificates representing the shares of FMB common stock held by the shareholder.
Following the effective time of the merger, the allocation of the merger consideration and the surrender to the exchange agent of the certificate(s) representing his or her shares of FMB common stock, accompanied by a properly completed letter of transmittal, a FMB shareholder will be entitled to receive the merger consideration promptly after the effective time of the merger (including any cash in lieu of fractional shares). Until surrendered, each such certificate will represent after the effective time of the merger, for all purposes, only the right to receive the merger consideration, without interest (including any cash in lieu of fractional shares), and any dividends to which such holder is entitled pursuant to the merger agreement.
No dividends or other distributions with respect to First Bancshares common stock after completion of the merger will be paid to the holder of any unsurrendered FMB stock certificates with respect to the shares of FMB common stock represented by those certificates until those certificates have been properly surrendered. Subject to applicable abandoned property, escheat or similar laws, following the proper surrender of any such previously unsurrendered FMB stock certificate, the holder of the certificate will be entitled to receive, without interest: (i) the amount of unpaid dividends or other distributions with a record date after the effective time of the merger payable with respect to the whole shares of First Bancshares common stock represented by that certificate; and (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of First Bancshares common stock represented by that certificate with a record date after the effective time of the merger (but before the date on which the certificate are surrendered) and with a payment date subsequent to the issuance of the shares of First Bancshares common stock issuable in exchange for that certificate.
None of First Bancshares, the exchange agent or any other person will be liable to any former FMB shareholder for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.
In the event any FMB stock certificate is lost, stolen or destroyed, in order to receive the merger consideration (including cash in lieu of any fractional shares), the holder of that certificate must provide an affidavit of that fact and, if reasonably required by First Bancshares or the exchange agent, post a bond in such amount as First Bancshares or the exchange agent determines is reasonably necessary to indemnify it against any claim that may be made against it with respect to that certificate.
First Bancshares and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to any FMB shareholder the amounts they are required to deduct and withhold under any applicable federal, state, local or foreign tax law. If any such amounts are withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to the shareholders from whom they were withheld.
After completion of the merger, there will be no further transfers on the stock transfer books of FMB other than to settle transfers of FMB common stock that occurred prior to the effective time of the merger.
No interest will be paid or accrued on any amount payable upon cancellation of shares of FMB common stock. The shares of First Bancshares common stock issued and cash amount paid in accordance with the merger agreement upon conversion of the shares of FMB common stock (including any cash paid in lieu of fractional shares) will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of FMB common stock.
If any portion of the merger consideration is to be delivered to a person or entity other than the holder in whose name any surrendered certificate is registered, it will be a condition of such exchange that (i) the certificate surrendered must be properly endorsed or must be otherwise in proper form for transfer and (ii) the person or entity requesting such payment pays any transfer or other similar taxes required by reason of the payment of the merger consideration to a person or entity other than the registered holder of the certificate surrendered or will establish to the satisfaction of First Bancshares that such tax has been paid or is not required to be paid. The shares of First Bancshares common stock may be in uncertificated book-entry form, unless a physical certificate is otherwise required by any applicable law.
Representations and Warranties
The merger agreement contains customary representations and warranties of First Bancshares and FMB relating to their respective businesses that are made as of the date of the merger agreement and as of the closing date of the merger. The representations and warranties of each of First Bancshares and FMB have been made solely for the benefit of the other party, and these representations and warranties should not be relied on by any other person. In addition, these representations and warranties:
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have been qualified by information set forth in confidential disclosure schedules in connection with signing the merger agreement — the information contained in these schedules modifies, qualifies and creates exceptions to the representations and warranties in the merger agreement;

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will not survive consummation of the merger;

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may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties to the merger agreement if those statements turn out to be inaccurate;

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are in some cases subject to a materiality standard described in the merger agreement which may differ from what may be viewed as material by you; and

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were made only as of the date of the merger agreement or such other date as is specified in the merger agreement.

The representations and warranties made by First Bancshares and FMB to each other primarily relate to:
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corporate organization, existence, power and authority;

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capitalization;

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corporate authorization to enter into the merger agreement and to consummate the merger;

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regulatory approvals and consents required in connection with the merger and the bank merger;

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the accuracy of financial statements and effectiveness of internal controls;

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absence of material adverse effect on each party since December 31, 2017;

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litigation and legal proceedings;

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compliance with laws and the absence of regulatory agreements;

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fees paid to financial advisors;

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tax matters; and

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accuracy of the information supplied by each party for inclusion or incorporation by reference in this proxy statement/prospectus.

FMB has also made representations and warranties to First Bancshares with respect to:
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material contracts;

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receipt of fairness opinion;

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employee benefits plans;

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labor and employee relations;

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environmental matters;

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investment portfolio;

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derivative transactions;

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loan portfolio;

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adequacy of allowances for loan losses;

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trust business and the administration of fiduciary accounts;

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investment management and related activities;

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repurchase agreements;

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deposit insurance;

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regulatory compliance and information security;

•
transactions with affiliates;

•
real and personal property matters;

•
intellectual properties;

•
insurance policies;

•
absence of state takeover laws applicability; and

•
transaction costs.

Definition of  “Material Adverse Effect”
Certain representations and warranties of First Bancshares and FMB are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either First Bancshares or FMB, means (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such party and its subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such party to perform its obligations under the merger agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such party to consummate the merger and the transactions contemplated by the merger agreement. For purposes of clause (i) only, the definition of  “material adverse effect” excludes the following:
•
changes in banking and similar laws of general applicability or interpretations thereof by any governmental authority;

•
changes in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally;

•
changes in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally;

•
public disclosure of the transactions contemplated or actions expressly required by the merger agreement or actions or omissions that are taken with the prior written consent of the other party, or as otherwise expressly permitted or contemplated by the merger agreement;

•
any failure by FMB or First Bancshares to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been a material adverse effect);

•
changes in the trading price or trading volume of First Bancshares common stock (but not including the underlying causes thereof unless otherwise specifically excluded); and

•
the impact of this merger agreement and the transactions contemplated by the merger agreement on relationships with customers or employees, including the loss of personnel;

except, with respect to the first three bullets, if the effects of such change disproportionately affect such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate.
Covenants and Agreements
Pursuant to the merger agreement, First Bancshares and FMB have agreed to certain restrictions on their activities until the effective time of the merger. First Bancshares has agreed that it will carry on its business consistent with prudent banking practices and in compliance in all material respects with applicable laws. FMB has agreed to carry on its business, including the business of each of its subsidiaries, in the ordinary course of business and consistent with prudent banking practice. In addition, FMB has agreed that it will use commercially reasonable efforts to:
•
preserve its business organization and assets intact;

•
keep available to itself and First Bancshares the present services of the current officers and employees of FMB and its subsidiaries;

•
preserve for itself and First Bancshares the goodwill of its customers, employees, lessors and others with whom business relationships exists; and

•
continue diligent collection efforts with respect to any delinquent loans and, to the extent within its control, not allow any material increase in delinquent loans.

First Bancshares has also agreed that until the effective time of the merger, it and its subsidiaries will not take any or knowingly fail to take any action that is intended or is reasonably likely to:
•
prevent, delay or impair First Bancshares’ ability to consummate the merger or the transactions contemplated by the merger agreement;

•
agree to take, commit to take, or adopt any resolution of its board of directors in support of, any of the actions prohibited by the merger agreement;

•
result in the merger or the bank merger failing to qualify as a “reorganization” under Section 368(a) of the Code;

•
take any action that is likely to materially impair First Bancshares’ ability to perform any of its obligations under the merger agreement or The First to perform any of its obligations under the bank plan of merger; or

•
agree or commit to do any of the foregoing.

FMB has also agreed that it will not, and will not permit its subsidiaries to do any of the following without the prior written consent of First Bancshares, except as previously agreed to by the parties:
•
except as previously disclosed to First Bancshares, (i) issue, sell, grant, pledge, dispose of, encumber, or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any rights, any new award or grant under the FMB stock plans or otherwise, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) except as permitted in the merger agreement, accelerate the vesting of any existing rights, or (iii) except as permitted in the merger agreement, directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any rights issued and outstanding prior to the effective time;

•
make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except (i) dividends from wholly owned subsidiaries to FMB and (ii) dividends declared on or prior to December 31, 2018 from FMB to its shareholders that would not cause aggregate dividends paid by FMB to its shareholders after March 31, 2018 to at any point exceed an amount equal to (x) $1,868,721 multiplied by (y) a fraction, the numerator of which is the number of days elapsed since March 31, 2018 and the denominator of which is 275; provided that if the closing the merger is after December 31, 2018, then FMB shall also be permitted to pay dividends to its shareholders following December 31, 2018 in an amount not to exceed 45% of its net income, calculated in accordance with GAAP, in respect of any period following December 31, 2018;

•
enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of FMB or its subsidiaries, or grant any salary, wage or fee increase or increase any employee benefit or pay any incentive or bonus payments, except (i) normal increases in base salary to employees in the ordinary course of business and pursuant to policies currently in effect, provided that, such increases shall not result in an annual adjustment in base compensation (which includes base salary and any other compensation other than bonus payments) of more than 3% for any individual or 3% in the aggregate for all employees of FMB or its subsidiaries, (ii) as specifically provided for by the merger agreement, (iii) as may be required by law, (iv) to satisfy contractual obligations, or (v) as previously disclosed to First Bancshares;

•
hire any person as an employee of FMB or any of its subsidiaries, except for at-will employees at an annual rate of salary not to exceed $100,000;

•
enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable law, subject to the provision of prior written notice to and consultation with First Bancshares, (ii) to satisfy contractual obligations existing as of the date of the merger agreement and as previously disclosed to First Bancshares, (iii) as previously disclosed to First Bancshares, or (iv) as may be required pursuant to the terms of the merger agreement) any FMB benefit plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of FMB or any of its subsidiaries;

•
except pursuant to agreements or arrangements in effect on the date of the merger agreement and previously disclosed to First Bancshares and loans to directors, officers, and their immediate family members, affiliates, or associates that are below certain thresholds and which are in compliance with Regulation O, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the ordinary course of business;

•
except as previously disclosed to First Bancshares and in the ordinary course of business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to FMB or any of its subsidiaries;

•
acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business) all or any portion of the assets, debt, business, deposits or properties of any other entity or person, except for purchases specifically approved by First Bancshares;

•
make any capital expenditures in amounts exceeding $50,000 individually, or $250,000 in the aggregate;

•
amend the FMB Articles or the FMB Bylaws or any equivalent documents of FMB’s subsidiaries;

•
implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable laws, GAAP or applicable accounting requirements of any governmental authority, in each case, including changes in the interpretation or enforcement thereof;

•
except as previously disclosed to First Bancshares, enter into, amend, modify, terminate, extend, or waive any material provision of, any FMB material contract, lease or insurance policy, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of terms with respect to FMB or any of its subsidiaries, or enter into any contract that would constitute a FMB material contract if it were in effect on the date of the merger agreement, except for any amendments, modifications or terminations reasonably requested by First Bancshares;

•
other than settlement of foreclosure actions in the ordinary course of business, (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which FMB or any of its subsidiaries is or becomes a party after the date of the merger agreement, which settlement or agreement involves payment by FMB or any of its subsidiaries of an amount which exceeds $50,000 individually or $100,000 in the aggregate and/or would impose any material restriction on the business of FMB or any of its subsidiaries or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

•
(i) enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (ii) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable law, regulation or policies imposed by any governmental authority; (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans, its hedging practices and policies, and (iv) incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the ordinary course of business;

•
enter into any derivative transaction;

•
incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice with a term not in excess of 12 months (other than creation of deposit liabilities or sales of certificates of deposit in the ordinary course of business), or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (whether absolute, accrued, contingent or otherwise) of any other person, other than the issuance of letters of credit in the ordinary course of business and in accordance with restrictions on making or extending loans as set forth in the merger agreement;

•
(i) other than in accordance with FMB’s investment guidelines, acquire, sell or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, or (ii) change the classification method for any of the FMB investment securities from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in ASC 320;

•
make any changes to deposit pricing other than such changes made in the ordinary course of business;

•
except for loans or extensions of credit approved and/or committed as of the date of the merger agreement and disclosed to First Bancshares, (i) make, renew, renegotiate, increase, extend or modify any (A) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans made by FMB or any of its subsidiaries to such borrower or its affiliates, would be in excess of  $100,000, in the aggregate, (B) loan secured by other than a first lien in excess of  $500,000, (C) loan in excess of the Federal Financial Institutions Examination Council’s regulatory guidelines relating to loan to value ratios, (D) loan secured by a first lien residential mortgage and with no loan policy exceptions in excess of  $750,000, (E) secured loan over $2,000,000, (F) any loan that is not made in conformity with FMB’s ordinary course lending policies and guidelines in effect as of the date hereof, or (G) loan, whether secured or unsecured, if the amount of such loan, together with any other outstanding loans (without regard to whether such other loans have been advanced or remain to be advanced), would result in the aggregate outstanding loans to any borrower of FMB or any of its subsidiaries (without regard to whether such other loans have been advanced or remain to be advanced) to exceed $2,000,000, (ii) sell any loan or loan pools in excess of  $2,000,000 in principal amount or sale price (other than residential mortgage loan pools sold in the ordinary course of business), or (iii) acquire any servicing rights, or sell or otherwise transfer any loan where FMB or any of its subsidiaries retains any servicing rights. Any loan in excess of the foregoing limits shall require the prior written approval of the President or Chief Credit Officer or Credit Administrator of The First;

•
make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by FMB or its subsidiaries;

•
except as required by applicable law, make or change any material tax election, file any material amended tax return, enter into any material closing agreement with respect to taxes, settle or compromise any material liability with respect to taxes, agree to any material adjustment of any tax attribute, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment, provided that, for purposes of the foregoing, “material” means affecting or relating to $100,000 or more in taxes or $200,000 or more of taxable income;
•
take any action or knowingly fail to take any action not contemplated by the merger agreement that is intended or is reasonably likely to (i) prevent, delay or impair FMB’s ability to consummate the merger or the transactions contemplated by the merger agreement, or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of any actions prohibited by the merger agreement;

•
other than repurchases required to be made by FMB Employee Stock Ownership Plan, directly or indirectly repurchase, redeem or otherwise acquire any shares of FMB capital stock or any securities convertible into or exercisable for any shares of FMB capital stock;

•
except as required by law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be requested by First Bancshares;

•
merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries; or

•
(i) enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (ii) take any action that is intended or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time, or in any of the conditions to the merger not being satisfied or in a violation of any provision of the merger agreement, except, in every case, as may be required by applicable law.

FMB has also agreed to cause to be delivered to First Bancshares resignations of all the directors of FMB and its subsidiaries to be effective as of the effective time of the merger.
Regulatory Matters
First Bancshares and FMB agreed to use their respective commercially reasonable efforts to cause the registration statement to be declared effective by the SEC as promptly as reasonably practicable after filing. First Bancshares has also agreed to use its commercially reasonable efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by the merger agreement.
First Bancshares and FMB and their respective subsidiaries have agreed to cooperate with each other and use their reasonable best efforts to prepare and file all necessary documentation, to effect all filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and regulatory and governmental entities that are necessary to consummate the transactions contemplated by the merger agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations; provided, however, that nothing contained in the merger agreement will require First Bancshares or any of its subsidiaries or FMB or any of its subsidiaries to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of any governmental authority that would reasonably be likely to have a material and adverse effect (measured on a scale relative to FMB) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of First Bancshares, FMB, the surviving entity or the surviving bank, after giving effect to the merger (a “burdensome condition”).
First Bancshares and FMB will furnish each other and each other’s counsel with all information as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of First Bancshares or FMB to any governmental authority in connection with the transactions contemplated by the merger agreement. Each party has the right to review and approve in advance all characterizations of the information relating to such party and any of its subsidiaries that appear in any filing with a governmental authority made in connection with the transactions contemplated by the merger agreement. In addition, First Bancshares and FMB agreed to provide to the other party for review a copy of each filing with a governmental authority made in connection with the transactions contemplated by the merger agreement prior to its filing.
NASDAQ Listing
First Bancshares has agreed to use its commercially reasonable efforts to cause the shares of its common stock to be issued in connection with the merger to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the effective time of the merger.
Employee Matters
General
Following the effective time of the merger, First Bancshares must maintain employee benefit plans and compensation opportunities for those persons who are full-time employees of FMB and its subsidiaries on the closing date of the merger (referred to below as “covered employees”) that provide employee benefits and cash-based compensation opportunities which, in the aggregate, are substantially comparable to the employee benefits and cash-based compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of First Bancshares or its subsidiaries (except that no covered employee may participate in any closed or frozen plan of First Bancshares or its subsidiaries). First Bancshares shall give the covered employees full credit for their prior service with FMB and its subsidiaries for purposes of eligibility and vesting under any employee benefit plan maintained by First Bancshares in which covered employees may be eligible to participate.
With respect to any First Bancshares health, dental, vision or other welfare plan in which any covered employee is eligible to participate, for the first plan year in which the covered employee is eligible to participate, First Bancshares or its applicable subsidiary must use its commercially reasonable best efforts to cause any pre-existing condition limitations or eligibility waiting periods under such plan to be waived with respect to the covered employee and his or her covered dependents to the extent the condition was, or would have been, covered under the FMB benefit plan in which the covered employee participated immediately prior to the effective time of the merger.
Employees of FMB (other than employees who are otherwise parties to employment, severance or change or control agreements) (i) who are not offered the opportunity to continue as employees of First Bancshares or The First after the merger with a rate of salary or wages, as applicable, equal to his or rate of salary or wages paid by FMB or its subsidiaries immediately prior to the effective time and do not accept an offer of employment from First Bancshares or The First; (ii) who are offered, but do not accept, the opportunity to continue as employees of First Bancshares or The First after the merger that requires a relocation of his or her primary office by 25 miles or more, or (iii) who are terminated without cause within one year after the merger, will be entitled to receive severance compensation based on the number of years of service with FMB and the employees’ weekly rate of pay.
Prior to the effective time of the merger, FMB will effectuate the termination or discontinuation of certain benefits plans maintained by FMB, as requested by First Bancshares.
Deferred Compensation Arrangements
In connection with the merger, First Bancshares will assume the liabilities of FMB under certain deferred compensation arrangements to which FMB or Farmers & Merchants is a party. Prior to the completion of the merger, FMB has agreed that it will procure assumption agreements from the beneficiaries of such deferred compensation arrangements, with such assumption agreements being satisfactory to First Bancshares. The assumption agreements will restate certain provisions of the deferred compensation arrangements in order to clarify them and will also provide for a release of claims related to the deferred compensation arrangements in favor of First Bancshares and its affiliates. FMB has also agreed to make certain tax filings relative to the deferred compensation arrangements. Strict compliance by FMB with the provisions of the merger agreement related to the deferred compensation arrangements is a condition to First Bancshares’ obligations to complete the merger.

Indemnification and Directors’ and Officers’ Insurance
For a period of six years after the effective time of the merger, First Bancshares shall indemnify and hold harmless the present and former directors and officers of FMB and its subsidiaries against all costs or expenses, judgments, fines, losses, claims, damages or other liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of actions or omissions of such persons in the course of performing their duties for FMB or its subsidiaries occurring at or before the effective time of the merger (including the transactions contemplated by the merger agreement), to the same extent as such persons have the right to be indemnified pursuant to the organizational documents of FMB in effect as of the date of the merger agreement to the extent permitted by applicable law. First Bancshares will also advance expenses in connection with such indemnification.
For a period of six years after the effective time of the merger, First Bancshares will provide directors’ and officers’ liability insurance that serves to reimburse the present and former officers and directors of FMB or its subsidiaries with respect to claims against them arising from facts or events occurring before the effective time of the merger (including the transactions contemplated by the merger agreement). The directors’ and officers’ liability insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the indemnified person as the coverage currently provided by FMB; provided, however, that: (i) if First Bancshares is unable to obtain or maintain the directors’ and officers’ liability insurance, then First Bancshares will provide as much comparable insurance as is reasonably available, and (ii) officers and directors of FMB or its subsidiaries may be required to make application and provide customary representations and warranties to the carrier of the insurance. First Bancshares will not be required to expend for such tail insurance a premium amount in excess of an amount equal to 200% of the annual premiums paid by FMB for director and officer insurance in effect as of the date of this Agreement.
First Bancshares has agreed that if it, or any of its successors and assigns, consolidates with or merges with any other corporation or entity where it is not the continuing or surviving corporation, or transfers all or substantially all of its property or assets, it will make proper provision so that the successors and assigns of First Bancshares and its subsidiaries will assume the obligations of indemnification under the merger agreement.
No Solicitation
FMB has agreed that, from the date of the merger agreement it will not, and will not authorize or permit its investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of FMB or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission, negotiation or announcement of any an acquisition proposal; (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal; or (iii) enter into any agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.
For purposes of the merger agreement, an “acquisition proposal” means (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving FMB or any of its subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of FMB or any of its subsidiaries; (C) any issuance, sale or other disposition of  (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of FMB or any of its subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of FMB or any of its subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

However, at any time prior to the receipt of the approval of the merger agreement by FMB’s shareholders, if  (i) FMB receives a bona fide unsolicited acquisition proposal that did not result from a breach of the first paragraph of this section, and (ii) the FMB board of directors reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal and it is reasonably necessary to take such actions to comply with its fiduciary duties to FMB’s shareholders under applicable law, then FMB’s board of directors, directly or indirectly, (iii) FMB has provided First Bancshares with at least twenty four hours prior notice of such determination, and (iv) prior to furnishing or affording access to any information or data with respect to FMB or any of its subsidiaries or otherwise relating to an acquisition proposal, FMB receives from such person a confidentiality agreement with terms no less favorable to FMB than those contained in the confidentiality agreement with First Bancshares, then FMB may thereafter (1) furnish to such person, in response to a written request therefor, non-public information relating to FMB and its subsidiaries, and (2) engage or otherwise participate in negotiations or discussions with such person that has made (and not withrdrawn) a superior proposal. FMB must promptly provide to First Bancshares any non-public information regarding FMB or any of its subsidiaries provided to any other person which was not previously provided to First Bancshares, and such additional information must be provided no later than the date of provision of such information to such other party.
A “superior proposal” means a bona fide, unsolicited acquisition proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and FMB or any of its subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding FMB common stock or more than 50% of the assets of FMB and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of FMB reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (a) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such acquisition proposal, and (b) taking into account any changes to the merger agreement proposed by First Bancshares in response to such acquisition proposal, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such acquisition proposal, such proposal is more favorable to the shareholders of FMB from a financial point of view than the merger.
FMB must promptly (and in any event within 24 hours) notify First Bancshares in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, FMB or its representatives, in each case in connection with any acquisition proposal, and such notice must include (i) a written summary of the material terms and conditions of any such acquisition proposal, indication or request not made in writing (including any updates, revisions or supplements thereto) provided to FMB or any representative of FMB (including any financing commitments or other materials relating thereto), (ii) an unredacted copy of any acquisition proposal made in writing (including any updates, revisions or supplements thereto) provided to FMB or its subsidiaries or any affiliate or representative of FMB (including any financing commitments or other materials relating thereto) and, in each case, the identity of the person making such acquisition proposal. FMB has agreed that it will keep First Bancshares informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).
Except as provided below, neither the board of directors of FMB nor any committee thereof shall (i) withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to First Bancshares in connection with the transactions contemplated by the merger agreement (including the merger), the FMB recommendation; (ii) approve or recommend, or propose to approve or recommend, any acquisition proposal (any of the foregoing, a “change in FMB recommendation”).
Notwithstanding the foregoing, prior to the receipt of the approval of FMB’s shareholders with respect to the merger agreement, the board of directors of FMB may effect a change in FMB recommendation or terminate the merger agreement to accept a superior proposal after the fifth business day following First Bancshares’ receipt of a notice (the “notice of superior proposal”) from FMB advising First Bancshares that the board of directors of FMB has decided that a bona fide unsolicited written acquisition proposal that it received (that did not result from a breach of the merger agreement) constitutes a superior proposal if, but only if, (i) the board of directors of FMB has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that failure to take such actions would be inconsistent with, or a breach or violation of, the directors’ fiduciary duties to FMB’s shareholders under applicable law, (ii) during the five business day period after receipt of the notice of superior proposal by First Bancshares (the “notice period”), FMB and the board of directors of FMB shall have cooperated and negotiated in good faith with First Bancshares to make such adjustments, modifications or amendments to the terms and conditions of the merger agreement as would enable FMB to proceed with the FMB recommendation in favor of the merger with First Bancshares without a FMB subsequent determination; and (iii) at the end of the notice period, after taking into account any such adjusted, modified or amended terms as may have been proposed by First Bancshares since its receipt of such notice of superior proposal, the board of directors of FMB has again in good faith made the determination that such acquisition proposal constitutes a superior proposal. In the event of any material revisions to the superior proposal, FMB is required to deliver a new notice of superior proposal to First Bancshares and again comply with the foregoing requirements, except that the notice period will be reduced to three business days.
Conditions to Completion of the Merger
The completion of the merger depends on a number of conditions being satisfied or, where permitted, waived, including:
•
the required approval by the shareholders of FMB;

•
the receipt of all regulatory approvals, or expiration or termination of all statutory waiting periods in respect thereof, required to consummate the transactions contemplated by the merger agreement, without any burdensome conditions;

•
the absence of any judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the merger, the bank merger or the other transactions contemplated by the merger agreement;

•
the effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus is a part, under the Securities Act;

•
the receipt by First Bancshares and FMB from their respective tax counsel of a U.S. federal income tax opinion, dated the closing date of the merger, that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

•
the accuracy, subject to varying degrees of materiality, of First Bancshares’ and FMB’s respective representations and warranties in the merger agreement on the date of the merger agreement and as of the effective time of the merger (or such other date specified in the merger agreement);

•
performance in all material respects by First Bancshares and FMB of their respective obligations under the merger agreement;

•
the Plan of Bank Merger is executed and delivered;

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less than 10% of the outstanding shares of FMB common stock validly exercise, or remain entitled to exercise, their appraisal rights;

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the execution of an agreement terminating the FMB shareholders’ agreement as of the effective time of the merger;

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FMB shall have complied with its obligations with respect to employee benefit plans as required by the merger agreement, including the termination of certain plans and agreements; and

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the absence of any event which has resulted in a material adverse effect on the other party, and the absence of any condition, event, fact, circumstance or other occurrence that is reasonably expected to have a material adverse effect on the other party.

No assurance is given as to when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
Satisfaction of FMB’s obligation to provide First Bancshares with an executed agreement terminating the FMB shareholders’ agreement requires FMB to obtain the consent of FMB shareholders holding no less than 66 2∕3% of the shares of FMB common stock issued and outstanding. FMB will make all reasonable efforts to obtain the required consent. However, if FMB cannot obtain the consent of the holders of at least 66 2∕3% of the issued and outstanding shares of FMB common stock, then FMB will be unable to satisfy this condition to the merger.
Termination
The merger agreement may be terminated at any time prior to the effective time of the merger:
•
by mutual written consent of First Bancshares and FMB;

•
by First Bancshares or FMB if any regulatory approval required for consummation of the transactions contemplated by the merger agreement has been denied by final non-appealable action by the relevant governmental authority or any application for such regulatory approval shall have been permanently withdrawn at the request of a governmental authority;

•
by First Bancshares or FMB if the approval of the shareholders of FMB is not obtained;

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by First Bancshares or FMB if the merger is not consummated on or before January 1, 2019, subject to automatic extension to March 31, 2019 if the only outstanding condition to closing is the receipt of regulatory approvals, which we refer to as the expiration date;

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by First Bancshares or FMB in the event of a material breach by the other party of any representation, warranty or covenant contained in the merger agreement and such breach is not cured prior to the earlier of 30 days of notice of the breach or two business days prior to the expiration date of the merger agreement and the terminating party is not itself in material breach;

•
by First Bancshares if FMB materially breaches its covenant not to solicit other offers;

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by First Bancshares if FMB withdraws, qualifies, modifies, or proposes to withdraw, qualify or modify in any manner adverse to First Bancshares, its recommendation to its shareholders to approve the merger agreement, or approves, endorses or recommends another acquisition proposal or proposes to approve, endorse or recommend any acquisition proposal;

•
by First Bancshares if FMB fails to properly call, give notice of, and commence a meeting of shareholders to vote on the merger;

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by First Bancshares if FMB fails to publicly recommend against a publicly announced acquisition proposal within three business days of being requested to do so by First Bancshares or fails to publicly reconfirm its recommendation to its shareholders within three business days of being requested to do so by First Bancshares;

•
by FMB if  (i) the average closing price of First Bancshares common stock over the 20 trading days preceding the date that is five days prior to the closing date is less than $30.98, and (ii) the decline in the price of First Bancshares common stock (as measured by the average closing price divided by $36.45) is less than the number obtained by dividing the average closing price of the KBW Regional Banking Index (KRX) over the 20 trading days preceding the date that is five days prior to the closing date by $118.48; provided, however, if FMB wishes to exercise its termination right pursuant to this provision, it shall give prompt written notice to First Bancshares, and within the five-day period after its receipt of the termination notice from FMB, First Bancshares will have the option, but not the obligation, to adjust the exchange ratio such that the total stock consideration would be worth at least $54,400,000, which will nullify and void FMB’s termination, and the merger agreement will remain in full force and effect; or

•
by FMB if FMB’s board of directors determines to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement, but only if FMB pays to First Bancshares the $3,200,000 termination fee.

Termination Fee
FMB will pay First Bancshares a termination fee equal to $3,200,000 in the event of any of the following:
•
First Bancshares terminates the merger agreement because: (i) FMB materially breached its covenant not to solicit other offers; (ii) FMB withdrew, qualified, modified or proposed to withdraw, qualify or modify its recommendation to its shareholders to approve the merger agreement to its shareholders, or (iii) FMB approves, endorses or recommends another acquisition proposal or proposes to approve, endorse or recommend any acquisition proposal; (iv) FMB fails to properly call, give notice of, and commence a meeting of shareholders to vote on the merger; or (v) FMB fails to publicly recommend against a publicly announced acquisition proposal within three business days of being requested to do so by First Bancshares or fails to publicly reconfirm its recommendation to its shareholders within three business days of being requested to do so by First Bancshares; or (vi) FMB resolved or otherwise determined to take, or announced an intention to take, any of the foregoing actions; or

•
FMB terminates the merger agreement at any time before the receipt of FMB shareholder approval for the purpose of entering into an acquisition agreement with respect to a superior proposal in compliance with the terms of the merger agreement; or

•
In the event that after the date of the merger agreement and prior to the termination of the merger agreement, an acquisition proposal was made known to senior management of FMB or has been made directly to FMB’s shareholders generally or an acquisition proposal shall have been publicly announced (and not withdrawn), and (i) the merger agreement is terminated by (A) First Bancshares or FMB because the FMB shareholders have not approved the merger agreement by the required vote or (B) First Bancshares because of a material breach my FMB of its representations, warranties or covenants in the merger agreement, and (ii) prior to the date within 12 months of such termination, FMB enters into any agreement or consummates a transaction with respect to an acquisition proposal (whether or not it’s the same acquisition proposal as that referred to above).

Effect of Termination
A termination of the merger agreement will not relieve a breaching party from liability for any breach of any covenant, agreement, representation or warranty of the merger agreement giving rise to such termination or resulting from fraud or any willful and material breach. Notwithstanding the foregoing, the parties have agreed that if FMB pays or causes to be paid to First Bancshares the termination fee in accordance with the merger agreement, FMB (or any successor in interest of FMB) will not have any further obligations or liabilities to First Bancshares with respect to the merger agreement or the transactions contemplated by it.
Amendment; Waiver
Prior to the effective time of the merger and to the extent permitted by applicable law, any provision of the merger agreement may be (a) waived by the party benefitted by the provision, provided the waiver is in writing and signed by such party, or (b) amended or modified at any time, by an agreement in writing between the parties, except that after the FMB special meeting no amendment may be made which by law requires further approval by the shareholders of First Bancshares or FMB without obtaining such approval.
Expenses
All expenses incurred in connection with the merger, the bank merger, the merger agreement and other transactions contemplated thereby, including fees and expenses of financial consultants, accountants and counsel, will be paid by the party incurring the expenses. Nothing in the merger agreement limits either party’s rights to recover any liabilities or damages arising out of the other party’s willful breach of any provision of the merger agreement.

ANCILLARY AGREEMENTS
Voting Agreements
In connection with, and as a condition to, entering into the merger agreement, each of the directors of FMB and Farmers & Merchants who has voting control over shares of FMB common stock entered into a voting agreement with First Bancshares. The following summary of the voting agreements is subject to, and qualified in its entirety by reference to, the form voting agreement attached as Exhibit A to the merger agreement attached as Annex A to this document.
Pursuant to the voting agreements, each party to a voting agreement has agreed to appear at the FMB special meeting (in person or by proxy) and to vote his or her shares of FMB common stock:
•
in favor of adoption and approval of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement;

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in favor of any proposal to adjourn or postpone such meeting, if necessary, to solicit additional proxies to approve the merger agreement and the merger;

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against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of FMB contained in the merger agreement;

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against any acquisition proposal other than the merger; and

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against any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the merger agreement.

In addition, the voting agreements provide that each shareholder party to a voting agreement will not:
•
directly or indirectly sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of such shareholder’s shares of FMB common stock; and

•
(i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal, (ii) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than First Bancshares) any information or data with respect to FMB or any of its subsidiaries or otherwise relating to an acquisition proposal, (iii) enter into any agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal, (iv) solicit proxies with respect to an acquisition proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the merger in accordance with the terms of the merger agreement, or (v) initiate a shareholders’ vote or action by consent of FMB’s shareholders with respect to an acquisition proposal.

The voting agreements will automatically terminate upon the earlier of  (i) the effective date of the merger, (ii) the amendment of the merger agreement in any manner that materially and adversely affects any of the shareholder’s rights set forth in the merger agreement, (iii) termination of the merger agreement, or (iv) three years from the date the voting agreements are executed.
As of the record date, shareholders who are party to the voting agreements were entitled to vote an aggregate of approximately 145,092 shares of FMB common stock that are subject to the requirements of the voting agreements, which represented approximately 37.1% of the shares of FMB common stock outstanding on that date.

Non-Competition and Non-Disclosure Agreements
In addition to the voting agreements, as a condition to First Bancshares entering into the merger agreement, each of the directors of FMB and Farmers & Merchants entered into a non-competition and non-disclosure agreements with First Bancshares. The following summary of the non-competition and non-disclosure agreements is subject to, and qualified in its entirety by reference to, the form non-competition and non-disclosure agreement attached as Exhibit C to the merger agreement attached as Annex A to this document.
Pursuant to the non-competition and non-disclosure agreements, each party to a non-competition and non-disclosure agreement has agreed to, among other things:
•
from and after the effective time of the merger, not disclose or use any confidential information or trade secrets of FMB for any purpose for so long as such information remains confidential information or a trade secret, except as required by law;

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for a period of two years following the closing the merger:

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not solicit or attempt to solicit any customers of First Bancshares, The First, FMB or Farmers & Merchants, including actively sought prospective customers of Farmers & Merchants as of the effective time of the merger; and

•
on such director’s own behalf or on behalf of others, not solicit or recruit or attempt to solicit or recruit any employee (full-time or temporary) of First Bancshares, The First, FMB or Farmers & Merchants; and

•
for a period of one year after the effective time of the merger, directly on the director’s own behalf or on behalf any other person, not act as a director, manager, officer, or employee of any banking business that is the same or essentially the same as the banking business conducted by First Bancshares, The First or FMB or Farmers & Merchants and that has a banking office located within any county in Florida or Georgia where Farmers & Merchants operates a banking office as of the closing of the merger and each county contiguous to each of such counties.

The restrictions in the non-competition and non-disclosure agreements will automatically terminate upon the earlier of  (i) the termination of the merger agreement, (ii) two years after the effective date of the merger, or (iii) upon a change in control of First Bancshares.
Claims Letters
At the time of the execution of the merger agreement, and effective upon the closing of the merger, each director of FMB and Farmers & Merchants executed a claims letter with First Bancshares. The following summary of the claims letters is subject to, and qualified in its entirety by reference to, the claims letter attached as Exhibit D to the merger agreement attached as Annex A to this document.
Pursuant to the claims letter, each director of FMB and Farmers & Merchants released and discharged, effective upon the consummation of the merger, FMB and its subsidiaries, their respective directors and officers (in their capacities as such), and their respective successors and assigns (including First Bancshares and The First), of and from any and all liabilities or claims that such director has or claims to have, or previously had or claimed to have, solely in his or her capacity as an officer, director or employee of FMB or any of its subsidiaries, as of the effective time of the merger. The release does not apply to (i) compensation for services that has accrued but not yet been paid in the ordinary course of business consistent with past practice; (ii) claims that the director may have in any capacity other than as an officer, director or employee of FMB or any of its subsidiaries, such as claims as a borrower under loan commitments and agreements, claims as a depositor under any deposit account with or as the holder of any certificate of deposit issued by Farmers & Merchants, claims on account of any services rendered by the director in a capacity other than as an officer, director or employee of FMB or any of its subsidiaries, claims in his or her capacity of a shareholder of FMB and claims as a holder of any check issued by any other depositor of Farmers & Merchants; (iii) any claims that the director may have under the merger agreement; or (iv) any right to indemnification that the director may have under the articles of incorporation or bylaws of FMB or similar documents or any of its subsidiaries, Florida law or the merger agreement.

THE COMPANIES
The First Bancshares, Inc.
First Bancshares was incorporated in Mississippi on June 23, 1995 and serves as the bank holding company for The First, headquartered in Hattiesburg, Mississippi. First Bancshares is a registered financial holding company. As of June 30, 2018, First Bancshares had consolidated assets of  $2.5 billion, loans of $1.7 billion, deposits of  $2.1 billion, and shareholders’ equity of  $285.8 million. First Bancshares operates 56 full service branches, one motor branch and four loan production offices in Mississippi, Alabama, Louisiana and Florida. The First’s deposits are insured by the FDIC.
First Bancshares is a community-focused financial institution that offers a full range of financial services to individuals, businesses, municipal entities, and nonprofit organizations in the communities that it serves. These services include consumer and commercial loans, deposit accounts, trust services, safe deposit services and brokerage services.
First Bancshares and its subsidiaries are subject to comprehensive regulation, examination and supervision by the Federal Reserve Board, the OCC and the Mississippi Department of Banking and Consumer Finance, and are subject to numerous laws and regulations relating to their operations, including, among other things, permissible activities, capital adequacy, reserve requirements, standards for safety and soundness, internal controls, consumer protection, anti-money laundering, and privacy and data security.
First Bancshares’ headquarters are located at 6480 U.S. Hwy, 98 West, Hattiesburg, Mississippi 39402, and its telephone number is (601) 268-8998. First Bancshares’ website can be found at www.thefirstbank.com. The contents of First Bancshares’ website are not incorporated into this proxy statement/prospectus.
For more information about First Bancshares’ business, see “Where You Can Find More Information” below.
FMB Banking Corporation
FMB, a Florida corporation, is a bank holding company headquartered in Monticello, Florida that was incorporated in 1982. Through its bank subsidiary, Farmers & Merchants Bank, a Florida state-chartered bank organized in 1906, FMB offers a relationship-driven community banking model to its customers designed to provide a personalized and tailored financial experience. FMB operates six full-service banking offices, including its headquarters in Monticello, Florida, which is approximately 30 miles northeast of Tallahassee, Florida, four branch offices in Tallahassee, Florida and one branch office in Thomasville, Georgia. FMB and Farmers & Merchants have no other subsidiaries.
As of June 30, 2018, FMB had total assets of approximately $481 million, total loans of  $329 million, total deposits of  $422 million and total shareholders’ equity of  $39 million. Farmers & Merchants’ deposits are insured by the FDIC.
FMB’s principal executive office is located at 200 East Washington Street, Monticello, Jefferson County, Florida 32344, and its telephone number is (850) 997-2591. FMB does not maintain a standalone website, but additional information about FMB may be found on Farmers & Merchants’ website at www.fmbbank.com. Information contained on the website is not part of this proxy statement/prospectus, and is not incorporated by reference herein.
Market Area
Farmers & Merchants’ branches are located in Jefferson and Leon Counties, Florida and Thomas County, Georgia. Its market area is concentrated in the Tallahassee Metropolitan Statistical Area, or MSA.
Competition
Farmers & Merchants competes for deposits in its banking market with commercial banks, credit unions, agencies issuing United States government securities and all other organizations and institutions engaged in money market transactions. In its lending activities, Farmers & Merchants competes with all other financial institutions as well as consumer finance companies, mortgage companies and other lenders. Commercial banking in the Tallahassee MSA and in Florida and Georgia as a whole are extremely competitive.

Interest rates, both on loans and deposits, and prices of fee-based services are significant competitive factors among financial institutions generally. Other important competitive factors include office location, office hours, the quality of customer service, community reputation, continuity of personnel and services, and, in the case of larger commercial customers, relative lending limits and the ability to offer sophisticated cash management and other commercial banking services. Most of Farmers & Merchants’ competitors have greater resources, broader geographic markets and higher lending limits than Farmers & Merchants does, and they can offer more products and services and can better afford and make more effective use of media advertising, support services and electronic technology than can Farmers & Merchants.
In recent years, federal and state legislation has heightened the competitive environment in which all financial institutions conduct their business, and the potential for competition among financial institutions of all types has increased significantly. Additionally, with the elimination of restrictions on interstate banking (including those most recently implemented by the Dodd-Frank Wall Street Reform and Consumer Protection Act), a bank headquartered in Florida may be required to compete not only with other Florida-based financial institutions, but also with out-of-state financial institutions which may acquire Florida institutions, establish or acquire branch offices in Florida, or otherwise offer financial services across state lines, thereby adding to the competitive atmosphere of the industry in general.
To counter its competitive disadvantages, Farmers & Merchants attempts to differentiate itself from its larger competitors with its focus on relationship banking, personalized service, direct customer contact, and its ability to make credit and other business decisions locally. Farmers & Merchants also depends on its reputation as a community bank in its banking markets and its involvement in the communities it serves.
Banking Services
Commercial Banking.   Farmers & Merchants focuses its commercial loan originations on small and mid-sized businesses (generally up to $50 million in annual sales), and such loans are usually accompanied by related deposits. Commercial underwriting is driven by cash flow analysis supported by collateral analysis and review. Commercial loan products include commercial real estate construction and term loans; working capital loans and lines of credit; demand, term and time loans; and equipment, inventory and accounts receivable financing. Farmers & Merchants offers a range of cash management services and deposit products to commercial customers. Online banking is currently available to commercial customers.
Mortgage Banking.   Farmers & Merchants’ mortgage banking division is structured to provide a source of fee income largely from the process of originating mortgage products. Many of the mortgage products originated by Farmers & Merchants are subsequently sold to third party financial institutions. Mortgage banking capabilities include conventional and nonconforming mortgage underwriting and construction and permanent financing.
Employees
As of June 30, 2018, Farmers & Merchants had 96 full-time employees. None of Farmers & Merchants’ employees is covered by a collective bargaining agreement. Farmers & Merchants believes its relations with its employees to be good.
Properties
As of June 30, 2018, Farmers & Merchants operated six branches. Farmers & Merchants’ main office is located at 200 East Washington Street, Monticello, Florida 32344. As of June 30, 2018, Farmers & Merchants owned the property associated with this location, which includes an approximately 11,008 square feet building that houses the main office of Farmers & Merchants. Farmers & Merchants has operated a bank office at this location since 1907. Farmers & Merchants also owns a parking lot located at 325 East Washington Street, Monticello, Florida 32344. Farmers & Merchants also owns two operations buildings in Monticello, Florida that are used to support its main office. These are located at 101 North Cherry Street, Monticello, Florida and 195 Dogwood Street, Monticello, Florida. An additional property located at 185 Dogwood Street, Monticello, Florida is used by Farmers & Merchants as a training facility.
Farmers & Merchants operates four branch locations in Tallahassee, Florida. The first branch location is located at 2626 Mahan Drive, Tallahassee, Florida 32308. Farmers & Merchants owns the property associated with this location and has operated a branch at this location since 1991. Farmers & Merchants also operates a branch at 6490 North Monroe Street, Tallahassee, Florida 32303. Farmers & Merchants also owns the property associated with this branch location and has operated a branch office at this location since 1995. Farmers & Merchants also owns property located at 3320 Thomasville Road, Tallahassee, Florida 32308 and has operated a branch location on this property since 1994. Approximately 7,560 square feet of this building is used by Farmers & Merchants to house the branch office. Farmers & Merchants leases 3,540 square feet of the building on this property to The Able Trust and leases the entire third floor of the building to Wells Fargo Clearing Services, LLC.
The fourth Tallahassee branch location is located at 2000 Apalachee Parkway, Tallahassee, Florida 32301. Farmers & Merchants leases the property and building associated with this location. Farmers & Merchants also subleases 3,200 square feet of the building to Florida Hospices and Palliative Care, Inc. Farmers & Merchants owns an additional property located at 6601 Mahan Drive, Tallahassee, Florida 32308. Farmers & Merchants formerly operated a bank branch at this location, but closed this branch in December 2010.
Farmers & Merchants’ sixth branch is located at 1313 Jackson Street, Thomasville, Georgia 31792. This branch was acquired by Farmers & Merchants in 1998 when FMB acquired First Merchants Bank.
Farmers & Merchants also owns an office building located at 165 and 175 East Dogwood Street, Monticello, Florida 32344 which, as of June 30, 2018, Farmers & Merchants leased to T. Buckingham Bird. Farmers & Merchants also owns a duplex located at 160 North Waukeenah Highway, Monticello, Florida 32344. As of June 30, 2018, Farmers & Merchants leased one unit to a residential tenant.
Regulation
As a registered bank holding company, FMB is regulated by the Federal Reserve and Farmers & Merchants is regulated by the Florida Office of Financial Regulation and by the FDIC as a state-chartered non-member bank. FMB and Farmers & Merchants are subject to various regulatory capital requirements administered by the respective authorities. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a material adverse effect on FMB’s financial statements. In addition, regulators have examination and enforcement authority over virtually all aspects of the banking business, including lending, servicing, internal controls and information privacy, among other things. Complying with current regulations and any regulations promulgated in the future could be expensive and thereby have a direct adverse effect on earnings.
Legal Proceedings
From time to time as part of their respective businesses, FMB and/or Farmers & Merchants are subject to routine litigation, including routine collection and foreclosure matters.

FMB MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
All dollar amounts in the tables in this section are in thousands of dollars, except per share data or when specifically identified. The words “we”, “us”, “our”, “FMB” and similar terms when used in this section refer to FMB Banking Corporation unless the context indicates otherwise.
Introduction
The following is a narrative discussion and analysis of significant changes in FMB’s results of operations for the six months ended June 30, 2018 and 2017 and the years ended December 31, 2017 and 2016, and the financial condition at June 30, 2018, and December 31, 2017 and 2016. This discussion and analysis should be read in conjunction with the sections entitled “Cautionary Statement Concerning Forward-Looking Statements,” “Selected Consolidated Historical Financial Information of FMB,” and the consolidated financial statements and the notes thereto, included elsewhere in this proxy statement/prospectus.
Critical Accounting Policies and Estimates
FMB’s consolidated financial statements are prepared based on the application of certain accounting policies, the most significant of which are described in FMB’s notes to the consolidated financial statements. Certain of these policies require numerous estimates and strategic or economic assumptions that may prove inaccurate or subject to variation and may significantly affect our reported results and financial position for the current period or future periods. The use of estimates, assumptions, and judgment are necessary when financial assets and liabilities are required to be recorded at, or adjusted to reflect, fair value. Assets carried at fair value inherently result in more financial statement volatility. Fair values and information used to record valuation adjustments for certain assets and liabilities are based on either quoted market prices or are provided by other independent third-party sources, when available. When such information is not available, management estimates valuation adjustments. Changes in underlying factors, assumptions or estimates in any of these areas could have a material impact on our future financial condition and results of operations.
The following briefly describes the more complex policies involving a significant amount of judgments about valuation and the application of complex accounting standards and interpretations. For a more complete discussion of the methodology employed to calculate these estimates, see Note 1 to FMB’s consolidated financial statements included in this proxy statement/prospectus.
Allowance for Loan Losses
FMB records estimated probable inherent credit losses in the loan portfolio as an allowance for loan losses. The methodologies and assumptions for determining the adequacy of the overall allowance for loan losses involve significant judgments to be made by management. Some of the more critical judgments supporting FMB’s allowance for loan losses include judgments about: creditworthiness of borrowers, estimated value of underlying collateral, assumptions about cash flow, determination of loss factors for estimating credit losses, and the impact of current events, conditions, and other factors impacting the level of inherent losses. Under different conditions or using different assumptions, the actual or estimated credit losses ultimately realized by FMB may be different than management’s estimates provided in our Financial Statements, included elsewhere in this proxy statement/prospectus.
Comparison of Results of Operations for the six months ended June 30, 2018 and 2017 and the years ended December 31, 2017 and 2016
Overview
The following discussion describes FMB’s results of operations for the six months ended June 30, 2018 and 2017, and for the years ended December 31, 2017 and 2016. As with most community banks, FMB derives most of its income from interest FMB receives on its loans and investments. FMB’s primary source of funds for making these loans and investments is noninterest and interest bearing deposits. Consequently, one of the key measures of FMB’s success is the amount of net interest income, or the difference between the income on FMB’s interest-earning assets, such as loans and investments, and the expense on FMB’s interest-bearing liabilities, such as deposits. Another key measure is the spread between the yield FMB earns on these interest-earning assets and the rate FMB pays on its interest-bearing liabilities.
Results of Operations for the Six Months Ended June 30, 2018 and 2017
FMB’s net income for the six months ended June 30, 2018 and 2017 was $2.4 million and $2.5 million, respectively. Net income for the year ended December 31, 2017 was $4.8 million, compared to $4.4 million for the year ended December 31, 2016. The 2017 increase in net income was primarily the result of increased loan volume and income produced by several non-recurring items. These non-recurring items included gains on the sale of other real estate owned in the amount of  $721 thousand and a prior year loan recovery in the amount of  $61 thousand.
Net Interest Income and Net Interest Margin Analysis
Comparison of net interest income for the six months ended June 30, 2018 and 2017
The largest component of FMB’s net income is its net interest income, which represents the difference between the income earned on interest earning assets and the interest paid on deposits and other interest-bearing liabilities. FMB’s net interest margin represents net interest income divided by average earning assets. Major factors which affect net interest income and net interest margin include changes in volumes, the yield on interest-earning assets and the cost of interest-bearing liabilities. Net interest margin can also be affected by economic conditions, the competitive environment, loan demand, and deposit flow. Management’s ability to respond to changes in these factors by using effective asset-liability management techniques is critical to maintaining the stability of the net interest margin and the primary source of earnings.

The following table shows, for the periods indicated, the average balances of each principal category of our assets, liabilities, and stockholders’ equity and the average yields on assets and average costs of liabilities. Such yields and costs are calculated by dividing income or expense by the average daily balances of the associated assets or liabilities.
AVERAGE BALANCE SHEETS & NET INTEREST ANALYSIS
The Six Months Ended
	June 30, 2018			June 30, 2017
(Dollars in thousands, except yields and rates)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest earning assets
Loans	$330,092	$8,244	5.04%	$306,938	$7,285	4.79%
Investment securities	103,969	1,265	2.45	105,902	1,262	2.40
Cash balances in other banks	8,777	116	2.67	17,208	91	1.07
Total interest earning assets	442,838	$9,625	4.38	430,048	$8,638	4.05
Non-interest earning assets	38,838			35,783
Total assets	$481,676			$465,831
Interest bearing liabilities
Interest bearing transactions accounts	$148,081	$234	0.32%	$136,857	$162	0.24%
Savings accounts	48,655	69	0.29	46,163	33	0.14
Time deposits	88,569	411	0.94	86,795	236	0.55
Federal Home Loan Bank & other borrowed money	17,172	86	1.01	21,771	60	0.56
Long Term Debt	6,000	189	6.35	6,000	113	3.80
Total interest-bearing liabilities	308,477	$989	0.65	297,586	$604	0.41
Non-interest bearing deposits	129,776			126,505
Total funding sources	438,253			424,091
Non-interest bearing liabilities	4,694			2,775
Shareholders’ equity	38,729			38,965
	$481,676			$465,831
Net interest rate spread			3.73%			3.64%
Net interest income/margin		$8,636	3.93%		$8,034	3.77%

Net interest income increased $602 thousand, or 7.5%, to $8.6 million for the six months ended June 30, 2018, compared to $8.0 million for the same period in 2017. The primary source of this increase was an increase in the amount of loans, which was partially offset by increased expenses associated primarily with time deposits and other long term interest bearing deposits. The resulting net interest margin for the six months ended June 30, 2018 increased to 3.93%, from 3.77% during the six months ended June 30, 2017.
Interest earning assets averaged $442.8 million for the six months ended June 30, 2018, compared to $430.0 million for the six months ended June 30, 2017, an increase of  $12.8 million, or 3.0%. The yield on average interest earning assets improved 33 basis points to 4.38% for the six months ended June 30, 2018, compared to 4.05% for the six months ended June 30, 2017. The yield on earning assets increased due to higher average loan balances relative to total interest earning assets. Loan yield during the six months ended June 30, 2018 increased to 5.04% from 4.79% during the six months ended June 30, 2017. The loan rates on new loans were generally higher than the current portfolio average, contributing to an overall increase in loan portfolio yield. The yield on securities during the six months ended June 30, 2018 was 2.45% versus 2.40% recorded during the six months ended June 30, 2017. The reason for this increase was due to higher yields on new securities added to the portfolio.
Interest bearing liabilities averaged $308.5 million for the six months ended June 30, 2018. This represents an increase of  $10.9 million, or 3.7% when compared to the $297.6 million reported for the six months ended June 30, 2017. The average rate paid on interest bearing liabilities was 0.65% for the six months ended June 30, 2018, versus 0.41% for the six months ended June 30, 2017. Farmers & Merchants increased rates paid on interest bearing deposits as a result of two increases, of 25 basis points each, in the Federal Funds Target Rate by the Federal Open Market Committee (“FOMC”) in 2018.
The following table reflects, for the periods indicated, the changes in our net interest income due to changes in the volume of earning assets and interest-bearing liabilities and the associated rates paid or earned on these assets and liabilities.
ANALYSIS OF CHANGES IN NET INTEREST INCOME
The Six Months Ended
	June 30, 2018 vs. 2017
(Dollars in thousands)	Volume	Variance due to Yield/Rate	Total
Interest earning assets
Loans	$578	$381	$959
Investment securities	(24)	27	3
Cash balances in other banks	(111)	136	25
Total interest earning assets	$443	$544	$987
Interest bearing liabilities
Interest bearing transactions accounts	$18	$54	$72
Savings accounts	4	32	36
Time deposits	8	167	175
Federal Home Loan Bank & other borrowed money	(23)	49	26
Long Term Debt	—	76	76
Total interest-bearing liabilities	$7	$378	$385
Net interest income
Net interest income	$436	$166	$602

Comparison of net interest income for the three months ended June 30, 2018 and 2017
The following table shows for the three months ended June 30, 2018 and 2017, the average balances of each principal category of our assets, liabilities, and stockholder’s equity and the average yields on assets and average costs of liabilities.
AVERAGE BALANCE SHEETS & NET INTEREST ANALYSIS
The Three Months Ended
	June 30, 2018			June 30, 2017
(Dollars in thousands, except yields and rates)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest earning assets
Loans	$329,992	$4,294	5.22%	$305,723	$3,648	4.79%
Investment securities	105,139	667	2.54	109,562	677	2.48
Cash balances in other banks	9,888	59	2.39	16,457	48	1.17
Total interest earning assets	445,019	$5,020	4.52	431,742	$4,373	4.06
Non-interest earning assets	36,709			35,073
Total assets	$481,728			$466,815
Interest bearing liabilities
Interest bearing transactions accounts	$148,350	$122	0.33%	$135,419	$99	0.29%
Savings accounts	48,519	36	0.30	44,608	22	0.20
Time deposits	88,572	213	0.96	87,068	128	0.59
Federal Home Loan Bank & other borrowed money	17,051	44	1.04	21,814	32	0.59
Long-Term Debt	6,000	103	6.89	6,000	56	3.74
Total interest-bearing liabilities	308,492	$518	0.67	294,909	$337	0.46
Non-interest bearing deposits	130,297			127,284
Total funding sources	438,789			422,193
Non-interest bearing liabilities	4,720			5,897
Shareholders’ equity	38,219			38,725
	$481,728			$466,815
Net interest rate spread			3.85%			3.60%
Net interest income/margin		$4,502	4.06%		$4,036	3.75%

Net interest income increased $466 thousand, or 11.5%, to $4.5 million for the three months ended June 30, 2018, compared to $4.0 million for three months ended June 30, 2017. This increase was due to an increase in interest income of  $647 thousand, partially offset by an increase in interest expense of $181 thousand. The resulting net interest margin for three months ended June 30, 2018 increased to 4.06% from 3.75% during the three months ended June 30, 2017.
Interest earning assets averaged $445.0 million for the three months ended June 30 2018, compared to $431.7 million for the three months ended June 30, 2017, an increase of  $13.3 million. The primary reason for the increase in interest income is an increase in average loans. During the three months ended June 30, 2018, average loans increased by $24.3 million, compared to the three months ended June 30, 2017. The average yield on loans during the three months ended June 30, 2018 was 5.22%, versus 4.79% during the three months ended June 30, 2017. The 43 basis point increase in loan yield is due to higher loan rates on new loans versus the average yield on the current loan portfolio.
Interest bearing liabilities averaged $308.5 million for the three months ended June 30, 2018, compared to $294.9 million for the three months ended June 30, 2017, an increase of  $13.6 million. The average rate paid on interest bearing liabilities was 0.67% for the three months ended June 30, 2018, versus .46% for three months ended June 30, 2017. Farmers & Merchants increased rates paid on interest bearing deposits as a result of an increase, 25 basis points, in the Federal Funds Target Rate by the FOMC in the second quarter of 2018.
The following table reflects, for the periods indicated, the changes in our net interest income due to changes in the volume of earning assets and interest-bearing liabilities and the associated rates paid or earned on these assets and liabilities.
ANALYSIS OF CHANGES IN NET INTEREST INCOME
The Three Months Ended
	June 30, 2018 vs. 2017
(Dollars in thousands)	Volume	Variance due to Yield/Rate	Total
Interest earning assets
Loans	$316	$330	$646
Investment securities	1	(11)	(10)
Cash balances in other banks	(39)	50	11
Total interest earning assets	$278	$369	$647
Interest bearing liabilities
Interest bearing transactions accounts	$11	$12	$23
Savings accounts	3	11	14
Time deposits	4	81	85
Federal Home Loan Bank & other borrowed money	—	12	12
Long Term Debt	—	47	47
Total interest-bearing liabilities	$18	$163	$181
Net interest income
Net interest income	$260	$206	$466

Comparison of net interest income for the years ended December 31, 2017 and 2016
The following table shows for the years ended December 31, 2017 and 2016, the average balances of each principal category of our assets, liabilities, and stockholder’s equity and the average yields on assets and average costs of liabilities.
AVERAGE BALANCE SHEETS & NET INTEREST ANALYSIS
The Twelve Months Ended
	2017			2016
(Dollars in thousands, except yields and rates)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest earning assets
Loans	$311,997	$15,079	4.83%	$290,078	$14,069	4.85%
Investment securities	109,213	2,436	2.23	115,080	2,382	2.07
Cash balances in other banks	6,910	145	2.10	14,794	85	0.57
Total interest earning assets	428,120	$17,660	4.13	419,952	$16,536	3.94
Non-interest earning assets	41,054			35,046
Total assets	$469,174			$454,998
Interest bearing liabilities
Interest bearing transactions accounts	$138,841	$378	0.27%	$129,549	$199	0.15%
Savings accounts	44,572	78	0.17	41,227	32	0.08
Time deposits	87,185	584	0.67	88,329	420	0.48
Federal Home Loan Bank & other borrowed money	20,922	137	0.65	26,274	199	0.76
Long Term Debt	6,000	225	3.75	6,000	216	3.60
Total interest-bearing liabilities	297,520	$1,402	0.47	291,379	$1,066	0.37
Non-interest bearing deposits	126,650			118,711
Total funding sources	424,170			410,090
Non-interest bearing liabilities	4,899			5,245
Shareholders’ equity	40,105			39,663
	$469,174			$454,998
Net interest rate spread			3.65%			3.57%
Net interest income/margin		$16,258	3.80%		$15,470	3.68%

Net interest income increased $788 thousand, or 5.1%, to $16.3 million for 2017, compared to $15.5 million for 2016. This increase was due to an increase in interest income of approximately $1.1 million resulting from higher loan volume offset by an increase in interest expense of  $336 thousand. The resulting net interest margin for 2017 increased to 3.80% from 3.68% in 2016.
Interest earnings assets averaged $428.1 million for 2017, compared to $420.0 million for 2016, an increase of  $8.1 million. Average loans increased by $21.9 million to $312.0 million during 2017 from $290.0 million in 2016. The average yield on loans decreased slightly during 2017 to 4.83% from 4.85% during 2016. The 2 basis point reduction in loan yield is due to the lower loan rates on several renewing loans versus the average yield on the current portfolio.
Interest bearing liabilities averaged $297.5 million for 2017, compared to $291.4 million for 2016, an increase of  $6.1 million. The average rate paid on interest bearing liabilities was 0.47% for 2017, versus 0.37% for 2016. The 10 basis point increase was primarily due to FMB increasing interest rates paid on all interest bearing deposits as a result of three increases, of 25 basis points each, in the Federal Funds Target

Rate by the Federal Open Market Committee (“FOMC”) in 2017. In addition, the long-term debt has a variable rate and increased to 3.75% for 2017 from 3.60% for 2016. Federal Home Loan Bank (“FHLB”) and other borrowed money rates decreased 11 basis points as a FHLB advance of  $3 million, fixed rate of 1.22%, matured in May 2017. Farmers & Merchants has benefitted from historically low interest rates. The volume of non-interest bearing deposit accounts increased $7.9 million during 2017 to $126.7 million, also contributing to the increased net interest margin during 2017 versus 2016.
The following table reflects, for the periods indicated, the changes in our net interest income due to changes in the volume of earning assets and interest-bearing liabilities and the associated rates paid or earned on these assets and liabilities.
ANALYSIS OF CHANGES IN NET INTEREST INCOME
The Twelve Months Ended
	2017 vs. 2016
(Dollars in thousands)	Volume	Variance due to Yield/Rate	Total
Interest earning assets
Loans	$1,059	$(49)	$1,010
Investment securities	(131)	185	54
Cash balances in other banks	(165)	225	60
Total interest earning assets	$763	$361	$1,124
Interest bearing liabilities
Interest bearing transactions accounts	$25	$154	$179
Savings accounts	6	40	46
Time deposits	(8)	172	164
Federal Home Loan Bank & other borrowed money	(35)	(27)	(62)
Long-Term Debt	—	9	9
Total interest-bearing liabilities	$(12)	$348	$336
Net interest income
Net interest income	$775	$13	$788

Provision for Loan Losses
Farmers & Merchants’ policy is to maintain an allowance for loan losses at a level sufficient to absorb probable incurred losses inherent in the loan portfolio. The allowance is increased by a provision for loan losses, which is a charge to earnings, and is decreased by charge-offs and increased by recoveries. In determining the adequacy of the allowance for loan losses, we consider our historical loan loss experience, the general economic environment, the overall portfolio composition, and other information. As these factors change, the level of loan loss provision changes. The changes in our provision expense, including reductions of the allowance in the periods presented were the result of improvements in the credit quality of our loan portfolio. We have not experienced significant credit quality problems in the periods presented and have experienced recoveries on certain loans written down in previous periods. See additional discussion about the credit quality of our loan portfolio in the discussion below.
During the six months ended June 30, 2018, FMB did not record a provision for loan losses as an expense. At June 30, 2017, a $138 thousand provision for loan losses had been recognized, but it was reversed in October 2017 as the overall credit quality of the loan portfolio improved. As a result, no provision for loan losses was recognized in 2017, compared to a $500 thousand provision for loan losses in 2016.

Noninterest Income
In addition to net interest margin, FMB generates other types of recurring noninterest income from its operations, including mortgage originations, services charges and other fees on deposit accounts and other operating income. Additionally, FMB owns life insurance on several key employees and records income on the increase in cash surrender value of these policies.
Noninterest income for the six months ended June 30, 2018 and 2017 was $1.5 million and $1.9 million, respectively. As of June 30, 2018, net losses of  $35 thousand resulted from the sale of foreclosed real estate compared to net gains of  $528 thousand for the six months ended June 30, 2017. Also, for the six months ended June 30, 2018, a loan recovery of  $61 thousand in other income was recognized. Noninterest income for the years ended December 31, 2017 and 2016 was $3.5 million and $3.4 million, respectively. For the year ended December 31, 2017, gains on the sale of foreclosed real estate totaled $721 thousand and none was recognized for December 31, 2016. For 2017, the net gain on the cash value of bank owned life insurance was only $9 thousand compared to $294 thousand in 2016. In addition, net gains on the sale of securities were $42 thousand for 2017 compared to $297 thousand for 2016.
The following table sets forth the principal components of noninterest income for the periods indicated.
NONINTEREST INCOME
	Three Months Ended		Six Months Ended		Twelve Months Ended
(Dollars in thousands)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017	December 31, 2017	December 31, 2016
Service charge income	$562	$493	$1,096	$978	$1,979	$2,051
Secondary Market Loan Fees	70	36	96	71	139	86
Income on Rental Property	87	82	174	159	330	341
Wealth Management Income	18	16	35	33	68	65
Fee Income-Insured Cash Sweep	28	0	28	0	0	0
Net gains/(losses) on sales of securities	0	0	3	42	42	297
Net gains/(losses) on sales of foreclosed real estate	-19	458	-35	528	721	0
Net gains on bank owned life insurance policies	—	—	—	9	9	294
Other income	53	22	137	63	241	265
Total noninterest income	$799	$1,107	$1,534	$1,883	$3,529	$3,399

Non-interest expense
Non-interest expense consists primarily of salaries and employee benefits, occupancy and equipment expenses, and other operating expenses. Non-interest expense for the six months ended June 30, 2018 and 2017 was $7.7 million and $7.3 million, respectively, an increase of  $462 thousand, or 6.4%. Much of the increase in non-interest expense is attributable to increases in salaries and employee benefits and marketing/advertising expenses, which continue to increase as we expand the retail banking and residential mortgage operations in the markets in which we operate.
Non-interest expense for the years 2017 and 2016 was $14.9 million and $13.9 million, respectively, an increase of  $1.0 million, or 7.2%. Salaries and employee benefits comprised the largest categorical increase in non-interest expense, totaling $8.4 million during 2017 compared to $7.9 million during 2016, an increase of  $510 thousand. This increase is mainly due to increases in our loan and mortgage operations. Additional expenses related to the growth of the bank’s loan and mortgage operations such as occupancy, marketing, and telecommunication expenses also contributed to the increase in non-interest expense in 2017.

The following table presents the primary components of non-interest expense for the periods indicated.
NONINTEREST EXPENSE
	Three Months Ended		Six Months Ended		Twelve Months Ended
(Dollars in thousands)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017	December 31, 2017	December 31, 2016
Salaries and employee benefits	$2,185	$2,114	$4,333	$4,158	$8,438	$7,928
Occupancy and equipment expense	429	400	849	806	1,609	1,399
Data processing expenses	317	292	609	616	1,192	1,421
Advertising and marketing expenses	137	105	249	209	438	217
Legal fees	124	15	170	39	103	60
FDIC insurance assessments	64	54	126	107	173	205
Accounting and audit expenses	97	125	198	232	559	444
Telecommunications expenses	43	21	87	66	167	111
Other noninterest expense	646	538	1,097	1,023	2,267	2,158
Total noninterest expense	$4,042	$3,664	$7,718	$7,256	$14,946	$13,943

Return on Equity and Assets
The following table presents certain performance ratios for each reported period.
SELECTED PERFORMANCE RATIOS & PER COMMON SHARE DATA
	Six Months Ended		Twelve Months Ended
(Dollars in thousands, except per share information)	June 30, 2018	June 30, 2017	December 31, 2017	December 31, 2016
Performance ratios
Net income	$2,452	$2,523	$4,841	$4,427
Return on average assets (pre-tax)	1.03%	1.09%	1.03%	0.97%
Return on average common shareholders’ equity (pre-tax)	12.66	12.95	12.07	11.16
Total equity to total assets	8.06	8.74	8.73	8.31
Total average equity to total average assets	8.04	8.36	8.55	8.72
Dividend payout ratio	139.14	83.34	55.62	78.48
Per common share data
Shares outstanding	390,815	390,815	390,815	390,815
Weighted average shares outstanding – basic	390,815	390,815	390,815	390,815
Weighted average shares outstanding – diluted	390,815	390,815	390,815	390,815
Book value per share	$99.16	$104.89	$106.28	$98.76
Diluted earnings per share	6.27	6.46	12.39	11.33
Dividends paid per share	8.73	5.38	6.89	8.89
Comparison of Balance Sheets at June 30, 2018, December 31, 2017 and 2016
Overview
FMB’s total assets were $480.7 million at June 30, 2018, $475.6 million at December 31, 2017, and $464.3 million at December 31, 2016. Loans, net of allowance for loan losses, totaled $325.8 million at June 30, 2018, $326.5 million at December 31, 2017 and $306.7 million at December 31, 2016. Investment securities, all of which are carried as available for sale, totaled $103.9 million at June 30, 2018,

$108.4 million at December 31, 2017 and $103.8 million at December 31, 2016. The percentage changes for these categories from December 31, 2016 to December 31, 2017 were a 2.4% increase in total assets, a 6.5% increase in loans, net of allowance for loan losses, and a 4.4% increase in investment securities. The percentage changes for these categories from December 31, 2017 to June 30, 2018 were a 1.1% increase in total assets, a 0.2% decrease in loans, net of allowance for loan losses, and a 4.1% decrease in investment securities. The percentage changes illustrate a core element of our profit strategy of redeploying our funding sources into higher yielding loans from lower yielding investment securities while maintaining a stable base of liquidity.
Total liabilities increased by 1.8% to $442.0 million at June 30, 2018 from $434.1 million at December 31, 2017, primarily as a result of increases in noninterest and interest bearing demand deposits. Total liabilities increased by 2.0%, or $8.3 million, at December 31, 2017 from $425.7 million at December 31, 2016, primarily as a result of increases in noninterest and interest bearing deposits. Stockholders’ equity decreased 6.7% to $38.8 million at June 30, 2018 from $41.5 million at December 31, 2017, and increased 7.6% to $41.5 million at December 31, 2017 from $38.6 million at December 31, 2016, primarily due to earnings and the change in net unrealized gains on available-for-sale securities. A more detailed discussion of assets, liabilities and capital follows.
Investment Securities
We use our securities portfolio primarily to enhance our overall yield on interest earning assets and as a source of liquidity, a tool to manage our balance sheet sensitivity and regulatory capital ratios. When our liquidity position exceeds current needs and our expected loan demand, other investments are considered as a secondary earnings alternative. As investments mature, they are used to meet current cash needs or they are reinvested to maintain our desired liquidity position. We have designated all of our securities as available for sale to provide flexibility, in case an immediate need for liquidity arises and believe that the composition of the portfolio offers needed flexibility in managing our liquidity position and interest rate sensitivity, without adversely impacting our regulatory capital levels. Securities available for sale are reported at fair value with unrealized gains or losses reported as a separate component of other comprehensive income. Purchase premiums and discounts are recognized in income using the interest method over the terms of the securities.
The following table summarizes the amortized cost and fair value of securities available for sale at June 30, 2018, December, 2017 and December, 2016.
INVESTMENT SECURITIES
	As of		% of MV Total	As of		% of MV Total	As of		% of MV Total	As of		% of Total
	June 30, 2018			June 30, 2017			December 31, 2017			December 31, 2016
(Dollars in thousands)	Cost	Market		Cost	Market		Cost	Market		Cost	Market
U.S. government sponsored enterprises	$46,216	$45,196	43.5%	$45,436	$45,469	40.2%	$45,276	$44,887	41.4%	$33,872	$33,491	32.3%
Mortgage backed securities (MBS)	53,796	52,205	50.2	37,726	37,439	33.1	35,331	34,562	31.9	28,936	28,065	27.0
Municipals	4,353	4,129	4.0	26,409	26,841	23.7	25,406	25,492	23.5	26,666	26,155	25.2
Other	2,500	2,371	2.3	3,501	3,363	3.0	3,501	3,431	3.2	16,275	16,107	15.5
Total investment securities	$106,865	$103,901	100.0%	$113,072	$113,112	100.0%	$109,514	$108,372	100.0%	$105,749	$103,818	100.0%

We invest primarily in mortgage backed securities and obligations of government sponsored entities and agencies of the United States. All of our mortgage backed securities are residential securities issued by FNMA, GNMA or FHLMC. The average yield on the investment securities portfolio for the first six months of 2018 and for the years ended December 31, 2017 and 2016 was 2.45%, 2.23% and 2.07%, respectively. As of June 30, 2018, FMB did not have any securities within its securities portfolio from any one issuer with an aggregate book value or market value in excess of 10% of stockholders equity.

During 2017, we sold $8.1 million in other corporate bonds and $1.8 million in U.S. agencies to fund loan growth and had $1.8 million in called U.S. agency and municipal securities. We purchased $13.3 million in mortgage backed securities and $15.3 million in agency bonds to deploy excess liquidity when market conditions were favorable.
During 2016, we sold $30.7 million mortgage backed securities, $6.6 million in U.S. agency bonds and $3.2 million in municipals to also fund loan growth. In addition, we experienced $13.9 million in called U. S. agency bonds. We purchased $30.3 million in mortgage backed securities, $8.7 million in U. S. agencies and $2.1 million in municipals, and $1.5 million of other securities to deploy excess liquidity and replace securities sold and called.
The following table presents the amortized cost, fair value and weighted average yield for each major category of the investment portfolio by contractual maturity range as of June 30, 2018 and December 31, 2017.
INVESTMENT PORTFOLIO ANALYSIS
(Dollars in thousands)	June 30, 2018		Due in 1 year or less	Yield	Due after 1 through 5 years	Yield	Due after 5 through 10 years	Yield %	Due after 10 years	Yield %	Total
	Cost	Market
U.S. government sponsored enterprises	$46,216	$45,196	$254	—	$8,047	1.77%	$14,555	2.38%	$23,360	2.60%	$46,216
Mortgage backed securities (MBS)	53,796	52,205					12,443	2.62	41,353	2.67	53,796
Municipals	4,353	4,129					573	1.85	3,780	2.02	4,353
Other	2,500	2,371					2,000	2.58	500	—	2,500
Total investment securities	$106,865	$103,901	$254		$8,047		$29,571		$68,993		$106,865

(Dollars in thousands)	December 31, 2017		Due in 1 year or less	Yield	Due after 1 through 5 years	Yield	Due after 5 through 10 years	Yield %	Due after 10 years	Yield %	Total
	Cost	Market
U.S. government sponsored enterprises	$45,276	$44,887	$336	—%	$8,439	1.79%	$15,356	2.38%	$21,145	2.46%	$45,276
Mortgage backed securities (MBS)	35,331	34,562	—	—	—	—	7,202	2.16	28,129	2.24	35,331
Municipals	25,406	25,492	—	—	2,786	1.59	9,303	2.45	13,317	2.36	25,406
Other	3,501	3,431	1,000	2.79			2,001	2.75	500	—	3,501
Total investment securities	$109,514	$108,372	$1,336		$11,225		$33,862		$63,091		$109,514

Loans
Loans are FMB’s largest category of earning assets and are the primary source of income. Total loans averaged $330.1 million during the six months ended June 30, 2018, or 74.5% of earning assets, as compared to $306.8 million, or 71.4% of average earning assets, for the six months ended June 30, 2017. At June 30, 2018, total loans were $329.1 million compared to $330.0 million at December 31, 2017, a decrease of  $844 thousand. Total loans averaged $312.0 million during the year ended December 31, 2017, or 72.8% of earning assets, as compared to $290.1 million, or 69.1% of average earning assets for the year ended December 31, 2016. At December 31, 2017 total loans were $330.0 million, compared to $310.3 million at December 31, 2016, an increase of  $19.7 million, or 6.3%.
The growth in FMB’s loan portfolio is attributable to strong loan demand in the bank’s primary markets. Our bankers are expected to maintain calling efforts to develop relationships with customers, and our philosophy is to be responsive to customer needs by providing decisions in a timely manner.

The table below provides a summary of the loan portfolio composition at the periods indicated.
COMPOSITION OF LOAN PORTFOLIO
	As of				As of
	June 30,				December 31,
	2018		2017		2017		2016
(Dollars in thousands, except percentages)	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
Construction, land development, and other land loans	$16,861	5.12%	$13,735	4.17%	$17,154	5.21%	$10,636	3.43%
Secured by farmland	21,362	6.49	18,447	5.60	18,247	5.53	20,238	6.52
Secured by 1-4 family residential properties, including MLHFS	79,692	24.21	77,216	23.46	80,621	24.43	80,027	25.79
Secured by multifamily (5 or more) residential properties	860	0.26	2,551	0.78	2,499	0.76	2,310	0.74
Secured by nonfarm nonresidential properties	142,357	43.25	130,607	39.68	141,574	42.90	133,542	43.04
Loans secured by real estate	261,132	79.34	242,556	73.69	260,095	78.82	246,753	79.52
Commercial and industrial loans	57,906	17.59	55,613	16.90	61,061	18.50	54,011	17.41
Consumer loans	5,966	1.81	5,222	1.59	4,635	1.40	4,959	1.60
Other Loans*	4,138	1.26	4,395	1.34	4,195	1.27	4,577	1.48
Total gross loans	329,142	100.00%	307,786	93.51%	329,986	100.00%	310,300	100.00%
Deferred loan fees	—		—		—		—
Total loans, net of deferred fees	329,142		307,786		329,986		310,300
Allowance for loan losses	(3,349)		(3,743)		(3,502)		(3,627)
Total net loans	$325,793		$304,043		$326,484		$306,673

*
Farm Production & State & Political loans

In the context of this discussion, a “real estate mortgage loan” is defined as any loan, other than loans for construction purposes, secured by real estate, regardless of the purpose of the loan. It is common practice for financial institutions in FMB’s market areas and for FMB in particular, to obtain a security interest or lien in real estate whenever possible, in addition to any other available collateral. This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase the magnitude of the real estate loan portfolio component. In general, FMB prefers real estate collateral to many other potential collateral sources, such as accounts receivable, inventory and equipment.
The principal component of FMB’s loan portfolio is real estate mortgage loans. At June 30 2018, this category totaled $261.1 million and represented 79.3% of the total loan portfolio, compared to $260.1 million, or 78.8%, and $246.8 million, or 79.5%, of the total loan portfolio at year-end 2017 and 2016, respectively.
Loans secured by real estate increased $1.0 million from year-end December 2017 to June 30, 2018. This loan category increased $13.3 million, or 5.4%, from year-end December 2017 as compared to year-end 2016, due to increased loan demand during 2017.
Loans secured by nonfarm nonresidential properties (“commercial mortgage loans”) increased $783 thousand to $142.4 million at June 30, 2018, compared to $141.6 million at December 31, 2017.

Commercial mortgage loans are the single largest category of loans and at June 30, 2018 accounts for 43.3% of the portfolio. Our management team has a great deal of experience and expertise in commercial mortgages.
Loans secured by 1-4 family residential properties (“consumer mortgage loans”) decreased $929 thousand to $79.7 million from year-end December 2107 to June 30, 2018. This loan category increased $594 thousand from year end December 2017 as compared to year-end 2016.
Real estate construction, land development and other land loans totaled $16.9 million at June 30, 2018, a decrease of  $0.3 million from December 31, 2017’s balance of  $17.2 million. Real estate construction loans increased $6.6 million during 2017 over year-end 2016. At June 30, 2018, this loan type accounted for 5.1% of the total loan portfolio. A large portion of the real estate construction portfolio is direct lending to consumers that are building or renovating their primary residence.
Commercial and industrial loans totaled $57.9 million at June 30, 2018, a decrease of  $3.2 million from December 31, 2017. This decrease was largely due to a $2.6 million loan payoff during June 2018 as well as the pay downs of lines of credit that had been drawn on for year end 2017. During 2017, commercial and industrial loans increased $7.1 million as compared to year end 2016. We expect our commercial and industrial loans to continue to increase as economic conditions improve and we continue our calling efforts on commercial customers.
Farm production and state and political loans account for the majority of the “Other Loans” reflected in the table above. Farm Production loans total $4.0 million and include loans secured by: cattle of $680 thousand, crops of  $726 thousand, farm inventory and equipment of  $1.4 million as well as assignment of farm contracts of  $1.1 million. State and political loans total $172 thousand and were made to the Board of County Commissioners of Jefferson County, FL for needed equipment and in support of FMB’s local government.

The repayment of loans is a source of additional liquidity for FMB. The following table sets forth the loans maturing within specific intervals at December 31, 2017.
LOAN PORTFOLIO ANALYSIS
(Dollars in thousands)	As of 12/31/17	Due in 1 year or less	Due after 1 through 5 years	Due after 5 through 10 years	Due after 10 years	Total	Loans due after 1 yr which have predetermined interest rates	Loans due after 1 yr which have floating or adjustable rates
Construction, land development, and other land loans	$17,154	9,349	5,810	1,107	888	17,154	3,940	3,865
Secured by farmland	18,247	8,618	7,678	1,459	492	18,247	5,741	3,888
Secured by 1-4 family residential properties, including MLHFS	80,621	27,507	34,742	14,075	4,297	80,621	8,614	44,500
Secured by multifamily (5 or more) residential properties	2,499	99	222	151	2,027	2,499	131	2,269
Secured by nonfarm nonresidential properties	141,574	44,378	59,465	25,896	11,835	141,574	35,354	61,842
Loans secured by real estate	260,095	89,951	107,917	42,688	19,539	260,095	53,780	116,364
Commercial and industrial loans	61,061	30,015	23,438	6,385	1,223	61,061	19,978	11,068
Consumer loans	4,635	2,029	2,482	93	31	4,635	2,358	248
Other Loans*	4,195	2,685	1,275	223	12	4,195	1,022	488
Total gross loans	329,986	124,680	135,112	49,389	20,805	329,986	77,138	128,168
Deferred loan fees	—					—
Total loans, net of deferred fees	329,986					329,986
Allowance for loan losses	(3,502)					(3,502)
Total net loans	$326,484					$326,484

*
Farm Production & State & Political loans

The information presented in the above table is based upon the contractual maturities of the individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval, as well as modification of terms upon their maturity.
As of December 31, 2017, FMB has loans due after one year with predetermined interest rates totaling $77.1 million and loans due after one year with floating or adjustable interest rates totaling $128.2 million.
Allowance for Loan Losses, Provision and Asset Quality
Allowance for loan losses and provision
The allowance for loan losses represents management’s estimate of probable inherent credit losses in the loan portfolio. Management determines the allowance based on an ongoing evaluation of risk as it correlates to potential losses within the portfolio. Increases to the allowance are made by charges to the provision for loan losses. Loans deemed to be uncollectible are charged against the allowance. Recoveries of previously charged-off amounts are credited to the allowance for loan losses.
In the determination of the allowance, management utilizes credit administration’s independent analysis of the minimum required loan loss reserve for FMB. In this analysis, problem loans are reviewed for impairment or for loss exposure based on their payment performance, probability of default, and value of the collateral. These totals are then specifically allocated to the reserve. The loan portfolio is then divided into various homogeneous risk pools utilizing primarily collateral codes and internal risk ratings. Historical losses are used to estimate the probable loss in the current portfolio using both an average loss methodology and a migration loss methodology. In the absence of actual historical loss experience on a particular segment of loans, FMB utilizes the loss experience of its peer group as obtained from published sources adjusted for the environmental and economic conditions and factors. The methodologies considered are subjective and vary for each risk pool based on systematic risk relative to its ability to estimate losses. Loss allocations are adjusted for changes in the economy, problem loans, payment performance, loan policy, management, credit administration systems, credit concentrations, loan growth, and other elements over the time periods utilized in the methodology. The adjusted loss allocations are then applied to the current balances in their respective loan pools. Loss allocations are totaled, yielding the required allowance for loan losses.
Management incorporates the data from the allowance calculation with interim changes to that data in its ongoing determination of the allowance for loan losses. Management then takes into consideration other factors that may support an allowance in excess of required minimums. These factors include systems changes, historically high loan growth, changes in the economy, and bank management and lending practices at the time the loans were made. Management believes that the data it uses in determining the allowance for loan losses is sufficient to estimate the potential losses in the loan portfolio; however, actual results could differ from management’s estimates.
It is management’s opinion that the allowance for loan losses at June 30, 2018, is adequate to absorb problem losses inherent in the loan portfolio.
The following table presents a summary of changes in the allowance for loan losses for the periods and dates indicated.
ALLOWANCE FOR LOAN LOSSES
	Six Months Ended		Twelve Months Ended
(Dollars in thousands, except percentages)	June 30, 2018	June 30, 2017	December 31, 2017	December 31, 2016
Total loans outstanding, net of deferred costs	$329,142	$307,786	$329,986	$310,300
Average loans outstanding, net of deferred costs	$330,092	$306,939	$311,997	$290,078
Allowance for loan losses at beginning of period	$3,502	$3,627	$3,627	$3,255
Charge-offs:
Loans secured by real estate	277	8	58	183
Commercial and industrial loans	—	24	73	24
Consumer loans	18	22	53	74
All other loans	—	—	—	—
Total charge-offs	295	54	184	281
Recoveries:
Loans secured by real estate	130	10	27	69
Commercial and industrial loans	11	7	16	60
Consumer loans	1	15	16	24
All other loans	—	—	—	—
Total recoveries	142	32	59	153
Net charge-offs	153	22	125	128
Provision for loan losses	—	138	—	500
Allowance for loan losses at period end	$3,349	$3,743	$3,502	$3,627
Allowance for loan losses to period end loans	1.02%	1.22%	1.06%	1.17%
Net charge-offs to average loans	0.09%	0.01%	0.04%	0.04%
Asset quality indicators have continued to improve. As a result of this improvement, no provision for loan losses expense was recognized during the six months ended June 30, 2018. In addition, no provision expense was recognized for year ended December 31, 2017. A provision for loan losses expense of $500 thousand was recognized for year ended December 31, 2016.

Allocation of the Allowance for Loan Losses
The allowance consists of two components. The first component consists of amounts reserved for impaired loans. A loan is deemed impaired when, based on current information and events, it is probable that FMB will not be able to collect all amounts due (principal and interest payments), according to the contractual terms of the loan agreement. The second component is a general reserve on all other loans other than those identified as impaired.
For a more complete discussion of the methodology employed to identify impaired loans and calculate the allowance for loan losses, see Note 3 to FMB’s Financial Statements included in this filing. The following table represents management’s allocation of the allowance for loan losses to specific loan categories for the periods indicated.
ALLOCATION OF ALLOWANCE FOR LOAN LOSSES
	As of		As of
	June 30,		December 31,
	2018		2017		2016
(Dollars in thousands, except percentages)	Amount	Percent of Loans in each Category to Total Loans	Amount	Percent of Loans in each Category to Total Loans	Amount	Percent of Loans in each Category to Total Loans
Real estate – commercial	$1,348	40.25%	$1,317	37.61%	$1,368	37.72%
Real estate – residential	664	19.83	960	27.41	1,789	49.32
Real estate – construction development land	799	23.86	877	25.04	54	1.49
Commercial	448	13.38	277	7.91	296	8.16
Consumer and other	90	2.69	71	2.03	120	3.31
	$3,349	100.00%	$3,502	100.00%	$3,627	100.00%

Nonperforming Assets
The following table presents our nonperforming assets for the dates indicated.
NONPERFORMING ASSETS
	As of		As of
(Dollars in thousands, except percentages)	June 30, 2018	June 30, 2017	December 31, 2017	December 31, 2016
Nonaccrual Loans	$5,750	$6,468	$8,824	$5,339
Loans past due 90 days or more and still accruing	—	—	—	—
Total nonperforming loans	5,750	6,468	8,824	5,339
Other real estate owned	94	330	254	581
Total nonperforming assets	$5,844	$6,798	$9,078	$5,920
Allowance for loan losses to period end loans	1.02%	1.22%	1.06%	1.17%
Allowance for loan losses to period end non-performing loans	58.24	57.87	39.69	67.93
Net charge-offs to average loans	0.09	0.01	0.04	0.04
Nonperforming assets to period end loans and foreclosed property	—	—	—	—
Nonperforming loans to period end loans	1.75	2.10	2.67	1.72

Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts that the borrower’s financial condition is such that the collection of interest is doubtful. In addition to consideration of these factors, FMB has a consistent and continuing policy of placing all loans on nonaccrual status if they become 90 days or more past due. When a loan is placed on nonaccrual status, all accrued interest on the loan is reversed and deducted from earnings as a reduction of interest income. No additional interest is accrued on the loan balance until collection of both principal and interest becomes reasonably certain. Payments received while a loan is on nonaccrual status will be applied to the outstanding principal balance. When a problem loan is finally resolved, there may ultimately be an actual write-down or charge-off of the principal balance of the loan which would necessitate additional charges to the allowance for loan losses.
Total nonperforming assets decreased $3.3 million to $5.8 million at June 30, 2018, from $9.1 million at December 31, 2017. Strong asset quality has been and will continue to be a primary focus of management.
For the six month ended June 30, 2018, our net charge-offs totaled $153 thousand, or 0.09% of average loans, compared to $125 thousand, or 0.04%, for 2017, and $128 thousand, or 0.04% for 2016. The increase in 2018 was attributable to a $277 thousand charge-off of remaining principal of one nonaccrual loan that had paid down to that level and recoveries of  $130 thousand in 2018 compared to $27 thousand recovered in 2017 and $69 thousand in 2016. As of June 30, 2018, nonaccrual loans decreased $3.0 million to $5.8 million, or 1.8% of the loan portfolio, from $8.8 million, or 2.7%, for December 31, 2017. Nonaccrual loans were $5.3 million, or 1.7% of total loans, for December 31, 2016. The slight decrease in the allowance for loan losses from December 31, 2017, to June 30, 2018 was primarily attributable to a decline in reserves for impaired loans. Since 2016, growth in the loan portfolio and related general reserves partially offset the aforementioned reductions due to favorable problem loan migration.
Troubled Debt Restructurings (TDRs)
TDRs are loans on which, due to the deterioration in the borrower’s financial condition, the original terms have been modified and deemed a concession to the borrower. From time to time we will modify a loan as a workout alternative. Most of these instances involve an extension of the loan term, an interest rate reduction, or a principal moratorium. A TDR classification can be removed if the borrower’s financial condition improves such that the borrower is no longer in financial difficulty, the loan has not had any forgiveness of principal or interest, and the loan is subsequently refinanced or restructured at market terms and qualifies as a new loan.
Loans classified as TDRs that are in compliance with their modified terms and not reported as past due or nonaccrual loans totaled $2.3 million at June 30, 2018 compared to $3.4 million and $3.7 million at December 31, 2017, and December 31, 2016, respectively.

Past due Loans
The following table presents our past due loans as of June 30, 2018:
COMPOSITION OF LOANS PAST DUE 30 DAYS OR MORE & STILL ACCRUING
	As of		As of		As of
	June 30 2018		December 31 2017		December 31, 2016
(Dollars in thousands, except percentages)	Past due 30 – 89 days & still accruing	Past due 90 days or more & still accruing	Past due 30 – 89 days & still accruing	Past due 90 days or more & still accruing	Past due 30 – 89 days & still accruing	Past due 90 days or more & still accruing
Construction, land development, and other land loans	$—	—	$—	$—	$46	$—
Secured by farmland	—	—	9	—	275	—
Secured by 1-4 family residential properties, including MLHFS	406	—	280	—	283	—
Secured by multifamily (5 or more) residential properties	—	—	—	—	—	—
Secured by nonfarm nonresidential properties	455	—	41	—	266	—
Loans secured by real estate	861	—	330	—	870	—
Commercial and industrial loans	38	—	24	—	114	—
Consumer loans	19	—	—	—	73	—
Other Loans	—	—	—	—	—	—
Total Loan & Leases Past Due	$918	—	$354	—	$1,057	—
Percentage of Total Gross Loans Past Due:	0.28%		0.11%		0.34%
Total gross loans	$329,142		$329,986		$310,300

A loan is defined as a past due loan when one full payment is past due or a contractual maturity is over 30 days past due. Past due loans as of June 30, 2018, were $918 thousand compared to $354 thousand as of December 31, 2017, and $1.1 million as of December 31, 2016.
Deposits
Deposits, which include noninterest-bearing demand deposits, interest-bearing demand deposits, money market accounts, savings and time deposits, are the primary funding source for our bank. We offer a variety of products designed to attract and retain customers, with primary focus on building and expanding customer relationships. Management continues to focus on establishing a comprehensive relationship with consumer and business borrowers, seeking deposits as well as lending relationships.

The following table details the composition of our deposit portfolio at the dates indicated.
COMPOSITION OF DEPOSITS
	As of		As of
	June 30, 2018		December 31,
			2017		2016
(Dollars in thousands, except percentages)	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
Noninterest-bearing demand deposits	$136,831	32.46%	$127,986	31.29%	$122,784	31.25%
Interest-bearing demand deposits	148,590	35.25	144,503	35.33	140,091	35.65
Savings accounts	48,458	11.50	47,222	11.55	43,065	10.96
Time deposits less than $100k	36,003	8.54	36,447	8.91	37,344	9.50
Time greater than $100k and less than $250k	33,292	7.90	33,848	8.28	32,579	8.29
Time deposits greater than $250k	18,349	4.36	19,004	4.66	17,073	4.33
Total deposits	$421,523	100.00%	$409,010	100.00%	$392,936	100.00%

Total deposits were $421.5 million at June 30, 2018, an increase of  $14.4 million from December 31, 2017. A primary focus of management has been on maintaining and building noninterest bearing deposits, which currently totals $136.8 million, 32.5% of total deposits. During the year ended December 31, 2017, non-interest bearing deposits increased $5.2 million, 4.2% increase from 2016. All Interest-bearing demand deposits, including savings accounts, also increased during 2017. Time deposits decreased $1.7 million to $87.6 million at June 30, 2018, as FMB did not increase currently offered interest rates on its CDs even though the FOMC increased the Federal Funds Target Rate twice, or 0.50% over the previous six months. At June 30, 2018, time deposits less than $100,000 totaled $36.0 million and time deposits of  $100,000 or more totaled $51.6 million. During the year ended December 31, 2017, time deposits increased $2.3 million to $89.3 million from December 31, 2016.
The following table details the amount outstanding for our time deposits by time remaining until maturity for both our time deposits less than $100,000 and time deposits equal to or greater than $100,000 as of June 30, 2018:
TIME DEPOSIT MATURITY SCHEDULE
June 30, 2018
	Time remaining until maturity
(Dollars in thousands)	3 months or less	over 3 months through 6 months	over 6 months through 12 months	Over 12 months	Total
Time deposits of less than $100,000	$12,500	$7,891	$10,495	$5,117	$36,003
Time deposits of $100,000 or more	16,361	11,615	18,964	4,701	51,641
Total time deposits	$28,861	$19,506	$29,459	$9,818	$87,644

Other Borrowings
We supplement our deposit funding with wholesale funding to improve the net interest margin, manage interest rate risk and support asset growth. At June 30, 2018, securities sold under agreement to repurchase (“REPO”) accounts were $9.7 million, a decrease of  $5.1 million from December 31, 2017. As of year end December 31, 2017, REPO accounts decreased $4.7 million to $14.8 million versus $19.5 million as of December 31, 2016. In 2017, FMB began offering Promontory Interfinancial Network’s Insured Cash Sweep (“ICS”) account as an alternative to a REPO account. Several customers subsequently chose to move funds from their REPO accounts into the ICS account that is an interest bearing deposit account fully FDIC insured through Promontory’s network of financial institutions, which is the reason the REPO accounts decreased from 2016 through June 2018. FMB did not have any Federal Home Loan Bank advances outstanding as of June 30, 2018 or December 31, 2017, but did have one $3 million advance outstanding as of December 31, 2016.

Long-Term Debt
FMB sponsors the FMB Capital Trust I, of which 100% of the common equity is owned by FMB. The Trust was formed for the purpose of issuing trust preferred securities to third-party investors and investing the proceeds from the sale of such securities solely in junior subordinated debt securities of FMB (the “debentures”). The outstanding balance of the debentures as of June 30, 2018, December 31, 2017 and 2016 was $6 million. The debentures held by the trust were first redeemable, in whole or in part, by FMB on or after March 15, 2018, and mature on December 15, 2033. The trust preferred securities held by the trust qualify as Tier 1 capital for FMB under regulatory capital guidelines, and the capital contributed by FMB to Farmers & Merchants qualifies as Tier 1 capital for Farmers & Merchants.
Other Funding Sources
At June 30, 2018, Farmers & Merchants had $36.1 million in available unsecured Federal Funds Lines of Credit, $18.1 million in available FHLB borrowing capacity, and $48.0 million in available Promontory Interfinancial Network’s One Way Buy program.
Liquidity
Liquidity is defined as the ability to meet anticipated customer demands for funds under credit commitments and deposit withdrawals at a reasonable cost and on a timely basis. We measure our liquidity position by giving consideration to both on- and off-balance sheet sources of and demands for funds on a daily, weekly and monthly basis.
Liquidity risk involves the risk of being unable to fund assets with the appropriate duration and rate-based liabilities, as well as the risk of not being able to meet unexpected cash needs. Liquidity planning and management are necessary to ensure the ability to fund operations cost-effectively and to meet current and future potential obligations such as loan commitments and unexpected deposit outflows. In this process, we focus on both assets and liabilities and on the manner in which they combine to provide adequate liquidity to meet our needs.
FMB’s primary source of liquidity is expected to be a stable core deposit base. In addition, funds are available from a number of other sources, including the repayment and maturity of loans and investment security cash flows. Other potential funding sources include FHLB borrowings, federal funds purchased, and Promontory’s One Way Buy program.
Cash and cash equivalents at June 30, 2018, December 31, 2017 and 2016 were $22.9 million, $12.3 million, and $25.9 million, respectively. Additionally, as mentioned above, Farmers & Merchants currently has $102.2 million in wholesale borrowing capacity under arrangements with the Federal Home Loan Bank and other financial institutions.
Based on the current balances of cash and cash equivalents and wholesale borrowing capacity, FMB’s management believes that its liquidity resources are sufficient to fund loans and meet other cash needs as necessary.
As for liabilities, time deposits of   $100 thousand or greater of approximately $43.7 million either will become due or will be subject to rate adjustments during the next 12 months. Management does not anticipate that there will be significant reductions from deposit accounts that allow withdrawals, such as negotiable order of withdrawal accounts, money market demand accounts, demand deposits and regular savings accounts in the future.

Contractual Obligations
While our liquidity monitoring and management considers both present and future demands for and sources of liquidity, the following table of contractual commitments focuses only on future obligations as of December 31, 2017.
CONTRACTUAL OBLIGATIONS
December 31, 2017
(Dollars in thousands)	Due in 1 year or less	Due after 1 through 3 years	Due after 3 through 5 years	Due after 5 years	Total
Federal Home Loan Bank advances	$—	$—	$—	$—	$—
Other borrowings	—	—	—	6,000	6,000
Lease commitments	135	90	—	—	225
Time deposit of less than $100,000	30,640	5,758	49	—	36,447
Time deposit of $100,000 or more	43,657	9,195	—	—	52,852
Total contractual obligations	$74,432	$15,043	$49	$6,000	$95,524

Off-Balance Sheet Risk
Farmers & Merchants is party to credit related financial instruments with off balance sheet risks in the normal course of business to meet the financing needs of our customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of amounts recorded in the balance sheet. Our exposure to credit loss is represented by the contractual amounts of these commitments. We follow the same credit policies in making commitments as we do for on balance sheet instruments.
Our off balance sheet arrangements are summarized in the following table for the periods indicated.
CREDIT EXTENSION COMMITMENTS
	As of	As of
	June 30, 2018	December 31,
		2017	2016
	Amount	Amount	Amount
Unfunded lines	$55,949	$55,339	$59,178
Letters of credit	1,523	1,763	1,065
Total credit extension commitments	$57,472	$57,102	$60,243

Available Funding
If needed to fund these outstanding commitments, in addition to its available cash, Farmers & Merchants has the ability to liquidate securities available-for-sale or borrow additional funds from the Federal Home Loan Bank or purchase Federal funds from other financial institutions. Additionally, Farmers & Merchants could sell participations in these or other loans to correspondent banks. As mentioned above, FMB has been able to fund its ongoing liquidity needs through its stable core deposit base, loan payments, and short-term borrowings.
Interest Sensitivity and Market Risk
Interest Sensitivity
Farmers & Merchants monitors and manages the pricing and maturity of its assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on net interest income. The principal monitoring techniques employed by Farmers & Merchants are simulation analyses to estimate the impact of changes in interest rates on the bank’s net interest margin and economic value of equity. These techniques are augmented by “gap” analysis.

In simulation analysis, we review each individual asset and liability category and their projected behavior in various interest rate environments. These projected behaviors are based upon management’s past experiences and upon current competitive environments, including the various environments in the different markets in which we compete. Using this projected behavior and differing rate scenarios as inputs, the simulation analysis generates as output projections of net interest income and economic value of equity, at such varying interest rates. Farmers & Merchants also periodically verifies the validity of this approach by comparing actual results with those that were projected in previous models.
Another technique used in interest rate management, but to a lesser degree than simulation analysis, is the measurement of the interest sensitivity “gap,” which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. Interest rate sensitivity can be managed by repricing assets and liabilities, selling securities available for sale, replacing an asset or liability at maturity or by adjusting the interest rate during the life of an asset or liability.
Farmers & Merchants evaluates interest rate sensitivity risk and then formulates guidelines regarding asset generation and repricing, and sources and prices of off-balance sheet commitments in order to decrease interest sensitivity risk. We use computer simulations to measure the net income effect of various interest rate scenarios. The modeling reflects interest rate changes and the related impact on net income over specified periods of time.
The following table illustrates our interest rate sensitivity at June 30, 2018, assuming the relevant assets and liabilities are collected and paid, respectively, based upon historical experience rather than their stated maturities.
INTEREST SENSITIVITY ANALYSIS
June 30, 2018
(Dollars in thousands)	0 – 3 Mos	3 – 12 Mos	1 – 3 Yrs	> 3 Yrs	Total
Interest earning assets
Loans	$94,928	$63,592	$106,462	$64,160	$329,142
Investment securities	18,516	6,035	22,101	60,213	106,865
Cash balances in other banks	10,020	—	—	—	10,020
Total interest earning assets	$123,464	$69,627	$128,563	$124,373	$446,027
Interest bearing liabilities
Interest bearing transaction accounts	$148,590	$—	$—	$—	$148,590
Savings	48,458	—	—	—	48,458
Time deposits	28,861	48,965	9,753	65	87,644
Other Borrowings (REPO Accounts & TRUPS)	9,706			6,000	15,706
Total interest-bearing liabilities	$235,615	$48,965	$9,753	$6,065	$300,398
Interest sensitivity gap
Period gap	$(112,151)	$20,662	$118,810	$118,308	$145,629
Cumulative gap	(112,151)	(91,489)	27,321	145,629
Cumulative gap RSA/RSL	52.40%	67.85%	109.28%	148.48%
Farmers & Merchants generally benefits from increasing market rates of interest when it has an asset-sensitive gap (a cumulative positive number) and generally benefits from decreasing market interest rates when it is liability sensitive (a cumulative negative number). As shown in the table above, Farmers & Merchants is liability sensitive on a cumulative basis through the one year time horizon as interest bearing transaction accounts, savings and market deposits and Farmers & Merchants’ REPO accounts are considered immediately repriceable. Farmers & Merchants is asset sensitive on a cumulative basis through the other time horizons presented. The interest sensitivity analysis presents only a static view of the timing and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. For example, rates paid on a substantial portion of core deposits may change contractually within a relatively short time frame, but those are viewed by management as significantly less interest sensitive than market-based rates such as those paid on non-core deposits. For this and other reasons, management relies more upon the simulation analysis (as noted above) in managing interest rate risk. Net interest income may be impacted by other significant factors in a given interest rate environment, including changes in the volume and mix of earning assets and interest-bearing liabilities.
Market Risk
FMB’s earnings are dependent, to a large degree, on its net interest income, which is the difference between interest income earned on all earning assets, primarily loans and securities, and interest paid on all interest bearing liabilities, primarily deposits. Market risk is the risk of loss from adverse changes in market prices and interest rates. Our market risk arises primarily from inherent interest rate risk in its lending, investing and deposit gathering activities. We seek to reduce our exposure to market risk through actively monitoring and managing interest rate risk. Management relies on simulation analysis to evaluate the impact of varying levels of prevailing interest rates and the sensitivity of specific earning assets and interest bearing liabilities to changes in those prevailing rates. Simulation analysis consists of evaluating the impact on net interest income given changes from 400 basis points below the current prevailing rates to 400 basis points above the current prevailing rates. Management makes certain assumptions as to the effect varying levels of interest rates have on certain earning assets and interest bearing liabilities, which assumptions consider both historical experience and consensus estimates of outside sources. Simulation analysis is augmented by review of the bank’s static “gap” analysis to determine the degree of mismatch in the maturity and repricing distribution of interest earning assets and interest bearing liabilities which helps quantify the degree of market risk inherent in our balance sheet.
The following table illustrates the results of our simulation analysis to determine the extent to which market risk would affect net interest margin for the next twelve months if prevailing interest rates increased or decreased by the specified amounts from current rates. As noted above, this model uses estimates and assumptions in asset and liability account rate reactions to changes in prevailing interest rates. However, to isolate the market risk inherent in the balance sheet, the model assumes that no growth in the balance sheet occurs during the projection period. This model also assumes an immediate and parallel shift in interest rates, which would result in no change in the shape or slope of the interest rate yield curve. Because of the inherent use of these estimates and assumptions in the simulation model to derive this market risk information, the actual results of the future impact of market risk on our net interest margin may differ from that found in the table.
MARKET RISK
Change in prevailing interest rates	As of June 30, 2018	As of December 31, 2017
+400 basis points	(10.40)%	(8.94)%
+300 basis points	(4.81)	(3.29)
+200 basis points	(1.09)	(0.36)
+100 basis points	1.13	1.31
0 basis points	—	—
-100 basis points	(8.02)	(7.71)
-200 basis points	(17.15)	(14.93)
-300 basis points	(26.25)	(16.08)
-400 basis points	(19.17)	(5.67)

Capital Resources
Total stockholders’ equity at June 30, 2018 was $38.8 million or 8.1% of total assets. The decrease in stockholders’ equity of  $2.7 million is primarily due to a $1.9 million distribution of 2017 earnings to FMB’s shareholders in January 2018, a $1.8 million decrease in accumulated other comprehensive losses, which is the change in unrealized losses on available for sale securities from December 31, 2017, and net income of  $2.5 million for the six months ending June 30, 2018. At December 31, 2017, total stockholders’ equity was $41.5 million, or 8.7% of total assets, compared to $38.6 million, or 8.3% of total assets, at December 31, 2016. The increase in stockholders’ equity as a percentage of total assets at December 2017 from December 2016 is primarily a result of earnings generated during 2017.
The bank regulatory agencies have established risk based capital requirements for banks. These guidelines are intended to provide an additional measure of a bank’s capital adequacy by assigning weighted levels of risk to asset categories. Banks are also required to systematically maintain capital against such “off-balance sheet” activities as loans sold with recourse, loan commitments, guarantees and standby letters of credit. These guidelines are intended to strengthen the quality of capital by increasing the emphasis on common equity and restricting the amount of loan loss reserves and other forms of equity such as preferred stock that may be included in capital. Certain items such as goodwill and other intangible assets are deducted from total capital in arriving at the various regulatory capital measures such as Tier 1 capital and total risk based capital. Our objective is to maintain our current status as a “well-capitalized institution” as that term is defined by its regulators. As of June 30, 2018, the most recent notification from the FDIC categorized Farmers & Merchants as “well capitalized” under the regulatory framework for prompt corrective action.
Under the terms of the regulatory guidelines, banks must meet minimum capital adequacy based upon both total assets and risk-adjusted assets. All banks are required to maintain a minimum ratio of total capital to risk-weighted assets of 8%, a minimum ratio of Tier 1 capital to risk-weighted assets of 6%., a minimum ratio of Common Equity Tier 1 capital to risk-weighted assets of 4.5% and a minimum ratio of Tier 1 capital to average assets of 4% (“leverage ratio”). Adherence to these guidelines has not had an adverse impact on Farmers & Merchants.

The following table has selected capital ratios at June 30, 2018, and December 31, 2017 and 2016 for Farmers & Merchants.
CAPITAL ADEQUACY ANALYSIS
	Actual		For Capital Adequacy Purposes		To Be Well-Capitalized Under Prompt Corrective Action Provisions
(Dollars in thousands, except percentages)	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of June 30, 2018
Total Capital (to Risk Weighted Assets)	$47,463	14.01%	$27,102	8.00%	$33,878	10.00%
Tier I Capital (to Risk Weighted Assets)	$44,114	13.02%	$20,329	6.00%	$27,105	8.00%
Common Equity Tier 1 Capital (to Risk Weighted Assets)	$44,114	13.02%	$15,247	4.50%	$22,023	6.50%
Tier I Capital (to Average Assets)	$44,114	8.38%	$21,057	4.00%	$26,321	5.00%
As of December 31, 2017
Total Capital (to Risk Weighted Assets)	$48,593	14.15%	$27,468	8.00%	$34,335	10.00%
Tier I Capital (to Risk Weighted Assets)	$45,091	13.13%	$20,601	6.00%	$27,468	8.00%
Common Equity Tier 1 Capital (to Risk Weighted Assets)	$45,091	13.13%	$15,451	4.50%	$22,318	6.50%
Tier I Capital (to Average Assets)	$45,091	9.58%	$18,828	4.00%	$23,535	5.00%
As of December 31, 2016
Total Capital (to Risk Weighted Assets)	$46,727	13.84%	$27,018	8.00%	$33,773	10.00%
Tier I Capital (to Risk Weighted Assets)	$43,100	12.76%	$20,264	6.00%	$27,018	8.00%
Common Equity Tier 1 Capital (to Risk Weighted Assets)	$43,100	12.76%	$15,198	4.50%	$21,952	6.50%
Tier I Capital (to Average Assets)	$43,100	9.29%	$18,562	4.00%	$23,203	5.00%

DESCRIPTION OF CAPITAL STOCK
As a result of the merger, FMB shareholders who receive shares of First Bancshares common stock in the merger will become shareholders of First Bancshares. Your rights as shareholders of First Bancshares will be governed by Mississippi law and the First Bancshares Articles and the First Bancshares Bylaws. The following briefly summarizes the material terms of First Bancshares common stock. We urge you to read the applicable provisions of the Mississippi Business Corporation Act, or the MBCA, the First Bancshares Articles and First Bancshares Bylaws and federal laws governing bank holding companies carefully and in their entirety. Copies of First Bancshares’ governing documents have been filed with the SEC. To obtain copies of these documents, see “Where You Can Find More Information.” First Bancshares common stock is listed on the NASDAQ Global Market under the symbol “FBMS.”
Common Stock
Authorized.   First Bancshares has 40,000,000 shares of authorized common stock, $1.00 par value. As of September 24, 2018 there were 13,075,086 shares of common stock issued and outstanding.
Voting Rights; Cumulative Voting.   Pursuant to the MBCA and the First Bancshares Bylaws, each outstanding share of the First Bancshares common stock is entitled to one vote on each matter submitted to a vote. Holders of the First Bancshares common stock do not have cumulative voting rights. Article 2.6 of the First Bancshares Bylaws provides that unless otherwise required by the MBCA or the articles of incorporation, all classes or series of First Bancshares shares entitled to vote generally on a matter shall for that purpose be considered a single voting group.
Classified Board of Directors.   Under Article 10 of the First Bancshares Articles, the board of directors of First Bancshares is divided into three classes — Class I, Class II, and Class III as nearly equal in numbers of directors as possible. Article 3.2 of the bylaws establishes a minimum of nine directors, and a maximum of 25 directors. At present there are a total of ten directors divided as follows: three Class I directors, four Class II directors, and three Class III directors. The terms of the Class I directors will expire at the 2020 Annual Shareholders’ Meeting. The terms of the Class II directors will expire at the 2018 Annual Shareholders’ Meeting. The terms of the Class III directors will expire at the 2019 Annual Shareholders’ Meeting.
Dividends.   First Bancshares is a legal entity separate and distinct from The First. There are various restrictions that limit the ability of The First to finance, pay dividends or otherwise supply funds to First Bancshares or other affiliates. In addition, subsidiary banks of holding companies are subject to certain restrictions under Sections 23A and 23B of the Federal Reserve Act on any extension of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities thereof and on the taking of such stock or securities as collateral for loans to any borrower. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with extensions of credit, leases or sales of property, or furnishing of services.
The principal source of funds from which First Bancshares pay cash dividends are the dividends received from its bank subsidiary, The First. Consequently, dividends are dependent upon The First’s earnings, capital needs, and regulatory policies, as well as statutory and regulatory limitations. Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. Approval by First Bancshares’ regulators is required if the total of all dividends declared in any calendar year exceeds the total of its net income for that year combined with its retained net income of the preceding two years.
Under certain conditions, dividends paid to First Bancshares by The First are subject to approval by the OCC. A national bank may not pay dividends from its capital. All dividends must be paid out of undivided profits then on hand, after deducting expenses, including reserves for losses and bad debts. In addition, a national bank is prohibited from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless the bank has transferred to surplus no less than one-tenth of its net profits of the preceding two consecutive half-year periods (in the case of an annual dividend). The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of its net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus. In addition, under the Federal Deposit Insurance Corporation Improvement Act, banks may not pay a dividend if, after paying the dividend, the bank would be undercapitalized.

Preemptive Rights; Liquidation.   First Bancshares common stock does not carry any preemptive rights enabling a holder to subscribe for or receive shares of First Bancshares common stock. In the event of liquidation, holders of First Bancshares common stock are entitled to share in the distribution of assets remaining after payment of debts and expenses and after required payments to holders of First Bancshares preferred stock, if any such shares are outstanding. There are no redemption or sinking fund provisions applicable to First Bancshares common stock.
Preferred Stock
Under the terms of the First Bancshares Articles, First Bancshares has authorized the issuance of up to 10,000,000 shares of preferred stock, par value $1.00 per share, any part or all of which shares may be established and designated from time to time by the First Bancshares board of directors by filing an amendment to the articles of incorporation, which is effective without shareholder action, in accordance with the appropriate provisions of the MBCA. First Bancshares Articles authorize First Bancshares’ board of directors to establish one or more series of preferred stock, and to establish such preferences, limitations and relative rights as may be applicable to each series of preferred stock. The issuance of preferred stock and the determination of the terms of preferred stock by the board, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of First Bancshares common stock.
Anti-Takeover Provisions
Supermajority Voting Requirements; Business Combinations or Control Share Acquisition.   The MBCA states that in the absence of a greater requirement in the articles of incorporation, a sale, lease, exchange, or other disposition of all, or substantially all, of a corporation’s property requires approval by a majority of the shares entitled to vote on the transaction. The First Bancshares Articles do not provide for a greater than majority vote on such a transaction.
The First Bancshares Articles include a “control share acquisition” provision requiring any person who plans to acquire a control block of stock (generally defined as 10%) to obtain approval by the majority vote of disinterested shareholders or the affirmative vote of 75% of eligible members of the board of directors (excluding any director who is proposing or who is a member of a group proposing a control share acquisition) in order to vote the control shares. If a control share acquisition is made without first obtaining this approval, all stock beneficially owned by the acquiring person in excess of 10% will be considered “excess stock” and will not be entitled to vote.
Any person who proposes to make or has made a control share acquisition may deliver a statement to First Bancshares describing the person’s background and the control share acquisition and requesting a special meeting of shareholders of First Bancshares to decide whether to grant voting rights to the shares acquired in the control share acquisition. The acquiring person must pay the expenses of this meeting. If no request is made, the voting rights to be accorded the shares acquired in the control share acquisition shall be presented to the next special or annual meeting of the shareholders. If the acquiring person does not deliver his or her statement to First Bancshares, it may elect to repurchase the acquiring person’s shares at fair market value. Control shares acquired in a control share acquisition are not subject to redemption after an acquiring person’s statement has been filed unless the shares are not accorded full voting rights by the shareholders.
Removal of Directors.   Article 11 of the First Bancshares Articles provide that no director of First Bancshares may be removed except by the shareholders for cause; provided that directors elected by a particular voting group may be removed only by the shareholders in that voting group for cause. Article 3.3 of the First Bancshares Bylaws provide further that removal action may only be taken at a shareholders’ meeting for which notice of the removal action has been given. A removed director’s successor may be elected at the same meeting to serve the unexpired term.
Vacancies in the Board of Directors.   Under the First Bancshares Bylaws, any vacancy may be filled for the unexpired term by the affirmative vote of a majority of the remaining directors, provided that, if the vacant office was held by a director elected by a particular voting group, only the shares of that voting group or the remaining directors elected by that voting group shall be entitled to fill the vacancy; provided further, that if the vacant office was held by a director elected by a particular voting group, the other remaining directors or director (elected by another voting group or groups) may fill the vacancy during an interim period before the shareholders of the vacated director’s voting group act to fill the vacancy.
Amendment of the Articles of Incorporation or Bylaws.   Under the MBCA, the board of directors has the power to amend or repeal the bylaws of a Mississippi corporation such as First Bancshares, unless such power is expressly reserved for the shareholders. Article 10 of the First Bancshares Bylaws provides that the bylaws may be amended, altered, or repealed by the board of directors, except with regard to the provisions establishing the number of directors and process for removal of directors, which may only be amended by the affirmative vote of holders of outstanding shares entitled to more than 80% of the votes eligible to be cast on the alteration, amendment, or repeal.
Under the MBCA, amendments to the articles of incorporation that result in dissenters’ rights require the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment. Otherwise, the articles of incorporation may be amended by a majority vote of the shares present at a meeting where a quorum is present.
Special Meetings of Shareholders.   Under the First Bancshares Bylaws, special meetings of the shareholders, for any purpose or purposes, may be called by the chairman of the board of directors, the chief executive officer, or the board of directors, or within 75 days of a written request of shareholders holding in the aggregate 10% or more of the total voting power entitled to vote on an issue. Such a request must state the purpose or purposes of the proposed special meeting.
Shareholder Proposals and Nominations.   The First Bancshares Bylaws provide procedures that must be followed to properly nominate candidates for election as directors. Director nominations, other than those made by or at the direction of the board of directors, may be made by any shareholder by delivering written notice to the corporate secretary of First Bancshares not less than 50 nor more than 90 days prior to the meeting at which directors are to be elected, provided that First Bancshares has mailed the first notice of the meeting at least 60 days prior to the meeting date. If First Bancshares has not given such notice, shareholder nominations must be submitted within ten days following the earlier of (i) the date that notice of the date of the meeting was first mailed to the shareholders or (ii) the day on which public disclosure of such date was made. The bylaws also require information to be supplied about both the shareholder making such nomination or proposal and the person nominated.
Limitations on Directors’ and Officers’ Liability.   Article 7 of the First Bancshares Articles provide that no director of First Bancshares shall be personally liable to First Bancshares or its shareholders for monetary damages for breach of fiduciary duty as a director, except for any appropriation in violation of fiduciary duties of any business opportunity; for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; under Section 79-4-8.33 of the MBCA; or for any transaction from which the director derived an improper personal benefit. Article 8 of the First Bancshares Bylaws also provide for indemnification of directors and officers.

COMPARISON OF RIGHTS OF
FIRST BANCSHARES SHAREHOLDERS AND FMB SHAREHOLDERS
If the merger is completed, shareholders of FMB will become shareholders of First Bancshares. The rights of FMB shareholders are currently governed by and subject to the provisions of the Florida Business Corporation Act, as amended, or the FBCA, and the FMB Articles and FMB Bylaws. Upon completion of the merger, the rights of the former FMB shareholders who receive shares of First Bancshares common stock will be governed by the MBCA and the First Bancshares Articles and First Bancshares Bylaws, rather than the FMB Articles and FMB Bylaws.
The following is a summary of the material differences between the rights of holders of First Bancshares common stock and holders of FMB common stock, but it does not purport to be a complete description of those differences, the specific rights of such holders or the terms of the First Bancshares common stock subject to issuance in connection with the merger. The following summary is qualified in its entirety by reference to the relevant provisions of: (1) Mississippi and Florida law; (2) the First Bancshares Articles; (3) the FMB Articles; (4) the First Bancshares Bylaws; (5) the FMB Bylaws; and (6) that certain FMB Banking Corporation Shareholders Agreement by and among FMB and the shareholders of FMB dated as of December 11, 2003 as amended by the First Amendment to FMB Banking Corporation Shareholders’ Agreement dated as of March 27, 2014, or the FMB Shareholders Agreement.
The identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Mississippi law, as well as the governing corporate instruments of each of First Bancshares and FMB, copies of which are available, without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information.”
	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FMB Shareholders
Corporate Governance	First Bancshares is a Mississippi corporation.	FMB is a Florida corporation.
	The rights of First Bancshares shareholders are governed by the MBCA, the First Bancshares Articles and the First Bancshares Bylaws.	The rights of FMB shareholders are governed by the FBCA, the FMB Articles, the FMB Bylaws, and FMB Shareholders Agreement.
Authorized Capital Stock	First Bancshares’ authorized capital stock consists of 40,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share.	FMB’s authorized capital stock consists of 1,000,000 shares of voting common stock, $0.10 par value, and 1,000,000 shares of non-voting common stock, $0.10 par value.
	The First Bancshares Articles authorize First Bancshares’ board of directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations or restrictions of the shares of First Bancshares preferred stock in each series.	As of September 24, 2018, there were 390,815 shares of FMB voting common stock outstanding and no shares of FMB non-voting common stock outstanding.
As of September 24, 2018, there were 13,075,086 shares of First Bancshares common stock outstanding and no shares of First Bancshares preferred stock outstanding.
Preemptive Rights	The First Bancshares Articles provide that shareholders shall not have preemptive rights.	The FMB Articles provide that shareholders shall not have preemptive rights.

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FMB Shareholders
Voting Rights	Each holder of shares of First Bancshares common stock is entitled to one vote for each share held on all questions submitted to holders of shares of First Bancshares common stock.	Each holder of shares of FMB voting common stock is entitled to one vote for each share held on all questions submitted to the shareholders for voting.
	Election of First Bancshares directors requires the approval by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a shareholder meeting at which a quorum is present.	Election of FMB directors requires the approval by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a shareholder meeting at which a quorum is present.
	Other matters (other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Mississippi law or the First Bancshares Articles) require the votes cast within a voting group (defined as all classes or series of the First Bancshares’ shares entitled to vote generally on a matter shall for that purpose be considered a single voting group) in favor of the action to exceed the votes cast opposing the action, where the vote on the matter occurred at a shareholder meeting at which a quorum is present.	Other matters (other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Florida law, the FMB Articles, the FMB Bylaws, or the FMB Shareholders Agreement) require the votes cast within the voting group favoring the action to exceed the votes cast opposing the action. Voting group is defined under the FBCA as all shares of one or more classes or series that are entitled to vote and be counted together collectively on a matter at the meeting of shareholders. All shares entitled by the FMB Articles to vote generally on a single matter are for that purpose a single voting group.
Cumulative Voting	Holders of shares of First Bancshares common stock do not have cumulative voting rights at elections of directors. Article 2.6 of the First Bancshares Bylaws provides that unless otherwise required by the MBCA or the articles, all classes or series of First Bancshares shares entitled to vote generally on a matter shall for that purpose be considered a single voting group.	The FBCA provides that shareholders do not have a right to cumulate their votes for directors, unless the articles of incorporation provide shareholders with a right to cumulative voting. The FMB Articles do not provide shareholders with a right to cumulative voting.
Size of the Board of Directors	The First Bancshares Bylaws provide for a board of directors consisting of between nine and 25 directors as fixed from time to time by First Bancshares’ board. Currently, there are ten directors on First Bancshares’ board of directors	The FMB Bylaws provide for a board of directors consisting of no less than five and no more than 25 directors. Currently there are ten directors on FMB’s board of directors.
Independent Directors	A majority of the First Bancshares board of directors must be comprised of independent directors as defined in the listing rules of NASDAQ.	The FMB board of directors is not subject to any limitations or requirements related to independent directors.
Term of Directors and Classified Board	First Bancshares Articles provide for the election of directors to three classes, as nearly equal in number as possible, to hold office for staggered terms. Directors elected to each class shall hold office until the expiration of the three-year term applicable to the class of directorship to which the respective director is elected and until their successors are elected and qualified, or they shall hold office until death or retirement or until resignation or	The FMB Bylaws provide that directors are all elected to serve for a one year term. Each director shall hold office until the next annual meeting of the shareholders or until his or her successor is qualified and elected or shall hold office until death or retirement or until resignation or removal in the manner provided by the FMB Bylaws.

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FMB Shareholders
removal in the manner provided in the First Bancshares Bylaws.
Election of Directors	First Bancshares directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a shareholder meeting at which a quorum is present.	FMB directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a shareholder meeting at which a quorum is present.
Removal of Directors	The First Bancshares Bylaws provide that a director may only be removed for cause at a meeting of the shareholders for which notice of the removal action has been given.	The FMB Bylaws provide that a director may be removed with or without cause by a majority vote of the shareholders at any meeting of the shareholders held for the purpose of removing a director.
Filling Vacancies of Directors	Under First Bancshares Bylaws, if during the year a vacancy in the board of directors should occur, the remaining directors on First Bancshares’ board may appoint a First Bancshares shareholder to serve until the next annual meeting of shareholders; provided however, that if the vacant director was elected by a particular voting group, then only the remaining directors elected by the voting group, or if none, the voting group, may elect the new director.	The FMB Bylaws provide that vacancies in the FMB board of directors may only be filled by a majority vote of the directors then in office. Any director elected under this provision shall serve until the next annual meeting of shareholders.
Amendments to Articles
The MBCA provides that a corporation’s articles of incorporation may be amended by the board of directors without shareholder approval: (1) if the corporation has only one class of shares outstanding, (a) to change each issued and unissued authorized share of the class into a greater number of whole shares of that class or (b) increase the number of authorized shares of the class to the extent necessary to permit the issuance of shares as a share dividend; or (2) to accomplish certain ministerial tasks.

The FBCA provides that a corporation’s board of directors may amend the articles of incorporation of the corporation without shareholder action if the amendment is (1) to extend the duration of the corporation if the corporation was formed at a time when limited duration was required under applicable law, (2) to delete the names and addresses of the initial directors, (3) to delete the name and address of the initial registered agent, if a statement of change has been filed with the Florida Department of State, (4) to delete any; other information contained in the articles that is solely of historical interest, (5) to delete the authorization of a class or series of shares if no shares of such class or series are issued, (6) to change the corporate name by substituting the word “corporation,” “incorporated,” or “company,” or the abbreviation “corp.,” “inc,” or “Co.,” for a similar word or abbreviation or by adding, deleting, or changing a geographical attribution for the name, (7) to change the par value for a class or series of shares, (8) to provide that if the corporation acquires its own shares, such shares belong to the corporation and constitute treasury shares until disposed of or cancelled by the corporation, or (9) to make any other changes as may be permitted under the FBCA without shareholder action.
The FBCA requires that all other amendments to a corporation’s article of incorporation be made by the board of directors and shareholders. The board of directors must propose the amendment and submit the amendment for approval

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FMB Shareholders
by a majority of the shareholders eligible to vote on the amendment to the corporation’s articles of incorporation.
Bylaw Amendments	Under the MBCA, the board of directors has the power to amend or repeal the bylaws of a Mississippi corporation such as First Bancshares, unless such power is expressly reserved for the shareholders. Article 10 of the First Bancshares Bylaws provides that the bylaws may be amended, altered, or repealed by the board of directors, except with regard to the provisions establishing the number of directors and process for removal of directors, which may only be amended by the affirmative vote of holders of outstanding shares entitled to more than 80% of the votes entitled to be cast on the alteration, amendment, or repeal.
The FBCA allows the board of directors or the corporation’s shareholders to amend or repeal the bylaws of a Florida corporation.
The FMB Bylaws provide that the bylaws may be amended or repealed by a majority of the board of directors at any regular or special meeting of the board of directors.

Merger, Consolidations or Sales of Substantially All Assets; Anti-Takeover Provisions	Under the MBCA, a merger, share exchange, sale, lease, exchange or other disposal of all or substantially all of a Mississippi corporation’s assets, or its dissolution, is approved if the votes cast in favor of the transaction exceed the votes cast against the transaction at a meeting of the shareholders of the corporation where a quorum is present and acting throughout, except approval of a merger by shareholders of the surviving corporation is not required in the instances specified in the MBCA.	Under the FBCA, unless the corporation’s articles of incorporation state otherwise, a merger, share exchange, sale, lease, exchange, or other disposal of all or substantially all of a corporation’s assets, or its dissolution, is approved if it is submitted to the shareholders by the board of directors and approved by each class of shareholders entitled to vote on the transaction by a majority of all the votes entitled to be cast on the plan by that class.
The First Bancshares Articles do include a control share acquisition provision requiring any person who plans to acquire a control block of stock (generally defined as 10%) to obtain approval by the majority vote of disinterested shareholders or the affirmative vote of 75% of eligible members of the board of directors in order to vote the control shares. If a control share is made without first obtaining this approval, all stock beneficially owned by the acquiring person in excess of 10% will be considered “excess stock” and will not be entitled to vote.
The FMB Articles do not provide for any superseding requirements related to shareholder approval of a merger, share exchange, disposal of assets, or other similar corporate transaction.
The FMB Articles do not contain any provisions providing other restrictions on the sale of the company’s assets or acquisition of a control block of stock.

Any person who proposes to make or has made a control share acquisition may deliver a statement to First Bancshares describing the person’s background and the control share acquisition and requesting a special meeting of shareholders of First Bancshares to decide whether to grant voting rights to the shares acquired in the control share acquisition. The acquiring person must pay the expenses of this meeting. If no request is made, the voting rights to be accorded the shares acquired in the control share acquisition shall be presented to the next

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FMB Shareholders
special or annual meeting of the shareholders. If the acquiring person does not deliver his or her statement to First Bancshares, it may elect to repurchase the acquiring person’s shares at fair market value. Control shares acquired in a control share acquisition are not subject to redemption after an acquiring person’s statement has been filed unless the shares are not accorded full voting rights by the shareholders.
Annual Meetings of the Shareholders	First Bancshares holds an annual meeting of shareholders, at a time determined by the board of directors, to elect directors and to transact any business that properly may come before the meeting. The annual meeting may be combined with any other meeting of shareholders, whether annual or special.	The FMB Bylaws require that FMB hold an annual meeting of shareholders during the first quarter of each year on a date determined by the board of directors to elect directors and to transact any business that properly may come before the meeting.
Special Meetings of the Shareholders	Under the First Bancshares Bylaws, special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the Chief Executive Officer, or the board of directors, or within 75 days of a written request of shareholders holding in the aggregate 10% or more of the total voting power entitled to vote on an issue. Such a request must state the purpose or purposes of the proposed special meeting.	The FMB Bylaws provide that special meetings of the shareholders may be called by the Chairman, Vice Chairman, or board of directors or by any such person at the request of the holders of not less than 10% of all shares of the corporation entitled to vote.
Advance Notice Provisions for Shareholder Nominations and Shareholder Business Proposals at Annual Meetings	Rule 14a-8 promulgated by the SEC under the Exchange Act establishes the rules for shareholder proposals intended to be included in a public company’s proxy statement. Rule 14a-8 applies to First Bancshares. Under the rule, a shareholder proposal must be received by the subject company at least 120 days before the anniversary of the date on which the company first mailed the previous year’s proxy statement to shareholders. If, however, the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before the subject company begins to print and mail its proxy materials.	The FMB Bylaws do not contain any requirements related to advance notice procedures for shareholder nominations or shareholder business proposals at annual meetings.
The First Bancshares Bylaws set forth advance notice procedures for the nomination, other than by First Bancshares’ board of directors or one of its committees, of candidates for election as directors and for other shareholder proposals. The bylaws provide that, for any shareholder proposal to be presented in connection with an annual meeting, the shareholder must give timely written notice thereof to First Bancshares’ Secretary in compliance with the advance notice and eligibility requirements contained in First Bancshares Bylaws. To be timely, a

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FMB Shareholders
shareholder’s notice must be delivered to or mailed to and received by the Secretary at First Bancshares’ corporate headquarters on or before the later to occur of (i) 60 days prior to the annual meeting or (ii) ten days after notice of the meeting is provided to the shareholders pursuant to the First Bancshares Bylaws.
The notice must contain the detailed information specified in the First Bancshares Bylaws about the shareholder making the nomination or proposal and, as applicable, each nominee or the proposed business. Nominations that are not made in accordance with the foregoing provisions may be ruled out of order by the presiding officer or the chairman of the meeting.
Notice of Shareholder Meetings	First Bancshares must give written notice of the date, time, and place of each annual and special shareholders’ meeting no fewer than ten days nor more than 60 days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of an annual meeting need not state the purpose of the meeting unless otherwise required by the bylaws. The notice of a special meeting, however, must state the purpose for which the meeting is called.
FMB must give written notice of the date, time and place of the each annual and special shareholder meeting no fewer than ten days nor more than 50 days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of a special meeting must state the purpose for which the meeting is called.
However, the FMB Bylaws provide that if all shareholders of FMB meet at any time and place and consent to the holding of a meeting at such time and place, such meeting of the shareholders is valid without notice.

Liability and Indemnification of Directors and Officers
The First Bancshares Bylaws require First Bancshares to indemnify its directors (referred to in this subsection as the indemnitees) against liability and reasonable expenses (including attorneys’ fees) incurred in connection with any proceeding an indemnitee is made a party to if he or she met the required standard of conduct. To meet the standard of conduct, the indemnitee must have conducted himself or herself in good faith, and he or she must have reasonably believed that any conduct was in First Bancshares’ best interests, or in any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. Unless otherwise ordered by a court, First Bancshares is not obligated to indemnify an indemnitee in connection with (1) any appropriation, in violation of his duties, of any business opportunity of First Bancshares, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 79-4-8.33 of the MBCA, or (d) any transaction from which the director derived an improper personal benefit.
First Bancshares is allowed to extend its

The FMB Bylaws require FMB to indemnify its directors and officers (referred to in this subsection as the indemnitees) against liability and reasonable expenses, including attorneys’ fees incurred in connection with any proceeding an indemnitee is made a party to if he or she met the required standard of conduct. To meet the standard of conduct, the indemnitee must have conducted himself or herself in good faith and in a manner that he or she reasonably believed to be in and not opposed to FMB’s best interests, or in any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful.
Section 607.0850 of the FBCA allows FMB to extend its indemnification rights to any other employee or agent of the company by a bylaw agreement, vote of shareholders or disinterested directors.
The FBCA also provides that a director, officer, employee, or agent of FMB who has not been provided with indemnification rights or who has been denied indemnification rights may apply to the court conducting the proceeding, or to another court for indemnification or advance for expenses. The court may

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FMB Shareholders
indemnification rights to any other officer, employee, or agent of the company upon a resolution of the board of directors to that effect.
	An indemnitee may apply to the court conducting the proceeding, or to another court, for indemnification or advance for expenses. The court shall (1) order indemnification if the court determines that the indemnitee is entitled to mandatory indemnification under applicable provisions of the MBCA or (2) order indemnification or advance for expenses if the court determines that (a) the indemnitee is entitled to indemnification or advance for expenses under the First Bancshares Bylaws or (b) in view of all relevant circumstances it is fair and reasonable to indemnify or advance expenses to such indemnitee even if he or she has not met the standard of conduct described above. First Bancshares must indemnify an indemnitee who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the indemnitee was a party against reasonable expenses incurred in the proceeding. First Bancshares generally must advance funds to pay for or reimburse the reasonable expenses incurred by an indemnitee who is a party to a proceeding.	order indemnification and advancement of expense if it determines that (1) the director, officer, employee or agent was entitled to mandatory indemnification under the FBCA, (2) the director, officer, employee or agent was entitled to mandatory indemnification under provisions of the corporation’s bylaws or by a vote of the shareholders or directors, or (3) the director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth above.
Limitation of Director Liability
The First Bancshares Articles provide that no director of First Bancshares will be personally liable to First Bancshares or its shareholders for monetary damages for breach of fiduciary duty as a director, unless he or she has (i) appropriated any business opportunity that rightly belonged to First Bancshares, (ii) acted or omitted to act not in good faith or which involves the intentional misconduct or a knowing violation of law, (iii) provided under Section 79-4-8.33 of the MBCA, or (iv) derived an improper personal benefit for any transaction.
Under Miss. Code Ann. §81-5-105(1), the duties of a director or officer of a bank or bank holding company to the bank or bank holding company and its shareholders are to discharge the director’s or officer’s duties in good faith and with the diligence, care, judgment and skill as provided in subsection (2). Under Miss. Code Ann. §81-5-105(2), a director or officer of a bank or bank holding company cannot be held personally liable for money damages to a corporation or its shareholder unless the officer or director acts in a grossly negligent manner or engages in conduct that demonstrates a greater disregard of the duty of care than gross negligence. In addition, Miss. Code Ann. §81-5-105(4) provides that the provisions

The FMB Bylaws provide that no director of FMB will be personally liable to FMB or its shareholders for monetary damages for any statement, vote, decision or failure to act regarding corporate management or policy except as provided in the FBCA or other applicable law.
Section 607.0831 of the FBCA provides that a director may only be personally liable to the corporation or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy if the director breached or failure to perform his or her duties as a director and the directors breach or failure to perform constitutes (1) a violation of criminal law, unless the director had no reasonable cause to believe his or her conduct was unlawful or had reasonable cause to believe that his or her conduct was lawful, (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (3) a circumstance where the director has liability for unlawful distributions under Section 607.0834 of the FBCA, (4) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FMB Shareholders
	of Miss. Code Ann. §81-5-105 are the sole and exclusive law governing the relation and liability of directors and officers to their bank or bank holding company, or their successor, or to the shareholders thereof, or to any other person or entity.	in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.
	If the MBCA were applicable in defining the fiduciary duties of officers and directors, Miss. Code Ann. §79-4-8.31 provides that a director is not liable to a corporation or its shareholders for any decision to take or not take action, or any failure to take any action, as a director, unless the party asserting liability proves certain matters. The party must show that (1) the director was a party to or had a direct or indirect financial interest in a transaction, which transaction was not otherwise approved in accordance with the MBCA, and (2) the challenged conduct consisted or was a result of (a) action not in good faith; (b) a decision which the director did not reasonably believe to be in the best interests of the corporation or as to which the director was not appropriately informed; (c) a lack of objectivity, due to familial, financial or business relationships, or a lack of independence, due to the director’s domination or control by another interested person, where such relationship, domination or control could reasonably be expected to have affected the director’s judgment respecting the challenged conduct in a manner adverse to the corporation, and after a reasonable expectation to such effect has been established, the director cannot demonstrate that he reasonably believed the challenged conduct to be in the best interests of the corporation; (d) the director’s sustained failure to stay informed about the corporation’s business and affairs or otherwise discharge his oversight functions; or (e) receipt of a financial benefit to which the director was not entitled or any other breach of the director’s duty to deal fairly with the corporation and its shareholders that is actionable under law.	Section 607.0830 of the FBCA requires directors to discharge his or her duties as a director in good faith, with the care of an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner he or she reasonably believes to be in the best interests of the corporation.
Dividends	The MBCA prohibits a Mississippi corporation from making any distributions to its shareholders, including the payment of cash dividends that would render the corporation unable to pay its debts as they become due in the usual course of business. Also prohibited is any distribution that would result in the corporation’s total assets being less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of
The FMB Shareholders Agreement provides that the FMB board of directors intends, subject to applicable laws and regulatory requirements, limitations or approvals, to cause FMB to make annual or quarterly distributions which are equal, on an annualized basis, to approximately the amount which represents the tax liability attributable to FMB’s annual taxable income, calculated using the highest individual income tax rate set forth in the Internal Revenue Code.
Section 607.06401 of the FBCA prohibits a Florida corporation from making any

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of FMB Shareholders
	shareholders whose preferential rights are superior to those receiving the distribution.	distributions to shareholders if, after giving effect to the distribution, (1) the corporation would not be able to pay its debts as they become due in the usual course of business or (2) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.
Appraisal/Dissenters’ Rights	Under Section 79-4-13.02 of the MBCA, appraisal rights are available only in connection with specific transactions. However, appraisal rights are not available for shareholders if the shares are (i) listed on the New York Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or (ii) not so listed or designated, but has at least two thousand (2,000) shareholders and the outstanding shares of such class or series has a market value of at least Twenty Million Dollars ($20,000,000.00) (exclusive of the value of such shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than ten percent (10%) of such shares).
Section 607.1302 of the FBCA provides that shareholders are entitled to appraisal rights. Under the FBCA, a shareholder is entitled to appraisal rights and to obtain payment of the fair value of that shareholder’s shares in the event of any of the following corporate actions: (1) the consummation of a plan of merger to which the corporation is party if shareholder approval is required and the shareholder is entitled to vote on the merger (subject to certain exceptions), or if the corporation is a subsidiary that is merged with its parent, (2) consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights are not available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged, (3) consummation of a disposition of all or substantially all of the corporation’s assets, if the shareholder is entitled to vote on the disposition, (4) an amendment to the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created, (5) any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval, (6) certain amendments to the rights of certain shareholders provided for in articles of incorporation adopted prior to October 1, 2003, or (7) certain corporate transactions or amendments relating to social purpose corporations and benefit corporations.
FMB shareholders will have appraisal rights with respect to the merger. See “The Merger — Appraisal Rights” beginning on page 71.

LEGAL MATTERS
The validity of the First Bancshares common stock to be issued in connection with the merger will be passed upon for First Bancshares by Alston & Bird LLP (Atlanta, Georgia). Certain U.S. federal income tax consequences relating to the merger will also be passed upon for First Bancshares and FMB by Alston & Bird LLP (Atlanta, Georgia) and Bryan Cave Leighton Paisner LLP (Atlanta, Georgia), respectively.
EXPERTS
First Bancshares
The consolidated financial statements of First Bancshares and its subsidiary as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, included in First Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of T.E. Lott & Company, an independent registered public accounting firm, included in First Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
FMB
The consolidated financial statements of FMB as of December 31, 2017 and 2016 for each of the two years in the period ended December 31, 2017, have been audited by Saltmarsh, Cleaveland & Gund, P.A., an independent registered public accounting firm, as set forth in their report, included herein. Such consolidated financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Southwest
The consolidated balance sheets of Southwest as of December 31, 2017 and December 31, 2016 and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for the three years ended December 31, 2017 have been audited by Mauldin & Jenkins, LLC, independent public accountants, as set forth in their report, which has been incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
First Bancshares has filed a registration statement on Form S-4 under the Securities Act of 1933 with the SEC with respect to the First Bancshares common stock to be issued to shareholders of FMB in the merger. This proxy statement/prospectus constitutes the prospectus of First Bancshares filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth below.
In addition, First Bancshares (File No. 000-22507) files annual, quarterly and special reports, proxy statements and other business and financial information with the SEC. You may read and copy any materials that First Bancshares files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the public reference room. In addition, First Bancshares files reports and other business and financial information with the SEC electronically, and the SEC maintains a website that contains First Bancshares’ SEC filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov. You will also be able to obtain these documents, free of charge, from First Bancshares’ website at www.thefirstbank.com under the “Investor Relations” link and then under the “SEC Filings” heading. The website addresses for the SEC and First Bancshares are inactive textual references and except as specifically incorporated by reference into this proxy statement/prospectus, information on those websites is not part of this proxy statement/prospectus.

The SEC allows First Bancshares to “incorporate by reference” information in this proxy statement/prospectus. This means that First Bancshares can disclose important business and financial information to you by referring you to another document filed separately with the SEC. The information that First Bancshares incorporates by reference is considered to be part of this proxy statement/prospectus, and later information that First Bancshares files with the SEC will automatically update and supersede the information First Bancshares included in this proxy statement/prospectus. This document incorporates by reference the documents that are listed below that First Bancshares has previously filed with the SEC, except to the extent that any information contained in such filings is deemed “furnished” in connection with SEC rules.
•
Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 16, 2018;

•
Definitive Proxy Statement on Schedule 14A for the 2018 Annual Meeting, filed on April 11, 2018;

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed on May 10, 2018 and August 9, 2018, respectively;

•
Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on February 22, 2018, March 1, 2018, March 16, 2018, March 22, 2018, April 2, 2018, May 1, 2018, May 17, 2018, May 30, 2018 and July 24, 2018 (Items 1.01, 7.01 and 9.01); and

•
The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, or the Exchange Act, including any amendment or report filed for purposes of updating such description.

First Bancshares also incorporates by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and the date of the FMB special meeting. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus is deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modified or superseded such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.
Documents incorporated by reference are available from First Bancshares without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in the document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from First Bancshares at the following address:
The First Bancshares, Inc.
6480 U.S. Highway 98 West
Hattiesburg, Mississippi 39402
Attention: Secretary
Telephone: (601) 268-8998
To obtain timely delivery, you must make a written or oral request for a copy of such information by October 22, 2018. You will not be charged for any of these documents that you request. If you request any incorporated documents from First Bancshares, First Bancshares will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.
You should rely only on the information contained in this proxy statement/prospectus. Neither First Bancshares nor FMB has authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this proxy statement/prospectus is correct as of its date. It may not continue to be correct after this date. FMB has supplied all of the information about FMB and its subsidiaries contained in this proxy statement/prospectus and First Bancshares has supplied all of the information contained in this proxy statement/prospectus about First Bancshares and its subsidiaries. Each of us is relying on the correctness of the information supplied by the other.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

INDEX TO FINANCIAL STATEMENTS
Consolidated Financial Statements of FMB Banking Corporation and Subsidiary as of and for the Years Ended December 31, 2017 and 2016
Report of Independent Auditor	F-2
Consolidated Statements of Financial Condition	F-3
Consolidated Statements of Income	F-4
Consolidated Statements of Comprehensive Income	F-5
Consolidated Statements of Changes in Stockholders’ Equity	F-6
Consolidated Statements of Cash Flows	F-7
Notes to Consolidated Financial Statements	F-8
Consolidated Financial Statements of FMB Banking Corporation and Subsidiary as of and for the Three and Six Months Ended June 30, 2018 and June 30, 2017
Unaudited Consolidated Statements of Financial Condition	F-27
Unaudited Consolidated Statements of Income	F-28
Unaudited Consolidated Statements of Comprehensive Income	F-29
Unaudited Consolidated Statements of Changes in Stockholders’ Equity	F-30
Unaudited Consolidated Statements of Cash Flows	F-31
Notes to Unaudited Consolidated Financial Statements	F-32

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors
FMB Banking Corporation and Subsidiary
Monticello, Florida
We have audited the accompanying consolidated financial statements of FMB Banking Corporation and Subsidiary, which comprise the consolidated statements of financial condition as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FMB Banking Corporation and Subsidiary as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Orlando, Florida
March 7, 2018

FMB BANKING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2017 AND 2016
	2017	2016
ASSETS
Cash and due from banks	$9,120,759	$10,973,182
Interest-bearing deposits in banks	2,164,601	14,941,921
Federal funds sold	1,000,000	-0-
Cash and cash equivalents	12,285,360	25,915,103
Securities available for sale	108,371,761	103,818,036
Restricted equity securities, at cost	666,400	768,800
Loans receivable, net of allowance for loan losses of $3,501,862 in 2017 and $3,626,801 in 2016	326,483,827	306,673,424
Accrued interest receivable	1,862,950	1,667,651
Foreclosed real estate	254,012	581,813
Premises and equipment, net	11,128,393	10,750,974
Cash surrender value of life insurance	13,547,567	13,288,711
Other assets	987,759	848,056
Total Assets	$475,588,029	$464,312,568
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Noninterest-bearing demand deposits	$127,985,784	$122,783,692
Interest-bearing demand deposits	144,502,809	140,091,132
Savings deposits	47,221,917	43,065,302
Time deposits	89,299,085	86,995,943
Total deposits	409,009,595	392,936,069
Federal Home Loan Bank advances	-0-	3,000,000
Customer repurchase agreements	14,800,978	19,452,930
Debentures	6,000,000	6,000,000
Accrued interest payable	104,185	74,643
Deferred compensation payable	3,074,199	3,135,991
Accrued expenses and other liabilities	1,063,710	1,114,562
Total liabilities	434,052,667	425,714,195
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.10 par value; 1,000,000 shares authorized, 390,815 shares issued and outstanding	39,081	39,081
Additional paid-in capital	1,764,684	1,764,684
Retained earnings	40,873,891	38,725,204
Accumulated other comprehensive loss	(1,142,294)	(1,930,596)
Total stockholders’ equity	41,535,362	38,598,373
Total Liabilities and Stockholders’ Equity	$475,588,029	$464,312,568

The accompanying notes are an integral part of these consolidated financial statements.

FMB BANKING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2017 AND 2016
	2017	2016
Interest Income:
Loans receivable and fees on loans	$15,078,677	$14,069,228
Investment securities	2,436,642	2,381,704
Other	145,469	85,251
Total interest income	17,660,788	16,536,183
Interest Expense:
Deposits	1,040,629	652,115
Other	361,821	414,128
Total interest expense	1,402,450	1,066,243
Net interest income	16,258,338	15,469,940
Provision for Loan Losses	-0-	500,000
Net interest income after provision for loan losses	16,258,338	14,969,940
Noninterest Income:
Service charges on deposit accounts	1,978,594	2,050,980
Net gains on sales of securities	41,975	296,591
Net gains on sale of foreclosed real estate	720,623	-0-
Other income	787,918	1,052,323
Total noninterest income	3,529,110	3,399,894
Noninterest Expense:
Salaries and employee benefits	8,437,432	7,928,051
Occupancy expense	1,609,052	1,399,030
Data processing expense	1,192,134	1,421,224
Professional fees	662,431	504,155
Advertising expense	438,057	217,111
Other expenses	2,606,940	2,473,762
Total noninterest expense	14,946,046	13,943,333
Net Income	$4,841,402	$4,426,501

The accompanying notes are an integral part of these consolidated financial statements.

FMB BANKING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2017 AND 2016
	2017	2016
Net Income	$4,841,402	$4,426,501
Other Comprehensive income (loss):
Unrealized gains (losses) arising during the period on securities available-for-sale	830,277	(1,139,072)
Reclassification adjustment for net gains included in net income	(41,975)	(296,591)
Other comprehensive income (loss)	788,302	(1,435,663)
Total Comprehensive Income	$5,629,704	$2,990,838

The accompanying notes are an integral part of these consolidated financial statements.

FMB BANKING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2017 AND 2016
	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance, January 1, 2016	$39,081	$1,764,684	$37,773,048	$(494,933)	$39,081,880
Net income			4,426,501		4,426,501
Dividends paid			(3,474,345)		(3,474,345)
Other comprehensive loss				(1,435,663)	(1,435,663)
Balance, December 31, 2016	39,081	1,764,684	38,725,204	(1,930,596)	38,598,373
Net income			4,841,402		4,841,402
Dividends paid			(2,692,715)		(2,692,715)
Other comprehensive income				788,302	788,302
Balance, December 31, 2017	$39,081	$1,764,684	$40,873,891	$(1,142,294)	$41,535,362

The accompanying notes are an integral part of these consolidated financial statements.

FMB BANKING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2017 AND 2016
	2017	2016
Cash Flows From Operating Activities:
Net income	$4,841,402	$4,426,501
Adjustments to reconcile net income to net cash provided by operating activities –
Depreciation	649,977	515,563
Provision for loan losses	-0-	500,000
Net gain on sales of securities	(41,975)	(296,591)
Net amortization of securities	1,052,449	876,363
Net (gain) loss on sales of foreclosed real estate	(720,623)	28,836
Valuation allowance on foreclosed real estate	20,230	461
Net changes in –
Accrued interest receivable	(195,299)	(85,480)
Cash surrender value of life insurance	(258,856)	114,900
Other assets	(139,703)	(217,577)
Deferred compensation payable	(61,792)	(372,981)
Accrued interest payable and other liabilities	(21,310)	(255,253)
Net cash provided by operating activities	5,124,500	5,234,742
Cash Flows From Investing Activities:
Purchases of available-for-sale securities	(28,628,314)	(48,835,781)
Proceeds from sales, maturities and principal reductions of available-for-sale securities	23,852,417	65,277,716
Redemption (purchase) of restricted equity securities	102,400	(46,900)
Net increase in loans	(19,891,395)	(41,993,483)
Proceeds from disposition of foreclosed real estate	1,109,186	818,444
Purchase of premises and equipment	(1,027,396)	(1,189,246)
Net cash used in investing activities	(24,483,102)	(25,969,250)
Cash Flows From Financing Activities:
Net increase in demand and savings deposits	13,770,384	29,004,455
Net increase (decrease) in time deposits	2,303,142	(3,177,982)
Net decrease in FHLB advances	(3,000,000)	(5,000,000)
Net (decrease) increase in customer repurchase agreements	(4,651,952)	8,126,243
Dividends paid	(2,692,715)	(3,474,345)
Net cash provided by financing activities	5,728,859	25,478,371
Net Change in Cash and Cash Equivalents	(13,629,743)	4,743,863
Cash and Cash Equivalents at Beginning of Year	25,915,103	21,171,240
Cash and Cash Equivalents at End of Year	$12,285,360	$25,915,103
Supplemental Disclosures of Cash Flow Information:
Interest paid	$1,372,908	$1,073,642
Noncash Transactions:
Loans transferred to foreclosed real estate	$243,089	$188,103
Sales of foreclosed real estate financed by Bank	$162,097	$85,000

The accompanying notes are an integral part of these consolidated financial statements.

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business:
FMB Banking Corporation (the “Corporation”) is a bank holding company. The Corporation owns 100% of the outstanding common stock of Farmers & Merchants Bank (the “Bank”).
The Bank is a state-chartered, commercial banking institution organized in 1906. The Bank offers a variety of financial services to individual and commercial customers through its principal banking office in Monticello, Florida and its branch offices located in Leon County, Florida and Thomasville, Georgia. The Corporation and the Bank are regulated by various federal agencies and are subject to periodic examination by those regulatory authorities.
Principles of Consolidation:
The consolidated financial statements include the accounts of the Corporation and the Bank. All material intercompany balances and transactions have been eliminated in consolidation.
Accounting Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. These estimates include the allowance for loan losses, fair value of investment securities, and the carrying value of foreclosed real estate. Actual results could differ from those estimates.
While management uses available information to recognize losses on loans and to determine the carrying value of foreclosed real estate, further reductions in the carrying amounts of loans and foreclosed real estate may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans and the carrying value of foreclosed real estate. Such agencies may require the Bank to recognize additional losses or write-downs based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans and the carrying value of foreclosed real estate may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.
Cash Equivalents:
For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, interest-bearing deposits in banks and Federal funds sold.
Securities:
All securities are classified as “available for sale” and are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.
Restricted Equity Securities:
Restricted equity securities primarily consist of stock in the Federal Home Loan Bank of Atlanta and First National Bankers Bankshares, Inc., which are held in accordance with certain lender and/or member requirements and are stated at cost, which approximates market value.

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Loans Receivable:
The Bank grants real estate, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by real estate loans in Leon, Jefferson, and Madison counties in Florida and Thomasville, Georgia. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.
Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.
The accrual of interest on real estate and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.
All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. In addition, the Bank may return a loan to accrual status after a period of sustained performance where all payments during the nonaccrual period were applied to reduce the principal balance of the loan and future payments are reasonably assured. Upon return to accrual status, the uncollected interest is accreted into interest income using the interest method as future payments are received.
Allowance for Loan Losses:
The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.
The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available.
A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for real estate and commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Premises and Equipment:
Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets.
Foreclosed Real Estate:
Real estate properties acquired through or in lieu of loan foreclosure are held for sale and are recorded at the lower of their carrying value or fair value less costs to sell. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, valuations are periodically performed by management and property held for sale is carried at the lower of the new cost basis or fair value less costs to sell, and any subsequent write-downs are recorded as a charge to operations. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed.
Advertising Costs:
Advertising costs are expensed as incurred.
Income Taxes:
The Corporation, by consent of its stockholders, has elected to be taxed as an S corporation under the provisions of Section 1362 of the Internal Revenue Code. Under those provisions, the stockholders include the Corporation’s income or loss in their individual federal income tax returns. Therefore, no provision for income taxes has been made in the consolidated financial statements. The Corporation and the Bank file consolidated tax returns.
Credit Related Financial Instruments:
In the ordinary course of business, the Bank has entered into commitments to extend credit, including letters of credit. Such financial instruments are recorded when they are funded.
Compensated Absences:
The Bank has an approved sick leave policy, which allows for compensated absences. Employees may sell unused sick days upon termination of employment at 50% of the accrued number of hours. The Bank accrues sick leave expense for every employee based on years of employment up to 720 hours/90 workdays. The accrual rate is based on hourly earnings times a set schedule based on years of employment. Effective January 1, 2016, the Bank changed the sick leave policy and upon termination of employment, employees are no longer able to sell unused sick days accumulated after January 1, 2016.
Recent Accounting Pronouncements:
In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-01 — Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Liabilities. The new guidance requires, among other things, equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) be measured at fair value with changes in fair value recognized in net income. This ASU is effective for nonpublic business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Management does not expect adoption of this ASU to have a significant impact on the Corporation’s consolidated financial statements.

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

In February 2016, the FASB issued ASU 2016-02 — Leases (Topic 842). The guidance in this topic supersedes the requirements in ASC Topic 840, Leases. The update will require business entities to recognize lease assets and liabilities on the balance sheet and to disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term. For nonpublic business entities, this update will be effective for interim and annual periods beginning after December 15, 2019, and is to be applied on a modified retrospective basis. The Corporation is currently assessing the impact that this guidance will have on the consolidated financial statements. Adoption of this guidance is expected to increase the assets and liabilities of the Corporation.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This update will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now include forward-looking information in the determination of their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. This ASU is effective for nonpublic business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early application will be permitted for all organizations for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Corporation is currently evaluating the impact that the standard will have on its consolidated financial statements.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The new guidance requires, among other things, cash receipts resulting from the settlement of bank-owned life insurance policies shall be classified as cash inflows from investing activities. Cash payments for premiums on bank-owned life insurance policies may be classified as cash outflows for investing activities, operating activities, or a combination of cash outflows for investing and operating activities. For nonpublic business entities, this update will be effective for annual periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The amendments in this Update should be applied using a retrospective transition method to each period presented. Management does not expect adoption of this ASU to have a significant impact on the Corporation’s consolidated financial statements.
In March 2017, the FASB issued ASU No. 2017-08, Premium Amortization on Purchased Callable Debt Securities. This ASU shortens the amortization period for the premium on certain purchased callable debt securities to the earliest call date. The new guidance does not change the accounting for purchased callable debt securities held at a discount; the discount continues to be amortized to maturity. For nonpublic business entities, this update will be effective for annual periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The guidance calls for a modified retrospective transition approach under which a cumulative-effect adjustment will be made to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. Management does not expect adoption of this ASU to have a significant impact on the Corporation’s consolidated financial statements.
Subsequent Events:
Management has evaluated subsequent events through March 7, 2018, the date which the consolidated financial statements were available for issue.

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 2 — INVESTMENT SECURITIES
Investment securities have been classified in the consolidated statements of financial condition according to management’s intent. The carrying amount of available-for-sale securities and their approximate fair values were as follows:
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2017 –
U.S. government and agency securities	$45,275,689	$33,604	$(422,274)	$44,887,019
Mortgage-backed securities	35,331,100	-0-	(768,675)	34,562,425
Municipal securities	25,406,593	306,672	(221,271)	25,491,994
Corporate bonds	3,000,673	4,788	(63,134)	2,942,327
Mutual funds	500,000	-0-	(12,004)	487,996
	$109,514,055	$345,064	$(1,487,358)	$108,371,761
December 31, 2016 –
U.S. government and agency securities	$33,872,458	$50,250	$(431,930)	$33,490,778
Mortgage-backed securities	28,936,435	-0-	(871,270)	28,065,165
Asset-backed securities	2,768,781	-0-	(18,468)	2,750,313
Municipal securities	26,666,420	154,306	(665,292)	26,155,434
Corporate bonds	13,004,538	48,378	(182,720)	12,870,196
Mutual funds	500,000	-0-	(13,850)	486,150
	$105,748,632	$252,934	$(2,183,530)	$103,818,036

Gross realized gains and losses on the sales of available-for-sale securities were $54,732 and $12,757, respectively in 2017, and $409,815 and $113,224, respectively in 2016. Proceeds from the sales of available-for-sale securities were approximately $9,899,000 in 2017 and $40,560,000 in 2016.
For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the estimated weighted-average lives of the underlying collateral. The mortgage-backed securities may mature earlier than their estimated weighted-average lives because of principal prepayments. All other securities’ maturities are based on contractual maturities.
The scheduled maturities of available-for-sale securities at December 31, 2017 were as follows:
	Amortized Cost	Fair Value
Due in one year or less	$1,000,673	$1,005,461
Due from one to five years	54,483,485	53,804,342
Due from five to ten years	52,003,564	51,614,381
Due after ten years	1,526,333	1,459,581
No stated maturity	500,000	487,996
	$109,514,055	$108,371,761

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 2 — INVESTMENT SECURITIES – (continued)

Investment securities with a carrying value of approximately $35,094,000 and $32,364,000 at December 31, 2017 and 2016, respectively, were pledged to secure public deposits and for other purposes required or permitted by law. Nontaxable interest income on municipal securities amounted to approximately $1,113,000 and $987,000 for the years ended December 31, 2017 and 2016, respectively.
Information pertaining to available-for-sale securities with gross unrealized losses at December 31, 2017 and 2016, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:
	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
December 31, 2017 –
U.S. government and agency securities	$(234,078)	24,038,632	(188,196)	10,861,856
Mortgage-backed securities	(132,750)	13,390,464	(635,925)	21,171,960
Municipal securities	(15,324)	2,254,696	(205,947)	7,222,217
Corporate bonds	-0-	-0-	(63,134)	1,936,866
Mutual funds	(12,004)	487,996	-0-	-0-
	$(394,156)	$40,171,788	$(1,093,202)	$41,192,899
December 31, 2016 –
U.S. government and agency securities	$(431,930)	$24,905,503	$-0-	$-0-
Mortgage-backed securities	(869,185)	28,027,919	(2,085)	37,245
Asset-backed securities	-0-	-0-	(18,468)	1,750,312
Municipal securities	(665,292)	17,745,695	-0-	-0-
Corporate bonds	(119,778)	1,847,320	(62,942)	5,041,677
Mutual funds	(13,850)	486,150	-0-	-0-
	$(2,100,035)	$73,012,587	$(83,495)	$6,829,234

Management evaluates securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.
The unrealized losses relate principally to current interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. As management has the ability to hold debt securities until maturity, or for the foreseeable future, no declines are deemed to be other-than-temporary.

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 3 — LOANS AND THE ALLOWANCE FOR LOAN LOSSES
The components of loans in the consolidated statements of financial condition were as follows:
	2017	2016
Real estate –
Commercial	$159,821,644	$153,782,134
Residential	83,119,801	82,337,027
Construction, land development, and other land	17,153,745	10,635,687
Commercial	65,019,932	58,584,497
Consumer and other	4,870,567	4,960,880
	329,985,689	310,300,225
Allowance for loan losses	(3,501,862)	(3,626,801)
	$326,483,827	$306,673,424

The Bank grants real estate, commercial, and consumer loans in the states of Florida and Georgia with its primary concentration in Leon, Jefferson, and Madison Counties in Florida and in Thomasville, Georgia. Although the Bank’s loan portfolio is diversified, a significant portion of its loans are secured by real estate. The Bank has divided the loan portfolio into five portfolio segments, each with different risk characteristics and methodologies for assessing risk. The portfolio segments identified by the Bank are real estate-commercial, real estate-residential, real estate-construction, land development and other land, commercial, and consumer and other.
Real Estate — Commercial:   Commercial real estate loans consist of loans to finance real estate purchases, refinancings, expansions, and improvements to commercial properties. These loans may be secured by first liens on office buildings, apartments, farms, retail and mixed-use properties, mobile home parks, churches, warehouses and restaurants located within the market area. The Bank’s underwriting analysis includes credit verification, independent appraisals, a review of the borrower’s financial condition, and a detailed analysis of the borrower’s underlying cash flows. Commercial real estate loans are larger than residential loans and involve greater credit risk. The repayment of these loans largely depends on the results of operations and management of these properties. Adverse economic conditions also affect the repayment ability to a greater extent than residential real estate loans.
Real Estate — Residential:   The Bank originates residential real estate loans for the purchase or refinancing of a mortgage or to provide home equity lines of credit or construction loans for homeowners. These loans are collateralized by properties located primarily in the Bank’s market area.
Real Estate — Construction, land development, and other land:   Construction, land development, and other land loans consist of loans to companies and individuals for vacant residential lots, commercial lots, raw land, farmland, and the construction of both residential and commercial properties. To the extent such loans are made on raw land, vacant residential lots, and residential speculative construction, those loans are more vulnerable to changes in economic conditions. Further, the nature of these loans is such that they are more difficult to evaluate and monitor. The risk of loss on a construction, land development and other land loans is dependent largely upon the accuracy of the initial estimate of the property’s value upon completion of the project and the estimated cost (including interest) of the project.
Commercial:   Commercial business loans are made to small and medium sized companies primarily in the Bank’s market area. Commercial loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture. Most of the Bank’s commercial loans are secured loans, along with a small amount of unsecured loans. The Bank’s underwriting analysis consists of a review of the financial statements of the borrower, the credit history of the borrower, the debt service capabilities of the borrower,

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 3 — LOANS AND THE ALLOWANCE FOR LOAN LOSSES – (continued)

the projected cash flows of the business, the value of the collateral, if any, and whether the loan is guaranteed by the principals of the borrower. These loans are generally secured by accounts receivable, inventory and equipment. Commercial loans are typically made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, which makes them of higher risk than residential loans and the collateral securing loans may be difficult to appraise and may fluctuate in value based on the success of the business. The Bank seeks to minimize these risks through its underwriting and portfolio monitoring standards.
Consumer and Other:   Consumer and other loans are primarily concentrated in loans to finance mobile or manufactured housing. The Bank’s consumer loans are primarily collateralized by the title of the property securing the loan and rely on the borrower’s income for repayment.
Allowance for Loan Losses:
The following schedule presents a rollforward of the allowance for loan losses:
	2017	2016
Balance, beginning of year	$3,626,801	$3,254,980
Charge-offs:
Real estate – commercial	-0-	(31,442)
Real estate – residential	(22,562)	(151,509)
Real estate – construction, land development and other land	(35,318)	-0-
Commercial	(72,969)	(24,444)
Consumer and other	(53,295)	(74,174)
Total charge-offs	(184,144)	(281,569)
Recoveries:
Real estate – commercial	10,628	7,487
Real estate – residential	10,520	50,991
Real estate – construction, land development and other land	5,760	10,329
Commercial	16,320	59,960
Consumer and other	15,977	24,623
Total recoveries	59,205	153,390
Net charge-offs	(124,939)	(128,179)
Provision charged to operations	-0-	500,000
Balance, end of year	$3,501,862	$3,626,801

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 3 — LOANS AND THE ALLOWANCE FOR LOAN LOSSES – (continued)

The following tables present the allocation of loan loss reserves and the recorded investment in loans based on impairment method as of December 31, 2017 and 2016:
	Real Estate – Commercial	Real Estate – Residential	Real Estate – Construction, Land Development, and Other Land	Commercial	Consumer and Other	Total
December 31, 2017 –
Reserves allocated for loans:
Individually evaluated for impairment	$565,153	$460,709	$792,744	$12,821	$-0-	$1,831,427
Collectively evaluated for impairment	751,853	498,861	84,483	264,053	71,185	1,670,435
	$1,317,006	$959,570	$877,227	$276,874	$71,185	$3,501,862
December 31, 2017 –
Loans:
Individually evaluated for impairment	$4,626,163	$5,156,640	$2,280,766	$174,034	$4,266	$12,241,869
Collectively evaluated for impairment	155,195,481	77,963,161	14,872,979	64,845,898	4,866,301	317,743,820
	$159,821,644	$83,119,801	$17,153,745	$65,019,932	$4,870,567	$329,985,689

	Real Estate – Commercial	Real Estate – Residential	Real Estate – Construction, Land Development, and Other Land	Commercial	Consumer and Other	Total
December 31, 2016 –
Reserves allocated for loans:
Individually evaluated for impairment	$152,025	$112,337	$-0-	$52,345	$3,809	$320,516
Collectively evaluated for impairment	1,216,021	1,677,068	54,161	243,366	115,669	3,306,285
	$1,368,046	$1,789,405	$54,161	$295,711	$119,478	$3,626,801
December 31, 2016 –
Loans:
Individually evaluated for impairment	$3,307,521	$6,263,292	$803,669	$210,173	$13,885	$10,598,540
Collectively evaluated for impairment	150,474,613	76,073,735	9,832,018	58,374,324	4,946,995	299,701,685
	$153,782,134	$82,337,027	$10,635,687	$58,584,497	$4,960,880	$310,300,225

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 3 — LOANS AND THE ALLOWANCE FOR LOAN LOSSES – (continued)

Impaired Loans:
The following tables present information on impaired loans disaggregated by class as of December 31, 2017 and 2016:
	With no Related Allowance Recorded		With an Allowance Recorded
	Recorded Investment	Unpaid Principal Balance	Recorded Investment	Unpaid Principal Balance	Related Allowance
December 31, 2017 –
Real estate – commercial	$3,546,650	$4,447,902	$1,079,513	$1,096,948	$565,153
Real estate – residential	3,036,903	3,535,419	2,119,737	2,337,206	460,709
Real estate – construction, land development, and other land	394,522	396,843	1,886,244	1,994,962	792,744
Commercial	143,213	150,302	30,821	34,286	12,821
Consumer and other	4,266	8,887	-0-	-0-	-0-
	$7,125,554	$8,539,353	$5,116,315	$5,463,402	$1,831,427
December 31, 2016 –
Real estate – commercial	$2,952,147	$3,801,293	$355,374	$356,069	$152,025
Real estate – residential	3,737,977	4,139,259	2,525,315	2,655,480	112,337
Real estate – construction, land development, and other land	803,669	865,351	-0-	-0-	-0-
Commercial	126,328	142,369	83,845	84,679	52,345
Consumer and other	10,076	14,339	3,809	3,809	3,809
	$7,630,197	$8,962,611	$2,968,343	$3,100,037	$320,516

The following table presents the average recorded investment and interest income recognized on impaired loans for the years ended December 31, 2017 and 2016:
	2017		2016
	Average Recorded Investment	Interest Recognized	Average Recorded Investment	Interest Recognized
Real estate – commercial	$4,621,219	$144,059	$2,929,553	$155,756
Real estate – residential	5,928,108	42,343	5,948,879	93,231
Real estate – construction, land development, and other land	2,482,639	21,391	730,397	19,692
Commercial	113,270	-0-	119,164	5,288
Consumer and other	5,954	284	17,472	359
	$13,151,190	$208,077	$9,745,465	$274,326

There were no troubled debt restructurings that occurred during 2017 or 2016.
The amount of foreclosed residential real estate held by the Bank at December 31, 2017 and 2016, respectively, was $243,089 and $-0-. The Bank had no mortgage loans collateralized by residential real estate property that were in the process of foreclosure at December 31, 2017 and 2016.

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 3 — LOANS AND THE ALLOWANCE FOR LOAN LOSSES – (continued)

Credit Quality:
Internal risk-rating grades are assigned to loans by lending, credit administration or loan review personnel, based on an analysis of the financial and collateral strength and other credit attributes underlying each loan. Management analyzes the resulting ratings, as well as other external statistics and factors such as delinquency, to track the migration performance of the portfolio balances. This analysis is performed at least annually. The Bank uses the following definitions for its risk ratings:
Pass.    Loans properly approved, documented, collateralized, and performing which do not reflect an abnormal credit risk.
Special Mention.   These credits constitute an undue and unwarranted credit risk, but not to a point of justifying a classification of  “Substandard”. They have weaknesses that, if not checked or corrected, weaken the asset or inadequately protect the Bank.
Substandard.    These loans are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.
Doubtful.    These loans have all the weaknesses inherent in those classified as substandard with the added characteristic that the weaknesses make collection or repayment in full, on the basis of currently known facts, conditions, and values, highly questionable and improbable.
The tables below set forth credit exposure for the loan portfolio disaggregated by class based on internally assigned risk ratings as of December 31, 2017 and 2016:
Credit Exposure Based on Risk Ratings:
	Pass	Special Mention	Substandard	Doubtful
December 31, 2017 –
Loan Category
Real estate – commercial	$152,853,230	$2,904,075	$4,064,339	$-0-
Real estate – residential	75,852,860	2,166,812	5,100,129	-0-
Real estate – construction, land development, and other land	14,644,526	228,453	2,280,766	-0-
Commercial	64,455,916	389,982	174,034	-0-
Consumer and other	4,851,960	18,607	-0-	-0-
	$312,658,492	$5,707,929	$11,619,268	$-0-
December 31, 2016 –
Loan Category
Real estate – commercial	$145,667,950	$6,379,370	$1,734,814	$-0-
Real estate – residential	73,241,062	3,188,614	5,907,351	-0-
Real estate – construction, land development, and other land	7,821,899	2,414,291	399,497	-0-
Commercial	58,080,183	328,074	176,240	-0-
Consumer and other	4,919,842	30,773	10,265	-0-
	$289,730,936	$12,341,122	$8,228,167	$-0-

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 3 — LOANS AND THE ALLOWANCE FOR LOAN LOSSES – (continued)

Past Due and Nonaccrual Loans:
The following tables present an aging of past due loans disaggregated by class at December 31, 2017 and 2016:
	30 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current Loans	Total Loans	Loans > 90 Days and Accruing
December 31, 2017 –
Real estate – commercial	$355,804	$904,000	$1,259,804	$158,561,840	$159,821,644	$-0-
Real estate – residential	474,787	15,053	489,840	82,629,961	83,119,801	-0-
Real estate – construction, land development, and other land	-0-	155,018	155,018	16,998,727	17,153,745	-0-
Commercial	24,496	-0-	24,496	64,995,436	65,019,932	-0-
Consumer and other	977	-0-	977	4,869,590	4,870,567	-0-
	$856,064	$1,074,071	$1,930,135	$328,055,554	$329,985,689	$-0-
December 31, 2016 –
Real estate – commercial	$541,301	$-0-	$541,301	$153,240,833	$153,782,134	$-0-
Real estate – residential	282,695	344,743	627,438	81,709,589	82,337,027	-0-
Real estate – construction, land development, and other land	46,435	326,855	373,290	10,262,397	10,635,687	-0-
Commercial	163,089	49,912	213,001	58,371,496	58,584,497	-0-
Consumer and other	41,798	-0-	41,798	4,919,082	4,960,880	-0-
	$1,075,318	$721,510	$1,796,828	$308,503,397	$310,300,225	$-0-

Included in the balances of current loans in the table above are approximately $6.7 million and $4.6 million of loans classified as nonaccrual as of December 31, 2017 and 2016, respectively. These loans primarily consist of restructured loans that are current per the new contract or modified terms, or loans possessing a well-defined weakness or weaknesses that, based on management’s judgment, jeopardize full repayment of the loans. The following table presents the composition of nonaccrual loans disaggregated by class at December 31, 2017 and 2016:
	2017	2016
Real estate – commercial	$2,266,285	$295,373
Real estate – residential	4,495,208	4,576,044
Real estate – construction, land development, and other land	1,886,245	355,000
Commercial	174,034	106,300
Consumer and other	2,603	6,456
Total nonaccrual loans	$8,824,375	$5,339,173

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 4 – PREMISES AND EQUIPMENT
Components of premises and equipment included in the consolidated statements of financial condition were as follows:
	2017	2016
Land	$3,605,662	$3,605,662
Buildings and improvements	11,813,570	11,563,933
Furniture and equipment	6,724,879	5,947,120
	22,144,111	21,116,715
Less: Accumulated depreciation	(11,015,718)	(10,365,741)
	$11,128,393	$10,750,974

Depreciation expense charged to operations amounted to $649,977 in 2017 and $515,563 in 2016.
Leases:
The Bank leases a full service branch building under an operating lease agreement which expires in August 2019. The lease requires payment of taxes, insurance and maintenance costs in addition to rental payments.
Future minimum lease payments under this agreement are summarized as follows:
2018	$135,000
2019	90,000
$225,000

Rental expense under the operating lease for the years ended December 31, 2017 and 2016 was $169,187 and $173,649, respectively.
NOTE 5 — TIME DEPOSITS
The aggregate amounts of time deposits at December 31, each with a minimum denomination of $250,000, were approximately $19,004,000 in 2017 and $17,073,000 in 2016.
At December 31, 2017, the scheduled maturities of time deposits were as follows:
2018	$74,400,327
2019	14,017,240
2020	832,836
2021	48,682
$89,299,085

NOTE 6 — FEDERAL HOME LOAN BANK ADVANCES AND DEBENTURES
The Bank had no Federal Home Loan Bank-Atlanta (“FHLB”) advances outstanding as of December 31, 2017. The Bank had one $3 million fixed-rate advance outstanding as of December 31, 2016, bearing an interest rate of 1.23%. That advance was collateralized by FHLB stock and qualifying residential mortgages pledged as collateral under a blanket floating lien agreement.
As of December 31, 2017, the Bank had a remaining available line with the FHLB of approximately $115,900,000 based on the availability of qualifying collateral. The market value of residential and commercial loans pledged as collateral at December 31, 2017 was approximately $25,504,000 with a

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 6 — FEDERAL HOME LOAN BANK ADVANCES AND DEBENTURES – (continued)

lendable collateral value of approximately $18,220,000. In December 2016, an advance of  $5,000,000, with a contractual maturity in 2018, was paid off and the prepayment penalty of  $102,000 is included in other expenses.
The Corporation sponsors the FMB Capital Trust I (the “Trust”), of which 100% of the common equity is owned by the Corporation. The Trust was formed for the purpose of issuing trust preferred securities to third-party investors and investing the proceeds from the sale of such securities solely in junior subordinated debt securities of the Corporation (the “debentures”). The debentures held by the Trust were first redeemable, in whole or in part, by the Corporation on or after March 15, 2008. The outstanding balance of the debentures as of December 31, 2017 and 2016 was $6,000,000. The trust preferred securities held by the Trust qualify as Tier 1 capital for the Bank, under regulatory capital guidelines.
The debentures provide for quarterly interest payments, computed at the then-applicable variable rate equal to 3-month LIBOR plus 2.85%; the interest rate as of December 31, 2017 and 2016 was 4.44% and 3.85%, respectively. The Corporation has the right, from time to time, to defer payments of interest on the debentures by extending the interest distribution period for up to twenty consecutive quarters. As of December 31, 2017, the Corporation is current on the payment of interest on the debentures.
NOTE 7 — STOCKHOLDERS’ EQUITY
The Corporation and the Bank are subject to certain restrictions on the amount of dividends that they may declare without regulatory approval.
NOTE 8 — COMMITMENTS AND CONTINGENCIES
Unused Lines of Credit:
The Bank has federal funds lines of credit with other financial institutions enabling the Bank to borrow up to $34,100,000, with interest determined at the time of any advance. The arrangements are reviewed annually for renewal of the credit lines.
Financial Instruments:
The Bank is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. Such commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated statements of financial condition.
The Bank’s exposure to credit loss is represented by the contractual amount of these commitments. The Bank follows the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.
At December 31, the following financial instruments were outstanding whose contract amounts represent credit risk:
	2017	2016
Commitments to extend credit	$55,339,000	$59,178,000
Letters of credit	$1,763,000	$1,065,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments to extend credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements.

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 8 — COMMITMENTS AND CONTINGENCIES – (continued)

The amount of collateral obtained, if deemed necessary by the Bank, is based on management’s credit evaluation of the customer.
Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit may be uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.
Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral for those commitments for which collateral is deemed necessary.
The Bank has not incurred any losses on its commitments in 2017 or 2016.
Other:
Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Corporation’s consolidated financial statements.
NOTE 9 — CONCENTRATIONS
At various times throughout the year, the Bank maintains cash balances with other financial institutions which exceed federally insured limits. The Bank monitors the capital adequacy of these financial institutions on a quarterly basis.
NOTE 10 — RELATED PARTY TRANSACTIONS
The Bank has entered into transactions with certain of its directors, significant shareholders, and their affiliates (related parties). The aggregate amount of loans to such related parties at December 31, 2017 and 2016, was approximately $6,568,000 and $9,613,000, respectively. Also, certain related parties maintain deposit balances with the Bank in the aggregate amount of approximately $12,636,000 and $10,707,000 at December 31, 2017 and 2016, respectively.
In the ordinary course of business and at prevailing market rates, the Bank has entered into transactions with certain members of the Board of Directors of the Corporation and the Bank for various professional services including legal, insurance and loan closings.
NOTE 11 — BENEFIT PLANS
The Corporation has a deferred compensation plan described as an Employee Stock Ownership Plan with 401(k) provisions (KSOP). The Corporation makes a matching contribution to each eligible participant’s account in an amount equal to 100% of a participant’s elective contributions up to 3 percent of such participant’s compensation and 50% of a participant’s elective contributions in excess of 3 percent up to 5 percent of such participant’s compensation. Participants may make elective contributions up to the maximum amount permitted by law. The Corporation may also make an additional non-elective contribution to the plan, at its discretion. Under the KSOP, the Corporation may, at its discretion, make an annual contribution to the KSOP in cash or in Corporation stock, if available, up to the maximum amount allowed by federal law. The contributions are allocated to all participants in the ratio that each participant’s compensation for the year bears to all participants’ compensation for that year. Such discretionary cash contributions will be used to purchase shares of Corporation common stock to be held in the participants’ accounts. Such shares of Corporation common stock may be acquired at any price provided as long as the price does not exceed the fair market value thereof at the time of the purchase.

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 11 — BENEFIT PLANS – (continued)

Any employee of the Corporation or the Bank is eligible for participation as of January 1st or July 1st coincident with or next following the date they satisfy the following requirements: (1) the earlier of (i) completion of a year of service, or (ii) completion of 1,000 hours of service during an eligible computation period, and (2) attainment of 21 years of age. An employee becomes vested in their KSOP account in 20% increments commencing after completion of three years of service until completing his or her seventh year of service, at which time he or she is deemed to be one hundred percent (100%) vested. Upon an employee’s termination of employment, the employee’s interest in the KSOP may be distributed to him or her in either one lump sum payment, in cash, or over a period certain in monthly, quarterly, semiannual, or annual installments, at the discretion of the administrator of the KSOP.
The compensation cost relating to the KSOP, which is equal to the cash contributed for the year, was $157,767 and $209,101 for 2017 and 2016, respectively.
As of December 31, 2017, the KSOP held 53,572 shares, all of which are allocated to participants (subject to vesting provisions), and none of which are pledged as collateral.
In addition, the Corporation has a nonqualified, deferred compensation plan for certain key officers providing for the payment to each covered officer a certain sum annually for fifteen years upon their retirement or, in the event of their death, to their designated beneficiary. A benefit is also paid to certain executive officers if they terminate employment before age 65.
Such agreements include non-compete clauses under which the officer may potentially forfeit these benefits. In that event, the amount of the benefit depends on the officer’s years of service. The Corporation has purchased life insurance contracts with respect to each officer covered under this plan, and the Corporation is the owner and the beneficiary of the insurance contracts. These arrangements are being funded in part by life insurance policies on the lives of the employees with the Corporation as owner and beneficiary.
The Corporation also has a nonqualified, deferred compensation arrangement whereby directors of the Corporation may elect to defer directors’ fees. This plan was terminated effective December 31, 2006, and the remaining liability will be funded in part by life insurance policies on the lives of the directors with the Corporation as owner and beneficiary. Directors’ fees paid after January 1, 2007 were paid in cash rather than deferred.
The accrued liability related to the officer and director benefit plans discussed above as of December 31, 2017 and 2016 was approximately $3.1 million. The related cash surrender value of life insurance policies were approximately $13.5 million and $13.3 million, respectively.
NOTE 12 — REGULATORY MATTERS
Capital Requirements:
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of Total capital, Tier I capital and Common Equity Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 12 — REGULATORY MATTERS – (continued)

Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2017, that the Bank meets all capital adequacy requirements to which it is subject.
As of December 31, 2017, the Bank has met applicable regulatory guidelines to be considered well capitalized. To be categorized as well capitalized, the Bank must maintain minimum ratios as set forth in the following table. There are no conditions or events that management believes have changed the Bank’s category. The Bank’s actual capital amounts and ratios, and minimum amounts under current regulatory standards, as of December 31, 2017 and 2016, are presented in the following table:
	Actual		Minimum Capital Requirement:			Minimum To Be Well Capitalized:
	Amount	Ratio	Amount		Ratio	Amount		Ratio
As of December 31, 2017:
Total Capital (to Risk Weighted Assets)	$48,593,000	14.15%	≥$	27,468,000	≥8.00%	≥$	34,335,000	≥10.00%
Tier I Capital (to Risk Weighted Assets)	$45,091,000	13.13%	≥$	20,601,000	≥6.00%	≥$	27,468,000	≥ 8.00%
Common Equity Tier I Capital (To Risk Weighted Assets)	$45,091,000	13.13%	≥$	15,451,000	≥4.50%	≥$	22,318,000	≥ 6.50%
Tier I Capital (to Average Assets)	$45,091,000	9.58%	≥$	18,828,000	≥4.00%	≥$	23,535,000	≥ 5.00%
As of December 31, 2016:
Total Capital (to Risk Weighted Assets)	$46,727,000	13.84%	≥$	27,018,000	≥8.00%	≥$	33,773,000	≥10.00%
Tier I Capital (to Risk Weighted Assets)	$43,100,000	12.76%	≥$	20,264,000	≥6.00%	≥$	27,018,000	≥ 8.00%
Common Equity Tier I Capital (To Risk Weighted Assets)	$43,100,000	12.76%	≥$	15,198,000	≥4.50%	≥$	21,952,000	≥ 6.50%
Tier I Capital (to Average Assets)	$43,100,000	9.29%	≥$	18,562,000	≥4.00%	≥$	23,203,000	≥ 5.00%
NOTE 13 — FAIR VALUE MEASUREMENT
Accounting guidance defines fair value as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Accounting guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The statement describes three levels of inputs that may be used to measure fair value: Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date. Level 2: Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data. Level 3: Significant unobservable inputs that reflect a corporation’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Following is a description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.
Securities.   Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government securities and certain other products. The Corporation’s available-for-sale securities fall into Level 1 and Level 2 of the fair value

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 13 — FAIR VALUE MEASUREMENT – (continued)

hierarchy. These securities are generally priced via independent service providers. In obtaining such valuation information, the Corporation has evaluated the valuation methodologies used to develop the fair values. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy.
Impaired Loans.   A loan is considered to be impaired when it is probable the Corporation will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. In most cases, the Corporation measures fair value based on the value of the collateral securing the loan. Collateral may be in the form of real estate and/or business or personal assets, including but not limited to equipment, inventory, and accounts receivable. The vast majority of the collateral is real estate. The fair value of real estate collateral is determined based on third party appraisals by qualified licensed appraisers as well as internal estimates. The fair value of other business or personal assets is generally based on amounts reported on the financial statements of the customer or customer’s business. Appraised and reported values may be adjusted based on management’s historical knowledge, changes in market conditions from the time of valuation and management’s knowledge of the customer and the customer’s business. Since not all valuation inputs are observable, these nonrecurring fair value determinations are classified as Level 3. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors previously identified.
Foreclosed Real Estate.   Estimates of fair values are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Bank’s management related to values of properties in the Bank’s market areas. Management takes into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, the fair values estimates for foreclosed real estate are classified as Level 3.
Cash Surrender Value of Life Insurance.    The carrying amount of bank owned life insurance is based on information received from the insurance carriers indicating the financial performance of the policies and the amount the Corporation would receive should the policies be surrendered. The Corporation reflects these assets within Level 2 of the valuation hierarchy.
The following table presents the financial instruments carried at fair value as of December 31, 2017 and 2016, by caption on the consolidated statements of financial condition and by the valuation hierarchy (as described above):
Assets and liabilities measured at fair value on a recurring basis are as follows:
	Total Carrying value in the consolidated statements of financial condition	Quoted market prices in an active market (Level 1)	Internal models with significant observable market parameters (Level 2)	Internal models with significant unobservable market parameters (Level 3)
December 31, 2017 –
Available for sale securities	$108,372,000	$488,000	$107,884,000	$-0-
Cash surrender value of life insurance	13,548,000	-0-	13,548,000	-0-
December 31, 2016 –
Available for sale securities	$103,818,000	$486,000	$103,332,000	$-0-
Cash surrender value of life insurance	13,289,000	-0-	13,289,000	-0-

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 13 — FAIR VALUE MEASUREMENT – (continued)

Assets and liabilities measured at fair value on a nonrecurring basis are as follows:
	Total carrying value in the consolidated statements of financial Condition	Quoted market prices in an active market (Level 1)	Internal models with significant observable market parameters (Level 2)	Internal models with significant unobservable market parameters (Level 3)
December 31, 2017 –
Impaired loans, net of specific reserves	$10,410,000	$-0-	$-0-	$10,410,000
Foreclosed real estate	254,000	-0-	-0-	254,000
December 31, 2016 –
Impaired loans, net of specific reserves	$10,278,000	$-0-	$-0-	$10,278,000
Foreclosed real estate	582,000	-0-	-0-	582,000
There were no transfers between levels of the fair value hierarchy for the years ended December 31, 2017 and 2016.

FMB BANKING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)
	June 30, 2018	December 31, 2017
ASSETS
Cash and due from banks	$12,845,741	$9,120,759
Interest-bearing deposits in banks	6,020,529	2,164,601
Federal funds sold	4,000,000	1,000,000
Cash and cash equivalents	22,866,270	12,285,360
Securities available for sale	103,901,613	108,371,761
Restricted equity securities, at cost	676,500	666,400
Loans receivable, net of allowance for loan losses of $3,348,729 in 2018 and $3,501,862 in 2017	325,793,196	326,483,827
Accrued interest receivable	1,684,781	1,862,950
Foreclosed real estate	94,120	254,012
Premises and equipment, net	10,991,026	11,128,393
Cash surrender value of life insurance	13,658,103	13,547,567
Other assets	1,073,465	987,759
Total Assets	$480,739,074	$475,588,029
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Noninterest-bearing demand deposits	$136,830,664	$127,985,784
Interest-bearing demand deposits	148,588,534	144,502,809
Savings deposits	48,458,683	47,221,917
Time deposits	87,644,865	89,299,085
Total deposits	421,522,746	409,009,595
Customer repurchase agreements	9,706,450	14,800,978
Debentures	6,000,000	6,000,000
Accrued interest payable	110,464	104,185
Deferred compensation payable	3,047,651	3,074,199
Accrued expenses and other liabilities	1,597,784	1,063,710
Total liabilities	441,985,095	434,052,667
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.10 par value; 1,000,000 shares authorized, 390,815 shares issued and outstanding	39,081	39,081
Additional paid-in capital	1,764,684	1,764,684
Retained earnings	39,914,104	40,873,891
Accumulated other comprehensive loss	(2,963,890)	(1,142,294)
Total stockholders’ equity	38,753,979	41,535,362
Total Liabilities and Stockholders’ Equity	$480,739,074	$475,588,029

See accompanying notes to unaudited consolidated financial statements.

FMB BANKING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	For The Three Months Ended, June 30,		For The Six Months Ended, June 30,
	2018	2017	2018	2017
Interest Income:
Loans receivable and fees on loans	$4,294,726	$3,648,092	$8,243,573	$7,285,363
Investment securities	666,762	677,293	1,265,298	1,261,385
Other	58,914	48,021	115,942	91,100
Total interest income	5,020,402	4,373,406	9,624,813	8,637,848
Interest Expense:
Deposits	370,927	249,156	713,334	431,506
Other	146,552	88,060	275,585	172,758
Total interest expense	517,479	337,216	988,919	604,264
Net interest income	4,502,923	4,036,190	8,635,894	8,033,584
Provision for Loan Losses	-0-	69,000	-0-	138,000
Net interest income after provision for loan losses	4,502,923	3,967,190	8,635,894	7,895,584
Noninterest Income:
Service charges on deposit accounts	562,042	492,795	1,096,305	977,500
Net gains on sales of securities	-0-	-0-	2,559	41,975
Other income	236,948	613,719	435,133	863,822
Total noninterest income	798,990	1,106,514	1,533,997	1,883,297
Noninterest Expense:
Salaries and employee benefits	2,185,617	2,114,257	4,332,679	4,157,752
Occupancy expense	429,017	399,796	848,733	806,412
Other expenses	1,428,084	1,149,822	2,536,450	2,291,369
Total noninterest expense	4,042,718	3,663,875	7,717,862	7,255,533
Net Income	$1,259,195	$1,409,829	$2,452,029	$2,523,348

See accompanying notes to unaudited consolidated financial statements.

FMB BANKING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
	For The Three Months Ended, June 30,		For The Six Months Ended, June 30,
	2018	2017	2018	2017
Net Income	$1,259,195	$1,409,829	$2,452,029	$2,523,348
Other Comprehensive income (loss):
Unrealized gains (losses) arising during the period on securities available-for-sale	(1,422,593)	1,153,425	(1,819,037)	1,971,974
Reclassification adjustment for net gains included in net income	-0-	-0-	(2,559)	(41,975)
Other comprehensive income (loss)	(1,422,593)	1,153,425	(1,821,596)	1,929,999
Total Comprehensive Income	$(163,398)	$2,563,254	$630,433	$4,453,347

See accompanying notes to unaudited consolidated financial statements.

FMB BANKING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(UNAUDITED)
	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance, December 31, 2017	$39,081	$1,764,684	$40,873,891	$(1,142,294)	$41,535,362
Net income			2,452,029		2,452,029
Dividends paid			(3,411,816)		(3,411,816)
Other comprehensive loss				(1,821,596)	(1,821,596)
Balance, June 30, 2018	$39,081	$1,764,684	$39,914,104	$(2,963,890)	$38,753,979

See accompanying notes to unaudited consolidated financial statements.

FMB BANKING CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For The Six Months Ended, June 30,
	2018	2017
Cash Flows From Operating Activities:
Net income	$2,452,029	$2,523,348
Adjustments to reconcile net income to net cash provided by operating activities –
Depreciation	414,051	324,187
Provision for loan losses	-0-	138,000
Net loss (gain) on sales of securities	2,559	(41,975)
Net amortization of securities	413,306	506,823
Net loss (gain) on sales of foreclosed real estate	34,769	(527,751)
Net changes in –
Accrued interest receivable	178,169	(94,743)
Cash surrender value of life insurance	(110,536)	(89,507)
Other assets	(85,706)	(314,533)
Deferred compensation payable	(26,548)	224,680
Accrued interest payable and other liabilities	540,353	279,820
Net cash provided by operating activities	3,812,446	2,928,349
Cash Flows From Investing Activities:
Purchases of available-for-sale securities	(26,716,604)	(24,479,464)
Proceeds from sales, maturities and principal reductions of available-for-sale securities	28,949,291	16,692,356
(Purchase) redemption of restricted equity securities	(10,100)	102,500
Net decrease in loans	701,687	2,637,984
Proceeds from disposition of foreclosed real estate	114,067	634,431
Purchase of premises and equipment	(276,684)	(399,090)
Net cash provided by (used in) investing activities	2,761,657	(4,811,283)
Cash Flows From Financing Activities:
Net increase in demand and savings deposits	14,167,371	7,739,003
Net (decrease) increase in time deposits	(1,654,220)	588,045
Net decrease in FHLB advances	-0-	(3,000,000)
Net decrease in customer repurchase agreements	(5,094,528)	(3,268,312)
Dividends paid	(3,411,816)	(2,102,586)
Net cash provided by (used in) financing activities	4,006,807	(43,850)
Net Change in Cash and Cash Equivalents	10,580,910	(1,926,784)
Cash and Cash Equivalents at Beginning of Period	12,285,360	25,915,103
Cash and Cash Equivalents at End of Period	$22,866,270	$23,988,319
Supplemental Disclosures of Cash Flow Information:
Interest paid	$995,198	$593,122
Noncash Transactions:
Sales of foreclosed real estate financed by Bank	$11,056	$145,133

See accompanying notes to unaudited consolidated financial statements.

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 — BASIS OF PRESENTATION
General:
The unaudited financial statements include the accounts of FMB Banking Corporation (the “Corporation”) and its wholly-owned subsidiary, Farmers & Merchants Bank (the “Bank”). The Bank is a state-chartered, commercial banking institution organized in 1906. The Bank offers a variety of financial services to individual and commercial customers through its principal banking office in Monticello, Florida and its branch offices located in Leon County, Florida and Thomasville, Georgia. The Corporation and the Bank are regulated by various federal agencies and are subject to periodic examination by those regulatory authorities.
In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the Corporation’s consolidated financial statements for the periods presented, and all such adjustments are of a normal recurring nature. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.
These interim financial statements have been prepared according to the rules and regulations of the Securities and Exchange Commission and, therefore, certain information and footnote disclosures normally presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been omitted or abbreviated. These financial statements should be read in conjunction with the Corporation’s audited financial statements and footnotes contained elsewhere in this proxy statement-prospectus.
Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. These estimates are based on management’s best knowledge of current events and actions the Bank may undertake in the future. Estimates are used in accounting for, among other items, the allowance for loan losses, useful lives for depreciation and amortization, the fair value of financial instruments, and contingencies. Estimates that are particularly susceptible to significant change, and are therefore critical accounting policies, include the determination of the allowance for loan losses and valuation of other real estate. Management does not anticipate any material changes to estimates in the near term. Factors that may cause sensitivity to the aforementioned estimates include, but are not limited to, external market factors such as market interest rates and employment rates, changes to operating policies and procedures, and changes in applicable banking regulations and economic conditions. Actual results may ultimately differ from estimates, although management does not generally believe such differences would materially affect the financial statements in any individual reporting period presented.
NOTE 2 — NET EARNINGS PER COMMON SHARE
Basic earnings per common share are computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share are computed by dividing net income by the sum of dilutive common shares issuable and the weighted-average number of shares of common stock outstanding during the period.
	For The Three Months Ended, June 30,		For The Six Months Ended, June 30,
	2018	2017	2018	2017
Net earnings available to common shareholders	$1,259,195	$1,409,829	$2,452,029	$2,523,348
Weighted average common shares outstanding	390,815	390,815	390,815	390,815
Dilutive effect of stock options	—	—	—	—
Diluted common shares	390,815	390,815	390,815	390,815
Basic earnings per common share	$3.22	$3.61	$6.27	$6.46
Diluted earnings per common share	$3.22	$3.61	$6.27	$6.46

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — INVESTMENT SECURITIES
Investment securities have been classified in the consolidated statements of financial condition according to management’s intent. The carrying amount of available-for-sale securities and their approximate fair values were as follows:
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
June 30, 2018 –
U.S. government and agency securities	$46,216,729	$15,060	$(1,034,768)	$45,197,021
Mortgage-backed securities	53,795,866	-0-	(1,591,204)	52,204,662
Municipal securities	4,352,908	-0-	(224,030)	4,128,878
Corporate bonds	2,000,000	-0-	(104,017)	1,895,983
Mutual funds	500,000	-0-	(24,931)	475,069
	$106,865,503	$15,060	$(2,978,950)	$103,901,613

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2017 –
U.S. government and agency securities	$45,275,689	$33,604	$(422,274)	$44,887,019
Mortgage-backed securities	35,331,100	-0-	(768,675)	34,562,425
Municipal securities	25,406,593	306,672	(221,271)	25,491,994
Corporate bonds	3,000,673	4,788	(63,134)	2,942,327
Mutual funds	500,000	-0-	(12,004)	487,996
	$109,514,055	$345,064	$(1,487,358)	$108,371,761

For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the estimated weighted-average lives of the underlying collateral. The mortgage-backed securities may mature earlier than their estimated weighted-average lives because of principal prepayments. All other securities’ maturities are based on contractual maturities.
The scheduled maturities of available-for-sale securities at June 30, 2018 were as follows:
	Amortized Cost	Fair Value
Due in one year or less	$-0-	$-0-
Due from one to five years	54,746,138	53,316,049
Due from five to ten years	51,117,579	49,638,525
Due after ten years	501,786	471,970
No stated maturity	500,000	475,069
	$106,865,503	$103,901,613

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — INVESTMENT SECURITIES – (continued)

Information pertaining to available-for-sale securities with gross unrealized losses at June 30, 2018 and December 31, 2017, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:
	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
June 30, 2018 –
U.S. government and agency securities	$(561,628)	$29,288,738	$(473,140)	$14,249,437
Mortgage-backed securities	(548,814)	33,038,682	(1,042,390)	19,165,982
Municipal securities	-0-	-0-	(224,030)	4,128,878
Corporate bonds	-0-	-0-	(104,017)	1,895,983
Mutual funds	-0-	-0-	(24,931)	—475069-
	$(1,110,442)	$62,327,420	$(1,868,508)	$39,915,349
December 31, 2017 –
U.S. government and agency securities	$(234,078)	$24,038,632	$(188,196)	$10,861,856
Mortgage-backed securities	(132,750)	13,390,464	(635,925)	21,171,960
Municipal securities	(15,324)	2,254,696	(205,947)	7,222,217
Corporate bonds	-0-	-0-	(63,134)	1,936,866
Mutual funds	(12,004)	487,996	-0-	-0-
	$(394,156)	$40,171,788	$(1,093,202)	$41,192,899

Management evaluates securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. The unrealized losses relate principally to current interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. As management has the ability to hold debt securities until maturity, or for the foreseeable future, no declines are deemed to be other-than-temporary.
NOTE 4 — LOANS AND THE ALLOWANCE FOR LOAN LOSSES
The components of loans in the consolidated statements of financial condition were as follows:
	June 30, 2018	December 31, 2017
Real estate –
Commercial	$163,719,109	$159,821,644
Residential	80,551,533	83,119,801
Construction, land development, and other land	16,861,128	17,153,745
Commercial	62,043,322	65,019,932
Consumer and other	5,966,833	4,870,567
	329,141,925	329,985,689
Allowance for loan losses	(3,348,729)	(3,501,862)
	$325,793,196	$326,483,827

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — LOANS AND THE ALLOWANCE FOR LOAN LOSSES – (continued)

The Bank grants real estate, commercial, and consumer loans in the states of Florida and Georgia with its primary concentration in Leon, Jefferson, and Madison Counties in Florida and in Thomasville, Georgia. Although the Bank’s loan portfolio is diversified, a significant portion of its loans are secured by real estate. The Bank has divided the loan portfolio into five portfolio segments, each with different risk characteristics and methodologies for assessing risk. The portfolio segments identified by the Bank are real estate-commercial, real estate-residential, real estate-construction, land development and other land, commercial, and consumer and other.
Real Estate — Commercial:   Commercial real estate loans consist of loans to finance real estate purchases, refinancings, expansions, and improvements to commercial properties. These loans may be secured by first liens on office buildings, apartments, farms, retail and mixed-use properties, mobile home parks, churches, warehouses and restaurants located within the market area. The Bank’s underwriting analysis includes credit verification, independent appraisals, a review of the borrower’s financial condition, and a detailed analysis of the borrower’s underlying cash flows. Commercial real estate loans are larger than residential loans and involve greater credit risk. The repayment of these loans largely depends on the results of operations and management of these properties. Adverse economic conditions also affect the repayment ability to a greater extent than residential real estate loans.
Real Estate — Residential:   The Bank originates residential real estate loans for the purchase or refinancing of a mortgage or to provide home equity lines of credit or construction loans for homeowners. These loans are collateralized by properties located primarily in the Bank’s market area.
Real Estate — Construction, land development, and other land:   Construction, land development, and other land loans consist of loans to companies and individuals for vacant residential lots, commercial lots, raw land, farmland, and the construction of both residential and commercial properties. To the extent such loans are made on raw land, vacant residential lots, and residential speculative construction, those loans are more vulnerable to changes in economic conditions. Further, the nature of these loans is such that they are more difficult to evaluate and monitor. The risk of loss on a construction, land development and other land loans is dependent largely upon the accuracy of the initial estimate of the property’s value upon completion of the project and the estimated cost (including interest) of the project.
Commercial:   Commercial business loans are made to small and medium sized companies primarily in the Bank’s market area. Commercial loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture. Most of the Bank’s commercial loans are secured loans, along with a small amount of unsecured loans. The Bank’s underwriting analysis consists of a review of the financial statements of the borrower, the credit history of the borrower, the debt service capabilities of the borrower, the projected cash flows of the business, the value of the collateral, if any, and whether the loan is guaranteed by the principals of the borrower. These loans are generally secured by accounts receivable, inventory and equipment. Commercial loans are typically made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, which makes them of higher risk than residential loans and the collateral securing loans may be difficult to appraise and may fluctuate in value based on the success of the business. The Bank seeks to minimize these risks through its underwriting and portfolio monitoring standards.
Consumer and Other:   Consumer and other loans are primarily concentrated in loans to finance mobile or manufactured housing. The Bank’s consumer loans are primarily collateralized by the title of the property securing the loan and rely on the borrower’s income for repayment.

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — LOANS AND THE ALLOWANCE FOR LOAN LOSSES – (continued)

Allowance for Loan Losses:
The following schedule presents a rollforward of the allowance for loan losses for the periods:
	June 30, 2018	December 31, 2017
Balance, beginning of period	$3,501,862	$3,626,801
Charge-offs:
Real estate – commercial	(276,619)	-0-
Real estate – residential	-0-	(22,562)
Real estate – construction, land development and other land	-0-	(35,318)
Commercial	-0-	(72,969)
Consumer and other	(18,171)	(53,295)
Total charge-offs	(294,790)	(184,144)
Recoveries:
Real estate – commercial	4,338	10,628
Real estate – residential	44,065	10,520
Real estate – construction, land development and other land	81,250	5,760
Commercial	10,569	16,320
Consumer and other	1,435	15,977
Total recoveries	141,657	59,205
Net charge-offs	(153,133)	(124,939)
Provision charged to operations	-0-	-0-
Balance, end of period	$3,348,729	$3,501,862

The following tables present the allocation of loan loss reserves and the recorded investment in loans based on impairment method as June 30, 2018 and December 31, 2017:
	Real Estate – Commercial	Real Estate – Residential	Real Estate – Construction, Land Development, and Other Land	Commercial	Consumer and Other	Total
June 30, 2018 –
Reserves allocated for loans:
Individually evaluated for impairment	$-0-	$55,539	$691,454	$19,117	$1,309	$767,419
Collectively evaluated for impairment	1,347,846	608,196	107,445	429,002	88,821	2,581,310
	$1,347,846	$663,735	$798,899	$448,119	$90,130	$3,348,729
June 30, 2018 –
Loans:
Individually evaluated for impairment	$3,015,553	$3,546,765	$1,819,619	$115,593	$15,531	$8,513,061
Collectively evaluated for impairment	160,703,556	77,004,768	15,041,509	61,927,729	5,951,302	320,628,864
	$163,719,109	$80,551,533	$16,861,128	$62,043,322	$5,966,833	$329,141,925

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — LOANS AND THE ALLOWANCE FOR LOAN LOSSES – (continued)

	Real Estate – Commercial	Real Estate – Residential	Real Estate – Construction, Land Development, and Other Land	Commercial	Consumer and Other	Total
December 31, 2017 –
Reserves allocated for loans:
Individually evaluated for impairment	$565,153	$460,709	$792,744	$12,821	$-0-	$1,831,427
Collectively evaluated for impairment	751,853	498,861	84,483	264,053	71,185	1,670,435
	$1,317,006	$959,570	$877,227	$276,874	$71,185	$3,501,862
December 31, 2017 –
Loans:
Individually evaluated for impairment	$4,626,163	$5,156,640	$2,280,766	$174,034	$4,266	$12,241,869
Collectively evaluated for impairment	155,195,481	77,963,161	14,872,979	64,845,898	4,866,301	317,743,820
	$159,821,644	$83,119,801	$17,153,745	$65,019,932	$4,870,567	$329,985,689

Impaired Loans:
The following tables present information on impaired loans disaggregated by class as of June 30, 2018 and December 31, 2017:
	With no Related Allowance Recorded		With an Allowance Recorded
	Recorded Investment	Unpaid Principal Balance	Recorded Investment	Unpaid Principal Balance	Related Allowance
June 30, 2018 –
Real estate – commercial	$3,015,553	$3,489,421	$-0-	$-0-	$-0-
Real estate – residential	3,335,839	4,020,642	210,926	210,927	55,539
Real estate – construction, land development, and other land	40,925	43,287	1,778,694	1,912,925	691,454
Commercial	78,476	88,533	37,117	41,378	19,117
Consumer and other	92	4,752	15,439	15,439	1,309
	$6,470,885	$7,646,635	$2,042,176	$2,180,669	$767,419
December 31, 2017 –
Real estate – commercial	$3,546,650	$4,447,902	$1,079,513	$1,096,948	$565,153
Real estate – residential	3,036,903	3,535,419	2,119,737	2,337,206	460,709
Real estate – construction, land development, and other land	394,522	396,843	1,886,244	1,994,962	792,744
Commercial	143,213	150,302	30,821	34,286	12,821
Consumer and other	4,266	8,887	-0-	-0-	-0-
	$7,125,554	$8,539,353	$5,116,315	$5,463,402	$1,831,427

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — LOANS AND THE ALLOWANCE FOR LOAN LOSSES – (continued)

The following table presents the average recorded investment and interest income recognized on impaired loans for the periods:
	For the Six Months Ended, June 30, 2018		For the year ended, December 31, 2017
	Average Recorded Investment	Interest Recognized	Average Recorded Investment	Interest Recognized
Real estate – commercial	$3,820,858	$50,164	$4,621,219	$144,059
Real estate – residential	4,351,703	11,083	5,928,108	42,343
Real estate – construction, land development, and other land	2,050,193	26,483	2,482,639	21,391
Commercial	144,814	1,186	113,270	-0-
Consumer and other	9,899	555	5,954	284
	$10,377,465	$89,471	$13,151,190	$208,077

There were no troubled debt restructurings that occurred during 2018 or 2017.
Credit Quality:
Internal risk-rating grades are assigned to loans by lending, credit administration or loan review personnel, based on an analysis of the financial and collateral strength and other credit attributes underlying each loan. Management analyzes the resulting ratings, as well as other external statistics and factors such as delinquency, to track the migration performance of the portfolio balances. This analysis is performed at least annually. The Bank uses the following definitions for its risk ratings:
Pass.   Loans properly approved, documented, collateralized, and performing which do not reflect an abnormal credit risk.
Special Mention.   These credits constitute an undue and unwarranted credit risk, but not to a point of justifying a classification of  “Substandard”. They have weaknesses that, if not checked or corrected, weaken the asset or inadequately protect the Bank.
Substandard.   These loans are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.
Doubtful.   These loans have all the weaknesses inherent in those classified as substandard with the added characteristic that the weaknesses make collection or repayment in full, on the basis of currently known facts, conditions, and values, highly questionable and improbable.

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — LOANS AND THE ALLOWANCE FOR LOAN LOSSES – (continued)

The tables below set forth credit exposure for the loan portfolio disaggregated by class based on internally assigned risk ratings as of June 30, 2018 and December 31, 2017:
Credit Exposure Based on Risk Ratings:
	Pass	Special Mention	Substandard	Doubtful
June 30, 2018 –
Loan Category
Real estate – commercial	$158,053,430	$2,732,511	$2,933,168	$-0-
Real estate – residential	75,146,394	2,045,598	3,359,541	-0-
Real estate – construction, land development, and other land	14,825,617	215,892	1,819,619	-0-
Commercial	61,764,545	166,600	112,177	-0-
Consumer and other	5,951,094	12,231	3,508	-0-
	$315,741,080	$5,172,832	$8,228,013	$-0-
December 31, 2017 –
Loan Category
Real estate – commercial	$152,853,230	$2,904,075	$4,064,339	$-0-
Real estate – residential	75,852,860	2,166,812	5,100,129	-0-
Real estate – construction, land development, and other land	14,644,526	228,453	2,280,766	-0-
Commercial	64,455,916	389,982	174,034	-0-
Consumer and other	4,851,960	18,607	-0-	-0-
	$312,658,492	$5,707,929	$11,619,268	$-0-

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — LOANS AND THE ALLOWANCE FOR LOAN LOSSES – (continued)

Past Due and Nonaccrual Loans:
The following tables present an aging of past due loans disaggregated by class at June 30, 2018 and December 31, 2017:
	30 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current Loans	Total Loans	Loans > 90 Days and Accruing
June 30, 2018 –
Real estate – commercial	$455,534	$155,018	$610,552	$163,108,557	$163,719,109	$-0-
Real estate – residential	405,795	209,728	615,523	79,936,010	80,551,533	-0-
Real estate – construction, land development, and other land	-0-	-0-	-0-	16,861,128	16,861,128	-0-
Commercial	38,094	-0-	38,094	62,005,228	62,043,322	-0-
Consumer and other	18,627	92	18,719	5,948,114	5,966,833	-0-
	$918,050	$364,838	$1,282,888	$327,859,037	$329,141,925	$-0-
December 31, 2017 –
Real estate – commercial	$355,804	$904,000	$1,259,804	$158,561,840	$159,821,644	$-0-
Real estate – residential	474,787	15,053	489,840	82,629,961	83,119,801	-0-
Real estate – construction, land development, and other land	-0-	155,018	155,018	16,998,727	17,153,745	-0-
Commercial	24,496	-0-	24,496	64,995,436	65,019,932	-0-
Consumer and other	977	-0-	977	4,869,590	4,870,567	-0-
	$856,064	$1,074,071	$1,930,135	$328,055,554	$329,985,689	$-0-

The following table presents the composition of nonaccrual loans disaggregated by class as follows:
	June 30, 2018	December 31, 2017
Real estate – commercial	$1,282,853	$2,266,285
Real estate – residential	2,579,609	4,495,208
Real estate – construction, land development, and other land	1,778,694	1,886,245
Commercial	108,903	174,034
Consumer and other	92	2,603
Total nonaccrual loans	$5,750,151	$8,824,375

NOTE 5 — FAIR VALUE MEASUREMENT
Accounting guidance defines fair value as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Accounting guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The statement describes three levels of inputs that may be used to measure fair value: Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date. Level 2:

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — FAIR VALUE MEASUREMENT – (continued)

Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data. Level 3: Significant unobservable inputs that reflect a corporation’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Following is a description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.
Securities.   Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government securities and certain other products. The Corporation’s available-for-sale securities fall into Level 1 and Level 2 of the fair value hierarchy. These securities are generally priced via independent service providers. In obtaining such valuation information, the Corporation has evaluated the valuation methodologies used to develop the fair values. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy.
Impaired Loans.   A loan is considered to be impaired when it is probable the Corporation will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. In most cases, the Corporation measures fair value based on the value of the collateral securing the loan. Collateral may be in the form of real estate and/or business or personal assets, including but not limited to equipment, inventory, and accounts receivable. The vast majority of the collateral is real estate. The fair value of real estate collateral is determined based on third party appraisals by qualified licensed appraisers as well as internal estimates. The fair value of other business or personal assets is generally based on amounts reported on the financial statements of the customer or customer’s business. Appraised and reported values may be adjusted based on management’s historical knowledge, changes in market conditions from the time of valuation and management’s knowledge of the customer and the customer’s business. Since not all valuation inputs are observable, these nonrecurring fair value determinations are classified as Level 3. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors previously identified.
Foreclosed Real Estate.   Estimates of fair values are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Bank’s management related to values of properties in the Bank’s market areas. Management takes into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, the fair values estimates for foreclosed real estate are classified as Level 3.
Cash Surrender Value of Life Insurance.   The carrying amount of bank owned life insurance is based on information received from the insurance carriers indicating the financial performance of the policies and the amount the Corporation would receive should the policies be surrendered. The Corporation reflects these assets within Level 2 of the valuation hierarchy.

FMB BANKING CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — FAIR VALUE MEASUREMENT – (continued)

The following table presents the financial instruments carried at fair value as of June 30, 2018 and December 31, 2017, by caption on the consolidated statements of financial condition and by the valuation hierarchy (as described above):
Assets and liabilities measured at fair value on a recurring basis are as follows:
	Total carrying value in the consolidated statements of financial condition	Quoted market prices in an active market (Level 1)	Internal models with significant observable market parameters (Level 2)	Internal models with significant unobservable market parameters (Level 3)
June 30, 2018 –
Available for sale securities	$103,902,000	$475,000	$103,427,000	$-0-
Cash surrender value of life insurance	13,658,000	-0-	13,658,000	-0-
December 31, 2017 –
Available for sale securities	$108,372,000	$488,000	$107,884,000	$-0-
Cash surrender value of life insurance	13,548,000	-0-	13,548,000	-0-
Assets and liabilities measured at fair value on a nonrecurring basis are as follows:
	Total carrying value in the consolidated statements of financial condition	Quoted market prices in an active market (Level 1)	Internal models with significant observable market parameters (Level 2)	Internal models with significant unobservable market parameters (Level 3)
June 30, 2018 –
Impaired loans, net of specific reserves	$7,746,000	$-0-	$-0-	$7,746,000
Foreclosed real estate	94,000	-0-	-0-	94,000
December 31, 2017 –
Impaired loans, net of specific reserves	$10,410,000	$-0-	$-0-	$10,410,000
Foreclosed real estate	254,000	-0-	-0-	254,000
There were no transfers between levels of the fair value hierarchy for the six months ended June 30, 2018 and year December 31, 2017.

Annex A
AGREEMENT AND PLAN OF MERGER

by and between

THE FIRST BANCSHARES, INC.

and

FMB BANKING CORPORATION

Dated as of July 23, 2018

Article I
THE MERGER
Article II
MERGER CONSIDERATION; EXCHANGE PROCEDURES
Article III
REPRESENTATIONS AND WARRANTIES OF FMB
A-i

Article IV
REPRESENTATIONS AND WARRANTIES OF FBMS
A-ii

Article V
COVENANTS
Article VI
CONDITIONS TO CONSUMMATION OF THE MERGER
Article VII
TERMINATION
A-iii

Article VIII
DEFINITIONS
Section 8.01 Definitions	A-48
Article IX
MISCELLANEOUS
Exhibit A — Form of FMB Voting Agreement
Exhibit B — Form of Bank Plan of Merger and Merger Agreement
Exhibit C — Form of Director Non-Competition and Non-Disclosure Agreement
Exhibit D — Form of Claims Letter
A-iv

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”) is dated as of July 23, 2018, by and between The First Bancshares, Inc., a Mississippi corporation (“FBMS”), and FMB Banking Corporation, a Florida corporation (“FMB” and, together with FBMS, the “Parties” and each a “Party”).
W I T N E S S E T H
WHEREAS, the boards of directors of the Parties have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the business combination transaction provided for in this Agreement in which FMB will, on the terms and subject to the conditions set forth in this Agreement, merge with and into FBMS (the “Merger”), with FBMS as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Entity”);
WHEREAS, as a condition to the willingness of FBMS to enter into this Agreement, certain directors and certain shareholders of FMB have entered into voting agreements (each a “FMB Voting Agreement” and collectively, the “FMB Voting Agreements”), substantially in the form attached hereto as Exhibit A, dated as of the date hereof, with FBMS, pursuant to which each such director or shareholder has agreed, among other things, to vote certain of the FMB Common Stock owned by such director or shareholder in favor of the approval of this Agreement and the transactions contemplated hereby, subject to the terms of the FMB Voting Agreements;
WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and
WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.
NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Article I

THE MERGER
Section 1.01 The Merger.   Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Business Corporation Act (the “MBCA”) and the Florida Business Corporation Act (the “FBCA”), at the Effective Time, FMB shall merge with and into FBMS pursuant to the terms of this Agreement. FBMS shall be the Surviving Entity in the Merger and shall continue its existence as a corporation under the laws of the State of Mississippi. As of the Effective Time, the separate corporate existence of FMB shall cease.
Section 1.02 Articles of Incorporation and Bylaws.   At the Effective Time, the articles of incorporation of FBMS in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Entity until thereafter amended in accordance with applicable Law. The bylaws of FBMS in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity until thereafter amended in accordance with applicable Law and the terms of such bylaws.
Section 1.03 Bank Merger.   Except as provided below, immediately following the Effective Time and sequentially but in effect simultaneously on the Closing Date, Farmers & Merchants Bank, a Florida state-chartered bank and a direct wholly owned subsidiary of FMB (“FMB Bank”), shall be merged (the “Bank Merger”) with and into The First, A National Banking Association, a national banking association and a direct wholly owned subsidiary of FBMS (“The First”), in accordance with the provisions of applicable federal and state banking laws and regulations, and The First shall be the surviving bank (the “Surviving Bank”). The Bank Merger shall have the effects as set forth under applicable federal and state banking laws and regulations, and the board of directors of the Parties shall cause the board of directors of The First and FMB Bank, respectively, to approve a separate merger agreement

(the “Bank Plan of Merger”) in substantially the form attached hereto as Exhibit B, and cause the Bank Plan of Merger to be executed and delivered as soon as practicable following the date of execution of this Agreement. Each of FBMS and FMB shall also approve the Bank Plan of Merger in their capacities as sole shareholders of The First and FMB Bank, respectively. As provided in the Bank Plan of Merger, the Bank Merger may be abandoned at the election of The First at any time, whether before or after filings are made for regulatory approval of the Bank Merger, but if the Bank Merger is abandoned for any reason, FMB Bank shall continue to operate under its name; provided that prior to any such election, FBMS shall (a) reasonably consult with FMB and its regulatory counsel and (b) reasonably determine in good faith that such election will not, and would not reasonably be expected to, prevent, delay or impair any Party’s ability to consummate the Merger or the other transactions contemplated by this Agreement.
Section 1.04 Effective Time; Closing.
(a) Subject to the terms and conditions of this Agreement, the Parties will make all such filings as may be required to consummate the Merger and the Bank Merger by applicable Laws. The Merger shall become effective as set forth in the articles of merger (the “Articles of Merger”) related to the Merger, which will include the plan of merger (the “Plan of Merger”), that shall be filed with the Secretary of State of the State of Mississippi and the Secretary of State of the State of Florida, as provided in the MBCA and FBCA, on the Closing Date. The “Effective Time” of the Merger shall be the later of  (i) the date and time of filing of the Articles of Merger, or (ii) the date and time when the Merger becomes effective as set forth in the Articles of Merger, which shall be no later than three (3) Business Days after all of the conditions to the Closing set forth in Article VI (other than conditions to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived in accordance with the terms hereof.
(b) The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place beginning immediately prior to the Effective Time (such date, the “Closing Date”) at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA 30309, or such other place as the Parties may mutually agree. At the Closing, there shall be delivered to FBMS and FMB the Articles of Merger and such other certificates and other documents required to be delivered under Article VI.
Section 1.05 Additional Actions.   If, at any time after the Effective Time, any Party shall consider or be advised that any further deeds, documents, assignments or assurances in Law or any other acts are necessary or desirable to carry out the purposes of this Agreement (such Party, the “Requesting Party”), the other Party and its Subsidiaries and their respective officers and directors shall be deemed to have granted to the Requesting Party and its Subsidiaries, and each or any of them, an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in Law or any other acts as are necessary or desirable to carry out the purposes of this Agreement, and the officers and directors of the Requesting Party and its Subsidiaries, as applicable, are authorized in the name of the other Party and its Subsidiaries or otherwise to take any and all such action.
Section 1.06 Reservation of Right to Revise Structure.   FBMS may at any time and without the approval of FMB change the method of effecting the business combination contemplated by this Agreement if and to the extent that it reasonably deems such a change to be necessary; provided, however, that no such change shall (i) alter or change the amount of the consideration to be issued to Holders as Merger Consideration as currently contemplated in this Agreement, (ii) reasonably be expected to materially impede or delay consummation of the Merger, (iii) adversely affect the federal income tax treatment of Holders in connection with the Merger, or (iv) require submission to or approval of FMB’s shareholders after the plan of merger set forth in this Agreement has been approved by FMB’s shareholders. In the event that FBMS elects to make such a change, the Parties agree to cooperate to execute appropriate documents to reflect the change.

Article II

MERGER CONSIDERATION; EXCHANGE PROCEDURES
Section 2.01 Merger Consideration.   Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of the Parties or any shareholder of FMB:
(a) Each share of FBMS Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.
(b) Each share of FMB Common Stock owned directly by FBMS, FMB or any of their respective Subsidiaries (other than shares in trust accounts, managed accounts and the like for the benefit of customers or shares held as collateral for outstanding debt previously contracted) immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto (the “FMB Cancelled Shares”).
(c) Notwithstanding anything in this Agreement to the contrary, all shares of FMB Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands the fair value of such shares pursuant to, and who complies in all respects with, the provisions of Section 607.1301 et seq. of the FBCA, shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the “Dissenting Shares”), but instead the holder of such Dissenting Shares (hereinafter called a “Dissenting Shareholder”) shall be entitled to payment of the fair value of such shares in accordance with the applicable provisions of the FBCA (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist and such holder shall cease to have any rights with respect thereto, except the rights provided for pursuant to the applicable provisions of the FBCA and this Section 2.01(c)), unless and until such Dissenting Shareholder shall have failed to perfect such holder’s right to receive, or shall have effectively withdrawn or lost rights to demand or receive, the fair value of such shares of FMB Common Stock under the applicable provisions of the FBCA. If any Dissenting Shareholder shall fail to perfect or effectively withdraw or lose such Holder’s dissenter’s rights under the applicable provisions of the FBCA, each such Dissenting Share shall be deemed to have been converted into and to have become exchangeable for, the right to receive the Merger Consideration, without any interest thereon, in accordance with the applicable provisions of this Agreement. FMB shall give FBMS (i) prompt notice of any written notices to exercise dissenters’ rights in respect of any shares of FMB Common Stock, attempted withdrawals of such notices and any other instruments served pursuant to the FBCA and received by FMB relating to dissenters’ rights and (ii) the opportunity to participate in negotiations and proceedings with respect to demands for fair value under the FBCA. FMB shall not, except with the prior written consent of FBMS, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Article II to pay for shares of FMB Common Stock for which dissenters’ rights have been perfected shall be returned to FBMS upon demand. If the amount paid to a Dissenting Shareholder exceeds such Dissenting Shareholder’s Merger Consideration, such excess amount shall not reduce the amount of Merger Consideration paid to other Holders.
(d) Subject to the allocation provisions of this Article II, each share of FMB Stock (excluding Dissenting Shares and FMB Cancelled Shares) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted, in accordance with the terms of this Article II, into and exchanged for the right to receive the following:
(i) a cash payment, without interest, in an amount equal to $204.70 (individually the “Per Share Cash Consideration”); or
(ii) 5.6391 (the “Exchange Ratio”) shares of FBMS Common Stock, subject to adjustment as provided in Section 2.01(e) (the “Per Share Stock Consideration”).
(e) If, between the date hereof and the Effective Time, the outstanding shares of FMB Common Stock or FBMS Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, stock dividend, stock split, reverse stock split or similar change in capitalization, appropriate and proportionate adjustments shall be made to the Per Share Stock Consideration.
Section 2.02 Election Procedures.
(a) Election.
(i) Prior to the Effective Time, FBMS shall appoint an exchange agent (the “Exchange Agent”), which is acceptable to FMB in its reasonable discretion, for the payment and exchange of the Merger Consideration.
(ii) Holders of record of FMB Common Stock may elect to receive shares of FBMS Common Stock, cash, or a combination thereof in exchange for their shares of FMB Common Stock, provided that the number of shares of FMB Common Stock to be converted into Per Share Stock Consideration pursuant to this Section 2.02 shall be 312,652 (the “Stock Conversion Number”).
(iii) An election form (“Election Form”), together with a Letter of Transmittal (as defined in Section 2.07), shall be mailed no less than twenty (20) Business Days prior to the Election Deadline (as defined below) or on such earlier date as FBMS and FMB shall mutually agree (the “Mailing Date”) to each Holder of record of FMB Common Stock as of five (5) Business Days prior to the Mailing Date permitting such Holder, subject to the allocation and election procedures set forth in this Section 2.02, (1) to specify the number of shares of FMB Common Stock owned by such Holder with respect to which such Holder desires to receive the Per Share Cash Consideration (a “Cash Election”, and such shares subject to a Cash Election, the “Cash Election Shares”), in accordance with the provisions of Section 2.01(d)(i), (2) to specify the number of shares of FMB Common Stock owned by such Holder with respect to which such Holder desires to receive the Per Share Stock Consideration (a “Stock Election” and such shares subject to a Stock Election, the “Stock Election Shares”), in accordance with the provisions of Section 2.01(d)(ii), or (3) to indicate that such record Holder has no preference as to the receipt of cash or FBMS Common Stock for such shares. Holders of record of shares of FMB Common Stock who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Election Forms, provided that each such Election Form covers all the shares of FMB Common Stock held by each Representative for a particular beneficial owner. Any shares of FMB Common Stock with respect to which the Holder thereof shall not, as of the Election Deadline (as defined in Section 2.02(a)(iv)), have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed “Non-Election Shares”. FBMS shall make available one or more Election Forms as may reasonably be requested in writing from time to time by all Persons who become holders (or beneficial owners) of FMB Common Stock between the record date for the initial mailing of Election Forms and the close of business on the Business Day prior to the Election Deadline, and FMB shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.
(iv) The term “Election Deadline”, as used below, shall mean 5:00 p.m., Eastern time, on the later of  (i) the date of the FMB Meeting and (ii) the date that FBMS and FMB shall agree is as near as practicable to five (5) Business Days prior to the expected Closing Date. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all the shares of FMB Common Stock covered by such Election Form. Any Election Form may be revoked or changed by the Person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. The Certificate or Certificates relating to any revoked Election Form shall be promptly returned without charge to the Person submitting the Election Form to the Exchange Agent. Shares of FMB Common Stock held by holders who acquired such shares subsequent to the Election Deadline will be designated Non-Election Shares. In addition, if a Holder of FMB Common Stock either (1) does not submit a properly completed Election Form in a timely fashion or (2) revokes its Election Form prior to the Election Deadline and fails to file a new properly completed Election Form before the deadline, such shares shall be designated Non-Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither FBMS nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.
(b) Allocation.   No later than five (5) Business Days after the Effective Time, FBMS shall cause the Exchange Agent to effect the allocation among Holders of FMB Common Stock of rights to receive the Per Share Cash Consideration and/or the Per Share Stock Consideration, which shall be effected by the Exchange Agent as follows:
(i) If the aggregate number of shares of FMB Common Stock with respect to which Stock Elections shall have been made (the “Stock Election Number”) exceeds the Stock Conversion Number, then (1) all Cash Election Shares and all Non-Election Shares of each Holder thereof shall be converted into the right to receive the Per Share Cash Consideration, (2) all Stock Election Shares of each Holder who is not a Stock Cutback Holder shall be converted to the right to receive the Per Share Stock Consideration, and (3) the Stock Election Shares of each Holder who is a Stock Cutback Holder will be converted into the right to receive (A) the Per Share Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such Holder or beneficial owner by (y) the fraction, the numerator of which is the difference between the total number of Stock Election Shares held by Stock Cutback Holders and the Stock Surplus Amount and the denominator of which is the total number of Stock Election Shares held by Stock Cutback Holders, and (B) the right to receive the Per Share Cash Consideration in respect of the remainder of such Holder’s Stock Election Shares that were not converted into the right to receive the Per Share Stock Consideration pursuant to clause (A) above.
(ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:
(1) If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration and the Non-Election Shares of each Holder thereof shall be converted into the right to receive (A) the Per Share Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such Holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, and (B) the right to receive the Per Share Cash Consideration in respect of the remainder of such Holder’s Non-Election Shares that were not converted into the right to receive the Per Share Stock Consideration pursuant to clause (A) above; and
(2) If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Per Share Stock Consideration, the Cash Election Shares of each Holder who is not a Cash Cutback Holder will be converted into the right to receive the Per Share Cash Consideration, and the Cash Election Shares of each Cash Cutback Holder shall be converted into the right to receive (A) the Per Share Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such Holder by (y) the fraction, the numerator of which is the difference between the total number of Cash Election Shares held by Cash Cutback Holders and the Cash Surplus Amount and the denominator of which is the total number of Cash Election Shares held by Cash Cutback Holders, and (B) the right to receive the Per Share Stock Consideration in respect of the remainder of such Holder’s Cash Election Shares that were not converted into the right to receive the Per Share Cash Consideration pursuant to clause (A) above.

Section 2.03 Rights as Shareholders; Stock Transfers.   At the Effective Time, all shares of FMB Common Stock, when converted in accordance with Section 2.01, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate or Book-Entry Share previously evidencing such shares shall thereafter represent only the right to receive for each such share of FMB Common Stock, the Merger Consideration and any cash in lieu of fractional shares of FBMS Common Stock in accordance with this Article II. At the Effective Time, holders of FMB Common Stock shall cease to be, and shall have no rights as, shareholders of FMB, other than the right to receive the Merger Consideration and cash in lieu of fractional shares of FBMS Common Stock as provided under this Article II. At the Effective Time, the stock transfer books of FMB shall be closed, and there shall be no registration of transfers on the stock transfer books of FMB of shares of FMB Common Stock.
Section 2.04 Fractional Shares.   Notwithstanding any other provision hereof, no fractional shares of FBMS Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, FBMS shall pay or cause to be paid to each Holder of a fractional share of FBMS Common Stock, rounded to the nearest one hundredth of a share, an amount of cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in FBMS Common Stock to which such Holder would otherwise be entitled by the Per Share Cash Consideration.
Section 2.05 Plan of Reorganization.   It is intended that the Merger and the Bank Merger shall each qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code.
Section 2.06 Exchange Procedures.   FBMS shall cause as promptly as practicable after the Effective Time, but in no event later than five (5) Business Days after the Closing Date, the Exchange Agent to mail or otherwise cause to be delivered to each Holder who has not previously surrendered such Certificate or Certificates or Book Entry Shares, appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent, as well as instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration (including cash in lieu of fractional shares) as provided for in this Agreement (the “Letter of Transmittal”). The Letter of Transmittal shall be subject to the approval of FMB, which approval shall not be unreasonably withheld, conditioned or delayed.
Section 2.07 Deposit and Delivery of Merger Consideration.
(a) Prior to the Effective Time, FBMS shall (i) deposit, or shall cause to be deposited, with the Exchange Agent stock certificates representing the number of shares of FBMS Common Stock and cash sufficient to deliver the Merger Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.04, and if applicable, cash in an aggregate amount sufficient to make the appropriate payment to the Holders of Dissenting Shares) (collectively, the “Exchange Fund”), and (ii) instruct the Exchange Agent to pay such Merger Consideration and cash in lieu of fractional shares in accordance with this Agreement as promptly as practicable after the Effective Time and receipt of a properly completed Letter of Transmittal. The Exchange Agent and FBMS, as the case may be, shall not be obligated to deliver the Merger Consideration to a Holder to which such Holder would otherwise be entitled as a result of the Merger until such Holder surrenders the Certificates or Book-Entry Shares representing the shares of FMB Common Stock for exchange as provided in this Article II, or, an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as may be reasonably required in each case by FBMS or the Exchange Agent.
(b) Any portion of the Exchange Fund that remains unclaimed by the shareholders of FMB for one (1) year after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to FBMS. Any shareholders of FMB who have not theretofore complied with this Section 2.07 shall thereafter look only to FBMS for the Merger Consideration, any cash in lieu of fractional shares of FMB Common Stock to be issued or paid in consideration therefor, and any dividends or distributions to which such Holder is entitled in respect of each share of FMB Common Stock such shareholder held as of immediately prior to the Effective Time, as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates or Book-Entry Shares for shares of

FMB Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of FBMS Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by the law of abandoned property and any other applicable Law, become the property of FBMS (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any Party shall be liable to any Holder represented by any Certificate or Book-Entry Share for any amounts delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. FBMS and the Exchange Agent shall be entitled to rely upon the stock transfer books of FMB to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of FMB Common Stock represented by any Certificate or Book-Entry Share, FBMS and the Exchange Agent shall be entitled to tender to the custody of any court of competent jurisdiction any Merger Consideration represented by such Certificate or Book-Entry Share and file legal proceedings interpleading all parties to such dispute, and will thereafter be relieved with respect to any claims thereto.
(c) FBMS or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Holder such amounts as FBMS is required to deduct and withhold under applicable Law. Any amounts so deducted and withheld shall be remitted to the appropriate Governmental Authority and upon such remittance shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made by FBMS or the Exchange Agent, as applicable.
Section 2.08 Rights of Certificate Holders after the Effective Time.
(a) All shares of FBMS Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and if ever a dividend or other distribution is declared by FBMS in respect of the FBMS Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of FBMS Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of the FBMS Common Stock shall be paid to any Holder of any unsurrendered Certificate or Book-Entry Share until such Certificate or Book-Entry Share is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable Laws, following surrender of any such Certificate or Book-Entry Share, there shall be issued and/or paid to the Holder of the certificates representing whole shares of FBMS Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of FBMS Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of FBMS Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.
(b) In the event of a transfer of ownership of a Certificate representing FMB Common Stock that is not registered in the stock transfer records of FMB, the proper amount of cash and/or shares of FBMS Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such FMB Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered Holder of the Certificate or establish to the satisfaction of FBMS that the Tax has been paid or is not applicable.
Section 2.09 Anti-Dilution Provisions.   If the number of shares of FBMS Common Stock or FMB Common Stock issued and outstanding prior to the Effective Time shall be increased or decreased, or changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a stock split, reverse stock split, stock combination, stock dividend, recapitalization, reclassification, reorganization or similar transaction, or there shall be any extraordinary dividend or extraordinary distribution (excluding, without limitation, any dividends or distributions paid by FMB to its shareholders in conformity with this Agreement) with respect to such stock, and the record date therefor shall be prior to the Effective Time, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give holders of FMB Common Stock the same economic effect as contemplated by this Agreement prior to such event.

Article III

REPRESENTATIONS AND WARRANTIES OF FMB
Except as set forth in the disclosure schedule delivered by FMB to FBMS prior to or concurrently with the execution of this Agreement with respect to each such Section below (the “FMB Disclosure Schedule”); provided, that (a) the mere inclusion of an item in the FMB Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by FMB that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on FMB and (b) any disclosures made with respect to a section of Article III shall be deemed to qualify (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, FMB hereby represents and warrants to FBMS as follows:
Section 3.01 Organization and Standing.   Each of FMB and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to FMB. A complete and accurate list of all such jurisdictions described in (a) and (b) is set forth in FMB Disclosure Schedule 3.01.
Section 3.02 Capital Stock.
(a) The authorized capital stock of FMB consists of 1,000,000 shares of FMB Common Stock and 1,000,000 shares of non-voting common stock, par value $0.10 per share. As of the date hereof, there are 390,815 shares of FMB Common Stock issued and outstanding and no shares of non-voting common stock, par value $0.10 per share issued and outstanding. There are no shares of FMB Common Stock held by any of FMB’s Subsidiaries. FMB Disclosure Schedule 3.02(a) sets forth, as of the date hereof, the name and address, as reflected on the books and records of FMB, of each Holder, and the number of shares of FMB Common Stock held by each such Holder. The issued and outstanding shares of FMB Common Stock are duly authorized, validly issued, fully paid, non-assessable and have not been issued in violation of any preemptive rights of any FMB shareholder. All shares of FMB’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws.
(b) There are no outstanding shares of capital stock of any class, or any options, warrants or other similar rights, convertible or exchangeable securities, “phantom stock” rights, stock appreciation rights, stock based performance units, agreements, arrangements, commitments or understandings to which FMB or any of its Subsidiaries is a party, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of FMB or any of FMB’s Subsidiaries or obligating FMB or any of FMB’s Subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, FMB or any of FMB’s Subsidiaries. There are no obligations, contingent or otherwise, of FMB or any of FMB’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of FMB Common Stock or capital stock of any of FMB’s Subsidiaries or any other securities of FMB or any of FMB’s Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. Except for the FMB Voting Agreements, there are no agreements, arrangements or other understandings with respect to the voting of FMB’s capital stock and there are no agreements or arrangements under which FMB is obligated to register the sale of any of its securities under the Securities Act.
Section 3.03 Subsidiaries.
(a) FMB Disclosure Schedule 3.03(a) sets forth a complete and accurate list of all Subsidiaries of FMB, including the jurisdiction of organization and all jurisdictions in which any such entity is qualified to do business. Except as set forth in FMB Disclosure Schedule 3.03(a), (i) FMB owns, directly or indirectly, all of the issued and outstanding equity securities of each FMB Subsidiary, (ii) no equity securities of any of FMB’s Subsidiaries are or may become required to be issued (other than to FMB) by reason of any contractual right or otherwise, (iii) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to FMB or a wholly-owned Subsidiary of FMB), (iv) there are no contracts, commitments, understandings or arrangements relating to FMB’s rights to vote or to dispose of such securities, (v) all of the equity securities of each such Subsidiary held by FMB, directly or indirectly, are validly issued, fully paid, non-assessable and are not subject to preemptive or similar rights, and (vi) all of the equity securities of each Subsidiary that is owned, directly or indirectly, by FMB or any Subsidiary thereof, are free and clear of all Liens, other than restrictions on transfer under applicable securities Laws. Neither FMB nor any of its Subsidiaries has any trust preferred securities or other similar securities outstanding.
(b) Neither FMB nor any of FMB’s Subsidiaries owns any stock or equity interest in any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)) other than FMB Bank. Except as set forth in FMB Disclosure Schedule 3.03(b), neither FMB nor any of FMB’s Subsidiaries beneficially owns, directly or indirectly (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted), any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.
Section 3.04 Corporate Power; Minute Books.
(a) FMB and each of its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and FMB has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities, the Regulatory Approvals and the Requisite FMB Shareholder Approval.
(b) FMB has made available to FBMS a complete and correct copy of its articles of incorporation and bylaws or equivalent organizational documents, each as amended to date, of FMB and each of its Subsidiaries, the minute books of FMB and each of its Subsidiaries, and the stock ledgers and stock transfer books of FMB and each of its Subsidiaries. Neither FMB nor any of its Subsidiaries is in violation of any of the terms of its articles of incorporation, bylaws or equivalent organizational documents. The minute books of FMB and each of its Subsidiaries contain records of all meetings held by, and all other corporate or similar actions of, their respective shareholders and boards of directors (including committees of their respective boards of directors) or other governing bodies, which records are complete and accurate in all material respects. The stock ledgers and the stock transfer books of FMB and each of its Subsidiaries contain complete and accurate records of the ownership of the equity securities of FMB and each of its Subsidiaries.
Section 3.05 Corporate Authority.   Subject only to the receipt of the Requisite FMB Shareholder Approval at the FMB Meeting, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of FMB and the board of directors of FMB on or prior to the date hereof. The board of directors of FMB has directed that this Agreement be submitted to FMB’s shareholders for approval at a meeting of the shareholders and, except for the receipt of the Requisite FMB Shareholder Approval in accordance with the FBCA and FMB’s articles of incorporation and bylaws, no other vote or action of the shareholders of FMB is required by Law, the articles of incorporation or bylaws of FMB or otherwise to approve this Agreement and the transactions contemplated hereby. FMB has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by FBMS, this Agreement is a valid and legally binding obligation of FMB, enforceable in accordance with its terms (except to the extent that validity and enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity or by principles of public policy (the “Enforceability Exception”).
Section 3.06 Regulatory Approvals; No Defaults.
(a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by FMB or any of its Subsidiaries in connection with the execution, delivery or performance by FMB of this Agreement or to consummate the transactions contemplated by this Agreement, except as may be required for (i) filings of applications and notices with, and receipt of consents, authorizations, approvals, exemptions or non-objections from the SEC, NASDAQ, state securities authorities, the Financial Industry Regulatory Authority, Inc., applicable securities, commodities and futures exchanges, and other industry self-regulatory organizations (each, an “SRO”), (ii) filings of applications or notices with, and consents, approvals or waivers by the FRB, the FDIC and applicable state banking agencies, the Office of the Comptroller of the Currency (the “OCC”), the Florida Office of Financial Regulation (the “FOFR”) and other banking, regulatory, self-regulatory or enforcement authorities or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings and notices (taken together with the items listed in clause (i), the “Regulatory Approvals”), (iii) the filing with the SEC of the Proxy Statement-Prospectus and the Registration Statement and declaration of effectiveness of the Registration Statement, (iv) the filing of the Articles of Merger contemplated by Section 1.04(a) and the filing of documents with the FDIC, the OCC, applicable Governmental Authorities, and the Secretary of State of the State of Florida to cause the Bank Merger to become effective and (v) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of FBMS Common Stock pursuant to this Agreement and approval of listing of such FBMS Common Stock on the NASDAQ. Subject to the receipt of the approvals referred to in the preceding sentence, the Requisite FMB Shareholder Approval and as set forth on FMB Disclosure Schedule 3.06(a), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by FMB do not and will not (1) constitute a breach or violation of, or a default under, the articles of incorporation, bylaws or similar governing documents of FMB or any of its respective Subsidiaries, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FMB or any of its Subsidiaries, or any of their respective properties or assets, (3) conflict with, result in a breach or violation of any provision of, or the loss of any benefit under, or a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the creation of any Lien under, result in a right of termination or the acceleration of any right or obligation under any permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation of FMB or any of its Subsidiaries or to which FMB or any of its Subsidiaries, or their respective properties or assets is subject or bound, or (4) require the consent or approval of any third party or Governmental Authority under any such Law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation.
(b) As of the date hereof, FMB has no Knowledge of any reason (i) why the Regulatory Approvals referred to in Section 6.01(b) will not be received in customary time frames from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition would be imposed.
Section 3.07 Financial Statements; Internal Controls.
(a) FMB has previously delivered or made available to FBMS copies of FMB’s (i) audited consolidated financial statements (including the related notes and schedules thereto) for the years ended December 31, 2017, 2016 and 2015, accompanied by the unqualified audit reports of Saltmarsh, Cleaveland & Gund, P.A., independent registered accountants (collectively, the “Audited Financial Statements”) and (ii) unaudited interim consolidated financial statements (including the related notes and schedules thereto) for the three months ended March 31, 2018 (the “Unaudited Financial Statements” and collectively with the Audited Financial Statements, the “Financial Statements”). The Audited Financial Statements (including any related notes and schedules thereto) are accurate and complete in all material respects and fairly present in all material respects the financial condition and the results of operations, changes in shareholders’ equity, and cash flows of FMB and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, consistently applied. The Unaudited Financial Statements are accurate and complete in all material respects and fairly present in all material respects the financial condition and the results of operations of FMB and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, consistently applied, subject to normal, recurring year-end adjustments (the effect of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to FMB), the absence of statements of changes in shareholders’ equity and statements of cash flow, and the absence of notes and schedules (that, if presented, would not differ materially from those included in the Audited Financial Statements). No financial statements of any entity or enterprise other than the FMB’s Subsidiaries are required by GAAP to be included in the consolidated financial statements of FMB. The audits of FMB have been conducted in accordance with GAAP. Since December 31, 2017, neither FMB nor any of its Subsidiaries has any liabilities or obligations of a nature that would be required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto except for liabilities reflected or reserved against in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since December 31, 2017. True, correct and complete copies of the Financial Statements are set forth in FMB Disclosure Schedule 3.07(a).
(b) The records, systems, controls, data and information of FMB and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of FMB or its Subsidiaries or accountants (including all means of access thereto and therefrom). FMB and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. FMB has disclosed based on its most recent evaluations, to its outside auditors and the audit committee of the board of directors of FMB (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect FMB’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in FMB’s internal control over financial reporting.
(c) Since January 1, 2015, neither FMB nor any of its Subsidiaries nor, to FMB’s Knowledge, any director, officer, employee, auditor, accountant or representative of FMB or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of FMB or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that FMB or any of its Subsidiaries has engaged in questionable accounting or auditing practices.
Section 3.08 Regulatory Reports.   Since January 1, 2015, FMB and its Subsidiaries have timely filed with the FRB, the FDIC, the FOFR, any SRO and any other applicable Governmental Authority, in correct form, the material reports, registration statements and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports were complete and accurate and in compliance in all material respects with the requirements of applicable Laws and regulations. Other than normal examinations conducted by a Governmental Authority in the Ordinary Course of Business, no Governmental Authority has notified FMB or any of its Subsidiaries that it has initiated any proceeding or, to the Knowledge of FMB, threatened an investigation into the business or operations of FMB or any of its Subsidiaries since January 1, 2015. There is no material and unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of FMB or any of its Subsidiaries. There have been no formal or informal inquiries by, or disagreements or disputes with, any Governmental Authority with respect to the business, operations, policies or procedures of FMB or any of its Subsidiaries since January 1, 2015.
Section 3.09 Absence of Certain Changes or Events.   Except as set forth in FMB Disclosure Schedule 3.09 or as otherwise contemplated by this Agreement, since December 31, 2017, (a) FMB and its Subsidiaries have carried on their respective businesses in all material respects in the Ordinary Course of Business, (b) there have been no events, changes or circumstances which have had, individually or in the aggregate, a Material Adverse Effect with respect to FMB, and (c) neither FMB nor any of its Subsidiaries has taken any action or failed to take any action prior to the date of this Agreement which action or failure, if taken after the date of this Agreement, would constitute a material breach or violation of any of the covenants and agreements set forth in Section 5.01(a), Section 5.01(b), Section 5.01(c), Section 5.01(e), Section 5.01(g), Section 5.01(h), Section 5.01(j), Section 5.01(k), Section 5.01(u) or Section 5.01(w).

Section 3.10 Legal Proceedings.
(a) There are no material civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature pending or, to the Knowledge of FMB, threatened against FMB or any of its Subsidiaries or to which FMB or any of its Subsidiaries is a party, including without limitation, any such actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature that would challenge the validity or propriety of the transactions contemplated by this Agreement.
(b) There is no material injunction, order, judgment or decree imposed upon FMB or any of its Subsidiaries, or the assets of FMB or any of its Subsidiaries, and neither FMB nor any of its Subsidiaries has been advised of the threat of any such action, other than any such injunction, order, judgement or decree that is generally applicable to all Persons in businesses similar to that of FMB or any of FMB’s Subsidiaries.
Section 3.11 Compliance With Laws.
(a) FMB and each of its Subsidiaries is, and have been since January 1, 2015, in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Neither FMB nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers.
(b) FMB and each of its Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to FMB’s Knowledge, no suspension or cancellation of any of them is threatened.
(c) Neither FMB nor any of its Subsidiaries has received, since January 1, 2015, written or, to FMB’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is materially in non-compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization.
Section 3.12 FMB Material Contracts; Defaults.
(a) Other than the FMB Benefit Plans, neither FMB nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) which would entitle any present or former director, officer, employee, consultant or agent of FMB or any of its Subsidiaries to indemnification from FMB or any of its Subsidiaries; (ii) which grants any right of first refusal, right of first offer or similar right with respect to any assets or properties of FMB or its respective Subsidiaries; (iii) related to the borrowing by FMB or any of its Subsidiaries of money other than those entered into in the Ordinary Course of Business and any guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the Ordinary Course of Business; (iv) which provides for payments to be made by FMB or any of its Subsidiaries upon a change in control thereof; (v) relating to the lease of personal property having a value in excess of  $50,000 individually or $100,000 in the aggregate; (vi) relating to any joint venture, partnership, limited liability company agreement or other similar agreement or arrangement; (vii) which relates to capital expenditures and involves future payments in excess of  $100,000 individually or $250,000 in the aggregate; (viii) which relates to the disposition or acquisition of assets or any interest in any business enterprise outside the Ordinary Course of Business; (ix) which is not terminable on sixty (60) days or less notice and involving the payment of more than $30,000 per annum; (x) which contains a non-compete or client or customer non-solicit requirement or any other provision that restricts the conduct of any line of business by FMB or any of its Affiliates or upon consummation of the Merger may restrict the ability of the Surviving Entity or any of its Affiliates to engage in any line of business or which grants any right of first refusal, right of first offer or similar right or that limits or purports to limit the ability of FMB or any of its Subsidiaries (or, following consummation of the transactions contemplated hereby, FBMS or any of its Subsidiaries) to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business; or (xi) pursuant to which FMB or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity. Each contract, arrangement, commitment or understanding of the type described in this Section 3.12(a) is set forth in FMB Disclosure Schedule 3.12(a), and is referred to herein as a “FMB Material Contract.” FMB has previously made available to FBMS true, complete and correct copies of each such FMB Material Contract, including any and all amendments and modifications thereto.
(b) Each FMB Material Contract is valid and binding on FMB and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and is in full force and effect and enforceable in accordance with its terms (assuming the due execution by each other party thereto, provided that FMB hereby represents and warrants that, to its Knowledge, each FMB Material Contract is duly executed by all such parties), subject to the Enforceability Exception; and neither FMB nor any of its Subsidiaries is in default under any FMB Material Contract or other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), to which it is a party, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material default. No power of attorney or similar authorization given directly or indirectly by FMB or any of its Subsidiaries is currently outstanding.
(c) FMB Disclosure Schedule 3.12(c) sets forth a true and complete list of all FMB Material Contracts pursuant to which consents, waivers or notices are or may be required to be given thereunder, in each case, prior to the performance by FMB of this Agreement and the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby.
Section 3.13 Agreements with Regulatory Agencies.   Neither FMB nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of any Governmental Authority (a “FMB Regulatory Agreement”) that restricts, or by its terms will in the future restrict, the conduct of FMB’s or any of its Subsidiaries’ business or that in any manner relates to their capital adequacy, credit or risk management policies, dividend policies, management, business or operations, nor has FMB or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing or requesting (or is considering the appropriateness of issuing or requesting) any FMB Regulatory Agreement. To FMB’s Knowledge, there are no investigations relating to any regulatory matters pending before any Governmental Authority with respect to FMB or any of its Subsidiaries.
Section 3.14 Brokers; Fairness Opinion.   Neither FMB nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that FMB has engaged, and will pay a fee or commission to The Hovde Group LLC (the “FMB Financial Advisor”), in accordance with the terms of a letter agreement between the FMB Financial Advisor and FMB, a true, complete and correct copy of which has been previously delivered by FMB to FBMS. FMB has received the opinion of the FMB Financial Advisor (and, when it is delivered in writing, a copy of such opinion will be promptly provided to FBMS) to the effect that, as of the date the board of directors of FMB approved this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of FMB Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.
Section 3.15 Employee Benefit Plans.
(a) FMB Disclosure Schedule 3.15(a) sets forth a true and complete list of each FMB Benefit Plan. For purposes of this Agreement, “FMB Benefit Plans” means all benefit and compensation plans, contracts, policies or arrangements (i) covering current or former employees of FMB or any of its Subsidiaries (such current employees collectively, the “FMB Employees”), (ii) covering current or former directors of FMB or any of its Subsidiaries, (iii) covering independent contractors of FMB or any of its Subsidiaries, or (iv) with respect to which FMB or any of its Subsidiaries currently or previously adopted, maintained, contributed to, or has or may have any liability or contingent liability (including liability arising from any of FMB’s or any Subsidiary’s related organizations described in Code Sections 414(b), (c) or (m) (“ERISA Affiliates”) including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, health/welfare, employment, change-of-control, fringe benefit, deferred compensation, defined benefit plan, defined contribution plan, stock option, stock purchase, stock appreciation rights, stock based, incentive, bonus plans, retirement plans and other policies, plans or arrangements whether or not subject to ERISA.
(b) With respect to each FMB Benefit Plan, FMB has provided to FBMS true and complete copies of such FMB Benefit Plan, any trust instruments and insurance contracts forming a part of any FMB Benefit Plans and all amendments thereto, summary plan descriptions and summary of material modifications, IRS Form 5500 (for the three (3) most recently completed plan years), the most recent IRS determination, opinion, notification or advisory letter, with respect thereto, and any material correspondence from any regulatory agency relating to such FMB Benefit Plans that FMB received with regard to the last three (3) plan years. In addition, with respect to the FMB Benefit Plans for the three (3) most recently completed plan years, any plan financial statements and accompanying accounting reports, service contracts, fidelity bonds and employee and participant annual QDIA notice, safe harbor notice, or fee disclosures notices under 29 CFR 2550.404a-5 have been made available to FBMS.
(c) Except as set forth on FMB Disclosure Schedule 3.15(i)(i), all FMB Benefit Plans are in compliance in all material respects in form and operation with all applicable Laws, including ERISA and the Code. Each FMB Benefit Plan which is intended to be qualified under Section 401(a) of the Code (“FMB 401(a) Plan”), has received a favorable opinion, determination or advisory letter from the IRS, or may rely upon same issued to the plan sponsor with respect to the prototype plan upon which such FMB Benefit Plan is based, and to FMB’s Knowledge there is not any circumstance that could reasonably be expected to result in revocation of any such favorable determination, opinion, or advisory letter or the loss of the qualification of such FMB 401(a) Plan under Section 401(a) of the Code, and to FMB’s Knowledge nothing has occurred that would be expected to result in the FMB 401(a) Plan ceasing to be qualified under Section 401(a) of the Code. All FMB Benefit Plans have been administered in all material respects in accordance with their terms. There is no pending or, to FMB’s Knowledge, threatened litigation or regulatory action relating to the FMB Benefit Plans excluding claims for benefits in the ordinary course. Except as set forth in FMB Disclosure Schedule 3.15(c), neither FMB nor any of its Subsidiaries has engaged in a transaction with respect to any FMB Benefit Plan, including a FMB 401(a) Plan, that would reasonably be expected to subject FMB or any of its Subsidiaries to an excise tax or penalty under the Code or ERISA including, but not limited to, Section 4975 of the Code or Section 502(i) of ERISA. No FMB 401(a) Plan has been the subject of an IRS voluntary compliance program submission that is still outstanding or that has not been fully corrected in accordance with a compliance statement issued by the IRS with respect to any such submission. There are no audits, inquiries or proceedings pending with respect to which FMB has received notice or, to FMB’s Knowledge, threatened by the IRS or the Department of Labor with respect to any FMB Benefit Plan.
(d) No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by FMB, or, any of its Subsidiaries, including arising with respect to any ERISA Affiliates, with respect to any ongoing, frozen or terminated “single employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by FMB, any of its Subsidiaries or any

ERISA Affiliates and to which Subtitle IV of ERISA applies. Neither FMB nor any ERISA Affiliate has maintained a plan subject to Title IV of ERISA or Section 412 of the Code. None of FMB or any ERISA Affiliate has contributed to (or been obligated to contribute to) a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of ERISA Sections 4063 or 4064 or Code Section 413(c) at any time. Except as set forth on FMB Disclosure Schedule 3.15(d), neither FMB, nor any of its Subsidiaries or ERISA Affiliates have incurred, and there are no circumstances under which they could reasonably be expected to incur, liability under Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA is required to be filed for any FMB Benefit Plan or by any ERISA Affiliate or will be required to be filed, in either case, in connection with the transactions contemplated by this Agreement.
(e) All contributions required to be made with respect to all FMB Benefit Plans have been timely made. No FMB Benefit Plan or single employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 3012 of ERISA and no ERISA Affiliate has an outstanding funding waiver.
(f) No FMB Benefit Plan provides life insurance, medical or other employee welfare benefits to any FMB Employee, or any of their affiliates, upon his or her retirement or termination of employment for any reason, except as may be required by Law.
(g) All FMB Benefit Plans that are group health plans have been operated in all material respects in compliance with the group health plan continuation requirements of Section 4980B of the Code and all other applicable sections of ERISA and the Code. FMB may amend or terminate any such FMB Benefit Plan that is a group health plan at any time without incurring any liability thereunder for future benefits coverage at any time after such termination.
(h) Except as otherwise provided for in this Agreement or as set forth in FMB Disclosure Schedule 3.15(h), neither the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement (individually or in conjunction with any other event) will (i) entitle any current or former FMB Employee to retention bonuses, parachute payments, non-competition payments, unemployment compensation, severance pay or any increase in severance pay upon any termination of employment or any other payment, (ii) accelerate the time of payment or vesting (except as required by Law) or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other obligation pursuant to, any of the FMB Benefit Plans, (iii) result in any breach or violation of, or a default under, any of the FMB Benefit Plans, (iv) result in any payment of any amount that would, individually or in combination with any other such payment, that would be an excess “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, or (v) limit or restrict the right of FMB or, after the consummation of the transactions contemplated hereby, FMB or any of its Subsidiaries, to merge, amend or terminate any of the FMB Benefit Plans.
(i) Except as set forth in FMB Disclosure Schedule 3.15(i), (i) each FMB Benefit Plan that is a non-qualified deferred compensation plan or arrangement within the meaning of Section 409A of the Code, and any underlying award, is in compliance in all material respects with Section 409A of the Code and (ii) no payment or award that has been made to any participant under a FMB Benefit Plan is or has been subject to the interest and penalties specified in Section 409A(a)(1)(B) of the Code. Except as set forth in FMB Disclosure Schedule 3.15(i), neither FMB nor any of its Subsidiaries (x) has agreed to reimburse or indemnify any participant in a FMB Benefit Plan for any of the interest and the penalties specified in Section 409A(a)(1)(B) of the Code that may be currently due or triggered in the future, or (y) has been required to report to any Government Authority any correction or taxes due as a result of a failure to comply with Section 409A of the Code.
(j) Except as set forth on FMB Disclosure Schedule 3.15(j), no FMB Benefit Plan provides for the gross-up or reimbursement of any Taxes imposed by Section 4999 of the Code or otherwise.
(k) FMB Disclosure Schedule 3.15(k) contains a schedule showing the monetary amounts payable as of the date specified in such schedule, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise quantification as of the date of this Agreement) under any employment, deferred compensation, change-in-control, severance or similar contract, plan or arrangement with or which covers any present or former director, officer, employee or consultant of FMB or any of its Subsidiaries who may be entitled to any such amount and identifying the types and estimated amounts of the in-kind benefits due under any FMB Benefit Plans (other than a plan qualified under Section 401(a) of the Code) for each such Person, specifying the assumptions in such schedule and providing estimates of other required contributions to any trusts for any related fees or expenses.
(l) FMB and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for FMB or any of its Subsidiaries for purposes of each FMB Benefit Plan, ERISA and the Code.
Section 3.16 Labor Matters.   Neither FMB nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is there any proceeding pending or, to FMB’s Knowledge threatened, asserting that FMB or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel FMB or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute against FMB pending or, to FMB’s Knowledge, threatened, nor to FMB’s Knowledge is there any activity involving FMB Employees seeking to certify a collective bargaining unit or engaging in other organizational activity. To its Knowledge FMB and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for FMB or any of its Subsidiaries for purposes of federal and state unemployment compensation Laws, workers’ compensation Laws and the rules and regulations of the U.S. Department of Labor. To FMB’s Knowledge, no officer of FMB or any of its Subsidiaries is in material violation of any employment contract, confidentiality, non-competition agreement or any other restrictive covenant.
Section 3.17 Environmental Matters.   (a) To its Knowledge, FMB and its Subsidiaries have been and are in material compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all permits required under Environmental Laws for the operation of their respective businesses, (b) there is no action or investigation by or before any Governmental Authority relating to or arising under any Environmental Laws that is pending or, to the Knowledge of FMB threatened against FMB or any of its Subsidiaries or any real property or facility presently owned, operated or leased by FMB or any of its Subsidiaries or any predecessor (including in a fiduciary or agency capacity), (c) neither FMB nor any of its Subsidiaries has received any notice of or is subject to any liability, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements relating to or arising under Environmental Laws, (d) to the Knowledge of FMB, there have been no releases of Hazardous Substances at, on, under, or affecting any of the real properties or facilities presently owned, operated or leased by FMB or any of its Subsidiaries or any predecessor (including in a fiduciary or agency capacity) in amount or condition that has resulted in or would reasonably be expected to result in liability to FMB or any of its Subsidiaries relating to or arising under any Environmental Laws, and (e) to the Knowledge of FMB, there are no underground storage tanks on, in or under any property currently owned, operated or leased by FMB or any of its Subsidiaries.
Section 3.18 Tax Matters.
(a) Each of FMB and its Subsidiaries have properly filed all Tax Returns that it was required to file under applicable Laws, other than Tax Returns that are not yet due. All such Tax Returns were correct and complete in all material respects and have been prepared in compliance with all applicable Laws in all respects. All material Taxes due and owing by FMB or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither FMB nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. Neither FMB nor any of its Subsidiaries has ever received written notice of any claim by any Governmental Authority in a jurisdiction where FMB or such Subsidiary does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of FMB or any of its Subsidiaries.

(b) FMB and each of its Subsidiaries have properly withheld and paid over to the appropriate Governmental Authority all Taxes required to have been withheld and paid over in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person, and have complied in all material respects with all applicable reporting requirements related to Taxes.
(c) No foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or threatened in writing, in each case, with respect to a material amount of Taxes of FMB or any of its Subsidiaries. Neither FMB nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where FMB or any of its Subsidiaries have not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review with respect to Taxes or (ii) written notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against FMB or any of its Subsidiaries which, in either case (i) or (ii), has not been fully paid or settled.
(d) FMB has delivered or made available to FBMS true and complete copies of the foreign, federal, state and local Tax Returns filed with respect to FMB or any of its Subsidiaries, and of all examination reports and statements of deficiencies proposed, assessed against, or agreed to by FMB, in each case with respect to income Taxes, for taxable periods ended on or after December 31, 2014.
(e) With respect to tax years for which the statute of limitations in respect of Taxes has not closed, neither FMB nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
(f) Neither FMB nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither FMB nor any of its Subsidiaries is a party to or is otherwise bound by any Tax allocation or sharing agreement (other than such an agreement (i) exclusively between or among FMB and its Subsidiaries, (ii) with customers, vendors, lessors or similar third parties entered into in the Ordinary Course of Business and not primarily related to Taxes or (iii) that will terminate as of the Closing Date without any further payments being required to be made). Neither FMB nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return, or (ii) has any liability for the Taxes of any Person (other than FMB and its Subsidiaries), under Regulations Section 1.1502-6 (or any similar provision of foreign, state or local Law), or as a transferee or successor, by contract, or otherwise.
(g) The most recent Financial Statements as of the date hereof reflect an adequate reserve, in accordance with GAAP, for all Taxes payable by FMB and its Subsidiaries for all taxable periods through the date of such Financial Statements. Since December 31, 2017, neither FMB nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, outside the Ordinary Course of Business.
(h) Neither FMB nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) change in method of accounting pursuant to Section 481 of the Code or any comparable provision under foreign, state or local Law for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of foreign, state or local Law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Regulations under Code Section 1502 (or any corresponding or similar provision of foreign, state or local Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.
(i) Since January 1, 2015, neither FMB nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was intended to be nontaxable and governed in whole or in part by Section 355 or Section 361 of the Code.
(j) Neither FMB nor any of its Subsidiaries has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b)(2) of the Regulations in any tax year.

(k) Neither FMB nor any of its Subsidiaries (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(l) Since January 1, 2004, and at all times up to and including the Closing Date, FMB has been a validly electing “S corporation” (Subchapter S corporation) under Sections 1361 and 1362 of the Code for federal income Tax purposes, and an “S corporation” in all states that permit comparable flow-through income Tax treatment for state purposes (whether or not the state requires a separate state election). No actions or omissions have been committed by FMB, holders of FMB Common Stock or otherwise to cause FMB to cease to so qualify as an “S corporation.” At no time has FMB had, within the meaning of Code Section 1361(b) and the Regulations thereunder: (i) more than 100 shareholders (taking into account the special rules regarding family members in Code Section 1361(c)(1)); (ii) any shareholder who is a person (other than an estate, a trust described in Code Section 1361(c)(2), or an organization described in Code Section 1361(c)(6)) who is not an individual; (iii) any shareholder that is a nonresident alien; or (iv) more than one class of stock. Neither FMB nor any of its Subsidiaries is a financial institution which uses the reserve method of accounting for bad debts described in Code section 585. Any “trust preferred securities” issued by FMB or any of its Subsidiaries are properly treated as debt, rather than equity, for federal income Tax purposes. Neither FMB nor any of its Subsidiaries has, in the past ten years, acquired assets from a C corporation in a transaction in which the Tax basis of FMB or any of its Subsidiaries for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets in the hands of the transferor.
(m) Since January 1, 2004, each Subsidiary of FMB that otherwise would be taxed as a domestic corporation as that term is defined in Section 7701(a)(3) and the Regulations thereunder, is and always has been, up to and including the Closing Date, within the meaning of Section 1361(b)(3) and the Regulations thereunder, a domestic corporation, a 100% subsidiary of FMB, and a properly electing ‘‘qualified subchapter S subsidiary’’ within the meaning of Section 1361(b)(3)(B) of the Code.
(n) Neither FMB nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would be reasonably likely to prevent the Merger or the Bank Merger from qualifying for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 3.19 Investment Securities.   FMB Disclosure Schedule 3.19 sets forth as of December 31, 2017, the FMB Investment Securities, as well as any purchases or sales of FMB Investment Securities between December 31, 2017 to and including April 30, 2018, reflecting with respect to all such securities, whenever purchased or sold, descriptions thereof, CUSIP numbers, designations as securities “available for sale” or securities “held to maturity” (as those terms are used in ASC 320), book values, fair values and coupon rates, and any gain or loss with respect to any FMB Investment Securities sold during such time period between December 31, 2017 and April 30, 2018. Neither FMB nor any of its Subsidiaries owns any of the outstanding equity of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company, mortgage or loan broker or any other financial institution other than FMB Bank.
Section 3.20 Derivative Transactions.
(a) All Derivative Transactions entered into by FMB or any of its Subsidiaries or for the account of any of its customers were entered into in accordance in all material respects with applicable Laws and regulatory policies of any Governmental Authority, and in accordance in all material respects with the investment, securities, commodities, risk management and other policies, practices and procedures employed by FMB or any of its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with its advisers) and to bear the risks of such Derivative Transactions. FMB and each of its Subsidiaries have duly performed, in all material respects, all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(b) Each Derivative Transaction is listed in FMB Disclosure Schedule 3.20(b), and the financial position of FMB or its Subsidiaries under or with respect to each has been reflected in the books and records of FMB or its Subsidiaries in accordance with GAAP, and no material open exposure of FMB or its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exists, except as set forth in FMB Disclosure Schedule 3.20(b).
(c) No Derivative Transaction, were it to be a Loan held by FMB or any of its Subsidiaries, would be classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List,” as such terms are defined by the FDIC’s uniform loan classification standards, or words of similar import.
Section 3.21 Regulatory Capitalization.   FMB and FMB Bank are “well-capitalized,” as such term is defined in the applicable state and federal rules and regulations.
Section 3.22 Loans; Nonperforming and Classified Assets.
(a) FMB Disclosure Schedule 3.22(a), sets forth all (i) loan, loan agreement, note or borrowing arrangement and other extensions of credit (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which FMB or any of its Subsidiaries is a creditor which, as of April 30, 2018, was over sixty (60) days or more delinquent in payment of principal or interest, and (ii) Loans with any director, executive officer or 5% or greater shareholder of FMB or any of its Subsidiaries, or to the Knowledge of FMB, any affiliate of any of the foregoing. Set forth in FMB Disclosure Schedule 3.22(a) is a true, correct and complete list of  (A) all of the Loans of FMB and its Subsidiaries that, as of April 30, 2018, were classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by FMB Bank, FMB or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of such Loans by category of Loan (e.g., commercial, consumer, etc.), and (B) each Loan classified by FMB Bank as a Troubled Debt Restructuring as defined by GAAP.
(b) FMB Disclosure Schedule 3.22(b) identifies each asset of FMB or any of its Subsidiaries that as of April 30, 2018 was classified as other real estate owned (“OREO”) and the book value thereof as of April 30, 2018 as well as any assets classified as OREO between December 31, 2017 and April 30, 2018 and any sales of OREO between December 31, 2017 and April 30, 2018, reflecting any gain or loss with respect to any OREO sold.
(c) Each Loan held in FMB’s or any of its Subsidiaries’ loan portfolio (each a “FMB Loan”) (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, is and has been secured by valid Liens which have been perfected and (iii) is a legal, valid and binding obligation of the FMB and the obligor named therein, and, assuming due authorization, execution and delivery thereof by such obligor or obligors, enforceable in accordance with its terms, subject the Enforceability Exception.
(d) All currently outstanding FMB Loans were solicited, originated and currently exist in compliance with all applicable requirements of Law, except for such non-compliance as has not had a Material Adverse Effect with respect to FMB, and the notes or other credit or security documents with respect to each such outstanding FMB Loan are complete and correct in all material respects. There are no oral modifications or amendments or additional agreements related to the FMB Loans that are not reflected in the written records of FMB or its Subsidiary, as applicable. All such FMB Loans are owned by FMB or its Subsidiary free and clear of any Liens other than a blanket lien on qualifying loans provided to the Federal Home Loan Bank of Atlanta. No claims of defense as to the enforcement of any FMB Loan have been asserted in writing against FMB or any of its Subsidiaries for which there is a reasonable possibility of a material adverse determination, and FMB has no Knowledge of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable possibility of a material adverse determination to its Subsidiaries. Other than participation loans purchased by FMB from third parties that are described on FMB Disclosure Schedule 3.22(d), no FMB Loans are presently serviced by third parties and there is no obligation which could result in any FMB Loan becoming subject to any third party servicing.

(e) Neither FMB nor any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates FMB or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of FMB or any of its Subsidiaries, unless there is a material breach of a representation or covenant by FMB or any of its Subsidiaries, and none of the agreements pursuant to which FMB or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.
(f) Neither FMB nor any of its Subsidiaries is now nor has it ever been since January 1, 2015, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans.
Section 3.23 Allowance for Loan and Lease Losses.   FMB’s allowance for loan and lease losses as reflected in each of  (a) the latest balance sheet included in the Financial Statements and (b) in the balance sheet as of December 31, 2017 included in the Financial Statements, were, in the opinion of management, as of each of the dates thereof, in compliance in all material respects with FMB’s existing methodology for determining the adequacy of its allowance for loan and lease losses as well as the standards established by applicable Governmental Authority, the Financial Accounting Standards Board and GAAP.
Section 3.24 Trust Business; Administration of Fiduciary Accounts.   Neither FMB nor any of its Subsidiaries has offered or engaged in providing any individual or corporate trust services or administers any accounts for which it acts as a fiduciary, including, but not limited to, any accounts in which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.
Section 3.25 Investment Management and Related Activities.   Except as set forth in FMB Disclosure Schedule 3.25, none of FMB, any FMB Subsidiary or any of their respective directors, officers or employees is required to be registered, licensed or authorized under the Laws of any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.
Section 3.26 Repurchase Agreements.   With respect to all agreements pursuant to which FMB or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, FMB or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.
Section 3.27 Deposit Insurance.   The deposits of FMB Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (“FDIA”) to the fullest extent permitted by Law, and FMB Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to FMB’s Knowledge, threatened.
Section 3.28 Community Reinvestment Act, Anti-money Laundering and Customer Information Security.   Neither FMB nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters and neither FMB nor any of its Subsidiaries has Knowledge, that any facts or circumstances exist, which would cause FMB or any of its Subsidiaries: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; or (ii) to be deemed to be operating in violation of the Bank Secrecy Act and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable privacy of customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder. Furthermore, the boards of directors of FMB and its Subsidiaries has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act.
Section 3.29 Transactions with Affiliates.   Except as set forth in FMB Disclosure Schedule 3.29, there are no outstanding amounts payable to or receivable from, or advances by FMB or any of its Subsidiaries to, and neither FMB nor any of its Subsidiaries is otherwise a creditor or debtor to (a) any director, executive officer, five percent (5%) or greater shareholder of FMB or any of its Subsidiaries or to any of their respective Affiliates or Associates, other than part of the normal and customary terms of such persons’ employment or service as a director with FMB or any of its Subsidiaries and other than deposits held by FMB Bank in the Ordinary Course of Business, or (b) any other Affiliate of FMB or any of its Subsidiaries. Except as set forth in FMB Disclosure Schedule 3.29, neither FMB nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective directors, executive officers or other Affiliates. All agreements between FMB Bank and any of its Affiliates (or any company treated as an affiliate for purposes of such Law) comply, to the extent applicable, with Sections 23A and 23B of the Federal Reserve Act and Regulation W of the FRB.
Section 3.30 Tangible Properties and Assets.
(a) FMB Disclosure Schedule 3.30(a) sets forth a true, correct and complete list of all real property owned by FMB and each of its Subsidiaries. Except as set forth in FMB Disclosure Schedule 3.30(a), FMB or its Subsidiaries has good and marketable title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent, and (ii) easements, rights of way, and other similar Liens that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties. There is no pending or, to FMB’s Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature with respect to the real property that FMB or any of its Subsidiaries owns, uses or occupies or has the right to use or occupy, now or in the future, including without limitation a pending or threatened taking of any of such real property by eminent domain. True and complete copies of all deeds or other documentation evidencing ownership of the real properties set forth in FMB Disclosure Schedule 3.30(a), and complete copies of the title insurance policies and surveys for each property, together with any mortgages, deeds of trust and security agreements to which such property is subject have been furnished or made available to FBMS.
(b) FMB Disclosure Schedule 3.30(b) sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which FMB or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and neither FMB nor any of its Subsidiaries has received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. To FMB’s Knowledge, there has not occurred any event and no condition exists that would constitute a termination event or a breach by FMB or any of its Subsidiaries of, or default by FMB or any of its Subsidiaries in, the performance of any covenant, agreement or condition contained in any Lease. To FMB’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. FMB and each of its Subsidiaries have paid all rents and other charges to the extent due under the Leases. True and complete copies of all leases for, or other documentation evidencing ownership of or a leasehold interest in, the properties listed in FMB Disclosure Schedule 3.30(b), have been furnished or made available to FBMS.
(c) All buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring and cable installations, included in the owned real property or the subject of the Leases are in good condition and repair (normal wear and tear excepted) and sufficient for the operation of the business of FMB and its Subsidiaries.

Section 3.31 Intellectual Property.   FMB Disclosure Schedule 3.31 sets forth a true, complete and correct list of all FMB Intellectual Property. FMB or its Subsidiaries owns or has a valid license to use all FMB Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). The FMB Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of FMB and its Subsidiaries as currently conducted. The FMB Intellectual Property is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and neither FMB nor any of its Subsidiaries has received notice challenging the validity or enforceability of FMB Intellectual Property. None of FMB or any of its Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance by FMB of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which FMB or any of its Subsidiaries is a party and pursuant to which FMB or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software, and neither FMB nor any of its Subsidiaries has received notice challenging FMB’s or any of its Subsidiaries’ license or legally enforceable right to use any such third-party intellectual property rights. The consummation of the transactions contemplated hereby will not result in the material loss or impairment of the right of FMB or any of its Subsidiaries to own or use any of FMB Intellectual Property.
Section 3.32 Insurance.
(a) FMB Disclosure Schedule 3.32(a) identifies all of the insurance policies, binders, or bonds currently maintained by FMB and its Subsidiaries (the “Insurance Policies”), including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving more than $10,000. FMB and each of its Subsidiaries is insured with reputable insurers against such risks and in such amounts as the management of FMB reasonably has determined to be prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect, neither FMB nor any Subsidiary has received notice of cancellation of any of the Insurance Policies or is otherwise aware that any insurer under any of the Insurance Policies has expressed an intent to cancel any such Insurance Policies, and neither FMB nor any of its Subsidiaries is in default thereunder, and all claims thereunder have been filed in due and timely fashion in all material respects.
(b) FMB Disclosure Schedule 3.32(b) sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by FMB or its Subsidiaries, including the value of its BOLI as of the end of the month prior to the date hereof. The value of such BOLI is and has been fairly and accurately reflected in the most recent balance sheet included in the Financial Statements in accordance with GAAP. All BOLI is owned solely by FMB Bank, no other Person has any ownership claims with respect to such BOLI or proceeds of insurance derived therefrom and there is no split dollar or similar benefit under FMB’s BOLI. Neither FMB nor any of FMB’s Subsidiaries has any outstanding borrowings secured in whole or part by its BOLI.
Section 3.33 Antitakeover Provisions.   No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby.
Section 3.34 FMB Information.   The information relating to FMB and its Subsidiaries that is provided by or on behalf of FMB for inclusion in the Proxy Statement-Prospectus and the Registration Statement will not (with respect to the Proxy Statement-Prospectus, as of the date the Proxy Statement-Prospectus is first mailed to FMB’s shareholders, and as of the date of the FMB Meeting, with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that any information contained in any FMB Report as of a later date shall be deemed to modify information as of an earlier date. The portions of the Proxy Statement-Prospectus relating to FMB and FMB’s Subsidiaries and other portions thereof within the reasonable control of FMB and its Subsidiaries will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder.

Section 3.35 Transaction Costs.   FMB Disclosure Schedule 3.35 sets forth attorneys’ fees, investment banking fees, accounting fees and other costs or fees of FMB and its Subsidiaries that, based upon reasonable inquiry, are expected to be paid or accrued through the Closing Date in connection with the Merger and the other transactions contemplated by this Agreement.
Article IV

REPRESENTATIONS AND WARRANTIES OF FBMS
Except as set forth in the disclosure schedule delivered by FBMS to FMB prior to or concurrently with the execution of this Agreement with respect to each such Section below (the “FBMS Disclosure Schedule”); provided, that (a) the mere inclusion of an item in the FBMS Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by FBMS that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on FBMS, and (b) any disclosures made with respect to a section of Article IV shall be deemed to qualify (1) any other section of Article IV specifically referenced or cross-referenced and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, FBMS hereby represents and warrants to FMB as follows:
Section 4.01 Organization and Standing.   Each of FBMS and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to FBMS.
Section 4.02 Capital Stock.   The authorized capital stock of FBMS consists of 20,000,000 shares of FBMS Common Stock, and 10,000,000 shares of preferred stock. As of the date hereof, 13,071,453 shares of FBMS Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding. The outstanding shares of FBMS Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any FBMS shareholder. The shares of FBMS Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive rights. All shares of FBMS’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws.
Section 4.03 Corporate Power.
(a) FBMS and each of its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and FBMS has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the Regulatory Approvals.
(b) FBMS has made available to FMB a complete and correct copy of its articles of incorporation and bylaws or equivalent organizational documents, each as amended to date, of FBMS and each of its Subsidiaries. Neither FBMS nor any of its Subsidiaries is in violation of any of the terms of its articles of incorporation, bylaws or equivalent organizational documents.
Section 4.04 Corporate Authority.   This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of FBMS on or prior to the date hereof. FBMS has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by FMB, this Agreement is a valid and legally binding obligation of FBMS, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

Section 4.05 SEC Documents; Financial Statements.
(a) FBMS has filed all required reports, forms, schedules, registration statements and other documents with the SEC that it has been required to file since January 1, 2015 (the “FBMS Reports”), and has paid all fees and assessments due and payable in connection therewith. As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the FBMS Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such FBMS Reports, and none of the FBMS Reports when filed with the SEC, or if amended prior to the date hereof, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no executive officer of FBMS has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the FBMS Reports.
(b) The consolidated financial statements of FBMS (or incorporated by reference) included (or incorporated by reference) in the FBMS Reports (including the related notes, where applicable) complied as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by the rules of the SEC), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of FBMS and its Subsidiaries and the consolidated results of operations, changes in shareholders’ equity and cash flows of such companies as of the dates and for the periods shown. The books and records of FBMS and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements, reflect only actual transactions and there are no material misstatements, omissions, inaccuracies or discrepancies contained or reflected therein.
(c) FBMS (x) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (y) has disclosed, based on its most recent evaluation, to its outside auditors and the audit committee of FBMS’s board of directors (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect FBMS’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in FBMS’s internal control over financial reporting. These disclosures were made in writing by management to FBMS’s auditors and audit committee. There is no reason to believe that FBMS’s outside auditors and its Chief Executive Officer and Chief Financial Officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(d) Since January 1, 2015, neither FBMS nor any of its Subsidiaries nor, to FBMS’s Knowledge, any director, officer, employee, auditor, accountant or representative of FBMS or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of FBMS or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that FBMS or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

Section 4.06 Regulatory Reports.   Except as set forth on FBMS Disclosure Schedule 4.06, since January 1, 2015, FBMS and each of its Subsidiaries has filed with the SEC, OCC, FRB, FDIC, any SRO and any other applicable Governmental Authority, in correct form, all reports, registration statements and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports were complete and accurate and in compliance in all material respects with the requirements of applicable Laws and regulations, except where the failure to file such report or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect with respect to FBMS. Except for normal examinations conducted by a Governmental Authority in the regular course of the business of FBMS and its Subsidiaries, no Governmental Authority has notified FBMS that it has initiated or has pending any proceeding or, to the Knowledge of FBMS threatened an investigation into the business or operations of FBMS or any of its Subsidiaries since January 1, 2015, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to FBMS. There is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report filed by, or relating to any examinations or inspections by any such Governmental Authority of FBMS or any of its Subsidiaries which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to FBMS.
Section 4.07 Regulatory Approvals; No Defaults.   No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by FBMS or any of its Subsidiaries in connection with the execution, delivery or performance by FBMS of this Agreement or to consummate the transactions contemplated by this Agreement, including the Bank Merger, except for (i) the Regulatory Approvals, (ii) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the Form S-4, (iii) the filing of the Articles of Merger contemplated by Section 1.04(a) and the filing of documents with the FDIC, the OCC, applicable state banking agencies, and the Secretary of State of Florida to cause the Bank Merger to become effective, (iv) such other filings and reports as required pursuant to the Exchange Act and the rules and regulations promulgated thereunder, or applicable stock exchange requirements, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of any applicable SRO and the rules of the NASDAQ and (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of FBMS Common Stock pursuant to this Agreement and approval of listing of such FBMS Common Stock on the NASDAQ. Subject to the receipt of the approvals referred to in the preceding sentence, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by FBMS do not and will not, (1) constitute a breach or violation of, or a default under, the articles of incorporation and bylaws of FBMS, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FBMS or any of its Subsidiaries, or any of their respective properties or assets, (3) violate, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of FBMS or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which FBMS or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound. As of the date hereof, FBMS has no Knowledge of any reason (i) why the Regulatory Approvals and other necessary consents and approvals will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis and (ii) why a Burdensome Condition would be imposed.
Section 4.08 FBMS Information.   The information relating to FBMS and its Subsidiaries that is supplied by or on behalf of FBMS for inclusion or incorporation by reference in the Proxy Statement-Prospectus and the Registration Statement will not (with respect to the Proxy Statement-Prospectus, as of the date the Proxy Statement-Prospectus is first mailed to FMB shareholders, and as of the date of the FMB Meeting, with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that any information contained in any FBMS Report as of a later date shall be deemed to modify information as of an earlier date. The portions of the Proxy Statement-Prospectus relating to FBMS and FBMS’s Subsidiaries and other portions thereof within the reasonable control of FBMS and its Subsidiaries will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder.
Section 4.09 Absence of Certain Changes or Events.   Except as reflected or disclosed in FBMS’s Annual Report on Form 10-K for the year ended December 31, 2017 or in the FBMS Reports since December 31, 2017, as filed with the SEC, there has been no change or development with respect to FBMS and its assets and business or combination of such changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to FBMS.
Section 4.10 Compliance with Laws.
(a) FBMS and each of its Subsidiaries is, and have been since January 1, 2015, in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Neither FBMS nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers.
(b) FBMS and each of its Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings and applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to FBMS’s Knowledge, no suspension or cancellation of any of them is threatened.
(c) Neither FBMS nor any of its Subsidiaries has received, since January 1, 2015, written or, to FBMS’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is not in compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization, except where such noncompliance of threatened revocation is not reasonably likely to have, a Material Adverse Effect with respect to FBMS.
Section 4.11 FBMS Regulatory Matters.
(a) FBMS is regulated as a financial holding company under the Bank Holding Company Act of 1956.
(b) The deposit accounts of The First are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to FBMS’s Knowledge, threatened. The First received a rating of  “satisfactory” in its most recent examination under the Community Reinvestment Act.
(c) Since January 1, 2015, neither FBMS nor any of its Subsidiaries is party to, or the subject of, any cease-and-desist order, consent order, written agreement, order for civil money penalty, refund, restitution, prompt corrective action directive, memorandum of understanding, supervisory letter, individual minimum capital requirement, operating agreement, or any other formal or informal enforcement action issued or required by, or entered into with, any Governmental Authority. Neither FBMS nor any of its Subsidiaries has made, adopted, or implemented any commitment, board resolution, policy, or procedure at the request or recommendation of any Governmental Authority that limits in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its payment of dividends or distribution of capital, its credit or risk management, its compliance program, its management, its growth, or its business. Neither FBMS nor any of its Subsidiaries has Knowledge that any Governmental Authority is considering issuing, initiating, ordering, requesting, recommending, or otherwise proceeding with any of the items referenced in this paragraph.
(d) Except for examinations of FBMS and its Subsidiaries conducted by their respective primary functional regulators in the Ordinary Course of Business, no Governmental Authority has initiated, threatened, or has pending any proceeding or, to the Knowledge of FBMS, any inquiry or investigation into the business or operations of FBMS or any of its Subsidiaries, except where such proceeding, inquiry, or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to FBMS or to prevent or materially delay receipt of the Regulatory Approvals.
(e) There is no unresolved violation, apparent violation, criticism, matter requiring attention, recommendation, or exception cited, made, or threatened by any Governmental Authority in any report of examination, report of inspection, supervisory letter or other communication with FBMS or any of its Subsidiaries that (i) would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to FBMS or (ii) would reasonably be likely to prevent or materially delay the receipt of the Regulatory Approvals or result in a Burdensome Condition.
Section 4.12 Brokers.   Neither FBMS nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that FBMS has engaged, and will pay a fee or commission to FIG Partners LLC.
Section 4.13 Legal Proceedings.
(a) Neither FBMS nor any of its Subsidiaries is a party to any, and there are no pending or, to FBMS’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against FBMS or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such that is reasonably likely to have a Material Adverse Effect on FBMS, or challenging the validity or propriety of the transactions contemplated by this Agreement.
(b) There is no material injunction, order, judgment, decree or regulatory restriction (other than regulatory restrictions of general application to banks and bank holding companies) imposed upon FBMS, any of its Subsidiaries or the assets of FBMS or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger would apply to the Surviving Entity or any of its Subsidiaries or affiliates).
Section 4.14 Tax Matters.
(a) Each of FBMS and its Subsidiaries have properly filed all material Tax Returns that it was required to file under applicable Laws, other than Tax Returns that are not yet due. All such Tax Returns were correct and complete in all material respects and have been prepared in compliance with all applicable Laws in all material respects. All material Taxes due and owing by FBMS or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Since January 1, 2015, neither FBMS nor any of its Subsidiaries has received written notice of any claim by any Governmental Authority in a jurisdiction where FBMS or such Subsidiary does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of FBMS or any of its Subsidiaries.
(b) No foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or threatened in writing, in each case, with respect to a material amount of Taxes of FBMS or any of its Subsidiaries. Neither FBMS nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where FBMS or any of its Subsidiaries have not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review with respect to Taxes or (ii) written notice of deficiency or proposed adjustment for any amount of material Tax proposed, asserted, or assessed by any taxing authority against FBMS or any of its Subsidiaries which, in either case (i) or (ii), have not been fully paid or settled.
(c) The most recent Financial Statements as of the date hereof reflect an adequate reserve, in accordance with GAAP, for all Taxes payable by FBMS and its Subsidiaries for all taxable periods through the date of such Financial Statements. Since December 31, 2017, neither FBMS nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, outside the Ordinary Course of Business.
(d) Since January 1, 2015, neither FBMS nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was intended to be nontaxable and governed in whole or in part by Section 355 or Section 361 of the Code.
(e) Neither FBMS nor any of its Subsidiaries has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b)(2) of the Regulations in any tax year.
(f) Neither FBMS nor any of its Subsidiaries (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(g) Neither FBMS nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would be reasonably likely to prevent the Merger or the Bank Merger from qualifying for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 4.15 Debt Securities.   FBMS is in compliance with all of its obligations relating to its outstanding debt securities, including payment of interest, and is not in default or otherwise in noncompliance under the terms of such debt securities. Such outstanding debt securities were issued in compliance with applicable securities Laws.
Section 4.17 Regulatory Capitalization.   FBMS and its Subsidiaries are “well-capitalized,” as such term is defined in the applicable state and federal rules and regulations.
Section 4.18 No Financing.   FBMS has and will have as of the Effective Time, without having to resort to external sources, sufficient capital to effect the transactions contemplated by this Agreement.
Article V

COVENANTS
Section 5.01 Covenants of FMB.   During the period from the date of this Agreement and continuing until the Effective Time or the earlier termination of this Agreement in accordance with its terms, except as expressly contemplated or permitted by this Agreement (including as set forth in the FMB Disclosure Schedule), required by Law or with the prior written consent of FBMS (which consent shall not be unreasonably withheld, conditioned or delayed), FMB shall carry on its business, including the business of each of its Subsidiaries, in the Ordinary Course of Business in all material respects and consistent with prudent banking practice. Without limiting the generality of the foregoing, FMB will use commercially reasonable efforts to (i) preserve its business organizations and assets intact, (ii) keep available to itself and FBMS the present services of the current officers and employees of FMB and its Subsidiaries, (iii) preserve for itself and FBMS the goodwill of its customers, employees, lessors and others with whom business relationships exist, (iv) continue diligent collection efforts with respect to any delinquent loans and, to the extent within its control, not allow any material increase in delinquent loans. Without limiting the generality of and in furtherance of the foregoing, from the date of this Agreement until the Effective Time, except (x) as set forth in FMB Disclosure Schedule 5.01, (y) as otherwise expressly required by this Agreement, or (z) consented to in writing by FBMS (which consent shall not be unreasonably withheld, conditioned or delayed, and FBMS shall, when considering the reasonableness of any such request, take into account the preservation of the franchise value of FMB and FMB Bank as independent enterprises on a going-forward basis and the prevention of substantial deterioration of the properties of FMB and its Subsidiaries), FMB shall not and shall not permit its Subsidiaries to:
(a) Stock.   (i) Issue, sell, grant, pledge, dispose of, encumber, or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any Rights, any new award or grant under the FMB Stock Plans or otherwise, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) except as expressly permitted by this Agreement, accelerate the vesting of any existing Rights, or (iii) except as expressly permitted by this Agreement, directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any Rights issued and outstanding prior to the Effective Time
(b) Dividends; Other Distributions.   Make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except for (i) dividends from wholly owned Subsidiaries to FMB, and (ii) dividends declared on or prior to December 31, 2018 from FMB to its shareholders that would not cause (x) aggregate dividends paid by FMB to its shareholders after March 31, 2018 to at any point exceed an amount equal to (x) $1,868,721 multiplied by (y) a fraction, the numerator of which is the number of days elapsed since March 31, 2018 and the denominator of which is 275. If the Closing does not occur on or prior to December 31, 2018, then FMB shall additionally be permitted to pay dividends to its shareholders following December 31, 2018 in an amount not to exceed 45% of its net income, calculated in accordance with GAAP, in respect of any period following December 31, 2018.
(c) Compensation; Employment Agreements, Etc.   Enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of FMB or any of its Subsidiaries, or grant any salary, wage or fee increase or increase any employee benefit or pay any incentive or bonus payments, except, in each case, (i) normal increases in base salary to employees in the Ordinary Course of Business and pursuant to policies currently in effect, provided that, such increases shall not result in an annual adjustment in base compensation (which includes base salary and any other compensation other than bonus payments) of more than 3% for any individual or 3% in the aggregate for all employees of FMB or any of its Subsidiaries, (ii) as specifically provided for by this Agreement (including, without limitation, as contemplated by Section 5.11 of this Agreement), (iii) as may be required by Law, (iv) to satisfy the contractual obligations existing as of the date hereof set forth on FMB Disclosure Schedule 3.15(k), or (iv) as otherwise set forth in FMB Disclosure Schedule 5.01(c).
(d) Hiring.   Hire any person as an employee or officer of FMB or any of its Subsidiaries, except for at-will employment at an annual rate of base salary not to exceed $100,000 to fill vacancies that may arise from time to time in the Ordinary Course of Business.
(e) Benefit Plans.   Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable Law, subject to the provision of prior written notice to and consultation with respect thereto with FBMS, (ii) to satisfy contractual obligations existing as of the date hereof and set forth in FMB Disclosure Schedule 5.01(e), (iii) as previously disclosed to FBMS and set forth in FMB Disclosure Schedule 5.01(e), or (iv) as may be required pursuant to the terms of this Agreement) any FMB Benefit Plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of FMB or any of its Subsidiaries.
(f) Transactions with Affiliates.   Except pursuant to agreements or arrangements in effect on the date hereof and set forth in FMB Disclosure Schedule 5.01(f), pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any Affiliates or Associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the Ordinary Course of Business. This subsection shall not restrict FMB Bank from making or renewing loans to directors, officers, and their immediate family members, Affiliates, or Associates that are below the thresholds set forth in Section 5.01(s) and which are in compliance with Regulation O.
(g) Dispositions.   Except as set forth on FMB Disclosure Schedule 5.01(g) and in the Ordinary Course of Business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to FMB or any of its Subsidiaries.
(h) Acquisitions.   Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, debt, business, deposits or properties of any other entity or Person, except for purchases specifically approved by FBMS pursuant to any other applicable paragraph of this Section 5.01.
(i) Capital Expenditures.   Make any capital expenditures in amounts exceeding $50,000 individually, or $250,000 in the aggregate, provided that FBMS shall grant or deny its consent to emergency repairs or replacements necessary to prevent substantial deterioration of the condition of a property within two (2) Business Days of its receipt of a written request from FMB.
(j) Governing Documents.   Amend FMB’s articles of incorporation or bylaws or any equivalent documents of FMB’s Subsidiaries.
(k) Accounting Methods.   Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable Laws or GAAP or applicable accounting requirements of any Governmental Authority, in each case, including changes in the interpretation or enforcement thereof.
(l) Contracts.   Except as set forth in FMB Disclosure Schedule 5.01(l), enter into, amend, modify, terminate, extend, or waive any material provision of, any FMB Material Contract, Lease or Insurance Policy, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of terms with respect to FMB or any of its Subsidiaries, or enter into any contract that would constitute a FMB Material Contract if it were in effect on the date of this Agreement, except for any amendments, modifications or terminations reasonably requested by FBMS.
(m) Claims.   Other than settlement of foreclosure actions in the Ordinary Course of Business, (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which FMB or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement or agreement involves payment by FMB or any of its Subsidiaries of an amount which exceeds $50,000 individually or $100,000 in the aggregate and/or would impose any material restriction on the business of FMB or any of its Subsidiaries or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations.
(n) Banking Operations.   (i) Enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (ii) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Law, regulation or policies imposed by any Governmental Authority; (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans, its hedging practices and policies; and (iv) incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the Ordinary Course of Business.
(o) Derivative Transactions.   Enter into any Derivative Transaction.
(p) Indebtedness.   Incur any indebtedness for borrowed money other than in the Ordinary Course of Business consistent with past practice with a term not in excess of twelve (12) months (other than creation of deposit liabilities or sales of certificates of deposit in the Ordinary Course of Business), or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other Person, other than the issuance of letters of credit in the Ordinary Course of Business and in accordance with the restrictions set forth in Section 5.01(s).
(q) Investment Securities.   (i) Other than in accordance with FMB’s investment guidelines, acquire, sell or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, nor (ii) change the classification method for any of the FMB Investment Securities from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in ASC 320.
(r) Deposits.   Other than in the Ordinary Course of Business, make any changes to deposit pricing.
(s) Loans.   Except for loans or extensions of credit approved and/or committed as of the date hereof that are listed in FMB Disclosure Schedule 5.01(s), (i) make, renew, renegotiate, increase, extend or modify any (A) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans made by FMB or any of its Subsidiaries to such borrower or its Affiliates, would be in excess of  $100,000, in the aggregate, (B) loan secured by other than a first lien in excess of  $500,000, (C) loan in excess of FFIEC regulatory guidelines relating to loan to value ratios, (D) loan secured by a first lien residential mortgage and with no loan policy exceptions in excess of  $750,000, (E) secured loan over $2,000,000, (F) any loan that is not made in conformity with FMB’s ordinary course lending policies and guidelines in effect as of the date hereof, or (G) loan, whether secured or unsecured, if the amount of such loan, together with any other outstanding loans (without regard to whether such other loans have been advanced or remain to be advanced), would result in the aggregate outstanding loans to any borrower of FMB or any of its Subsidiaries (without regard to whether such other loans have been advanced or remain to be advanced) to exceed $2,000,000, (ii) sell any loan or loan pools in excess of  $2,000,000 in principal amount or sale price (other than residential mortgage loan pools sold in the Ordinary Couse of Business), or (iii) acquire any servicing rights, or sell or otherwise transfer any loan where FMB or any of its Subsidiaries retains any servicing rights. Any loan in excess of the limits set forth in this Section 5.01(s) shall require the prior written approval of the President or Chief Credit Officer or Credit Administrator of The First, which approval or rejection shall be given in writing within two (2) Business Days after the loan package is delivered to such individual.
(t) Investments or Developments in Real Estate.   Make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by FMB or its Subsidiaries.
(u) Taxes.   Except as required by applicable Law, make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement with respect to Taxes, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, provided that, for purposes of this Section 5.01(u), “material” means affecting or relating to $100,000 or more in Taxes or $200,000 or more of taxable income.
(v) Adverse Actions.   Take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair FMB’s ability to consummate the Merger or the transactions contemplated by this Agreement or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.01.
(w) Capital Stock Purchase.   Other than repurchases required to be made by the employee stock ownership plan sponsored by FMB, directly or indirectly repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.
(x) Facilities.   Except as required by Law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be requested by FBMS.

(y) Restructure.   Merge or consolidate itself or any of its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries.
(z) Commitments.   (i) Enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (ii) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied in any material respect or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law.
Section 5.02 Covenants of FBMS.
(a) Affirmative Covenants.   From the date hereof until the Effective Time, FBMS will carry on its business consistent with prudent banking practices and in compliance in all material respects with all applicable Laws.
(b) Negative Covenants.   From the date hereof until the Effective Time, FBMS shall not and shall not permit any of its Subsidiaries to take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair FBMS’s ability to consummate the Merger or the transactions contemplated by this Agreement or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.02. Except as expressly permitted or contemplated by this Agreement, or as required by applicable law or a Governmental Authority, or with the prior written consent of FMB during the period from the date of this Agreement to the Effective Time, FBMS shall not, and shall not permit any of its Subsidiaries to:
(i) Take any action that is intended or is reasonably likely to result in the Merger or the Bank Merger failing to qualify as a “reorganization” under Section 368(a) of the Code;
(ii) Take any action that is likely to materially impair FBMS’s ability to perform any of its obligations under this Agreement or The First to perform any of its obligations under the Bank Plan of Merger; or
(iii) Agree or commit to do any of the foregoing.
Section 5.03 Commercially Reasonable Efforts.   Subject to the terms and conditions of this Agreement, each of the Parties agrees to use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, including the satisfaction of the conditions set forth in Article VI, and shall reasonably cooperate with the other Party to that end.
Section 5.04 FMB Shareholder Approval.
(a) Following the execution of this Agreement, FMB shall take, in accordance in all material respects with applicable Law and the articles of incorporation and bylaws of FMB, all action necessary to convene a special meeting of its shareholders as promptly as practicable following the effectiveness of the Registration Statement to consider and vote upon the approval of this Agreement and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by FMB’s shareholders in order to permit consummation of the Merger and the transactions contemplated hereby (including any adjournment or postponement thereof, the “FMB Meeting”) and shall take all lawful action to solicit such approval by such shareholders. FMB shall use its reasonable best efforts to obtain the Requisite FMB Shareholder Approval to consummate the Merger and the other transactions contemplated hereby, and shall ensure that the FMB Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by FMB in connection with the FMB Meeting are solicited in compliance in all material respects with the FBCA, the articles of incorporation and bylaws of FMB, and all other applicable legal requirements. Except with the prior approval of FBMS, no other matters shall be submitted for the approval of FMB shareholders at the FMB Meeting.

(b) Except to the extent provided otherwise in Section 5.09(d), the board of directors of FMB shall at all times prior to and during the FMB Meeting recommend approval of this Agreement by the shareholders of FMB and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by FMB’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “FMB Recommendation”) and shall not withhold, withdraw, amend, modify, change or qualify such recommendation in a manner adverse in any respect to the interests of FBMS or take any other action or make any other public statement inconsistent with such recommendation and the Proxy Statement-Prospectus shall include the FMB Recommendation. In the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite FMB Shareholder Approval, FMB will not adjourn or postpone the FMB Meeting unless FMB is advised by counsel that failure to do so would result in a breach of the fiduciary duties of the board of directors of FMB. FMB shall keep FBMS updated with respect to the proxy solicitation results in connection with the FMB Meeting as reasonably requested by FBMS.
Section 5.05 Registration Statement; Proxy Statement-Prospectus; NASDAQ Listing.
(a) FBMS and FMB agree to cooperate in the preparation of the Registration Statement to be filed by FBMS with the SEC in connection with the issuance of FBMS Common Stock in the transactions contemplated by this Agreement (including the Proxy Statement-Prospectus and all related documents). FMB shall use its reasonable best efforts to deliver to FBMS such financial statements and related analysis of FMB, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of FMB, as may be required in order to file the Registration Statement, and any other report required to be filed by FBMS with the SEC, in each case, in compliance in all material respects with applicable Laws, and shall, as promptly as practicable following execution of this Agreement, prepare and deliver drafts of such information to FBMS to review. Within forty-five (45) days of the date of this Agreement, FBMS shall file with the SEC the Registration Statement. Each of FBMS and FMB agree to use their respective commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof and to maintain such effectiveness for as long as necessary to consummate the Merger and the other transactions contemplated by this Agreement. FBMS also agrees to use commercially reasonable efforts to obtain any necessary state securities Law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement. FMB agrees to cooperate with FBMS and FBMS’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from FMB’s independent auditors in connection with the Registration Statement and the Proxy Statement-Prospectus. After the Registration Statement is declared effective under the Securities Act, FMB, at its own expense, shall promptly mail or cause to be mailed the Proxy Statement-Prospectus to its shareholders.
(b) FBMS will advise FMB, promptly after FBMS receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of FBMS Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or upon the receipt of any comments (whether written or oral) from the SEC or its staff. FBMS will provide FMB and its counsel with a reasonable opportunity to review and comment on the Registration Statement and the Proxy Statement-Prospectus, and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC, and FBMS will provide FMB and its counsel with a copy of all such filings made with the SEC. If at any time prior to the Effective Time there shall occur any event that should be disclosed in an amendment or supplement to the Proxy Statement-Prospectus or the Registration Statement so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, FBMS shall use its commercially reasonable efforts to promptly prepare and file such amendment or supplement with the SEC (if required under applicable Law) and cooperate with FMB to mail such amendment or supplement to FMB shareholders (if required under applicable Law).
(c) FBMS will use its commercially reasonable efforts to cause the shares of FBMS Common Stock to be issued in connection with the transactions contemplated by this Agreement to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Effective Time.

Section 5.06 Regulatory Filings; Consents.
(a) Each of FBMS and FMB and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts (i) to promptly prepare all documentation (including the Registration Statement and the Proxy Statement-Prospectus), and to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, the Regulatory Approvals and all other consents and approvals of a Governmental Authority required to consummate the Merger in the manner contemplated herein, (ii) to comply with the terms and conditions of such permits, consents, approvals and authorizations and (iii) to cause the transactions contemplated by this Agreement to be consummated as expeditiously as practicable; provided, however, notwithstanding the foregoing or anything to the contrary in this Agreement, nothing contained herein shall be deemed to require FBMS or any of its Subsidiaries or FMB or any of its Subsidiaries to take any non-standard action, or commit to take any such action, or agree to any non-standard condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of any Governmental Authority that would reasonably be likely to have a material and adverse effect (measured on a scale relative to FMB) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of FBMS, FMB, the Surviving Entity or the Surviving Bank, after giving effect to the Merger (“Burdensome Condition”); provided, further, that any capital raise or minimum capital requirement shall not constitute a “Burdensome Condition.” FBMS and FMB will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, trustees, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of FBMS or FMB to any Governmental Authority in connection with the transactions contemplated by this Agreement. Each Party shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority. In addition, FBMS and FMB shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing.
(b) FMB will use its commercially reasonable efforts, and FBMS shall reasonably cooperate with FMB at FMB’s request, to obtain all consents, approvals, authorizations, waivers or similar affirmations described on FMB Disclosure Schedule 3.12(c). Each Party will notify the other Party promptly and shall promptly furnish the other Party with copies of notices or other communications received by such Party or any of its Subsidiaries of any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from such Party, its Subsidiaries or its representatives). FMB will consult with FBMS and its representatives as often as practicable under the circumstances so as to permit FMB and FBMS and their respective representatives to cooperate to take appropriate measures to obtain such consents and avoid or mitigate any adverse consequences that may result from the foregoing.
Section 5.07 Publicity.   FBMS and FMB shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other Party, which shall not be unreasonably delayed or withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of counsel be required by Law or the rules and regulations of any stock exchanges. It is understood that FBMS shall assume primary responsibility for the preparation of joint press releases relating to this Agreement, the Merger and the other transactions contemplated hereby.
Section 5.08 Access; Current Information.
(a) For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, upon reasonable notice and subject to applicable Laws, FMB agrees to afford FBMS and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours at any time and from time to time throughout the period prior to the Effective Time to FMB’s and its Subsidiaries’ books, records (including, without limitation, Tax Returns and work papers of independent auditors), information technology systems, business, properties and personnel and to such other information relating to them as FBMS may reasonably request and FMB shall use its commercially reasonable efforts to provide any appropriate notices to employees and/or customers in accordance with applicable Law and FMB’s privacy policy and, during such period, FMB shall furnish to FBMS, upon FBMS’s reasonable request, all such other information concerning the business, properties and personnel of FMB and its Subsidiaries that is substantially similar in scope to the information provided to FBMS in connection with its diligence review prior to the date of this Agreement.
(b) For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, during the period of time from the date of this Agreement to the Effective Time, upon reasonable notice and subject to applicable Laws, FBMS agrees to furnish to FMB such information as FMB may reasonably request concerning the business of FBMS and its Subsidiaries that is substantially similar in scope to the information provided to FMB in connection with its diligence review prior to the date of this Agreement.
(c) As promptly as reasonably practicable after they become available, FMB will furnish to FBMS copies of the board packages distributed to the board of directors of FMB or any of its Subsidiaries, and minutes from the meetings thereof, copies of any internal management financial control reports showing actual financial performance against plan and previous period, and copies of any reports provided to the board of directors of FMB or any committee thereof relating to the financial performance and risk management of FMB.
(d) During the period from the date of this Agreement to the Effective Time, at the reasonable request of either Party, the other Party will cause one or more of its designated representatives to confer with representatives of the requesting Party and to report the general status of the ongoing operations of the other Party and its Subsidiaries. Without limiting the foregoing, FMB agrees to provide to FBMS (i) a copy of each report filed by FMB or any of its Subsidiaries with a Governmental Authority, (ii) a copy of FMB’s monthly loan trial balance, and (iii) a copy of FMB’s monthly statement of condition and profit and loss statement and, if requested by FBMS, a copy of FMB’s daily statement of condition and daily profit and loss statement, in each case, which shall be provided as promptly as reasonably practicable after it is filed or prepared, as applicable. FMB further agrees to provide FBMS, no later than ten (10) Business Days following the end of each calendar month following the date hereof, any supplements to FMB Disclosure Schedule 3.19, FMB Disclosure Schedule 3.22(a), and FMB Disclosure Schedule 3.22(b) that would be required if the references to April 30, 2018 in each corresponding representation and warranty of FMB were changed to the date of the most recently ended calendar month.
(e) No investigation by a Party or its representatives shall be deemed to modify or waive any representation, warranty, covenant or agreement of the other Party set forth in this Agreement, or the conditions to the respective obligations of FBMS and FMB to consummate the transactions contemplated hereby.
(f) Notwithstanding anything to the contrary in this Section 5.08, FMB shall not be required to copy FBMS on any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby, that contain competitively sensitive business or other proprietary information filed under a claim of confidentiality (including any confidential supervisory information) or any other matter that FMB’s board of directors has been advised by counsel that such distribution to FBMS may violate a confidentiality obligation or fiduciary duty or any Law or regulation, or may result in a waiver of FMB’s attorney-client privilege. In the event any of the restrictions in this Section 5.08(f) shall apply, FMB shall use its commercially reasonable efforts to provide appropriate consents, waivers, decrees and approvals necessary to satisfy any confidentiality issues relating to documents prepared or held by third parties (including work papers), the Parties will make appropriate alternate disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with applicable Laws.

Section 5.09 No Solicitation by FMB; Superior Proposals.
(a) FMB shall not, nor shall it authorize or permit any of its Subsidiaries or Affiliates or their respective officers, directors, employees or investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of FMB or any of FMB’s Subsidiaries (collectively, the “FMB Representatives”) to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission, negotiation or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) subject to Sections 5.09(b) – (d), effect a Change in FMB Recommendation, or (iv) enter into any Acquisition Agreement contemplating or otherwise relating to any Acquisition Transaction. FMB and its Subsidiaries shall, and shall cause each of the FMB Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal and will use their respective reasonable best efforts to enforce any confidentiality or similar or related agreement relating to any Acquisition Proposal.
For purposes of this Agreement, “Acquisition Agreement” means any letter of intent, agreement in principle, definitive agreement, or other similar agreement related to any Acquisition Transaction.
For purposes of this Agreement, “Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from FBMS), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction.
For purposes of this Agreement, “Acquisition Transaction” means (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving FMB or any of its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of FMB or any of its Subsidiaries; (C) any issuance, sale or other disposition of  (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of FMB or any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of FMB or any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.
For purposes of this Agreement, “Superior Proposal” means a bona fide, unsolicited Acquisition Proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and FMB or any of its Subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding FMB Common Stock or more than 50% of the assets of FMB and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of FMB reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (A) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such Acquisition Proposal, and (B) taking into account any changes to this Agreement proposed by FBMS in response to such Acquisition Proposal, as contemplated by Section 5.09(d), and all financial, legal, regulatory and other aspects of such takeover proposal, including all conditions contained therein and the person making such proposal, is more favorable to the shareholders of FMB from a financial point of view than the Merger.
(b) Notwithstanding Section 5.09(a) or any other provision of this Agreement, if at any time following the date of this Agreement and prior to receipt of the Requisite FMB Shareholder Approval, (i) FMB or any FMB Representative receives an unsolicited, bona fide written Acquisition Proposal from any Person, which Acquisition Proposal did not result from any breach of Section 5.09(a), and (ii) FMB’s board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal, and FMB’s board of directors determines in good faith after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, then FMB’s board of directors, directly or indirectly through any FMB Representative, may, subject to compliance with Section 5.09(d) and prior to receipt of the Requisite FMB Shareholder Approval, (1) thereafter furnish to such Person, in response to a written request therefor, non-public information relating to FMB and its Subsidiaries pursuant to an executed customary confidentiality agreement with terms no less favorable to FMB than those contained in the confidentiality agreement with FBMS and (2) engage or otherwise participate in negotiations or discussions with such Person that has made (and not withdrawn) such Superior Proposal. FMB and its Subsidiaries shall use their reasonable best efforts to provide any competitively sensitive non-public information to any competitor in connection with the actions permitted by this Section 5.09, only in accordance with “clean room” or other similar procedures, reasonably acceptable to FBMS, intended to limit any adverse effect of the sharing of such information regarding FMB and its Subsidiaries.
(c) FMB’s board of directors shall not take any of the actions referred to in clauses (1) or (2) of Section 5.09(b) unless FMB shall have delivered to FBMS a prior written notice (no less than twenty-four (24) hours in advance) advising FBMS that FMB intends to take such action. FMB shall notify FBMS promptly (but in no event later than twenty-four (24) hours) after it becomes aware of receipt by it (or the FMB Representative) of any Acquisition Proposal. Such notice shall include, and FMB shall continue to provide, (i) a written summary of the material terms and conditions of any such Acquisition Proposal, indication or request not made in writing (including any updates, revisions or supplements thereto) provided to FMB or any FMB Representative (including any financing commitments or other materials relating thereto), (ii) an unredacted copy of any Acquisition Proposal made in writing (including any updates, revisions or supplements thereto) provided to FMB or its Subsidiaries or any Affiliate or FMB Representative (including any financing commitments or other materials relating thereto) and, in each case, the identity of the Person making such Acquisition Proposal. FMB shall keep FBMS reasonably informed, on a prompt basis (and in any event within twenty-four (24) hours of the occurrence thereof), of the status and material terms of any such Acquisition Proposal, indication or request, including any significant developments, discussions or negotiations regarding any Acquisition Proposal. FMB shall simultaneously provide FBMS with a list of any non-public information concerning FMB and its Subsidiaries’ business, present or future performance, financial condition or results of operations, provided to any third party, and, to the extent such information has not been previously provided to FBMS, copies of such information. FMB agrees that it will not, and will not permit any of its Subsidiaries to, enter into any confidentiality agreement or other contract with any Person subsequent to the date hereof which prohibits FMB from complying with its obligations under this Section 5.09(c).
(d) Notwithstanding anything in Section 5.09(a), FMB may (i) in the case of Section 5.09(a)(iii) in response to an Acquisition Proposal made after the date hereof and prior to receipt of the Requisite FMB Shareholder Approval that did not result from a breach of Section 5.09(a)(i), effect a Change in FMB Recommendation, if FMB’s board of directors determines in good faith, after consulting with outside legal counsel and its financial advisor, that (1) failure to take such action would be inconsistent with, or a breach or violation of, the directors’ fiduciary duties under applicable Laws and (2) such Acquisition Proposal constitutes a Superior Proposal; and (ii) in the case of Section 5.09(a)(iv), in response to an Acquisition Proposal made after the date hereof and prior to receipt of the Requisite FMB Shareholder Approval that did not result from a breach of Section 5.09(a)(i), cause or permit FMB to terminate this Agreement pursuant to Section 7.01(h) and, in connection with such termination, authorize, adopt, approve, recommend or declare advisable such Superior Proposal, and cause or permit FMB to enter into an Acquisition Agreement with respect to such Acquisition Transaction, if FMB’s board of directors determines in good faith, after consulting with outside legal counsel and its financial advisor, that (A) failure to take such action would be inconsistent with, or a beach or violation of, the directors’ fiduciary duties under applicable Laws and (B) such Acquisition Proposal constitutes a Superior Proposal; provided, however, that prior to affecting any Change in FMB Recommendation and/or termination of this Agreement pursuant to Section 7.01(h), (w) FMB has given notice to FBMS, in writing, at least five (5) business days (the “Notice Period”) before taking such action, of its intention to take such action with respect to an Acquisition Proposal, which notice shall state expressly that FMB has received an Acquisition Proposal that FMB intends to declare a Superior Proposal and that FMB’s board of directors intends to make a Change in FMB Recommendation and/or FMB intends to enter into an Acquisition Agreement with respect thereto; (x) FMB attaches to such notice the most current unredacted version of the relevant proposed transaction agreement(s) and a copy of any financing commitments relating thereto and a written summary of the material terms of any Superior Proposal not made in writing, including any financing commitments relating thereto (which version shall be updated on a prompt basis); (y) after providing such notice and prior to terminating this Agreement pursuant to Section 7.01(h), FMB shall have, and shall have caused the FMB Representatives to, during the Notice Period, negotiate with FBMS in good faith to make such adjustments in the terms and conditions of this Agreement as would permit FMB not to effect a Change in FMB Recommendation or terminate this Agreement pursuant to Section 7.01(h); (z) following the end of such Notice Period, FMB shall have considered in good faith any proposed revisions to this Agreement proposed in writing by FBMS, and shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that the Superior Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect; provided, that, in the event of any material revisions to the Acquisition Proposal that FMB has determined to be a Superior Proposal, FMB shall be required to deliver a new written notice to FBMS and to comply with the requirements of this Section 5.09(d) de novo.
(e) Nothing contained in this Section 5.09 shall prohibit FMB or the board of directors of FMB from complying with FMB’s obligations required under Rule 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal (other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed a Change in FMB Recommendation unless the board of directors of FMB reaffirms the FMB Recommendation in such disclosure.
Section 5.10 Indemnification.
(a) For a period of six (6) years from and after the Effective Time, and in any event subject to the provisions of Section 5.10(c)(iv), FBMS shall indemnify and hold harmless the present and former directors and officers of FMB and its Subsidiaries (each an “Indemnified Party”), against all costs, expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages, or liabilities or amounts that are paid in settlement (which settlement shall require the prior written consent of FBMS, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each a “Claim”), arising out of good faith actions or omissions of such persons in the course of performing their duties for FMB or any of its Subsidiaries occurring at or before the Effective Time (including the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the same extent permitted under the organizational documents of FMB and its Subsidiaries in effect on the date of this Agreement to the extent permitted by applicable Law.
(b) In connection with the indemnification provided pursuant to Section 5.10, FBMS and/or an FBMS Subsidiary will advance expenses, promptly after statements therefor are received, to each Indemnified Party, to the same extent permitted under the organizational documents of FMB and its Subsidiaries in effect on the date of this Agreement to the extent permitted by applicable Law (provided the individual to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such individual is not entitled to indemnification), including the payment of the fees and expenses of one counsel with respect to a matter, and one local counsel in each applicable jurisdiction, if necessary or appropriate, selected by such Indemnified Party or multiple Indemnified Parties, it being understood that they collectively shall only be entitled to one counsel and one local counsel in each applicable jurisdiction where necessary or appropriate (unless a conflict shall exist between them in which case they may retain separate counsel), all such counsel shall be reasonably satisfactory to FBMS.
(c) Any Indemnified Party wishing to claim indemnification under this Section 5.10 shall promptly notify FBMS upon learning of any Claim, provided that, failure to so notify shall not affect the obligation of FBMS under this Section 5.10, unless, and only to the extent that, FBMS is materially prejudiced in the defense of such Claim as a consequence. In the event of any such Claim (whether asserted or claimed prior to, at or after the Effective Time), (i) FBMS shall have the right to assume the defense thereof and FBMS shall not be liable to such Indemnified Parties for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) FBMS shall not be liable for any settlement effected without its prior written consent and (iv) FBMS shall have no obligation hereunder to any Indemnified Party if such indemnification would be in violation of any applicable federal or state banking Laws or regulations, or in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable Laws and regulations, whether or not related to banking Laws.
(d) For a period of six (6) years following the Effective Time, FBMS will maintain director’s and officer’s liability insurance (herein, “D&O Insurance”) that serves to reimburse the present and former officers and directors of FMB or its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated hereby), which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Party, as that coverage currently provided by FMB; provided that, if FBMS is unable to maintain or obtain the insurance called for by this Section 5.10, FBMS will provide as much comparable insurance as is reasonably available (subject to the limitations described below in this Section 5.10(d)); and provided, further, that officers and directors of FMB or its Subsidiaries may be required to make application and provide customary representations and warranties to the carrier of the D&O Insurance for the purpose of obtaining such insurance. In no event shall FBMS be required to expend for such tail insurance a premium amount in excess of an amount equal to 200% of the annual premiums paid by FMB for D&O Insurance in effect as of the date of this Agreement (the “Maximum D&O Tail Premium”). If the cost of such tail insurance exceeds the Maximum D&O Tail Premium, FBMS shall obtain tail insurance coverage or a separate tail insurance policy with the greatest coverage available for a cost not exceeding the Maximum D&O Tail Premium.
(e) This Section 5.10 shall survive the Effective Time, is intended to benefit each FMB Indemnified Party (each of whom shall be entitled to enforce this Section 5.10 against FBMS), and shall be binding on all successors and assigns of FBMS.
(f) If FBMS or any of its successors and assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision shall be made so that the successors and assigns of FBMS and its Subsidiaries shall assume the obligations set forth in this Section 5.10.
Section 5.11 Employees; Benefit Plans.
(a) Following the Effective Time, FBMS shall maintain or cause to be maintained employee benefit plans for the benefit of employees who are full time employees of FMB on the Closing Date and who become employees of FBMS (“Covered Employees”) that provide employee benefits and cash-based compensation opportunities which, in the aggregate, are substantially comparable to the employee benefits and cash-based compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of FBMS; provided, however, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of FBMS. FBMS shall give the Covered Employees full credit for their prior service with FMB for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any employee benefit plan maintained by FBMS and in which Covered Employees may be eligible to participate.
(b) With respect to any employee benefit plan of FBMS that is a health, dental, vision or other welfare plan in which any Covered Employee is eligible to participate, for the plan year in which such Covered Employee is first eligible to participate, FBMS shall use its commercially reasonable efforts to cause any pre-existing condition limitations, eligibility waiting periods or evidence of insurability requirements under such FBMS plan to be waived with respect to such Covered Employee and his or her covered dependents to the extent such condition was or would have been covered under the FMB Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time.
(c) Prior to the Effective Time, FMB shall take, and shall cause its Subsidiaries to take, all actions reasonably requested by FBMS at least ten (10) business days before the Effective Time, conditioned on the occurrence of the Effective Time and provided FBMS has issued such directions sufficiently in advance to comply with any advance notice or similar requirements to effect same, to (i) cause one or more FMB Benefits Plans to terminate as of the Effective Time, or as of the date immediately preceding the Effective Time, (ii) cause benefit accruals and entitlements under any FMB Benefit Plan to cease as of the Effective Time, or as of the date immediately preceding the Effective Time, (iii) cause the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any FMB Benefit Plan for such period as may be requested by FBMS, or (iv) facilitate the merger of any FMB Benefit Plan into any employee benefit plan maintained by FBMS, in each case to the extent not otherwise prohibited by applicable Law. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of this Section 5.11(c) shall be subject to FBMS’s prior review and approval. Each employee of FMB or FMB Bank that becomes an employee of FBMS or The First at the Effective Time will be eligible to receive severance payments calculated in accordance with the policy set forth on FBMS Disclosure Schedule 5.11(d). Prior to the Effective Time, FMB shall take, and shall cause its subsidiaries to take, all actions required to terminate the Change in Control Agreements listed on FMB Disclosure Schedule 5.11(e) (each, a “FMB CIC Agreement”) and distribute to each employee who is a party to any such agreement the amounts set forth opposite their names on FMB Disclosure Schedule 5.11(e), subject to applicable withholding Tax, in full payment of such agreements, provided that each employee executes and does not revoke an agreement terminating his FMB CIC Agreement in a form provided by FMB. The termination and payout of such FMB CIC Agreements will be in accordance with Section 409A of the Code to prohibit any noncompliance therewith, to the extent applicable. Any documents issued, adopted or executed in connection with FMB’s implementation of this Section 5.11(e) shall be subject to FBMS’ reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed.
(f) For the avoidance of doubt, FBMS will assume the FMB Benefit Plans that are listed on FMB Disclosure Schedule 5.11(f), as well as any other plan that must be treated as a single nonqualified deferred compensation plan under Code Section 409A with respect to a given participant (individually a “SERP” and collectively, the “SERPs”) as of the Effective Time. Prior to the Effective Time, FMB shall take, and shall cause its subsidiaries to take, all actions required to procure an assumption agreement from each participant covered by a SERP (a “SERP Assumption Agreement”). Such SERP Assumption Agreements will provide for (i) a release of claims against FBMS, FMB and their affiliates related to the SERP (other than claims related to FBMS’ or FMB’s payment obligations thereunder); and (ii) the restatement of each SERP to clarify certain provisions thereof, including specification of the amounts due to each participant in the event of any payment event. SERP Assumption Agreements executed by each participant covered by a SERP will be delivered to FBMS at least 10 days prior to the Effective Time. Furthermore, prior to the Effective Time, FMB and its subsidiaries will (i) file for “top hat” letters under the DOL’s Delinquent Filer Voluntary Correction Program for each SERP, and (ii) correct any Code Section 409A operational or document failures with respect to each SERP, through the formal correction programs made available by the IRS and DOL, if necessary, and will also report any amounts deferred that are determined to be in violation of Code Section 409A, if any, as required by the employer reporting requirements under Code Section 409A. Any documents issued, adopted or executed in connection with FMB’s implementation of this Section 5.11(f) shall be subject to FBMS’ reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed.
(g) Prior to the Effective Time, FMB shall take, and shall cause its subsidiaries to take, all actions required to terminate the FMB Banking Corporation Employee Retirement Plan (the “Pension Plan”). Such actions will include, but will not be limited to, filing delinquent Form 5500s, filing a final Form 5500, and distributing all assets from the Pension Plan trust. Any documents issued, adopted or executed in connection with FMB’s implementation of this Section 5.11(g) shall be subject to FBMS’ reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed.
(h) Nothing in this Section 5.11 shall be construed to limit the right of FBMS (including, following the Closing Date, FMB) to amend or terminate any FMB Benefit Plan or other employee benefit plan, to the extent such amendment or termination is permitted by the terms of the applicable plan, nor shall anything in this Section 5.11 be construed to require FBMS (including, following the Closing Date, FMB) to retain the employment of any particular Covered Employee for any fixed period of time following the Closing

Date, and the continued retention (or termination) by FBMS of any Covered Employee subsequent to the Effective Time shall be subject in all events to FBMS’s normal and customary employment procedures and practices, including customary background screening and evaluation procedures, and satisfactory employment performance.
(i) For purposes of this Section 5.11, (i) “employees of FMB” shall include employees of FMB or any of its Subsidiaries, (ii) “employees of FBMS” shall include employees of FBMS or any of its Subsidiaries, (iii) all references to FMB shall include each of the Subsidiaries of FMB (iv) all references to FBMS shall include each of the Subsidiaries of FBMS.
Section 5.12 Notification of Certain Changes.   FBMS and FMB shall promptly advise the other Party of any change or event having, or which could reasonably be expected to have, a Material Adverse Effect or which it believes would, or which could reasonably be expected to, cause or constitute a breach of any of its or its respective Subsidiaries’ representations, warranties or covenants contained herein and FMB shall provide on a periodic basis written notice to FBMS of any matters that FMB becomes aware of that should be disclosed on a supplement or amendment to the FMB Disclosure Schedule; provided, that any failure to give notice in accordance with the foregoing shall not be deemed to constitute a violation of this Section 5.12 or the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 6.01, Section 6.02 or Section 6.03 to be satisfied.
Section 5.13 Transition; Informational Systems Conversion.   From and after the date hereof, FBMS and FMB will use their commercially reasonable efforts to facilitate the integration of FMB with the business of FBMS following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic informational systems of FMB and each of its Subsidiaries (the “Informational Systems Conversion”) to those used by FBMS, which planning shall include, but not be limited to, (a) discussion of third-party service provider arrangements of FMB and each of its Subsidiaries; (b) non-renewal or changeover, after the Effective Time, of personal property leases and software licenses used by FMB and each of its Subsidiaries in connection with the systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate after the Effective Time, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time. FBMS shall promptly reimburse FMB on request for any reasonable and documented out-of-pocket fees, expenses or charges that FMB may incur as a result of taking, at the request of FBMS, any action prior to the Effective Time to facilitate the Informational Systems Conversion.
Section 5.14 No Control of Other Party’s Business.   Nothing contained in this Agreement shall give FBMS, directly or indirectly, the right to control or direct the operations of FMB or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give FMB, directly or indirectly, the right to control or direct the operations of FBMS or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of FMB and FBMS shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and its Subsidiaries’ respective operations.
Section 5.15 Certain Litigation.   Each Party shall promptly advise the other Party orally and in writing of any actual or threatened shareholder litigation against such Party and/or the members of the board of directors of FMB or the board of directors of FBMS related to this Agreement or the Merger and the other transactions contemplated by this Agreement. FMB shall: (i) permit FBMS to review and discuss in advance, and consider in good faith the views of FBMS in connection with, any proposed written or oral response to such shareholder litigation; (ii) furnish FBMS’s outside legal counsel with all non-privileged information and documents which outside counsel may reasonably request in connection with such shareholder litigation; (iii) consult with FBMS regarding the defense or settlement of any such shareholder litigation, shall give due consideration to FBMS’s advice with respect to such shareholder litigation and shall not settle any such litigation prior to such consultation and consideration; provided, however, that FMB shall not settle any such shareholder litigation if such settlement requires the payment of money damages, without the written consent of FBMS (such consent not to be unreasonably withheld, conditioned or delayed) unless the payment of any such damages by FMB is reasonably expected by FMB, following consultation with outside counsel, to be fully covered (disregarding any deductible to be paid by FMB) under FMB’s existing director and officer insurance policies, including any tail policy.
Section 5.16 Director Resignations.   FMB will cause to be delivered to FBMS resignations of all the directors of FMB and its Subsidiaries, such resignations to be effective as of the Effective Time.
Section 5.17 Non-Competition and Non-Disclosure Agreement.   Concurrently with the execution and delivery of this Agreement and effective upon Closing, FMB has caused each director of FMB and FMB Bank to execute and deliver the Non-Competition and Non-Disclosure Agreement in the form attached hereto as Exhibit C (collectively, the “Director Restrictive Covenant Agreements”).
Section 5.18 Claims Letters.   Concurrently with the execution and delivery of this Agreement and effective upon the Closing, FMB has caused each director of FMB and FMB Bank to execute and deliver the Claims Letter in the form attached hereto as Exhibit D.
Section 5.19 Community Involvement.   Following the Effective Time, FBMS intends to take the measures described on FBMS Disclosure Schedule 5.19 to demonstrate its commitment to the communities in the Monticello, Tallahassee, and Thomasville areas.
Section 5.20 Coordination.
(a) Prior to the Effective Time, subject to applicable Laws, FMB and its Subsidiaries shall take any actions FBMS may reasonably request from time to time to better prepare the parties for integration of the operations of FMB and its Subsidiaries with FBMS and its Subsidiaries, respectively. Without limiting the foregoing, senior officers of FMB and FBMS shall meet from time to time as FBMS may reasonably request, and in any event not less frequently than monthly, to review the financial and operational affairs of FMB and its Subsidiaries, and FMB shall give due consideration to FBMS’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither FBMS nor The First shall under any circumstance be permitted to exercise control of FMB or any of its Subsidiaries prior to the Effective Time. FMB shall permit representatives of The First to be onsite at FMB to facilitate integration of operations and assist with any other coordination efforts as necessary.
(b) Prior to the Effective Time, subject to applicable Laws, FMB and its Subsidiaries shall take any actions FBMS may reasonably request in connection with negotiating any amendments, modifications or terminations of any Leases or FMB Material Contracts that FBMS may request, including, but not limited to, actions necessary to cause any such amendments, modifications or terminations to become effective prior to (to the extent that the conditions set forth in Article VI of this Agreement have already been satisfied), or immediately upon, the Closing, and shall cooperate with FBMS and will use its commercially reasonable efforts to negotiate specific provisions that may be requested by FBMS in connection with any such amendment, modification or termination.
(c) From and after the date hereof, subject to applicable Laws, the parties shall reasonably cooperate with the other in preparing for the prompt conversion or consolidation of systems and business operations promptly after the Effective Time (including by entering into customary confidentiality, non-disclosure and similar agreements with the other party and appropriate service providers) and FMB shall, upon FBMS’s reasonable request, introduce FBMS and its representatives to suppliers of FMB and its Subsidiaries for the purpose of facilitating the integration of FMB and its business into that of FBMS. In addition, after satisfaction of the conditions set forth in Section 6.01(a) and Section 6.01(b), subject to applicable Laws, FMB shall, upon FBMS’s reasonable request, introduce FBMS and its representatives to customers of FMB and its Subsidiaries for the purpose of facilitating the integration of FMB and its business into that of FBMS. Any interaction between FBMS and FMB’s and any of its Subsidiaries’ customers and suppliers shall be coordinated by FMB. FMB shall have the right to participate in any discussions between FBMS and FMB’s customers and suppliers.
(d) FBMS and FMB agree to take all action necessary and appropriate to cause FMB Bank to merge with The First in accordance with applicable Laws and the terms of the Plan of Bank Merger immediately following the Effective Time or as promptly as practicable thereafter.

Section 5.21 Transactional Expenses.   FMB has provided in FMB Disclosure Schedule 3.35 a reasonable good faith estimate of costs and fees that FMB and its Subsidiaries expect to pay to retained representatives in connection with the transactions contemplated by this Agreement (collectively, “FMB Expenses”). FMB shall use its commercially reasonable efforts to cause the aggregate amount of all FMB Expenses to not exceed the total expenses disclosed in FMB Disclosure Schedule 3.35. FMB shall promptly notify FBMS if or when it determines that it expects to exceed its budget for FMB Expenses. Notwithstanding anything to the contrary in this Section 5.21, FMB shall not incur any investment banking, brokerage, finders or other similar financial advisory fees in connection with the transactions contemplated by this Agreement other than those expressly set forth in FMB Disclosure Schedule 3.35.
Section 5.22 Confidentiality.   Prior to the execution of this Agreement and prior to the consummation of the Merger, subject to applicable Laws, each of FBMS and FMB, and their respective Subsidiaries, affiliates, officers, directors, agents, employees, consultants and advisors have provided, and will continue to provide one another with information which may be deemed by the party providing the information to be non-public, proprietary and/or confidential, including, but not limited to, trade secrets of the disclosing party. Each Party agrees that it will, and will cause its representatives to, hold any information obtained pursuant to this Article V in accordance with the terms of the confidentiality and non-disclosure agreement, dated as of March 10, 2018 between FBMS and FMB.
Section 5.23 Termination and Conversion Costs.   FMB shall contact the counterparty to each of the agreements set forth on FBMS Disclosure Schedule 5.23 (the “Designated Contracts”) prior to the Closing Date and obtain a written statement from such Person setting forth the amount of any fees that would be payable by FBMS (as successor to FMB) to (a) terminate each such agreement following the Closing (the “Termination Costs”) and (b) to convert the services contemplated thereby to FBMS’s preferred vendors (the “Conversion Costs”).
Section 5.24 Tax-Free Reorganization.   The Parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Regulations. Except as expressly contemplated or permitted by this Agreement, from and after the date of this Agreement, each of FBMS and FMB shall use their respective reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act is intended or is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
Section 5.25 Tax Returns.   FBMS shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for FMB and its Subsidiaries for all periods ending on or prior to the Closing Date that are filed after the Closing Date.
Section 5.26 Trust Preferred Securities.   Prior to the Effective Time, FBMS and FMB shall take all actions necessary for FBMS to enter into, and FBMS shall enter into, a supplemental indenture with the trustee of the indentures for FMB’s outstanding floating rate junior subordinated note due 2033 issued in connection with the issuance of the trust securities of FMB Capital Trust I in order to evidence the assumption by FBMS of such note as of the Effective Time.
Article VI

CONDITIONS TO CONSUMMATION OF THE MERGER
Section 6.01 Conditions to Obligations of the Parties to Effect the Merger.   The respective obligations of the Parties to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable Law, written waiver by the Parties prior to the Closing Date of each of the following conditions:
(a) Shareholder Vote.   This Agreement and the transactions contemplated hereby, as applicable, shall have received the Requisite FMB Shareholder Approval at the FMB Meeting.
(b) Regulatory Approvals; No Burdensome Condition.   All Regulatory Approvals required to consummate the Merger and the Bank Merger in the manner contemplated herein shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof, if any, shall have expired or been terminated, and no such Regulatory Approval includes or contains, or shall have resulted in the imposition of, any Burdensome Condition.
(c) No Injunctions or Restraints; Illegality.   No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the transactions contemplated hereby.
(d) Effective Registration Statement.   The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority.
(e) Tax Opinions Relating to the Merger.   FBMS and FMB, respectively, shall have received opinions from Alston & Bird LLP and Bryan Cave Leighton Paisner LLP, respectively, each dated as of the Closing Date, in substance and form reasonably satisfactory to FBMS and FMB, respectively, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions, the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering their opinions, Alston & Bird LLP and Bryan Cave Leighton Paisner LLP may require and rely upon representations as to certain factual matters contained in certificates of officers of each of FBMS and FMB, in form and substance reasonably acceptable to such counsel.
Section 6.02 Conditions to Obligations of FMB.   The obligations of FMB to consummate the Merger also are subject to the fulfillment or written waiver by FMB prior to the Closing Date of each of the following conditions:
(a) Representations and Warranties.   The representations and warranties of FBMS (i) set forth in Section 4.09 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, (ii) set forth in Section 4.01, Section 4.02, Section 4.03, Section 4.04, Section 4.08, and Section 4.12 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 6.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FBMS. FMB shall have received a certificate signed on behalf of FBMS by the Chief Executive Officer or the Chief Financial Officer of FBMS to the foregoing effect.
(b) Performance of Obligations of FBMS.   FBMS shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, and FMB shall have received a certificate, dated the Closing Date, signed on behalf of FBMS by its Chief Executive Officer and the Chief Financial Officer to such effect.
(c) No Material Adverse Effect.   Since the date of this Agreement, no change or event has occurred which has resulted in FBMS or The First being subject to a Material Adverse Effect.

Section 6.03 Conditions to Obligations of FBMS.   The obligations of FBMS to consummate the Merger also are subject to the fulfillment or written waiver by FBMS prior to the Closing Date of each of the following conditions:
(a) Representations and Warranties.   The representations and warranties of FMB (i) set forth in Section 3.02(a) and Section 3.09(b) shall be true and correct in all respects (with respect to Section 3.02(a), other than de minimis inaccuracies, it being agreed that for purposes of Section 3.02(a), any inaccuracy in which the applicable amounts as of a date of determination exceed the amounts set forth in Section 3.02(a) by no more than 1% shall be deemed de minimis) as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, (ii) set forth in the first sentence of Section 3.01, Section 3.04(a), Section 3.05, Section 3.14 and Section 3.34 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 6.03(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FMB. FBMS shall have received a certificate signed on behalf of FMB by the Chief Executive Officer or the Chief Financial Officer of FMB to the foregoing effect.
(b) Performance of Obligations of FMB.   FMB shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, and FBMS shall have received a certificate, dated the Closing Date, signed on behalf of FMB by FMB’s Chief Executive Officer and Chief Financial Officer, to such effect.
(c) No Material Adverse Effect.   Since the date of this Agreement, no change or event has occurred which has resulted in FMB or any of its Subsidiaries being subject to a Material Adverse Effect.
(d) Plan of Bank Merger.   Except as otherwise contemplated by Section 1.03, the Plan of Bank Merger shall have been executed and delivered.
(e) Dissenting Shares.   Dissenting Shares shall be less than ten percent (10%) of the issued and outstanding shares of FMB Common Stock.
(f) Shareholders’ Agreement.   FMB shall have delivered to FBMS evidence satisfactory to FBMS in its sole discretion of the execution of an agreement terminating the Shareholders’ Agreement effective as of the Effective Time.
(g) Employee Benefit Plans.   Notwithstanding the requirement of Section 6.03(b), FMB and its subsidiaries shall have performed and complied with all of its obligations set forth in Section 5.11 in all respects prior to the Closing Date.
Section 6.04 Frustration of Closing Conditions.   Neither FBMS nor FMB may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its reasonable best efforts to consummate any of the transactions contemplated hereby, as required by and subject to Section 5.03.
Article VII

TERMINATION
Section 7.01 Termination.   This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:
(a) Mutual Consent.   At any time prior to the Effective Time, by the mutual consent, in writing, of FBMS and FMB if the board of directors of FBMS and the board of directors of FMB each so determines by vote of a majority of the members of its entire board.

(b) No Regulatory Approval.   By FBMS or FMB, if either of their respective boards of directors so determines by a vote of a majority of the members of its entire board, in the event any Regulatory Approval required for consummation of the transactions contemplated by this Agreement shall have been denied by final, non-appealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.
(c) No Shareholder Approval.   By either FBMS or FMB (provided, in the case of FMB, that it shall not be in breach of any of its obligations under Section 5.04), if the Requisite FMB Shareholder Approval at the FMB Meeting shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.
(d) Breach of Representations and Warranties.   By either FBMS or FMB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other party to not consummate this Agreement) if there shall have been (i) with respect to representations and warranties set forth in this Agreement that are not qualified by the term “material” or do not contain terms such as “Material Adverse Effect,” a material breach of any of such representations or warranties by the other party and (ii) with respect to representations and warranties set forth in this Agreement that are qualified by the term “material” or contain terms such as “Material Adverse Effect,” any breach of any of such representations or warranties by the other Party; which breach is not cured prior to the earlier of  (y) thirty (30) days following written notice to the Party committing such breach from the other Party or (z) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing.
(e) Breach of Covenants.   By either FBMS or FMB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other Party not to consummate the agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other Party, which breach shall not have been cured prior to the earlier of  (i) thirty (30) days following written notice to the Party committing such breach from the other Party or (ii) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing.
(f) Delay.   By either FBMS or FMB if the Merger shall not have been consummated on or before January 1, 2019, provided, however, that such date will be automatically extended to March 31, 2019, if the only outstanding condition to Closing under Article VI is the receipt of all Regulatory Approvals (the “Expiration Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the Party seeking to terminate this Agreement.
(g) Failure to Recommend; Etc.   In addition to and not in limitation of FBMS’s termination rights under Section 7.01(e), by FBMS if  (i) there shall have been a material breach of Section 5.09, or (ii) the board of directors of FMB (A) makes a Change in FMB Recommendation, (B) materially breaches its obligation to call, give notice of and commence the FMB Meeting under Section 5.04(a), (C) fails to publicly recommend against a publicly announced Acquisition Proposal within three (3) Business Days of being requested to do so by FBMS, (D) fails to publicly reconfirm the FMB Recommendation within three (3) Business Days of being requested to do so by FBMS, or (E) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions.
(h) Superior Proposal.   By FMB, at any time prior to the Requisite FMB Shareholder Approval, for the purpose of entering into an Acquisition Agreement in compliance with the requirements set forth in Section 5.09, provided that FMB is not in material breach of any of its obligations under Section 5.09 of this Agreement.
(i) Stock Price Decline; Exchange Ratio Adjustment.   By FMB giving prompt written notice of termination to FBMS at any time on or after the fifth business day immediately prior to the date on which the Effective Time is to occur (the “Determination Date”) and prior to the Effective Time, if both of the following conditions are satisfied: (i) the quotient obtained by dividing the average of the daily closing prices for shares of FBMS Common Stock for the 20 consecutive full Trading Days ending on the trading day prior to the Determination Date on which such shares are actually traded on the NASDAQ Stock Market (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by FBMS and FMB) (the “Average Closing Price”) by the Starting FBMS Stock Price (the “FBMS Ratio”) shall be less than 0.85; and (ii) the FBMS Ratio shall be less than the number obtained by dividing the Final Index Price by the Starting Index Price and subtracting 0.15 from such quotient (the “Index Ratio”). Following delivery of such written notice of termination by FMB, this Agreement shall terminate upon the fifth business day following the Determination Date (the “Termination Date”); provided, however, that FMB’s notice of election to terminate may be withdrawn at any time prior to the Termination Date; and provided further that during the five-day period commencing with receipt of such notice, FBMS shall have the option (but no obligation) to offer to increase the consideration to be received by the holders of FMB Common Stock through an adjustment to the Exchange Ratio such that the aggregate value of the Per Share Stock Consideration is at least $54,400,000; provided further that FBMS may not make such election if such adjustment would necessitate approval of the Merger by the shareholders of FBMS. If FBMS makes this election to increase the Exchange Ratio, within such period, it shall give prompt written notice to FMB of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.01(i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio, and derivatively the Per Share Stock Consideration, shall have been so modified), and any references in this Agreement to “Exchange Ratio” and “Per Share Stock Consideration” shall thereafter be deemed to refer to the Exchange Ratio and Per Share Stock Consideration after giving effect to any adjustment made pursuant to this Section 7.01(i).
If FBMS declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the FBMS Common Stock shall be appropriately adjusted for the purposes of applying this Section 7.01(i).
Section 7.02 Termination Fee.
(a) In recognition of the efforts, expenses and other opportunities foregone by FBMS while structuring and pursuing the Merger, FMB shall pay to FBMS a termination fee equal to $3,200,000 (“Termination Fee”), by wire transfer of immediately available funds to an account specified by FBMS in the event of any of the following:
(i) FBMS terminates this Agreement pursuant to Section 7.01(g);
(ii) FMB terminates this Agreement pursuant to Section 7.01(h);
(iii) Either FBMS or FMB terminates this Agreement pursuant to Section 7.01(c) because the Requisite FMB Shareholder Approval shall not have been obtained and (x) after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been made known to senior management of FMB or has been made directly to its shareholders generally or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to FMB and (y) prior to the date that is twelve (12) months after the date of such termination, FMB enters into any agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referenced above), provided, that for purposes of this Section 7.02(a)(iii), all references in the definition of Acquisition Proposal to “20%” shall instead refer to “50%;” or
(iv) FBMS terminates this Agreement pursuant to Section 7.01(d) or Section 7.01(e) and after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been made known to senior management of FMB or has been made directly to its shareholders generally or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to FMB, and (z) prior to the date that is twelve (12) months after the date of such termination, FMB enters into any agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal referenced above), provided, that for purposes of this Section 7.02(a)(iv), all references in the definition of Acquisition Proposal to “20%” shall instead refer to “50%.”
(b) If FMB is obligated to pay FBMS the Termination Fee because the events specified in Section 7.02(a)(i) or Section 7.02(a)(ii) have occurred, then FMB shall pay FBMS the Termination Fee within one (1) Business Day after receipt by the non-terminating Party of the requisite termination notice.

If FMB is obligated to pay FBMS the Termination Fee because the events specified in Section 7.02(a)(iii) or Section 7.02(a)(iv) have occurred, then FMB shall pay FBMS the Termination Fee within one (1) Business Day after the earlier of  (i) the date FMB enters into such agreement or (ii) the date such transaction is consummated.
(c) FMB and FBMS each agree that the agreements contained in this Section 7.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, FBMS would not enter into this Agreement; accordingly, if FMB fails promptly to pay any amounts due under this Section 7.02, FMB shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest equal to the sum of  (i) the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, plus (ii) 200 basis points, together with the costs and expenses of FBMS (including reasonable legal fees and expenses) in connection with such suit.
(d) Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that if FMB pays or causes to be paid to FBMS the Termination Fee in accordance with Section 7.02(a), FMB (or any successor in interest of FMB) will not have any further obligations or liabilities to FBMS with respect to this Agreement or the transactions contemplated by this Agreement.
Section 7.03 Effect of Termination.   Except as set forth in Section 7.02(c), termination of this Agreement will not relieve a breaching party from liability for any breach of any covenant, agreement, representation or warranty of this Agreement (a) giving rise to such termination and (b) resulting from fraud or any willful and material breach.
Article VIII

DEFINITIONS
Section 8.01 Definitions.   The following terms are used in this Agreement with the meanings set forth below:
“Acquisition Agreement” has the meaning set forth in Section 5.09.
“Acquisition Proposal” has the meaning set forth in Section 5.09.
“Acquisition Transaction” has the meaning set forth in Section 5.09.
“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Articles of Merger” has the meaning set forth in Section 1.04(a).
“ASC 320” means GAAP Accounting Standards Codification Topic 320.
“Associate” when used to indicate a relationship with any Person means (1) any corporation or organization (other than FMB or any of its Subsidiaries) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity, or (3) any relative or family member of such Person.
“Average Closing Price” shall have the meaning as set forth in Section 7.01(i).
“Bank Merger” has the meaning set forth in Section 1.03.
“Bank Plan of Merger” has the meaning set forth in Section 1.03.
“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.
“BOLI” has the meaning set forth in Section 3.32(b).

“Book-Entry Shares” means any non-certificated share held by book entry in FMB’s stock transfer book, which immediately prior to the Effective Time represents an outstanding share of FMB Common Stock.
“Burdensome Condition” has the meaning set forth in Section 5.06(a).
“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the State of Mississippi are authorized or obligated to close.
“Cash Cutback Holder” means a Holder or beneficial owner of FMB Common Stock, as appropriate, whose Cash Election Shares exceed twenty percent (20%) of the total shares of FMB Common Stock held or beneficially owned by him, her, or it.
“Cash Election” has the meaning set forth in Section 2.02(a)(iii).
“Cash Election Shares” has the meaning set forth in Section 2.02(a)(iii).
“Cash Surplus Amount” equals the amount by which the total number of Cash Election Shares exceeds 78,163.
“Certificate” means any outstanding certificate, which immediately prior to the Effective Time, represents an outstanding share of FMB Common Stock.
“Change in FMB Recommendation” means any (i) withdrawal, qualification, modification, proposal to withdraw, qualify, or modify, in any manner adverse to FBMS, or refusal to approve or recommend the FMB Recommendation, (ii) approval, endorsement, or recommendation by FMB’s board of directors of an Acquisition Proposal (or, in the case of a tender offer or exchange offer, failure to promptly recommend rejection of such offer) or (iii) proposal to approve, endorse, or recommend any Acquisition Proposal.
“Claim” has the meaning set forth in Section 5.10(a).
“Closing” and “Closing Date” have the meanings set forth in Section 1.04(b).
“Code” has the meaning set forth in the Recitals.
“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.
“Controlled Group Members” means any of FMB’s related organizations described in Code Sections 414(b), (c) or (m).
“Conversion Costs” has the meaning set forth in Section 5.23.
“Covered Employees” has the meaning set forth in Section 5.11(a).
“D&O Insurance” has the meaning set forth in Section 5.10(d).
“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to any such transaction or transactions.
“Designated Contracts” has the meaning set forth in Section 5.23.
“Determination Date” shall have the meaning as set forth in Section 7.01(i).
“Director Restrictive Covenant Agreements” has the meaning set forth in Section 5.17.
“Dissenting Shareholder” has the meaning set forth in Section 2.01(c).
“Dissenting Shares” has the meaning set forth in Section 2.01(c).

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.
“Effective Time” has the meaning set forth in Section 1.04(a).
“Election Deadline” has the meaning set forth in Section 2.02(a)(iv).
“Election Form” has the meaning set forth in Section 2.02(a)(iii).
“Enforceability Exception” has the meaning set forth in Section 3.05.
“Environmental Law” means any federal, state or local Law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (a) pollution, the protection or restoration of the indoor or outdoor environment, human health and safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) any injury or threat of injury to persons or property in connection with any Hazardous Substance. The term Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: (a) Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. §9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §1101, et seq.; the Safe Drinking Water Act; 42 U.S.C. §300f, et seq.; the Occupational Safety and Health Act, 29 U.S.C. §651, et seq.; (b) common Law that may impose liability (including without limitation strict liability) or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.
“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” has the meaning set forth in Section 3.15(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Agent” means such exchange agent as may be designated by FBMS (which shall be FBMS’s transfer agent), and reasonably acceptable to FMB, to act as agent for purposes of conducting the exchange procedures described in Article II.
“Exchange Fund” has the meaning set forth in Section 2.07(a).
“Exchange Ratio” has the meaning set forth in Section 2.01(d).
“Expiration Date” has the meaning set forth in Section 7.01(f).
“Fair Credit Reporting Act” means the Fair Credit Reporting Act, as amended.
“Fair Housing Act” means the Fair Housing Act, as amended.
“FBMS” has the meaning set forth in the preamble to this Agreement.
“FBMS Common Stock” means the voting common stock, $1.00 par value per share, of FBMS.
“FBMS Disclosure Schedule” has the meaning set forth in Article IV.
“FBMS Ratio” shall have the meaning as set forth in Section 7.01(i).
“FBMS Reports” has the meaning set forth in Section 4.05(a).
“FDIA” has the meaning set forth in Section 3.27.
“FDIC” means the Federal Deposit Insurance Corporation.
“FFIEC” means the Federal Financial Institutions Examination Council.

“Final Index Price” shall mean the average of the Index Prices for the 20 consecutive full Trading Days ending on the Determination Date or, if the Determination Date is not a full Trading Day, the Trading Day immediately prior to the Determination Date.
“Financial Statements” has the meaning set forth in Section 3.07(b).
“FOFR” has the meaning set forth in Section 3.06.
“FMB” has the meaning set forth in the preamble to this Agreement.
“FMB 401(a) Plan” has the meaning set forth in Section 3.15(c).
“FMB Bank” has the meaning set forth in Section 1.03.
“FMB Benefit Plans” has the meaning set forth in Section 3.15(a).
“FMB Cancelled Shares” has the meaning set forth in Section 2.01(b).
“FMB Common Stock” means the voting common stock, $0.10 par value per share, of FMB.
“FMB Disclosure Schedule” has the meaning set forth in Article III.
“FMB Employees” has the meaning set forth in Section 3.15(a).
“FMB Expenses” has the meaning set forth in Section 5.21.
“FMB Financial Advisor” has the meaning set forth in Section 3.14.
“FMB Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of FMB and its Subsidiaries.
“FMB Investment Securities” means the investment securities of FMB and its Subsidiaries.
“FMB Loan” has the meaning set forth in Section 3.22(d).
“FMB Material Contracts” has the meaning set forth in Section 3.12(a).
“FMB Meeting” has the meaning set forth in Section 5.04(a).
“FMB Recommendation” has the meaning set forth in Section 5.04(b).
“FMB Regulatory Agreement” has the meaning set forth in Section 3.13.
“FMB Representatives” has the meaning set forth in Section 5.09(a).
“FMB Stock Plans” means all equity plans of FMB or any Subsidiary.
“FMB Voting Agreement” or “FMB Voting Agreements” shall have the meaning set forth in the recitals to this Agreement.
“FRB” means the Board of Governors of the Federal Reserve System.
“GAAP” means generally accepted accounting principles in the United States of America, applied consistently with past practice, including with respect to quantity and frequency.
“Governmental Authority” means any U.S. or foreign federal, state or local governmental commission, board, body, bureau or other regulatory authority or agency, including, without limitation, courts and other judicial bodies, bank regulators, insurance regulators, applicable state securities authorities, the SEC, the IRS or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing.
“Hazardous Substance” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise regulated as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, flammable or explosive materials, radioactive materials or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise). Hazardous Substance does not include substances of kinds and in amounts ordinarily and customarily used or stored for the purposes of cleaning or other maintenance or operations.
“Holder” means the holder of record of shares of FMB Common Stock.
“Home Mortgage Disclosure Act” means Home Mortgage Disclosure Act of 1975, as amended.
“Indemnified Parties” and “Indemnifying Party” have the meanings set forth in Section 5.10(a).
“Index Price” shall mean the closing price on such date of the KBW Nasdaq Regional Banking Index (KRX).
“Index Ratio” shall have the meaning as set forth in Section 7.01(i).
“Informational Systems Conversion” has the meaning set forth in Section 5.13.
“Initial Notice Period” shall have the meaning as set forth in Section 7.01(i).
“Insurance Policies” has the meaning set forth in Section 3.32(a).
“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (c) copyrights (including any registrations and applications for any of the foregoing); (d) Software (excluding off-the-shelf Software); and (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.
“IRS” means the United States Internal Revenue Service.
“Knowledge” means, with respect to FMB, the actual knowledge, of the Persons set forth in FMB Disclosure Schedule 8.01, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter, and with respect to FBMS, the actual knowledge of the Persons set forth in FBMS Disclosure Schedule 8.01, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter.
“Law” means any federal, state, local or foreign Law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority that is applicable to the referenced Person.
“Leases” has the meaning set forth in Section 3.30(b).
“Letter of Transmittal” has the meaning set forth in Section 2.06.
“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance, conditional and installment sale agreement, charge, claim, option, rights of first refusal, encumbrances, or security interest of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership).
“Loans” has the meaning set forth in Section 3.22(a).
“Mailing Date” has the meaning set forth in Section 2.02(a).
“Material Adverse Effect” with respect to any party means (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such party and its Subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such party to perform its obligations under this Agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such party to consummate the Merger and the transactions contemplated hereby; provided, however, that, in the case of clause (i) only, a Material Adverse Effect shall not be deemed to include the impact of  (A) changes after the date of this Agreement in banking and similar Laws of general applicability or interpretations thereof by Governmental Authorities (except to the extent that such change disproportionately adversely affects FMB and its Subsidiaries or FBMS and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which FMB and FBMS operate, in which case only the disproportionate effect will be taken into account), (B) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally (except to the extent that such change disproportionately adversely affects FMB and its Subsidiaries or FBMS and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which FMB and FBMS operate, in which case only the disproportionate effect will be taken into account), (C) changes after the date of this Agreement in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally (except to the extent that such change disproportionately adversely affects FMB and its Subsidiaries or FBMS and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which FMB and FBMS operate, in which case only the disproportionate effect will be taken into account), (D) public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other party, or as otherwise expressly permitted or contemplated by this Agreement, (E) any failure by FMB or FBMS to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect), (F) changes in the trading price or trading volume of FBMS Common Stock (but shall include the underlying causes of such changes unless otherwise specifically excluded), and (G) the impact of this Agreement and the transactions contemplated hereby on relationships with customers or employees (including the loss of personnel subsequent to the date of this Agreement).
“Maximum D&O Tail Premium” has the meaning set forth in Section 5.10(d).
“Merger” has the meaning set forth in the recitals.
“Merger Consideration” shall mean the Per Share Cash Consideration and the Per Share Stock Consideration, as the case may be, to be paid pursuant to the provisions of Article II hereof.
“FBCA” has the meaning set forth in Section 1.01.
“NASDAQ” means The NASDAQ Global Select Market.
“National Labor Relations Act” means the National Labor Relations Act, as amended.
“Non-Election Shares” has the meaning set forth in Section 2.02(a).
“OCC” has the meaning set forth in Section 3.06.
“Ordinary Course of Business” means the ordinary, usual and customary course of business of FMB and FMB’s Subsidiaries consistent with past practice, including with respect to frequency and amount.
“OREO” has the meaning set forth in Section 3.22(c).
“Party” or “Parties” have the meaning set forth in the preamble.
“Per Share Cash Consideration” has the meaning set forth in Section 2.01(d).
“Per Share Stock Consideration” has the meaning set forth in Section 2.01(d).
“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.
“Plan of Merger” has the meaning set forth in Section 1.04.
“Proxy Statement-Prospectus” means the proxy statement and prospectus and other proxy solicitation materials of FBMS and FMB relating to the FMB Meeting.

“Registration Statement” means the Registration Statement on Form S-4 to be filed with the SEC by FBMS in connection with the issuance of shares of FBMS Common Stock in the Merger (including the Proxy Statement-Prospectus constituting a part thereof).
“Regulations” means the final and temporary regulations promulgated under the Code by the United States Department of the Treasury.
“Regulatory Approval” has the meaning set forth in Section 3.06.
“Requisite FMB Shareholder Approval” means approval of this Agreement by a vote (in person or by proxy) of the majority of the outstanding shares of FMB Common Stock entitled to vote thereon at the FMB Meeting.
“Representative” has the meaning set forth in Section 2.02(a).
“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shareholders’ Agreement” means that certain Shareholders Agreement, dated December 11, 2003, as amended on March 27, 2014, by and between FMB, on one hand, and its shareholders, on the other hand.
“Shortfall Number” has the meaning set forth in Section 2.02(b).
“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.
“Starting FBMS Stock Price” shall mean the closing price of FBMS Common Stock on the NASDAQ Stock Market (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by FBMS and FMB) on the date of this Agreement.
“Starting Index Price” shall mean the Index Price on the date of this Agreement.
“Stock Conversion Number” has the meaning set forth in Section 2.02(a).
“Stock Cutback Holder” means a Holder or beneficial owner of FMB Common Stock, as appropriate, whose Stock Election Shares exceed eighty percent (80%) of the total shares of FMB Common Stock held or beneficially owned by him, her, or it.
“Stock Election” has the meaning set forth in Section 2.02(a)(iii).
“Stock Election Number” has the meaning set forth in Section 2.02(b).
“Stock Election Shares” has the meaning set forth in Section 2.02(a)(iii).
“Stock Surplus Amount” equals the amount by which the total number of Stock Election Shares exceeds the Stock Conversion Number.
“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party. Any reference in this Agreement to a Subsidiary of FMB means, unless the context otherwise requires, any current or former Subsidiary of FMB.
“Superior Proposal” has the meaning set forth in Section 5.09.
“Surviving Bank” has the meaning set forth in Section 1.03.

“Surviving Entity” has the meaning set forth in the Recitals.
“Tax” and “Taxes” mean all U.S. federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, or liabilities with respect to unclaimed property or escheat, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.
“Tax Returns” means, with respect to any Taxes, any return, declaration, claim for refund, or other report, including amendment thereto and including elections, schedules, estimates and information returns.
“Termination Costs” has the meaning set forth in Section 5.23.
“Termination Date” has the meaning set forth in Section 7.01(i).
“Termination Fee” has the meaning set forth in Section 7.02(a).
“The date hereof” or “the date of this Agreement” means the date first set forth above in the preamble to this Agreement.
“The First” has the meaning set forth in Section 1.03.
“Trading Day” means any day on which the NASDAQ Stock Market is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Eastern Time).
“Truth in Lending Act” means the Truth in Lending Act of 1968, as amended.
“USA PATRIOT Act” means the USA PATRIOT Act of 2001, Public Law 107-56, and the regulations promulgated thereunder.
Article IX

MISCELLANEOUS
Section 9.01 Survival.   No representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time other than this Section 9.01 and any other agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, including, without limitation, Section 5.10.
Section 9.02 Waiver; Amendment.   Prior to the Effective Time and to the extent permitted by applicable Law, any provision of this Agreement may be (a) waived by the Party benefited by the provision, provided such waiver is in writing and signed by such Party, or (b) amended or modified at any time, by an agreement in writing among the Parties executed in the same manner as this Agreement, except that after the FMB Meeting no amendment shall be made which by Law requires further approval by the shareholders of FBMS or FMB without obtaining such approval. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.
Section 9.03 Governing Law; Jurisdiction; Waiver of Right to Trial by Jury.
(a) This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions.
(b) Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Mississippi (the “Mississippi Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Mississippi Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Mississippi Courts, (iii) waives any objection that the Mississippi Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.05.
(c) Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each Party understands and has considered the implications of this waiver, (iii) each Party makes this waiver voluntarily, and (iv) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.03.
Section 9.04 Expenses.   Except as otherwise provided in Section 7.02, each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel. Nothing contained in this Agreement shall limit either Party’s rights to recover any liabilities or damages arising out of the other Party’s willful breach of any provision of this Agreement.
Section 9.05 Notices.   All notices, requests and other communications hereunder to a Party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such Party at its address set forth below, or at such other address or addresses as such Party may specify from time to time by notice in like manner to the Parties. All notices shall be deemed effective upon delivery.
(a)
if to FBMS, to:

The First Bancshares, Inc.
6480 U.S. Highway 98 West
Hattiesburg, MS 39404-5549
Attn: M. Ray Cole, Jr., President & CEO
E-mail: hcole@thefirstbank.com
with a copy (which shall not constitute notice to FBMS) to:
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309
Attn: Mark Kanaly
E-mail: mark.kanaly@alston.com
(b)
if to FMB, to:

FMB Banking Corporation
200 East Washington Street
Monticello, FL 32344
Attn: F. Wilson Carraway, III, Chairman of the Board
E-mail: wcarraway@fmbbank.com
with a copy (which shall not constitute notice to FMB) to:
Bryan Cave Leighton Paisner LLP
One Atlantic Center, 14th Floor
1201 West Peachtree Street
Atlanta, GA 30309
Attn. Jonathan Hightower
E-mail: jonathan.hightower@bclplaw.com

Section 9.06 Entire Understanding; No Third Party Beneficiaries.   This Agreement represents the entire understanding of the Parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ rights under Section 5.10, FBMS and FMB hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (including any person or employees who might be affected by Section 5.11), other than the Parties, any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.07 Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties will use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
Section 9.08 Enforcement of the Agreement.   The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without having to show or prove economic damages and without the requirement of posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 9.09 Interpretation.
(a) When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and captions and headings contained in this Agreement are included solely for convenience of reference; if there is any conflict between a caption or heading and the text of this Agreement, the text shall control. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
(b) The Parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorizing any of the provisions of this Agreement or any other agreements or documents contemplated herein.
(c) The FMB Disclosure Schedule and the FBMS Disclosure Schedule, as well as all other schedules and all exhibits to this Agreement, shall be deemed part of this Agreement and included in any reference to this Agreement. Any matter disclosed pursuant to any section of either Disclosure Schedule shall be deemed disclosed for purposes of any other section of Article III or Article IV, respectively, to the extent that applicability of the disclosure to such other section is reasonably apparent on the face, notwithstanding the absence of a specific cross-reference, of such disclosure. No item is required to be set forth in either Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect. The mere inclusion of an item in either Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by either party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, or that any breach or violation of applicable Laws or any contract exists or has actually occurred. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law.

(d) Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific Governmental Authority shall include any successor statute or regulation, or successor Governmental Authority, as the case may be. Unless the context clearly indicates otherwise, the masculine, feminine, and neuter genders will be deemed to be interchangeable, and the singular includes the plural and vice versa. As used herein, (i) the term “made available” means any document or other information that was (a) provided by one party or its representatives to the other party or its representatives prior to the date hereof or (b) included in the virtual data room of a party prior to the date hereof, and (ii) the word “or” is not exclusive.
(e) Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the Sections and Article of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole, unless the context clearly requires otherwise.
Section 9.10 Assignment.   No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, and any purported assignment in violation of this Section 9.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.
Section 9.11 Counterparts.   This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.
THE FIRST BANCSHARES, INC.
By:
/s/ M. Ray Cole, Jr.

Name: M. Ray Cole, Jr.
Title:   Vice Chairman, President and Chief           Executive Officer
FMB BANKING CORPORATION
By:
/s/ F. Wilson Carraway, III

Name: F. Wilson Carraway, III
Title:   Chairman of the Board
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
FORM OF VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”) is dated as of July 23, 2018, by and between the undersigned holder (“Shareholder”) of common stock of FMB Banking Corporation, a Florida corporation (“FMB”), and The First Bancshares, Inc., a Mississippi corporation (“FBMS”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).
RECITALS:
WHEREAS, concurrently with the execution of this Agreement, FBMS and FMB are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which (i) FMB will merge with and into FBMS, with FBMS as the surviving entity, and (ii) Farmers & Merchants Bank, a Florida state-chartered bank and wholly-owned subsidiary of FMB (“FMB Bank”) will merge with and into The First, A National Banking Association, a national banking association and direct wholly-owned subsidiary of FBMS (“The First Bank”), with The First Bank as the surviving bank (collectively, the “Merger”), and in connection with the Merger, each outstanding share of common stock of FMB, $0.10 par value per share (“FMB Common Stock”), will be converted into the right to receive the Merger Consideration and cash in lieu of fractional shares of FBMS Common Stock;
WHEREAS, Shareholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of  (or direct the disposition of) and to vote (or direct the voting of) directly or indirectly the number of shares of FMB Common Stock indicated on the signature page of this Agreement under the heading “Total Number of Shares of FMB Common Stock Subject to this Agreement;” provided, that such shares do not include shares beneficially owned by Shareholder but subject to the voting direction of a third party with regard to voting on the Merger (such shares, together with any additional shares of FMB Common Stock subsequently acquired by Shareholder during the term of this Agreement, including through the exercise of any stock option or other equity award, warrant or similar instrument, being referred to collectively as the “Shares”); and
WHEREAS, it is a material inducement to the willingness of FBMS to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.
AGREEMENT:
NOW, THEREFORE, in consideration of, and as a material inducement to, FBMS entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by FBMS in connection therewith, Shareholder and FBMS agree as follows:
Section 1. Agreement to Vote Shares.   Shareholder agrees that, while this Agreement is in effect, at any meeting of shareholders of FMB, however called, or at any adjournment thereof, or in any other circumstances in which Shareholder is entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by FBMS, Shareholder shall:
(a) appear at each such meeting in person or by proxy or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and
(b) vote (or cause to be voted), in person or by proxy, all the Shares as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the board of directors of FMB and adopted in accordance with the terms thereof); (ii) in favor of any proposal to adjourn or postpone such meeting, if necessary, to solicit additional proxies to approve the Merger Agreement; (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of FMB contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iv) against any Acquisition Proposal (as defined in the Merger Agreement) or any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement or this Agreement.
Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of FMB, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms.
Section 2. No Transfers.   Until the earlier of  (i) the termination of this Agreement pursuant to Section 6 and (ii) receipt of the Requisite FMB Shareholder Approval, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares, except the following transfers shall be permitted: (a) transfers by will or operation of Law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (c) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to each transferee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, and (d) such transfers as FBMS may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.
Section 3. Representations and Warranties of Shareholder.   Shareholder represents and warrants to and agrees with FBMS as follows:
(a) Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.
(b) This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by FBMS, constitutes the valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(c) The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.
(d) Shareholder is the record and beneficial owner of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to all of the Shares, and the Shares are owned free and clear of any liens, security interests, charges or other encumbrances. The Shares do not include shares over which Shareholder exercises control in a fiduciary capacity for any other person or entity that is not an Affiliate of Shareholder, and no representation by Shareholder is made with respect thereto. Shareholder has the right to vote the Shares, and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement. Shareholder does not own, of record or beneficially, any shares of capital stock of FMB other than the Shares or any other securities convertible into or exercisable or exchangeable for such capital stock, other than any FMB Restricted Shares.
Section 4. No Solicitation.   From and after the date hereof until the termination of this Agreement pursuant to Section 6, Shareholder, in his, her or its capacity as a shareholder of FMB, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its Affiliates to, directly or indirectly (and, to the extent applicable to Shareholder, such Shareholder shall use commercially reasonable efforts to prohibit any of his, her or its representatives or

Affiliates to), (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) except in his capacity as a director or officer of FMB and under circumstances for which such actions are permitted for FMB under the Merger Agreement, participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any person (other than FBMS) any information or data with respect to FMB or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal, (d) solicit proxies with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, or (e) initiate a shareholders’ vote or action by consent of FMB’s shareholders with respect to an Acquisition Proposal.
Section 5. Specific Performance; Remedies; Attorneys’ Fees.   Shareholder acknowledges that it is a condition to the willingness of FBMS to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to FBMS if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, FBMS will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that FBMS has an adequate remedy at Law. Shareholder further agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with FBMS’ seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, FBMS shall have the right to inform any third party that FBMS reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of FBMS hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with FBMS set forth in this Agreement may give rise to claims by FBMS against such third party.
Section 6. Term of Agreement; Termination.   The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the mutual written agreement of the parties hereto, and shall be automatically terminated upon the earlier to occur of  (a) the Effective Time, (b) the amendment of the Merger Agreement in any manner that materially and adversely affects any of Shareholder’s rights set forth therein (including, for the avoidance of doubt, any reduction to the Merger Consideration), (c) termination of the Merger Agreement or (d) three (3) years from the date hereof. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.
Section 7. Entire Agreement.   This Agreement represents the entire understanding of the parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.
Section 8. Modification and Waiver.   No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by each party. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.
Section 9. Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
Section 10. Capacity as Shareholder.   This Agreement shall apply to Shareholder solely in his, her or its capacity as a shareholder of FMB and it shall not apply in any manner to Shareholder in his, her or its capacity as a director of FMB, if applicable. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with his, her or its fiduciary duties as a director of FMB, if applicable.
Section 11. Governing Law.   This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions.
Section 12. Jurisdiction.   Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this Agreement shall be brought in the courts of record of the State of Mississippi in Forrest County or the United States District Court, Southern District of Mississippi. Each party consents to the jurisdiction of such Mississippi court in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Mississippi court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.
Section 13. WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.
Section 14. Waiver of Appraisal Rights; Further Assurances.   To the extent permitted by applicable law, Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger or demand fair value for his, her or its Shares in connection with the Merger, in each case, that Shareholder may have under applicable law. From time to time prior to the termination of this Agreement, at FBMS’s request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement. Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against FBMS, The First Bank, FMB, FMB Bank or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger.
Section 15. Disclosure.   Shareholder hereby authorizes FMB and FBMS to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in the Proxy Statement-Prospectus such Shareholder’s identity and ownership of the Shares and the nature of Shareholder’s obligations under this Agreement; provided, however, that FBMS shall provide Shareholder written drafts of any such disclosure and consider in good faith Shareholder’s comments thereto.
Section 16. Counterparts.   This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
THE FIRST BANCSHARES, INC.
By:

Name: M. Ray Cole, Jr.
Title:  President and Chief Executive Officer
SHAREHOLDER
__________________________________________
Total Number of Shares of FMB Common Stock Subject to this Agreement:
__________________________________________

EXHIBIT B
FORM OF BANK PLAN OF MERGER AND MERGER AGREEMENT
FARMERS & MERCHANTS BANK
with and into
THE FIRST, A NATIONAL ASSOCIATION
under the charter of
THE FIRST, A NATIONAL ASSOCIATION
under the title of
“THE FIRST, A NATIONAL ASSOCIATION”
(“Resulting Bank”)
THIS PLAN OF MERGER AND MERGER AGREEMENT (this “Agreement”) is made and entered into as of July 23, 2018, by and between The First, A National Banking Association (“The First”), a national banking association, with its main office located at 6480 U.S. Highway 98 West, Hattiesburg, MS 39404-5549, and Farmers & Merchants Bank, a Florida state-chartered bank, with its main office located at 200 East Washington Street, Monticello, FL 32344 (“FMB Bank”, together with The First, the “Banks”).
WHEREAS, at least a majority of the entire Board of Directors of The First has approved this Agreement and authorized its execution pursuant to the authority given by and in accordance with the provisions of The National Bank Act (the “Act”);
WHEREAS, at least a majority of the entire Board of Directors of FMB Bank has approved this Agreement and authorized its execution in accordance with Florida Statutes §658.42 and the Act;
WHEREAS, The First Bancshares, Inc. (“FBMS”), which owns all of the outstanding shares of The First, and FMB Banking Corporation (“FMB”), which owns all of the outstanding shares of FMB Bank, have entered into an Agreement and Plan of Merger (the “Holding Company Agreement”) which, among other things, contemplates the merger of FMB with and into FBMS, all subject to the terms and conditions of such Holding Company Agreement (the “Holding Company Merger”)
WHEREAS, FBMS, as the sole shareholder of The First, and FMB, as the sole shareholder of FMB Bank, have approved this Agreement; and
WHEREAS, each of the Banks is entering into this Agreement to provide for the merger of FMB Bank with and into The First, with The First being the surviving company of such merger transaction (the “Bank Merger”) subject to, and as soon as practicable following, the closing of the Holding Company Merger.
NOW, THEREFORE, for and in consideration of the premises and the mutual promises and agreements herein contained, the parties hereto agree as follows:
SECTION 1
Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below) and pursuant to the Act, FMB Bank shall be merged with and into The First. The First shall continue its existence as the surviving company and Resulting Bank under the charter of the Resulting Bank and the separate corporate existence of FMB Bank shall cease. The closing of the Bank Merger shall become effective at the time specified in the certificate of merger issued by the Office of the Comptroller of the Currency (the “OCC”) in connection with the Bank Merger (such time when the Bank Merger becomes effective, the “Effective Time”).
SECTION 2
The name of the Resulting Bank shall be “The First, N.A.” or such other name as such bank may adopt prior to the Effective Time. The Resulting Bank will exercise trust powers.
SECTION 3
The business of the Resulting Bank from and after the Effective Time shall be that of a national banking association. The business of the Resulting Bank shall be conducted from its main office which shall be located at 6480 U.S. Highway 98 West, Hattiesburg, MS 39404-5549, as well as at its legally established branches and at the banking offices of FMB Bank that are acquired in the Bank Merger (which such banking offices are set forth on Exhibit A to this Agreement and shall continue to conduct operations after the closing of the Bank Merger as branch offices of The First). The savings accounts of the Resulting Bank will be issued by the Resulting Bank in accordance with the Act.
SECTION 4
At the Effective Time, the amount of issued and outstanding capital stock of the Resulting Bank shall be the amount of capital stock of The First issued and outstanding immediately prior to Effective Time. Preferred stock shall not be issued by the Resulting Bank.
SECTION 5
All assets of FMB Bank and the Resulting Bank, as they exist at the Effective Time, shall pass to and vest in the Resulting Bank without any conveyance or other transfer; and the Resulting Bank shall be considered the same business and corporate entity as each constituent bank with all the rights, powers and duties of each constituent bank and the Resulting Bank shall be responsible for all the liabilities of every kind and description, of each of FMB Bank and the Resulting Bank existing as of the Effective Time, all in accordance with the provisions of the Act.
SECTION 6
The First and FMB Bank shall contribute to the Resulting Bank acceptable assets having a book value, over and above liability to its creditors, in such amounts as set forth on the books of The First and FMB Bank at the Effective Time.
SECTION 7
At the Effective Time, each outstanding share of common stock of FMB Bank shall be cancelled with no consideration being paid therefor.
Outstanding certificates representing shares of the common stock of FMB Bank shall, at the Effective Time, be cancelled.
SECTION 8
Upon the Effective Time, the then outstanding shares of The First’s common stock shall continue to remain outstanding shares of The First’s common stock, all of which shall continue to be owned by FBMS.
SECTION 9
The directors of the Resulting Bank following the Effective Time shall consist of those directors of The First as of the Effective Time, who shall serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. The executive officers of the Resulting Bank following the Effective Time shall consist of those executive officers of The First as of the Effective Time, who shall serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.
SECTION 10
This Agreement is also subject to the following terms and conditions:
a) The Holding Company Merger shall have closed and become effective.
b) The OCC shall have approved this Agreement and the Bank Merger and shall have issued all other necessary authorizations and approvals for the Bank Merger, and any statutory waiting period shall have expired.
c) The Bank Merger may be abandoned at the election of The First at any time, whether before or after filings are made for regulatory approval of the Bank Merger.

SECTION 11
Each of the Banks hereby invites and authorizes the OCC to examine each of the Bank’s records in connection with the Bank Merger.
SECTION 12
Effective as of the Effective Time, the articles of association and bylaws of the Resulting Bank shall consist of the articles of association and bylaws of the Resulting Bank as in effect immediately prior to the Effective Time.
SECTION 13
This Agreement shall terminate if and at the time of any termination of the Holding Company Agreement.
SECTION 14
This Agreement embodies the entire agreement and understanding of the Banks with respect to the transactions contemplated hereby, and supersedes all other prior commitments, arrangements or understandings, both oral and written, among the Banks with respect to the subject matter hereof.
The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.
No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by the Banks. No waiver, forbearance or failure by any Bank of its rights to enforce any provision of this Agreement shall constitute a waiver or estoppel of such Bank’s right to enforce any other provision of this Agreement or a continuing waiver by such Bank of compliance with any provision hereof.
Except to the extent federal law is applicable, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Mississippi without regard to principles of conflicts of laws.
This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Banks’ respective successors and permitted assigns. Unless otherwise expressly stated herein, this Agreement shall not benefit or create any right of action in or on behalf of any person or entity other than the Banks.
This Agreement may be executed in counterparts (including by facsimile or optically-scanned electronic mail attachment), each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.
[Signatures on Following Page]

IN WITNESS WHEREOF, FMB Bank and The First have entered into this Agreement as of the date first set forth above.
FARMERS & MERCHANTS BANK
By:

Name: Ian C. Donkin
Title:   President & Chief Executive Officer
THE FIRST, A NATIONAL ASSOCIATION
By:

Name: M. Ray Cole, Jr.
Title:   President and Chief Executive Officer
[Signature Page to Bank Plan of Merger and Merger Agreement]

Exhibit A
Banking Offices of the Resulting Bank
[To be completed prior to filing.]

EXHIBIT C
FORM OF DIRECTOR NON-COMPETITION AND NON-DISCLOSURE AGREEMENT
This Non-Competition and Non-Disclosure Agreement (the “Agreement”), is dated as of July 23, 2018, by and between [  ], an individual resident of the State of Florida (“Director”), and The First Bancshares, Inc., a Mississippi corporation (“FBMS”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).
RECITALS:
WHEREAS, concurrently with the execution of this Agreement, FBMS and FMB Banking Corporation, a Florida corporation (“FMB”), are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which (i) FMB will merge with and into FBMS, with FBMS as the surviving entity, and (ii) Farmers & Merchants Bank, a Florida state-chartered bank and wholly-owned subsidiary of FMB (“FMB Bank”) will merge with and into The First, National Association, a national banking association and wholly-owned subsidiary of FBMS (“The First”), with The First as the surviving bank (collectively, the “Merger”);
WHEREAS, Director is a shareholder of FMB and, as a result of the Merger and pursuant to the transactions contemplated by the Merger Agreement, Director is expected to receive significant consideration in exchange for the shares of FMB Common Stock held by Director;
WHEREAS, prior to the date hereof, Director has served as a member of the Board of Directors of FMB or FMB Bank, and, therefore, Director has knowledge of the Confidential Information and Trade Secrets (each as hereinafter defined);
WHEREAS, as a result of the Merger, FBMS will succeed to all of the Confidential Information and Trade Secrets, for which FBMS as of the Effective Time, will have paid valuable consideration and desires reasonable protection; and
WHEREAS, it is a material prerequisite to the consummation of the Merger that each director of FMB and FMB, including Director, enter into this Agreement.
AGREEMENT:
NOW, THEREFORE, in consideration of these premises and the mutual covenants and undertakings herein contained, FBMS and Director, each intending to be legally bound, covenant and agree as follows:
Section 1. Restrictive Covenants.
(a) Director acknowledges that (i) FBMS has separately bargained for the restrictive covenants in this Agreement; and (ii) the types and periods of restrictions imposed by the covenants in this Agreement are fair and reasonable to Director and such restrictions will not prevent Director from earning a livelihood.
(b) Having acknowledged the foregoing, solely in the event that the Merger is consummated, Director covenants and agrees with FBMS as follows:
(i) From and after the Effective Time, Director will not disclose or use any Confidential Information or Trade Secrets for so long as such information remains Confidential Information or a Trade Secret, as applicable, for any purpose, except for any disclosure that is required by applicable Law. In the event that Director is required by Law to disclose any Confidential Information, Director will: (A) if and to the extent permitted by such Law provide FBMS with prompt notice of such requirement prior to the disclosure so that FBMS may waive the requirements of this Agreement or seek an appropriate protective order at FBMS’s sole expense; and (B) use commercially reasonable efforts to obtain assurances that any Confidential Information disclosed will be accorded confidential treatment. If, in the absence of a waiver or protective order, Director is nonetheless, in the opinion of his or her counsel, required to disclose Confidential Information, disclosure may be made only as to that portion of the Confidential Information that counsel advises Director is required to be disclosed.

(ii) Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not (except on behalf of or with the prior written consent of FBMS), on Director’s own behalf or in the service or on behalf of others, solicit or attempt to solicit any customer of FBMS, The First, FMB or FMB Bank (each a “Protected Party”), including actively sought prospective customers of FMB Bank as of the Effective Time, for the purpose of providing products or services that are Competitive (as hereinafter defined) with those offered or provided by any Protected Party.
(iii) Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending one (1) year after the Effective Time, Director will not (except on behalf of or with the prior written consent of FBMS), either directly or indirectly, on Director’s own behalf or in the service or on behalf of others, act as a director, manager, officer or employee of any business which is the same as or essentially the same as the business conducted by any Protected Party and which has an office located within the Restricted Territory.
(iv) For a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not, on Director’s own behalf or in the service or on behalf of others, solicit or recruit or attempt to solicit or recruit, directly or by assisting others, any employee of any Protected Party, whether or not such employee is a full-time employee or a temporary employee of such Protected Party, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will, to cease working for such Protected Party; provided that the foregoing will not prevent the placement of any general solicitation for employment not specifically directed towards employees of any Protected Party or hiring any such person as a result thereof.
(c) For purposes of this Section 1, the following terms shall be defined as set forth below:
(i) “Competitive,” with respect to particular products or services, means products or services that are the same as or similar to the products or services of any Protected Party.
(ii) “Confidential Information” means data and information:
(A) relating to the business of FMB and its Subsidiaries, including FMB Bank, regardless of whether the data or information constitutes a Trade Secret;
(B) disclosed to Director or of which Director became aware as a consequence of Director’s relationship with FMB and/or FMB Bank;
(C) having value to FMB and/or FMB Bank and, as a result of the consummation of the transactions contemplated by the Merger Agreement, FBMS and/or The First; and
(D) not generally known to competitors of FMB or FBMS (including competitors to FMB Bank or The First).
Confidential Information shall include Trade Secrets, methods of operation, names of customers, price lists, financial information and projections, personnel data and similar information; provided, however, that the terms “Confidential Information” and “Trade Secrets” shall not mean data or information that (x) has been disclosed to the public, except where such public disclosure has been made by Director without authorization from FMB or FBMS, (y) has been independently developed and disclosed by others, or (z) has otherwise entered the public domain through lawful means.
(iii) “Restricted Territory” means each county in Florida and Georgia where FMB Bank operates a banking office at the Effective Time and each county contiguous to each of such counties.

(iv) “Trade Secret” means information, without regard to form, including technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers, that is not commonly known by or available to the public and which information:
(A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and
(B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
(d) Director acknowledges that irreparable loss and injury would result to FBMS upon the breach of any of the covenants contained in this Section 1 and that damages arising out of such breach would be difficult to ascertain. Director hereby agrees that, in addition to all other remedies provided at law or in equity, FBMS may petition and obtain from a court of law or equity, without the necessity of proving actual damages and without posting any bond or other security, both temporary and permanent injunctive relief to prevent a breach by Director of any covenant contained in this Section 1, and shall be entitled to an equitable accounting of all earnings, profits and other benefits arising out of any such breach. In the event that the provisions of this Section 1 should ever be determined to exceed the time, geographic or other limitations permitted by applicable Law, then such provisions shall be modified so as to be enforceable to the maximum extent permitted by Law. If such provision(s) cannot be modified to be enforceable, the provision(s) shall be severed from this Agreement to the extent unenforceable. The remaining provisions and any partially enforceable provisions shall remain in full force and effect.
Section 2. Term; Termination.   This Agreement may be terminated at any time by the written consent of the parties hereto, and this Agreement shall be automatically terminated upon the earlier of (i) termination of the Merger Agreement; (ii) two (2) years following the Effective Time or (iii) upon a Change in Control of FBMS (as defined in Schedule I). For the avoidance of doubt, the provisions of Section 1 shall only become operative upon the consummation of the Merger but, in such event, shall survive the consummation of the Merger until the earlier of  (a) two (2) years after the Effective Time or (b) upon a Change in Control of FBMS. Upon termination of this Agreement, no party shall have any further obligations or liabilities hereunder, except that termination of this Agreement will not relieve a breaching party from liability for any breach of any provision of this Agreement occurring prior to the termination of this Agreement.
Section 3. Notices.   All notices, requests and other communications hereunder to a party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such party at its address set forth below, or at such other address or addresses as such party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery.
If to FBMS:
The First Bancshares, Inc.
6480 U.S. Highway 98 West
Hattiesburg, MS 39404-5549
Attn: M. Ray Cole, Jr., President & CEO
E-mail: hcole@thefirstbank.com

If to Director:
The address of Director’s principal residence as it appears in FMB’s records as of the date hereof, as subsequently modified by Director’s provision of notice regarding the same to FBMS.

Section 4. Governing Law; Jurisdiction.   This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Florida, without regard for conflict of law provisions. Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Jefferson County or the United States District Court, Northern District of Florida. Each party consents to the jurisdiction of such

Florida court in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Florida court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.
Section 5. Modification and Waiver.   No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Director and FBMS. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.
Section 6. Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
Section 7. Counterparts.   This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.
Section 8. Entire Agreement.   This Agreement represents the entire understanding of the parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.
Section 9. Construction; Interpretation.   Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
THE FIRST BANCSHARES, INC.
By:

Name: M. Ray Cole, Jr.
Title:  President and Chief Executive Officer
DIRECTOR

[    ]
Signature Page — Non-Competition and Non-Disclosure Agreement

Schedule I
For avoidance of doubt, the parties acknowledge and agree that the restrictions set forth in Sections 1(b) (ii) and (iii) shall not apply to any of the following activities of Director:
1.
The provision of legal services by Director to any Person.

2.
The offer and sale of insurance products by Director to any Person.

3.
The provision of investment advisory and brokerage services by Director to any Person.

4.
The provision of private equity/venture capital financing by Director to any Person.

5.
The provision of accounting services by Director to any Person.

6.
The ownership of 5% or less of any class of securities of any Person.

7.
The provision of automobile financing in connection with the operation of auto dealerships.

8.
Obtaining banking-related services or products for entities owned or controlled by the Director.

9.
Referrals of clients or obtaining banking-related services in connection with the conduct of real estate or mortgage broker businesses.

10.
Activities that are incidental to the Director’s performance of his or her profession so long as such activities are not a scheme to circumvent the restrictions contained in this Agreement.

For the purposes of this agreement, “Change in Control of FBMS” means (a) any person or group of persons within the meaning of  §13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding voting securities of FBMS or The First, or (b) individuals serving on the board of directors of FBMS cease for any reason to constitute at least a majority of the board of directors of FBMS.

EXHIBIT D

FORM OF CLAIMS LETTER
July 23, 2018
The First Bancshares, Inc.
6480 U.S. Highway 98 West
Hattiesburg, MS 39404-5549
Ladies and Gentlemen:
This letter is delivered pursuant the Agreement and Plan of Merger, dated as of July 23, 2018 (the “Merger Agreement”), by and between The First Bancshares, Inc., a Mississippi corporation (“FBMS”), and FMB Banking Corporation, a Florida corporation (“FMB”).
Concerning claims which the undersigned may have against FMB or any of its subsidiaries, including Farmers & Merchants Bank (each, a “FMB Entity”), in his or her capacity as an officer, director or employee of any FMB Entity, and in consideration of the promises, and the mutual covenants contained herein and in the Merger Agreement and the mutual benefits to be derived hereunder and thereunder, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned, intending to be legally bound, hereby agrees as follows:
Section 1. Definitions.   Unless otherwise defined in this letter, capitalized terms used in this letter have the meanings given to them in the Merger Agreement.
Section 2. Release of Certain Claims.
(a) The undersigned hereby releases and forever discharges, effective upon the consummation of the Merger pursuant to the Merger Agreement, each FMB Entity, and each of their respective directors and officers (in their capacities as such), and their respective successors and assigns, and each of them (hereinafter, individually and collectively, the “Released Parties”) of and from any and all liabilities, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description (collectively, “Claims”), which the undersigned, solely in his or her capacity as an officer, director or employee of any FMB Entity has or claims to have, or previously had or claimed to have, in each case as of the Effective Time, against any of the Released Parties, whether or not in law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, matured or unmatured, contingent or otherwise (individually a “Released Claim,” and collectively, the “Released Claims”), except for (i) compensation for services that have accrued but have not yet been paid in the ordinary course of business consistent with past practice or other contract rights relating to severance, employment, stock options and restricted stock grants which have been disclosed in writing to FBMS on or prior to the date of the Merger Agreement, and (ii) the items listed in Section 2(b) below.
(b) For avoidance of doubt, the parties acknowledge and agree that the Released Claims do not include any of the following:
(i) any Claims that the undersigned may have in any capacity other than as an officer, director or employee of any FMB Entity, including, but not limited to, (A) Claims as a borrower under loan commitments and agreements between the undersigned and FMB Bank, (B) Claims as a depositor under any deposit account with FMB Bank, (C) Claims as the holder of any Certificate of Deposit issued by FMB Bank, (D) Claims on account of any services rendered by the undersigned in a capacity other than as an officer, director or employee of any FMB Entity; (E) Claims in his or her capacity as a shareholder of FMB, and (F) Claims as a holder of any check issued by any other depositor of FMB Bank;
(ii) the Claims excluded in Section 2(a)(i) above;
(iii) any Claims that the undersigned may have under the Merger Agreement;

(iv) any right to indemnification that the undersigned may have under the articles of incorporation or bylaws of any FMB Entity, under Florida law or the Merger Agreement; or
(v) any rights or Claims listed on Schedule I to this Agreement.
Section 3. Forbearance.   The undersigned shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit, action, claim or proceeding before or in any court, regulatory, governmental, arbitral or other authority to collect or enforce any Released Claims which are released and discharged hereby.
Section 4. Miscellaneous.
(a) This letter shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions.
(b) This letter contains the entire agreement between the parties with respect to the Released Claims released hereby, and the release of Claims contained in this letter supersedes all prior agreements, arrangement or understandings (written or otherwise) with respect to such Released Claims and no representation or warranty, oral or written, express or implied, has been made by or relied upon by any party hereto, except as expressly contained herein or in the Merger Agreement.
(c) This letter shall be binding upon and inure to the benefit of the undersigned and the Released Parties and their respective heirs, legal representatives, successors and assigns.
(d) This letter may not be modified, amended or rescinded except by the written agreement of the undersigned and the Released Parties, it being the express understanding of the undersigned and the Released Parties that no term hereof may be waived by the action, inaction or course of delaying by or between the undersigned or the Released Parties, except in strict accordance with this paragraph, and further that the waiver of any breach of the terms of this letter shall not constitute or be construed as the waiver of any other breach of the terms hereof.
(e) The undersigned represents, warrants and covenants that the undersigned is fully aware of the undersigned’s rights to discuss any and all aspects of this matter with any attorney chosen by him or her, and that the undersigned has carefully read and fully understands all the provisions of this letter, and that the undersigned is voluntarily entering into this letter.
(f) This letter shall become effective upon the consummation of the Merger, and its operation to extinguish all of the Released Claims released hereby is not dependent on or affected by the performance or non-performance of any future act by the undersigned or the Released Parties. If the Merger Agreement is terminated for any reason, this letter shall be of no force or effect.
(g) If any civil action, arbitration or other legal proceeding is brought for the enforcement of this letter, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this letter, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs, sales and use taxes and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party (including any fees and costs associated with collecting such amounts).
(h) Each party acknowledges and agrees that any controversy which may arise under this letter is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this letter, or the transactions contemplated by this letter. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this letter by, among other things, the mutual waivers and certifications in this Section.

(i) Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this letter shall be brought in the courts of record of the State of Mississippi in Forrest County or the United States District Court, Southern District of Mississippi. Each party consents to the jurisdiction of such Mississippi court in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Mississippi court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.
[Signature Page Follows]

Sincerely,

Signature of Director
[    ]

Name of Director
Signature Page — Claims Letter

On behalf of The First Bancshares, Inc., I hereby acknowledge receipt of this letter as of this 23rd day of July, 2018.
THE FIRST BANCSHARES, INC.
By:

Name: M. Ray Cole, Jr.
Title:   President and Chief Executive Officer

Schedule I
Additional Excluded Claims
None.

Annex B
July 17, 2018
Board of Directors
FMB Banking Corporation
200 East Washington Street
Monticello, Florida 32344
Dear Board of Directors:
Hovde Group, LLC (“we” or “Hovde”) understand that The First Bancshares, Inc., a Mississippi corporation (“FBMS”), and FMB Banking Corporation, a Florida corporation (“FMB” and, together with FBMS, the “Parties” and each a “Party”) are about to enter into an Agreement and Plan of Merger to be dated on or about July 20, 2018 (the “Agreement”). Subject to the terms and conditions of the Agreement, in accordance with the Mississippi Business Corporation Act and the Florida Business Corporation Act, at the Effective Time, FMB shall merge with and into FBMS pursuant to the terms of the Agreement (the “Merger”). FBMS shall be the Surviving Entity in the Merger and shall continue its existence as a corporation under the laws of the State of Mississippi. As of the Effective Time, the separate corporate existence of FMB shall cease. Immediately following the Effective Time and sequentially but in effect simultaneously on the Closing Date, Farmers & Merchants Bank, a Florida state-chartered bank and a direct, wholly-owned subsidiary of FMB (“FMB Bank”), shall be merged (the “Bank Merger”) with and into The First, A National Banking Association, a national banking association and a direct, wholly-owned subsidiary of FBMS (“The First”), in accordance with the provisions of applicable federal and state banking laws and regulations, and The First shall be the Surviving Bank. The Bank Merger shall have the effects as set forth under applicable federal and state banking laws and regulations, and the board of directors of the Parties shall cause the board of directors of The First and FMB Bank, respectively, to approve a separate merger agreement (the “Bank Plan of Merger”) in substantially the form as Exhibit B attached to the Agreement, and cause the Bank Plan of Merger to be executed and delivered as soon as practicable following the date of execution of the Agreement. Each of FBMS and FMB shall also approve the Bank Plan of Merger in their capacities as sole shareholders of The First and FMB Bank, respectively. As provided in the Bank Plan of Merger, the Bank Merger may be abandoned at the election of The First at any time, whether before or after filings are made for regulatory approval of the Bank Merger, but if the Bank Merger is abandoned for any reason, FMB Bank shall continue to operate under its name; provided that prior to any such election, FBMS shall (a) reasonably consult with FMB and its regulatory counsel and (b) reasonably determine in good faith that such election will not, and would not reasonably be expected to, prevent, delay or impair any Party’s ability to consummate the Merger or the other transactions contemplated by the Agreement. Capitalized terms used herein that are not otherwise defined shall have the same meanings attributed to them in the Agreement, and all Section and Article references shall refer to Sections and Articles in the Agreement. For purposes of our analysis and opinion, Agreement as used herein shall refer to the draft Agreement dated July 13, 2018 provided to Hovde by FMB.
Subject to the provisions of the Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of the Parties or any shareholder of FMB, subject to the allocation provisions of Article II, each share of FMB Stock (excluding Dissenting Shares and FMB Cancelled Shares) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted, into and exchanged for the right to receive either (i) a cash payment, without interest, in an amount equal to $204.70 (individually the “Per Share Cash Consideration”) or (ii) the “Exchange Ratio” representing the number of shares of FBMS Common Stock, subject to adjustment as provided in Section 2.01(e) (the “Per Share Stock Consideration”). The Exchange Ratio will be established by dividing the target value of  $204.70 per share of FMB Common Stock by the average closing price of FBMS common stock over a ten trading day period as of July 18, 2018. Holders of record of FMB Common Stock may elect to receive shares of FBMS Common Stock (the “Stock Elections”), cash, or a combination thereof in exchange for their shares of FMB Common Stock, provided that the number of shares of FMB Common Stock to be converted into Per Share Stock Consideration pursuant the Stock Elections shall be 312,652 (the “Stock Conversion Number”), FBMS shall allocate additional Per Share Cash Consideration or Per Share Stock Consideration pursuant to Section 2.02 of the Agreement such that the Stock Conversion Number shall equal 312,652.
For purposes of our analyses and opinion and with your consent, we have assumed that the Per Share Stock Consideration is 5.6321 shares of FBMS Common Stock for each share of FMB Common Stock which was derived by dividing the target value of  $204.70 per share of FMB Common Stock by the average closing price of FBMS Common Stock over a ten day trading period as of July 13, 2018 of  $36.35. Additionally, we have assumed for purposes of our analyses and opinion with your consent, that as a result of the allocation provision of Section 2.02 of the Agreement, (i) the Stock Conversion Number is 312,652 and that the total value of the Per Share Stock Consideration is $63,999,864 (based upon the ten day trading period average closing price of FBMS Common Stock as of July 13, 2018 of  $36.35), (ii) the total value of the Per Share Cash Consideration is $15,999,966 and (iii) therefore the total Merger Consideration is the sum of the Per Share Stock Consideration and the Per share Cash Consideration and is equal to $79,999,831.
We note that pursuant to Section 7.01(i), the Agreement may be terminated by FMB at any time during the five (5) business day period commencing with the Determination Date if both of the following conditions are satisfied:
(i)
the quotient obtained by dividing the average of the daily closing prices for shares of FBMS Common stock for the 20 consecutive full Trading Days ending on the trading day prior to the Determination Date on which such shares are actually traded on the NASDAQ Stock Market (the “Average Closing Price”) by the Starting FBMS Stock Price (the “FBMS Ratio”) shall be less than 0.85; and

(ii)
the FBMS Ratio shall be less than the number obtained by dividing the average KBW Nasdaq Regional Banking Index (KRX) prices for the twenty (20) consecutive full Trading Days ending on the Determination Date (the “Final Index Price”) by the KBW Nasdaq Regional Banking Index price on the date of the Agreement (the “Starting Index Price”) and subtracting 0.15 from such quotient (the “Index Ratio”).

If FMB refuses to consummate the Merger pursuant to Section 7.01 of the Agreement, it shall give prompt written notice to FBMS at any time during the aforementioned five (5) day period. During the five (5) Business Day period commencing with its receipt of such notice, FBMS shall have the option to increase the consideration to be received by the holders of FMB Common Stock through an adjustment to the Per Share Stock Consideration such that the aggregate value of the Per Share Stock Consideration is at least $54,400,000; provided further that FBMS may not make such election if such adjustment would necessitate approval of the Merger by the shareholders of the MBS. If FBMS so elects within such five (5) Business Day period, then it shall give written notice to Seller of such election and the revised Per Share Stock Consideration. We further note that Section 7.02 provides certain events in addition to those in Section 7.01 under which the Agreement may be terminated, and FMB shall pay to FBMS a Termination Fee equal to $3,200,000. For purposes of our analyses and opinion and with your consent, we have assumed that (i) there is no adjustment of the Per Share Stock Consideration as provided in Section 7.01 of the Agreement, (ii) that the Agreement is not terminated as provided in Section 7.02, and (iii) the Merger is consummated as provided in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received pursuant to the Agreement by the holders of FMB Common Stock. Our opinion addresses only the fairness of the Merger Consideration, and we are not opining on any individual stock, cash, option, or other components of the consideration.
During the course of our engagement and for the purposes of the opinion set forth herein, we have:
(i)
reviewed a draft of the Agreement dated July 13, 2018, as provided to Hovde by FMB;

(ii)
reviewed unaudited financial statements for FMB and FBMS for the three-month period ended March 31, 2018;

(iii)
reviewed certain historical annual reports of each of FMB and FBMS, including audited annual reports for the year ending December 31, 2017;

(iv)
reviewed certain historical publicly available business and financial information concerning each of FMB and FBMS;

(v)
reviewed certain internal financial statements and other financial and operating data concerning FMB;

(vi)
reviewed financial projections prepared by certain members of senior management of FMB;

(vii)
discussed with certain members of senior management of FMB, FMBS and their respective professionals the business, financial condition, results of operations and future prospects of each entity; the history and past and current operations of FMB and FBMS; FMB’s and FBMS’s historical financial performance; and their assessment of the rationale for the Merger;

(viii)
reviewed and analyzed materials detailing the Merger prepared by FMB and FBMS and by their respective legal and financial advisors, including the estimated amount and timing of the cost savings and related expenses, purchase accounting adjustments and synergies expected to result from the Merger (the “Synergies”);

(ix)
analyzed the pro forma financial impact of the Merger on the combined company’s earnings, tangible book value, financial ratios and other such metrics we deemed relevant, giving effect to the Merger based on assumptions relating to the Synergies;

(x)
reviewed publicly available consensus mean analyst earnings per share estimates for FBMS for the years ending December 31, 2018 and December 31, 2019;

(xi)
assessed current general economic, market and financial conditions;

(xii)
reviewed the terms of recent merger, acquisition and control investment transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that we considered relevant;

(xiii)
taken into consideration our experience in other similar transactions and securities valuations as well as our knowledge of the banking and financial services industry;

(xiv)
reviewed historical market prices and trading volumes of FBMS Common Stock;

(xv)
reviewed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis; and

(xvi)
performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed, without investigation, that there have been, and from the date hereof through the Effective Time will be, no material changes in the financial condition and results of operations of FMB or FBMS since the date of the latest financial information described above. We have further assumed, without independent verification, that the representations and financial and other information included in the Agreement and all other related documents and instruments that are referred to therein or otherwise provided to us by FMB and FBMS are true and complete. We have relied upon the management of FMB and FBMS as to the reasonableness and achievability of the financial forecasts, projections and other forward-looking information provided to Hovde by FMB, FBMS and FBMS’s professionals, and we assumed such forecasts, projections and other forward-looking information have been reasonably prepared by FMB, FBMS and FBMS’s professionals on a basis reflecting the best currently available information and FMB’s, FBMS’s and FBMS’s professionals judgments and estimates. We have assumed that such forecasts, projections and other forward-looking information would be realized in the amounts and at the times contemplated thereby, and we do not assume any responsibility for the accuracy or reasonableness thereof. We have been authorized by FMB to rely upon such forecasts, projections and other information and data, and we express no view as to any such forecasts, projections or other forward-looking information or data, or the bases or assumptions on which they were prepared.

In performing our review, we have assumed and relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by FMB or FBMS or their respective representatives or that was otherwise reviewed by us for purposes of rendering this opinion. We have further relied on the assurances of the respective managements of FMB and FBMS that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to undertake, and have not undertaken, an independent verification of any of such information, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We have assumed that each party to the Agreement would advise us promptly if any information previously provided to us became inaccurate or was required to be updated during the period of our review.
We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto. We have assumed that such allowances for FMB and FBMS are, in the aggregate, adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. We were not requested to make, and have not made, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of FMB or FBMS, the collateral securing any such assets or liabilities, or the collectability of any such assets, and we were not furnished with any such evaluations or appraisals; nor did we review any loan or credit files of FMB or FBMS.
We have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which FMB or FBMS is a party or may be subject, and our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed, with your consent, that neither FMB nor FBMS is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger contemplated by the Agreement.
We have relied upon and assumed with your consent and without independent verification, that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement, without any waiver of material terms or conditions by FMB or any other party to the Agreement and that the final Agreement will not differ materially from the draft we reviewed. We have assumed that the Merger will be consummated in compliance with all applicable laws and regulations. FMB has advised us that they are not aware of any factors that would impede any necessary regulatory or governmental approval of the Merger. We have assumed that the necessary regulatory and governmental approvals as granted will not be subject to any conditions that would be unduly burdensome on FMB or FBMS or would have a material adverse effect on the contemplated benefits of the Merger.
Our opinion does not consider, include or address: (i) the legal, tax, accounting, or regulatory consequences of the Merger on FMB, or its stockholders; (ii) any advice or opinions provided by any other advisor to the Board or FMB; (iii) any other strategic alternatives that might be available to FMB; or (iv) whether FBMS has sufficient cash or other sources of funds to enable it to pay the consideration contemplated by the Merger.
Our opinion does not constitute a recommendation to FMB as to whether or not FMB should enter into the Agreement or to any stockholders of FMB as to how such stockholders should vote at any meetings of stockholders called to consider and vote upon the Merger. Our opinion does not address the underlying business decision to proceed with the Merger or the fairness of the amount or nature of the compensation, if any, to be received by any of the officers, directors or employees of FMB relative to the amount of consideration to be paid with respect to the Merger. Our opinion should not be construed as implying that the Merger Consideration is necessarily the highest or best price that could be obtained in a sale, merger, or combination transaction with a third party. We do not express any opinion as to the value of shares of FBMS Common Stock following the announcement of the proposed Merger, or the value of shares of FBMS Common Stock following the consummation of the Merger, or the prices at which shares of FBMS Common Stock may be purchased or sold at any time. Other than as specifically set forth herein, we are not expressing any opinion with respect to the terms and provisions of the Agreement or the enforceability of any such terms or provisions. Our opinion is not a solvency opinion and does not in any way address the solvency or financial condition of FMB or FBMS.

This opinion was approved by Hovde’s fairness opinion committee. This letter is directed solely to the board of directors of FMB and is not to be used for any other purpose or quoted or referred to, in whole or in part, in any registration statement, prospectus, proxy statement, or any other document, except in each case in accordance with our prior written consent; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement or information statement to be delivered to the holders of FMB Common Stock in connection with the Merger if, and only if, (i) this letter is quoted in full or attached as an exhibit to such document, (ii) this letter has not been withdrawn prior to the date of such document, and (iii) any description of or reference to Hovde or the analyses performed by Hovde or any summary of this opinion in such filing is in a form acceptable to Hovde and its counsel in the exercise of their reasonable judgment.
Our opinion is based solely upon the information available to us and described above, and the economic, market and other circumstances as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or to otherwise comment upon events occurring or information that becomes available after the date hereof.
In arriving at this opinion, Hovde did not attribute any particular weight to any single analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hovde believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.
Hovde, as part of its investment banking business, regularly performs valuations of businesses and their securities in connection with mergers and acquisitions and other corporate transactions. In addition to being retained to render this opinion letter, we were retained by FMB to act as its financial advisor in connection with the Merger. In connection with our services, we will receive from FMB a fairness opinion fee that is contingent upon the issuance of this opinion letter and a completion fee that is contingent upon the consummation of the Merger; the opinion fee will be credited in full towards the portion of the completion fee which will become payable to Hovde upon the consummation of the Merger. FMB has also agreed to indemnify us and our affiliates for certain liabilities that may arise out of our engagement.
Other than in connection with this present engagement, in the past two years, Hovde has not provided investment banking or financial advisory services to FMB. During the past two years preceding the date of this opinion Hovde has provided investment banking services to FBMS for which it received a fee. We or our affiliates may presently or in the future seek or receive compensation from FBMS in connection with future transactions, or in connection with potential advisory services and corporate transactions, although to our knowledge none are expected at this time. In the ordinary course of our business as a broker/dealer, we may from time to time purchase securities from, and sell securities to, FMB or FBMS or their affiliates, and as a market maker in securities, Hovde may from time to time have a long or short position in, and buy or sell, debt or equity securities of FBMS for its own accounts and for the accounts of customers. Except for the foregoing, during the past two years there have not been, and there currently are no mutual understandings contemplating in the future, any material relationships between Hovde and FMB or FBMS.
Based upon and subject to the foregoing review, assumptions and limitations, we are of the opinion, as of the date hereof, that the Merger Consideration to be received from FBMS by the holders of FMB Common Stock pursuant to the Agreement is fair, from a financial point of view.
Sincerely,

HOVDE GROUP, LLC

Annex C
607.1301 Appraisal rights; definitions. — The following definitions apply to ss. 607.1302-607.1333:
(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.
(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.
(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.
(4) “Fair value” means the value of the corporation’s shares determined:
(a) Immediately before the effectuation of the corporate action to which the shareholder objects.
(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.
(c) For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.
(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.
(6) “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.
(7) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.
(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.
(9) “Shareholder” means both a record shareholder and a beneficial shareholder.
History. — s. 118, ch. 89-154; s. 21, ch. 2003-283; s. 2, ch. 2005-267.
607.1302 Right of shareholders to appraisal. —
(1) A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:
(a) Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;
(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights are not available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;
(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;
(e) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval;
(f) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:
1. Altering or abolishing any preemptive rights attached to any of his or her shares;
2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;
3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;
4. Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;
5. Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;
6. Reducing the stated dividend preference of any of the shareholder’s preferred shares; or
7. Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation;
(g) An amendment of the articles of incorporation of a social purpose corporation to which s. 607.504 or s. 607.505 applies;
(h) An amendment of the articles of incorporation of a benefit corporation to which s. 607.604 or s. 607.605 applies;
(i) A merger, conversion, or share exchange of a social purpose corporation to which s. 607.504 applies; or
(j) A merger, conversion, or share exchange of a benefit corporation to which s. 607.604 applies.
(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:
(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:
1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or
2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) shall be determined as of:
1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or
2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.
(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.
(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:
1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:
a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or
b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or
2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:
a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;
b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s.607.0832; or
c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.
(e) For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.
(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.
(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:
(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or
(b) Was procured as a result of fraud or material misrepresentation.
History. — s. 119, ch. 89-154; s. 5, ch. 94-327; s. 31, ch. 97-102; s. 22, ch. 2003-283; s. 1, ch. 2004-378; s. 3, ch. 2005-267; s. 5, ch. 2014-209.
607.1303 Assertion of rights by nominees and beneficial owners. —
(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.
(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:
(a) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.
(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.
History. — s. 23, ch. 2003-283.
607.1320 Notice of appraisal rights. —
(1) If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.
(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.
History. — s. 120, ch. 89-154; s. 35, ch. 93-281; s. 32, ch. 97-102; s. 24, ch. 2003-283.
607.1321 Notice of intent to demand payment. —
(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:
(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.
(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.
(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.
History. — s. 25, ch. 2003-283; s. 7, ch. 2004-378.
607.1322 Appraisal notice and form. —
(1) If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.
(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:
(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:
1. The shareholder’s name and address.
2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.
3. That the shareholder did not vote for the transaction.
4. Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.
5. If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.
(b) State:
1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.
2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.
3. The corporation’s estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.
5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.
6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.
(c) Be accompanied by:
1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.
2. A copy of ss. 607.1301-607.1333.
History. — s. 26, ch. 2003-283.
607.1323 Perfection of rights; right to withdraw. —
(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).
(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.
(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.
History. — s. 27, ch. 2003-283.
607.1324 Shareholder’s acceptance of corporation’s offer. —
(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.
(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.
History. — s. 28, ch. 2003-283.
607.1326 Procedure if shareholder is dissatisfied with offer. —
(1) A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.
(2) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

History. — s. 29, ch. 2003-283.
607.1330 Court action. —
(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60- day period, any shareholder who has made a demand pursuant to s.607.1326 may commence the proceeding in the name of the corporation.
(2) The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.
(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.
(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.
(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.
(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.
History. — s. 2, ch. 2004-378.
607.1331 Court costs and counsel fees. —
(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or
(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.
History. — s. 30, ch. 2003-283; s. 98, ch. 2004-5.
607.1332 Disposition of acquired shares. —
Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.
History. — s. 31, ch. 2003-283.
607.1333 Limitation on corporate payment. —
(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:
(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or
(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.
(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (1)(b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.
History. — s. 32, ch. 2003-283.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers
Section 79-4-8.50 through 79-4-8.59 of the MBCA provide First Bancshares with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes and mandate the indemnification of First Bancshares’ directors under certain circumstances. First Bancshares’ bylaws also provide it with the power and authority, to the fullest extent legally permissible under the MBCA, to indemnify its directors and officers, persons serving at the request of First Bancshares or for its benefit as directors or officers of another corporation, and persons serving as First Bancshares’ representatives or agents in certain circumstances.
Under its bylaws, First Bancshares shall indemnify any person who becomes subject to a lawsuit or proceeding by reason of service as a director of First Bancshares or any other corporation which the person served as a director at the request of First Bancshares. Except as noted in the next paragraph, such persons are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with the proceeding, provided the indemnified person acted in a manner he believed in good faith to be in or not opposed to the best interests of First Bancshares, and in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful.
To the extent First Bancshares has funds reasonably available to be used for this purpose, indemnified persons are entitled to have First Bancshares advance expenses incurred prior to final disposition of the proceeding, upon delivery of   (1) a written affirmation by such person of his good faith belief that the standard of conduct necessary for indemnification has been met, and (2) a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met. The board of directors shall then make a determination that the facts then known would not preclude indemnification under the MBCA. Pursuant to such authority and the provisions of First Bancshares’ bylaws, First Bancshares has purchased insurance against certain liabilities that may be incurred by it and its officers and directors.
Under the bylaws, indemnification may not be authorized if it is established that the person appropriated, in violation of his or her duties, any business opportunity of First Bancshares, engaged in acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, approved dividends or other distributions in violation of the MBCA, or engaged in any transaction in which the director derived an improper personal benefit.
In addition to the bylaws of First Bancshares, the MBCA requires that a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. The MBCA also provides that, upon application of a director, a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the MBCA.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of First Bancshares pursuant to its articles of incorporation or bylaws, or otherwise, First Bancshares has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
Item 21. Exhibits and Financial Statements
A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 22. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
The registrant undertakes that every prospectus: (1) that is filed pursuant to paragraph (c) immediately preceding, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX
Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated July 23, 2018, by and between The First Bancshares, Inc. and FMB Banking Corporation (attached as Annex A to the proxy statement/prospectuscontained in this registration statement).
3.1	Amended and Restated Articles of Incorporation of The First Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 to First Bancshares’ Current Report on Form 8-K filed on July 28, 2016).
3.2	Amendment to the Amended and Restated Articles of Incorporation of The First Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2 to First Bancshares’ Quarterly Report on Form 10-Q filed on August 9, 2018).
3.3	Amended and Restated Bylaws of The First Bancshares, Inc., effective as of March 17, 2016 (incorporated herein by reference to Exhibit 3.2 to First Bancshares’ Current Report on Form 8-K filed on March 18, 2016).
4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.3 to First Bancshares’ Registration Statement No. 333-220491 on Form S-3 filed on 9-15-2017).
5.1	Opinion of Alston & Bird LLP regarding the legality of the securities being registered.
8.1	Opinion of Alston & Bird LLP regarding certain U.S. federal income tax matters.
8.2	Opinion of Bryan Cave Leighton Paisner LLP regarding certain U.S. federal income tax matters.
21.1	Subsidiaries of The First Bancshares, Inc. (incorporated herein by reference to Exhibit 21 to First Bancshares’ Annual Report on Form 10-K filed on March 16, 2018)
23.1	Consent of Alston & Bird LLP (included in the opinions referred to in Exhibits 5.1 and 8.1 above).
23.2	Consent of Bryan Cave Leighton Paisner LLP (included in the opinion referred to in Exhibit 8.2 above).
23.3	Consent of T.E. Lott & Company (with respect to The First Bancshares, Inc.).
23.4	Consent of Saltmarsh, Cleaveland & Gund, P.A. (with respect to FMB Banking Corporation).
23.5	Consent of Mauldin & Jenkins, LLC (with respect to Southwest Banc Shares, Inc.).
24	Power of Attorney.*
99.1	Consent of Hovde Group LLC.
99.2	Form of Proxy of FMB Banking Corporation

*
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hattiesburg, State of Mississippi, on September 25, 2018.
THE FIRST BANCSHARES, INC.
By:
/s/ M. Ray (Hoppy) Cole, Jr.

Name:  M. Ray (Hoppy) Cole, Jr.
Title:    President and Chief Executive Officer
By:
/s/ Donna T. (Dee Dee) Lowery

Name: Donna T. (Dee Dee) Lowery
Title    Executive Vice President and Chief           Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* E. Ricky Gibson	Chairman of the Board and Directors	September 25, 2018
/s/ M. Ray (Hoppy) Cole, Jr. M. Ray (Hoppy) Cole, Jr.	Vice Chairman of the Board and Director, President and Chief Executive Officer (Principal Executive Officer)	September 25, 2018
/s/ Donna T. (Dee Dee) Lowery Donna T. (Dee Dee) Lowery	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2018
* Rodney D. Bennett	Director	September 25, 2018
* David W. Bomboy	Director	September 25, 2018
* Charles R. Lightsey	Director	September 25, 2018
* Fred A. McMurry	Director	September 25, 2018
* Thomas E. Mitchell	Director	September 25, 2018
* Ted E. Parker	Director	September 25, 2018
* J. Douglas Seidenburg	Director	September 25, 2018
* Andrew D. Stetelman	Director	September 25, 2018
*By	/s/ Donna T. (Dee Dee) Lowery Donna T. (Dee Dee) Lowery Attorney-in-fact